Exhibit 2.1

EXECUTION VERSION

SEPARATION AGREEMENT

BY AND BETWEEN

GENERAL GROWTH PROPERTIES, INC.

AND

ROUSE PROPERTIES, INC.

Dated January 12, 2012

i

(continued)

ii

(continued)

		Page

8.7	Severability	54

8.8	Entire Agreement	54

8.9	Assignment; No Third-Party Beneficiaries	54

8.10	Public Announcements	54

8.11	Amendment	54

8.12	Rules of Construction	55

8.13	Counterparts	55

iii

EXHIBITS

A	Amended and Restated Certificate of Incorporation
B	Amended and Restated Bylaws
C	Employee Matters Agreement
D	Tax Matters Agreement
E	Transition Services Agreement
F	Assumption Agreement

SCHEDULES

1.1	Spinco Group
2.1(a)	Spinoff Plan
6.5(a)	Assumed Actions
6.5(b)	Transferred Actions

iv

SEPARATION AGREEMENT

This SEPARATION AGREEMENT (this “Agreement”), dated as of January 12, 2012, is by and between General Growth Properties, Inc., a Delaware corporation (“GGP”), and Rouse Properties, Inc., a Delaware corporation (“Spinco”).  Capitalized terms used herein shall have the meanings assigned to them in Article I hereof or as otherwise expressly set forth herein.

RECITALS

WHEREAS, the board of directors of GGP has determined that it is in the best interests of GGP and its shareholders to create a new publicly traded company which shall operate the Spinco Business;

WHEREAS, Spinco has been incorporated solely for these purposes and has not engaged in activities except in preparation for its corporate restructuring and the distribution of its stock;

WHEREAS, the board of directors of GGP and the board of directors of Spinco have approved the transfer of the Spinco Assets to Spinco and its Subsidiaries and the assumption by Spinco and certain of its Subsidiaries of the Spinco Liabilities, all as more fully described in this Agreement and the Ancillary Agreements;

WHEREAS, the board of directors of GGP, Inc., as general partner of GGP LP, approved the distribution of shares of the Class A common stock, par value $0.01 per share, of Spinco (the “Spinco Common Stock”) to the holders of issued and outstanding units of GGP LP as of the close of business on the Record Date;

WHEREAS, the board of directors of GGP has further approved the taxable distribution of Spinco Common Stock to the holders of issued and outstanding common shares, par value $0.01 per share, of GGP (the “GGP Common Shares”) as of the close of business on the Record Date, on the basis of one share of Spinco Common Stock for every 26.66 GGP Common Shares; provided, however, that no fractional shares shall be issued (the “Distribution”);

WHEREAS, GGP and Spinco have prepared, and Spinco has filed with the SEC, the Form 10, including the information statement contained therein, and which sets forth disclosure concerning Spinco and the Distribution; and

WHEREAS, it is appropriate and desirable to set forth the principal corporate transactions required to effect the Restructuring and the Distribution and to set forth certain other agreements that will, following the Distribution, govern certain matters relating to the Restructuring and the Distribution and the relationship of GGP, Spinco and their respective Subsidiaries.

NOW, THEREFORE, in consideration of the premises and the representations, warranties, covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereby agree as follows:

ARTICLE I

DEFINITIONS

1.1                                 Certain Definitions.  For purposes of this Agreement, the following terms shall have the meanings specified in this Section 1.1:

“Action” means any demand, action, claim, dispute, suit, countersuit, arbitration, inquiry, subpoena, proceeding or investigation of any nature (whether criminal, civil, legislative, administrative, regulatory, prosecutorial or otherwise) by or before any federal, state, local, foreign or international Governmental Authority or any arbitration or mediation tribunal.

“Affiliate” (including, with a correlative meaning, “affiliated”) means, when used with respect to a specified Person, a Person that directly or indirectly, through one or more intermediaries, controls, is controlled by or is under common control with such specified Person.  For the purpose of this definition, “control” (including with correlative meanings, “controlled by” and “under common control with”), when used with respect to any specified Person shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or other interests, by Contract, agreement, obligation, promise, arrangement or otherwise.  It is expressly agreed that, from and after the Effective Time and for purposes of this Agreement and the Ancillary Agreements, no member of the Spinco Group shall be deemed to be an Affiliate of any member of the GGP Group, and no member of the GGP Group shall be deemed to be an Affiliate of any member of the Spinco Group.

“Ancillary Documents” means the Tax Matters Agreement, the Transition Services Agreement, the Employee Matters Agreement and the Transfer Documents.

“Approvals or Notifications” means any consents, waivers, approvals, permits or authorizations to be obtained from, notices, registrations or reports to be submitted to, or other filings to be made with, any third Person, including any Governmental Authority.

“Assets” means, with respect to any Person, the assets, properties, claims and rights (including goodwill) held by or in the name of such Person, wherever located (including in the possession of vendors or other third Persons or elsewhere), of every kind, character and description, whether real, personal or mixed, tangible, intangible or contingent, known or unknown, in each case whether or not recorded or reflected or required to be recorded or reflected on the books and records or financial statements of such Person, including the following:

(a)                                  all accounting and other books, records and files whether in paper, microfilm, microfiche, computer tape or disc, magnetic tape, electronic or any other form;

(b)                                 all apparatus, computers and other electronic data processing and communications equipment, fixtures, machinery, equipment, furniture, office equipment, automobiles, trucks, motor vehicles and other transportation equipment and other tangible personal property;

(c)                                  all inventories of materials, parts, raw materials, components, supplies, work-in-process and finished goods and products;

(d)                                 all interests in real property of whatever nature, including easements, whether as owner, mortgagee or holder of a Security Interest in real property, lessor, sublessor, lessee, sublessee, licensor, licensee or otherwise;

(e)                                  (i) all interests in any capital stock or other equity interests of any Subsidiary or any other Person, (ii) all bonds, notes, debentures or other securities issued by any Subsidiary or any other Person, (iii) all loans, advances or other extensions of credit or capital contributions to any Subsidiary or any other Person and (iv) all other investments in securities of any Person;

(f)                                    all license agreements, leases of personal property, open purchase orders for raw materials, supplies, parts or services and other Contracts, agreements or commitments;

(g)                                 all written (including in electronic form) or oral technical information, data, specifications, research and development information, engineering drawings and specifications, operating and maintenance manuals, and materials and analyses prepared by consultants and other third Persons;

(h)                                 all Intellectual Property and Technology;

(i)                                     all Software;

(j)                                     all cost information, sales and pricing data, customer prospect lists, supplier records, customer and supplier lists, customer and vendor data, correspondence and lists, product data and literature, artwork, design, formulations and specifications, quality records and reports and other books, records, studies, surveys, reports, plans and documents;

(k)                                  all prepaid expenses, trade accounts and other accounts and notes receivable;

(l)                                     all rights under Contracts, agreements and entitlements, all claims or rights against any Person arising from the ownership of any Asset or otherwise, all rights in connection with any bids or offers and all claims, choses in action or similar rights, whether accrued or contingent;

(m)                               all rights under insurance policies and all rights in the nature of insurance, indemnification or contribution;

(n)                                 all licenses, permits, approvals and authorizations which have been issued by any Governmental Authority;  and

(o)                                 all interest rate, currency, commodity or other swap, collar, cap or other hedging or similar agreements or arrangements.

“Assumption Agreement” means the Assumption Agreement, attached hereto as Exhibit F, to be entered into by and between GGP and Spinco on or prior to the Distribution Date.

“Boulevard Condition” means pollution conditions due to or associated with (i) PCE dry cleaning solvents or any additives or degradation by-products thereof and (ii) microbial matter on, under or migrating from The Boulevard Mall that are known to exist as of the date hereof.

“Brookfield Subordinated Facility” means that certain Subordinated Revolving Facility Agreement dated as of January 12, 2012, by and between Spinco, as borrower, and Trilon (Luxembourg) S.a.r.l., a wholly owned subsidiary of Brookfield Asset Management, Inc., as lender.

“Code” means the Internal Revenue Code of 1986, as amended.

“Contract” means any contract, agreement, indenture, note, bond, mortgage, loan, instrument, lease, license, commitment or other arrangement, understanding, undertaking, commitment or obligation, whether written or oral.

“Distribution Agent” means American Stock Transfer & Trust Company, LLC (and/or its Affiliates).

“Distribution Date” means the date upon which the Effective Time occurs, which shall be a business day.

“Effective Time” means 12:01am CT on January 12, 2012.

“Employee Matters Agreement” means the Employee Matters Agreement, attached hereto as Exhibit C, to be entered into by and between by and between GGP and Spinco, and/or any of their respective Subsidiaries, on or prior to the Distribution Date.

“Environmental Law” means any applicable Law relating to pollution, protection or restoration of or prevention of harm to the environment or natural resources, including the use, handling, transportation, treatment, storage, disposal, release or discharge of Hazardous Materials.

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC thereunder, all as the same shall be in effect at the time that reference is made.

“Force Majeure” means, with respect to a party, an event beyond the reasonable control of such party (or any Person acting on its behalf), and includes acts of God, storms, floods, riots, fires, sabotage, civil commotion or civil unrest, interference by civil or military authorities, acts of war (declared or undeclared) or armed hostilities or other national or international calamity or one or more acts of terrorism or failure of energy sources or distribution facilities.  Notwithstanding the foregoing, the receipt by a party of an unsolicited takeover offer or other acquisition proposal, even if unforeseen or unavoidable, and such party’s response thereto shall not be deemed an event of Force Majeure.

“Form 10” means the registration statement on Form 10 filed by Spinco with the SEC on August 29, 2011 to effect the registration of Spinco Common Stock pursuant to the Exchange Act in connection with the listing of Spinco’s common stock on the New York Stock Exchange, as such registration statement may be amended or supplemented from time to time.

“GGP Accounts” means the bank and brokerage accounts owned by GGP or any other member of the GGP Group.

“GGP Business” means the businesses and operations conducted immediately prior to the Effective Time by any member of the GGP Group that are not included in the Spinco Business.

“GGP Disclosure Documents” means any registration statement filed with the SEC in the name of any member of the GGP Group as registrant, and any prospectus, offering memorandum, offering circular or similar disclosure document, whether or not filed with the SEC or any other Governmental Authority, that is prepared in connection with any such registration statement.

“GGP Group” means GGP and each of its direct and indirect Subsidiaries, expressly excluding the Spinco Group.

“GGP Intellectual Property” means (i) the GGP Name and GGP Marks and (ii) all other Intellectual Property that is owned by any member of the GGP Group immediately after the Effective Time.

“GGP LP” means GGP Limited Partnership, a Delaware limited partnership.

“GGP Name and GGP Marks” means the names, marks, trade dress, logos, monograms, domain names and other source or business identifiers of GGP or any of its Subsidiaries using or containing “GGP” (in block letters or otherwise), “GGP” either alone or in combination with other words or elements and all names, marks, trade dress, logos, monograms, domain names and other source or business identifiers confusingly similar to or embodying any of the foregoing either alone or in combination with other words or elements, together with the goodwill associated with any of the foregoing.

“GGP Software” means all Software that is owned by any member of the GGP Group immediately after the Effective Time.

“GGP Technology” means all Technology that is owned by any member of the GGP Group immediately after the Effective Time.

“Governmental Authority” means any nation or government, any state, municipality or other political subdivision thereof, and any entity, body, agency, commission, department, board, bureau, court, tribunal or other instrumentality, whether federal, state, local, domestic, foreign or multinational, exercising executive, legislative, judicial, regulatory, administrative or other similar functions of, or pertaining to, government and any executive official thereof.

“Group” means the GGP Group or the Spinco Group, as the context requires.

“Hazardous Materials” means any chemical, material, substance, waste, classified, regulated or otherwise classified as “hazardous,” “toxic,” “pollutant” or “contaminant,” or words of similar meaning or effect or any other material, substance or waste, that could result in liability under, or that is prohibited, limited or regulated by or pursuant to, any Environmental Law, and any natural or artificial substance (whether solid, liquid or gas, noise, ion, vapor or electromagnetic) which could cause harm to the environment, including petroleum, petroleum products and byproducts, asbestos and asbestos-containing materials, urea formaldehyde foam insulation, electronic, medical or infectious wastes, polychlorinated biphenyls, radon gas, radioactive substances, chlorofluorocarbons and all other ozone-depleting substances.

“Information” means information, whether or not patentable or copyrightable, in written, oral, electronic or other tangible or intangible forms, stored in any medium, including studies, reports, records, books, Contracts, instruments, surveys, discoveries, ideas, concepts, know-how, techniques, designs, specifications, drawings, blueprints, diagrams, models, prototypes, samples, flow charts, data, computer data, disks, diskettes, tapes, computer programs or other software, marketing plans, customer names, communications by or to attorneys (including attorney-client privileged communications), memoranda and other materials prepared by attorneys or under their direction (including attorney work product), and other technical, financial, employee or business information or data.

“Insurance Policies” means the insurance policies written by insurance carriers, including any self-insurance arrangements, pursuant to which Spinco or one or more of its Subsidiaries (or their respective officers or directors) will be insured parties after the Effective Time.

“Insurance Proceeds” means those monies (i) received by an insured from an insurance carrier, (ii) paid by an insurance carrier on behalf of the insured or (iii) received (including by way of set off) from any third Person in the nature of insurance, contribution or indemnification in respect of any Liability; in any such case net of any applicable premium adjustments (including reserves and retrospectively rated premium adjustments) and net of any costs or expenses incurred in the collection thereof.

“Intellectual Property” means all of the following whether arising under the Laws of the United States or of any other foreign or multinational jurisdiction: (i) patents, patent applications (including patents issued thereon) and statutory invention registrations, including reissues, divisions, continuations, continuations in part, substitutions, renewals, extensions and reexaminations of any of the foregoing, and all rights in any of the foregoing provided by international treaties or conventions, (ii) trademarks, service marks, trade names, service names, trade dress, logos and other source or business identifiers, including all goodwill associated with any of the foregoing, and any and all common law rights in and to any of the foregoing, registrations and applications for registration of any of the foregoing, all rights in and to any of the foregoing provided by international treaties or conventions, and all reissues, extensions and renewals of any of the foregoing, (iii) Internet domain names, (iv) copyrightable works, copyrights, moral rights, mask work rights, database rights and design rights, in each case, other than Software, whether or not registered, and all registrations and applications for registration of any of the foregoing, and all rights in and to any of the foregoing provided by international treaties or conventions, (v) confidential and proprietary information, including trade secrets, invention disclosures, processes and know-how, in each case, other than Software, and (vi) intellectual property rights arising from or in respect of any Technology.

“IP Application” means any application for the registration, issuance or perfection of any intellectual property rights, including patent applications, copyright applications and trademark applications.

“IRS” means the United States Internal Revenue Service.

“Knollwood Condition” means pollution conditions due to or associated with dry cleaning solvents or any additives or degradation by-products thereof on, under or migrating from Knollwood Mall that are known to exist as of the date hereof.

“Law” means any national, supranational, federal, state, provincial, local or similar law (including common law), statute, code, order, ordinance, rule, regulation, treaty (including any income tax treaty), license, permit, authorization, approval, consent, decree, injunction, binding judicial or administrative interpretation or other requirement, in each case, enacted, promulgated, issued or entered by a Governmental Authority.

“Liabilities” means any and all debts, guarantees, liabilities, costs (including contributions), expenses, interest and obligations, whether accrued or fixed, absolute or contingent, matured or unmatured, reserved or unreserved, or determined or determinable (now or in the future), including those arising under any Law, claim (including any third Person product liability claim), demand, Action, whether asserted or unasserted, or order, writ, judgment, injunction, decree, stipulation, determination or award entered by or with any Governmental Authority and those arising under any Contract, agreement, obligation, indenture, instrument, lease, promise, arrangement, release, warranty, commitment or undertaking, or any fines, damages or equitable relief that is imposed, in each case, including all costs and expenses relating thereto, including, without limitation, all costs and expenses arising from any Action in connection with the Liabilities (including court costs, sanctions imposed by a court, attorneys’ fees, experts fees, costs of defense, discovery and electronic discovery costs, and other external expenses, costs of any judgment or settlement, and the cost of any interest or penalties relating to any judgment or settlement).

“Person” means any individual, corporation, partnership, firm, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company, Governmental Authority or other entity.

“Pre-GGP Insurance Policies” means insurance policies held by GGP or its Subsidiaries that are in effect immediately after the Effective Time that satisfy both of the following conditions: (i) such insurance policy was acquired directly or indirectly by GGP as a result of GGP’s acquisition of the holder of such insurance policy, and (ii) at the time of such acquisition, the business of the holder of such insurance policy related to some or all of the businesses comprising the Spinco Business.

“Record Date” means December 30, 2011.

“Restructuring” means the transfer of the Spinco Assets to Spinco and its Subsidiaries and the assumption of the Spinco Liabilities by Spinco and its Subsidiaries, the retention of certain Excluded Assets by GGP and its Subsidiaries and the retention or assumption, as and if applicable, by GGP and its Subsidiaries of certain Excluded Liabilities, all as more fully described in this Agreement and the Ancillary Agreements and including the steps set forth in the Spinoff Plan.

“Rights Offering” means the proposed issuance to holders of Spinco Common Stock after the Effective Time of rights to purchase additional shares of Spinco Common Stock at a price to be determined by the Board of Directors of Spinco, as more fully described in the Form S-11 filed by Spinco with the SEC on October 21, 2011 to effect the registration of Spinco Common Stock pursuant to the Exchange Act, as such registration statement may be amended or supplemented from time to time.

“SEC” means the United States Securities and Exchange Commission.

“Securities Act” means the United States Securities Act of 1933, as amended, and the rules and regulations of the SEC thereunder, all as the same shall be in effect at the time that reference is made.

“Security Interest” means any mortgage, security interest, pledge, lien, charge, claim, option, right to acquire, voting or other restriction, right-of-way, covenant, condition, easement, encroachment, restriction on transfer, or other encumbrance of any other nature.

“Senior Credit Facility” means that certain Senior Secured Credit Facility, dated as of January 12, 2012, by and among Spinco, as borrower, certain property-holding Subsidiaries of Spinco, as guarantors, Wells Fargo Bank, N.A., as administrative agent, and the lenders party thereto.

“Software” means any and all (i) computer programs, including any and all software implementation of algorithms, models and methodologies, whether in source code, object code, human readable form or other form, (ii) databases and compilations, including any and all data and collections of data, whether machine readable or otherwise, (iii) descriptions, flow charts and other work products used to design, plan, organize and develop any of the foregoing, screens, user interfaces, report formats, firmware, development tools, templates, menus, buttons and icons, and (iv) documentation, including user manuals and other training documentation, relating to any of the foregoing.

“Spinco Balance Sheet” means Spinco’s unaudited pro forma condensed combined balance sheet in Item 2 of the Form 10.

“Spinco Business” means the management, operation and development of the properties and assets described in Item 1 of the Form 10, as conducted by any member of the Spinco Group prior to the Effective Time.

“Spinco Contracts” means the following Contracts, to the extent in effect immediately prior to the Effective Time:

(a)                                  any Contracts to which one or more members of the Spinco Group is a party; provided that no members of the GGP Group are also party to such Contracts;

(b)                                 any Contracts that relate exclusively to the Spinco Business; and

(c)                                  any Contract that is otherwise expressly contemplated pursuant to this Agreement or any of the Ancillary Agreements to be assigned to Spinco or any member of the Spinco Group.

“Spinco Disclosure Documents” means any registration statement (including the Form 10) filed with the SEC in the name of any member of the Spinco Group as registrant, and any prospectus, offering memorandum, offering circular or similar disclosure document, whether or not filed with the SEC or any other Governmental Authority, that is prepared in connection with any such registration statement.

“Spinco Employees” means all Business Employees (as defined in the Employee Matters Agreement) and all Former Employees (as defined in the Employee Matters Agreement).

“Spinco Group” means Spinco and each of its direct and indirect Subsidiaries as set forth on Schedule 1.1.

“Standby Purchase Agreement” means that certain Standby Purchase Agreement dated as of December 16, 2011 by and among Spinco, Brookfield US Corporation and, solely with respect to certain sections, GGP.

“Subsidiary” or “subsidiary” means, with respect to any Person, any corporation, limited liability company, joint venture or partnership of which such Person (i) beneficially owns, either directly or indirectly, more than 50% of (A) the total combined voting power of all classes of voting securities of such Person, (B) the total combined equity interests or (C) the capital or profit interests, in the case of a partnership, or (ii) otherwise has the power to vote, either directly or indirectly, sufficient securities, or the contractual right, to elect a majority of the board of directors or similar governing body or the managing partner or managing member.

“Tax” has the meaning set forth in the Tax Matters Agreement.

“Tax Attributes” has the meaning set forth in the Tax Matters Agreement.

“Tax Matters Agreement” means the Tax Matters Agreement, attached hereto as Exhibit D, to be entered into by and between GGP and Spinco on or prior to the Distribution Date.

“Technology” means all technology, designs, formulae, algorithms, procedures, methods, discoveries, processes, techniques, ideas, know-how,  research and development, technical data, tools, materials, specifications, processes, inventions (whether patentable or unpatentable and whether or not reduced to practice) apparatus, creations, improvements, works of authorship in any media, confidential, proprietary or non-public information, and other similar materials, and all recordings, graphs, drawings, reports, analyses and other writings, and other tangible embodiments of the foregoing in any form whether or not listed herein, in each case, other than Software.

“Transactions” means, collectively, (i) the Restructuring, (ii) the Distribution, (iii) the Rights Offering and (iv) all other transactions contemplated by this Agreement or any Ancillary Agreement.

“Transition Services Agreement” means the Transition Services Agreement, attached hereto as Exhibit E, to be entered into by and between GGP and Spinco, and/or any of their respective Subsidiaries, on or prior to the Distribution Date.

1.2                                 Other Terms.  For purposes of this Agreement, the following terms have the meanings set forth in the sections indicated.

Term	Section

Agreement	Preamble
Amended and Restated Bylaws	3.1(b)
Amended and Restated Certificate of Incorporation	3.1(b)
Assumed Actions	6.5(a)
CPR	7.3(a)
CPR Arbitration Rules	7.3(a)
Dispute	7.1(b)
Distribution	Recitals
Excluded Assets	2.2(b)
Excluded Liabilities	2.3(b)
GGP	Preamble
GGP Accounts	2.8(a)
GGP Common Shares	Recitals
GGP Confidential Information	6.2(b)
GGP Indemnified Parties	5.2
Guarantee Release	5.10(b)
Indemnified Party	5.5(a)
Indemnifying Party	5.5(a)
Indemnity Payment	5.5(a)
Initial Notice	7.2
Knowing Violation	2.3(b)(iii)
Linked	2.8(a)
Non-Transferred Asset	2.5(a)
Non-Transferred Liability	2.5(a)
Released Party	2.6(a)
Representatives	6.2(a)

Term	Section

Response	7.2
Responsible Party	2.6(a)
Shared Information	6.2(c)
Special Damages	5.8
Spinco	Preamble
Spinco Accounts	2.8(a)
Spinco Assets	2.2(a)
Spinco Common Stock	Recitals
Spinco Confidential Information	6.2(a)
Spinco Indemnified Parties	5.3
Spinco Liabilities	2.3(a)
Spinoff Plan	2.1(a)
Target Persons	6.5(a)
Third Party Claim	5.6(a)
Transaction Expenses	6.4(a)
Transfer Documents	2.1(b)
Transferee Party	2.5(a)
Transferor Party	2.5(a)
Transferred Actions	6.5(b)

ARTICLE II

THE RESTRUCTURING

2.1                                 Transfer of Assets; Assumption of Liabilities.

(a)                                  Prior to the Distribution, unless otherwise provided for in the Spinoff Plan, in accordance with the plan and structure set forth on Schedule 2.1(a) (such plan and structure being referred to herein as the “Spinoff Plan”) and to the extent not previously effected pursuant to the steps of the Spinoff Plan that have been completed prior to the date hereof:

(i)                                     GGP shall, and shall cause its applicable Subsidiaries to, assign, transfer, convey and deliver to Spinco or certain of Spinco’s Subsidiaries designated by Spinco, and Spinco or such Subsidiaries shall accept from GGP and its applicable Subsidiaries, all of GGP’s and such Subsidiaries’ respective direct or indirect right, title and interest in and to all Spinco Assets existing immediately prior to the Distribution in accordance with Schedule 2.1(a);

(ii)                                  Spinco and certain of its Subsidiaries designated by Spinco shall accept, assume and agree faithfully to perform, discharge and fulfill all the Spinco Liabilities in accordance with their respective terms.  Spinco and such Subsidiaries shall be responsible for all Spinco Liabilities, regardless of when or where such Spinco Liabilities arose or arise, or whether the facts on which they are based occurred prior to or subsequent to the Effective Time, regardless of where or against whom such Spinco Liabilities are asserted or determined (including any Spinco Liabilities arising out of claims made by GGP’s or Spinco’s respective directors, officers, employees, agents or Subsidiaries against any member of the GGP Group or the Spinco Group) or whether asserted or determined prior to the date hereof, and, except as set forth in Section 2.3(b)(iii), regardless of whether arising from or alleged to arise from negligence, recklessness, violation of Law, fraud or misrepresentation by any member of the GGP Group or the Spinco Group, or any of their respective directors, officers, employees, agents or Subsidiaries;

(iii)                               GGP shall, and shall cause its applicable Subsidiaries to, retain and, if necessary,  assign, transfer, convey and deliver to certain of its other Subsidiaries designated by GGP, and such other Subsidiaries shall accept from such applicable Subsidiaries, GGP’s and such applicable Subsidiaries’ respective right, title and interest in and to any Excluded Assets specified by GGP; and

(iv)                              GGP shall and shall cause GGP LP, as a Subsidiary of GGP, to accept and assume, if applicable, or retain as designated by GGP, and agree faithfully to perform, discharge and fulfill certain Excluded Liabilities specified by GGP, and GGP and such Subsidiary shall be responsible for all Excluded Liabilities, regardless of when or where such Excluded Liabilities arose or arise, or whether the facts on which they are based occurred prior to or subsequent to the Effective Time, regardless of where or against whom such Excluded Liabilities are asserted or determined (including any such Excluded Liabilities arising out of claims made by GGP’s or Spinco’s respective directors, officers, employees, agents, Subsidiaries or Subsidiaries against any member of the GGP Group or the Spinco Group) or whether asserted or determined prior to the date hereof, and regardless of whether arising from or alleged to arise from negligence, recklessness, violation of Law, fraud or misrepresentation by any member of the GGP Group or the Spinco Group, or any of their respective directors, officers, employees, agents or Subsidiaries.

(b)                                 In furtherance of the assignment, transfer, conveyance and delivery of the Assets and the assumption of the Liabilities in accordance with Section 2.1(a), on the date that such Assets are assigned, transferred, conveyed or delivered or such Liabilities are assumed (i) GGP and Spinco, as applicable, shall execute and deliver, and shall cause their respective Subsidiaries to execute and deliver, such bills of sale, quitclaim deeds, stock powers, certificates of title, assignments of partnership or other interests, assignments of Contracts and other instruments of transfer, conveyance and assignment as and to the extent reasonably necessary to evidence the transfer, conveyance and assignment of all right, title and interest in and to such Assets to the applicable transferee thereof provided in the Spinoff Plan, and (ii) GGP and Spinco shall execute and deliver, and shall cause their respective Subsidiaries to execute and deliver, such assumptions of Contracts and other instruments of assumption as and to the extent necessary to evidence the valid and effective assumption of such Liabilities by the applicable assignee thereof provided in the Spinoff Plan.  All of the foregoing documents contemplated by this Section 2.1(b) shall be referred to collectively herein as the “Transfer Documents.”

(c)                                  Spinco hereby waives compliance by each and every member of the GGP Group with the requirements and provisions of any “bulk-sale” or “bulk-transfer” Laws of any jurisdiction that may otherwise be applicable with respect to the transfer or sale of any or all of the Spinco Assets to any member of the Spinco Group.

2.2                                 Spinco Assets.

(a)                                  For purposes of this Agreement, “Spinco Assets” shall mean (without duplication) the following Assets (except to the extent they constitute Excluded Assets):

(i)                                     all Assets owned by any member of the Spinco Group immediately prior to the Effective Time, wherever such Assets may be located;

(ii)                                  any cash and cash equivalents in the Spinco Accounts as of the Effective Time (and, for the avoidance of doubt, any cash and cash equivalents in the GGP Accounts as of the Effective Time that the parties mutually agree should have been in the Spinco Accounts as of the Effective Time pursuant to an express agreement set forth in this Agreement or any Ancillary Agreement), subject to Section 2.8(g);

(iii)                               all Spinco Contracts;

(iv)                              subject to Section 6.3, any rights or claims of any member of the Spinco Group under any of the Insurance Policies, including any rights or claims thereunder arising after the Effective Time in respect of any Insurance Policies;

(v)                                 any and all Assets reflected as Assets of Spinco and its Subsidiaries in the Spinco Balance Sheet, subject to any dispositions of such Assets subsequent to the date of the Spinco Balance Sheet;

(vi)                              any and all other Assets that are expressly provided by this Agreement, the Spinoff Plan or any Ancillary Agreement as Assets to be transferred to Spinco or any other member of the Spinco Group; and

(vii)                           any and all Assets, other than Intellectual Property, Software and Technology, owned or held immediately prior to the Effective Time by GGP or any of its Subsidiaries that are used exclusively in the Spinco Business (the intention of this clause (vii) is only to rectify any inadvertent omission of transfer or conveyance of any Assets that, had the parties given specific consideration to such Asset as of the date hereof, would have otherwise been classified as a Spinco Asset; no Asset shall be deemed to be a Spinco Asset solely as a result of this clause (vii) if such Asset is within the category or type of Asset expressly covered by the terms of another provision hereof or an Ancillary Agreement unless the party claiming entitlement to such Asset can establish that the omission of the transfer or conveyance of such Asset was inadvertent, and no Asset shall be deemed a Spinco Asset solely as a result of this clause (vii) unless a claim with respect thereto is made by Spinco on or prior to the first anniversary of the Distribution Date).

(b)                                 For the purposes of this Agreement, “Excluded Assets” shall mean (without duplication):

(i)                                     the GGP Intellectual Property, GGP Software and the GGP Technology;

(ii)                                  any cash and cash equivalents (other than cash and cash equivalents specified in Section 2.2(a)(ii) and Section 2.2(a)(iii));

(iii)                               any and all other Assets owned by any member of the GGP Group immediately prior to the Effective Time, wherever such Assets may be located (other than Spinco Assets); and

(iv)                              any and all Assets owned or held immediately prior to the Effective Time by GGP or any of its Subsidiaries that are not used exclusively in the Spinco Business (the intention of this clause (v) is only to rectify any inadvertent transfer or conveyance of any Assets that, had the parties given specific consideration to such Asset as of the date hereof, would have otherwise been classified as an Excluded Asset; no Asset shall be deemed to be an Excluded Asset solely as a result of this clause (v) if such Asset is within the category or type of Asset expressly covered by the terms of an Ancillary Agreement unless the party claiming entitlement to such Asset can establish that the transfer or conveyance of such Asset was inadvertent, and no Asset shall be deemed an Excluded Asset solely as a result of this clause (v) unless a claim with respect thereto is made by GGP on or prior to the first anniversary of the Distribution Date).

2.3                                 Spinco Liabilities.

(a)                                  For the purposes of this Agreement, “Spinco Liabilities” shall mean (without duplication) the following Liabilities of any member of the Spinco Group (except to the extent they constitute Excluded Liabilities), whether arising before or after the Effective Time, or arising from facts existing before or after the Effective Time, and whether known or unknown at the Effective Time:

(i)                                     any and all Liabilities of any member of the Spinco Group, which, for greater certainty, shall include (A) any potential, threatened, or existing Action, asserted (by or against) or unasserted, involving or relating to any member of the Spinco Group (or such member’s director, officer, or employee), subject to Section 6.5, irrespective of whether such Spinco Group member (or its director, officer, or employee) is identified by name and (B) all mechanics’, materialmans’ or similar liens against any Spinco Asset;

(ii)                                  all Liabilities reflected as liabilities or obligations of Spinco or its Subsidiaries in the Spinco Balance Sheet, subject to any discharge of such Liabilities subsequent to the date of the Spinco Balance Sheet;

(iii)                               all other Liabilities that are expressly provided by this Agreement, the Spinoff Plan or any Ancillary Agreement as Liabilities to be assumed by Spinco or any other member of the Spinco Group, including the Assumed Actions, and all agreements or obligations of any member of the Spinco Group under this Agreement or any of the Ancillary Agreements;

(iv)                              except as expressly provided in this Agreement, all Liabilities to the extent relating to, arising out of or resulting from:

(A)                              the operation of the Spinco Business, as conducted at any time before, at or after the Effective Time (including any Liability relating to, arising out of or resulting from any act or omission by any director, officer, employee, agent or representative (whether or not such act or failure to act is or was within such Person’s authority));

(B)                                the operation of any business conducted by any member of the Spinco Group at any time before, at or after the Effective Time (including any Liability relating to, arising out of or resulting from any act or failure to act by any director, officer, employee, agent or representative (whether or not such act or failure to act is or was within such Person’s authority));

(C)                                any Spinco Assets (including any Liability relating to, arising out of or resulting from any Spinco Contracts); and

(D)                               any Liability relating to the protection or restoration of, or prevention of harm to, the environment or natural resources, the protection of human and occupational health and safety, or otherwise arising under Environmental Laws or relating to Hazardous Materials arising out of (i) the operation of the Spinco Business, as conducted at any time before, at or after, the Effective Time, (ii) any of the Spinco Assets, including any other businesses, operations or properties associated with the Spinco Assets (including any businesses, operations or properties for which a current or future owner or operator of the Spinco Assets or the Spinco Business may be alleged to be responsible as a matter of Law, contract or otherwise due to such ownership or operation of the Spinco Assets or Spinco Business), in any such case, whether arising before, at or after the Effective Time or (iii) the operation of any business conducted by any member of the Spinco Group at any time before, at or after the Effective Time; and

(v)                                 all Liabilities arising out of any claim made by any Spinco Employee arising in the course of such employee’s employment against any member of the GGP Group or the Spinco Group, regardless of whether such claim arises prior to or after the Effective Time.

(b)                                 For the purposes of this Agreement, “Excluded Liabilities” shall mean (without duplication):

(i)                                     any and all Liabilities that are expressly contemplated by this Agreement, the Spinoff Plan or any Ancillary Agreement as Liabilities to be retained or assumed by GGP or any other member of the GGP Group, and all express agreements and obligations of any member of the GGP Group under this Agreement or any of the Ancillary Agreements;

(ii)                                  any and all Liabilities of a member of the GGP Group to the extent relating to, arising out of or resulting from any Excluded Assets;

(iii)                               any and all liabilities arising from, and only to the extent there is a final, non-appealable judicial or arbitral determination of, a knowing violation of Law, intentional fraud or intentional misrepresentation (a “Knowing Violation”) by any member of the GGP Group or any of their respective directors, officers, employees or agents (other than any individual who at the time of such act was acting in his or her capacity as a director, officer, employee or agent of any entity that is listed on Schedule 1.1 or on behalf of the Spinco Business), whether prior to or after the Effective Time;

(iv)                              all Liabilities arising out of any claim made by any employee of any member of the GGP Group other than a Spinco Employee arising in the course of such employee’s employment against any member of the GGP Group or the Spinco Group, regardless of whether such claim arises prior to or after the Effective Time; and

(v)                                 any and all Liabilities of any members of the GGP Group that are not Spinco Liabilities.

2.4                                 Approvals and Notifications of Spinco Assets and Liabilities.

(a)                                  If and to the extent that the valid, complete and perfected transfer or assignment to the Spinco Group of any Spinco Assets or assumption by the Spinco Group of any Spinco Liabilities would be a violation of applicable Law or require any Approvals or Notifications in connection with the Restructuring, or the Distribution, that has not been obtained or made by the Effective Time then, unless the parties hereto mutually shall otherwise determine, the transfer or assignment to the Spinco Group of such Spinco Assets or the assumption by the Spinco Group of such Spinco Liabilities, as the case may be, shall be automatically deemed deferred and any such purported transfer, assignment or assumption shall be null and void until such time as all legal impediments are removed or such Approvals or Notifications have been obtained or made in accordance with this Section 2.4 hereof.  Notwithstanding the foregoing, any such Spinco Assets or Spinco Liabilities shall continue to constitute Spinco Assets and Spinco Liabilities for all other purposes of this Agreement.

(b)                                 If any transfer or assignment of any Spinco Asset or any assumption of any Spinco Liabilities intended to be transferred, assigned or assumed hereunder, as the case may be, is not consummated on or prior to the Effective Time, whether as a result of the provisions of Section 2.4(a) or for any other reason, then, insofar as reasonably possible, the member of the GGP Group retaining such Spinco Asset or such Spinco Liability, as the case may be, shall thereafter hold such Spinco Asset or Spinco Liability, as the case may be, for the use and benefit of the member of the Spinco Group entitled thereto (at the expense of the member of the Spinco Group entitled thereto).  In addition, the member of the GGP Group retaining such Spinco Asset or such Spinco Liability shall, insofar as reasonably possible and to the extent permitted by applicable Law, treat such Spinco Asset or Spinco Liability in the ordinary course of business in accordance with past practice and take such other actions as may be reasonably requested (pursuant to Section 2.5(b) and otherwise) by the member of the Spinco Group to whom such Spinco Asset is to be transferred or assigned, or which will assume such Spinco Liability, as the case may be, in order to place such member of the Spinco Group in a substantially similar position as if such Spinco Asset or Spinco Liability had been transferred, assigned or assumed as contemplated hereby and so that all the benefits and burdens relating to such Spinco Asset or Spinco Liability, as the case may be, including use, risk of loss, potential for gain, and dominion, control and command over such Spinco Asset or Spinco Liability, as the case may be, is to inure from and after the Effective Time to the Spinco Group.

(c)                                  If and when the Approvals or Notifications, the absence of which caused the deferral of transfer or assignment of any Spinco Asset or the deferral of assumption of any Spinco Liability pursuant to Section 2.4(a), are obtained or made, and, if and when any other legal impediments for the transfer or assignment of any Spinco Asset or the assumption of any Spinco Liability have been removed, the transfer or assignment of the applicable Spinco Asset or the assumption of the applicable Spinco Liability, as the case may be, shall be effected in accordance with the terms of this Agreement and/or the applicable Ancillary Agreement.

(d)                                 The reasonable out-of-pocket costs and expenses associated with any such transfers or assignments of Spinco Assets or assumption of Spinco Liabilities, including reasonable attorneys’ fees and all recording or similar fees, shall be borne by the party that would have been responsible for such costs and expenses if the transfer, assignment or assumption had occurred at or prior to the Effective Time.

2.5                                 Transfer of Non-Transferred Assets; Assumption of Non-Transferred Liabilities.

(a)                                  If at any time or from time to time following the Effective Time, any party hereto (or any member of such party’s respective Group), shall receive or otherwise possess any Asset or Liability (including any Intellectual Property or Technology) that is allocated to any other Person pursuant to this Agreement or any Ancillary Agreement, such Person (or any member of such party’s respective Group, the “Transferor Party”) shall promptly transfer, or cause to be transferred, such Asset (each, a “Non-Transferred Asset”) or Liability (each, a “Non-Transferred Liability”), as the case may be, to the Person (or any member of such party’s respective Group, the “Transferee Party”) entitled to such Non-Transferred Asset or responsible for such Non-Transferred Liability, as the case may be, and the Transferee Party entitled to such Non-Transferred Asset or responsible for such Non-Transferred Liability shall accept such Non-Transferred Asset or accept, assume and agree faithfully to perform and discharge such Non-Transferred Liability, as applicable.

(b)                                 In furtherance of the assignment, transfer, conveyance and delivery of Non-Transferred Assets and the assumption of Non-Transferred Liabilities set forth in this Section 2.5, (i) the Transferor Party shall execute and deliver such bills of sale, quitclaim deeds, stock powers, certificates of title, assignments of contract and other instruments of transfer, conveyance and assignment as and to the extent necessary to evidence the transfer, conveyance and assignment of all of the Transferee Party’s right, title and interest in and to the Non-Transferred Assets, and (ii) the Transferee Party shall execute and deliver such assumptions of contract and other instruments of assumption as and to the extent necessary to evidence the valid and effective assumption of the Non-Transferred Liabilities.

(c)                                  To the extent that the transfer or assignment of any Non-Transferred Assets or the assumption of any Non-Transferred Liabilities requires any Approvals or Notifications, the parties shall use their commercially reasonable efforts to obtain or make such Approvals or Notifications as soon as reasonably practicable; provided, however, that, except to the extent expressly provided in any of the Ancillary Agreements, no member of the GGP Group or Spinco Group shall be obligated to contribute capital or pay any consideration in any form (including providing any letter of credit, guaranty or other financial accommodation) to any Person in order to obtain or make such Approvals or Notifications.

(d)                                 If and to the extent that the valid, complete and perfected transfer or assignment to the Transferee Party of any Non-Transferred Assets or the assumption by the Transferee Party of any Non-Transferred Liabilities would be a violation of applicable Law or require any material Approval or Notification that has not been made or obtained on or before the Effective Time, then, unless the parties hereto mutually shall otherwise determine, the transfer or assignment to the Transferee Party of such Non-Transferred Assets or the assumption by the Transferee Party of such Non-Transferred Liabilities shall be automatically deemed deferred and any such purported transfer, assignment or assumption shall be null and void until such time as all legal impediments are removed or such Approvals or Notifications have been obtained or made.  Notwithstanding the foregoing, any such Non-Transferred Assets that are Excluded Assets or Non-Transferred Liabilities that are Excluded Liabilities shall continue to constitute Excluded Assets or Excluded Liabilities for all other purposes of this Agreement, and any such Non-Transferred Assets that are Spinco Assets or Non-Transferred Liabilities that are Spinco Liabilities shall continue to constitute Spinco Assets or Spinco Liabilities for all other purposes of this Agreement.

(e)                                  If any transfer or assignment of any Non-Transferred Asset under this Section 2.5, is not consummated on or prior to the Effective Time, whether as a result of the provisions of Section 2.5(d) or for any other reason, then, insofar as reasonably possible, the Transferor Party retaining such Non-Transferred Asset, shall thereafter hold such Non-Transferred Asset for the use and benefit of the Transferee Party entitled thereto (at the expense of the member of the Transferee Party entitled thereto).  In addition, the Transferor Party retaining such Non-Transferred Asset shall, insofar as reasonably possible and to the extent permitted by applicable Law, treat such Non-Transferred Asset in the ordinary course of business in accordance with past practice and take such other actions as may be reasonably requested by the Transferee Party to whom such Non-Transferred Asset is to be transferred or assigned, in order to place such Transferee Party in a substantially similar position as if such Non-Transferred Asset had been transferred as contemplated hereby and so that all the benefits and burdens relating to such Non-Transferred Asset, including use, risk of loss, potential for gain, and dominion, control and command over such Non-Transferred Asset, is to inure from and after the Effective Time to the Transferee Party.

(f)                                    If and when the Approvals or Notifications, the absence of which caused the deferral of transfer or assignment of any Non-Transferred Asset or the deferral of assumption of any Non-Transferred Liability, are obtained or made, and, if and when any other legal impediments for the transfer or assignment of any Non-Transferred Assets or the assumption of any Non-Transferred Liabilities have been removed, the transfer or assignment of the applicable Non-Transferred Asset or the assumption of the applicable Non-Transferred Liability, as the case may be, shall be effected in accordance with the terms of this Agreement and/or the applicable Ancillary Agreement.

(g)                                 The reasonable out-of-pocket costs and expenses associated with any such transfers or assignments of Non-Transferred Assets or assumption of Non-Transferred Liabilities, including reasonable attorneys’ fees and all recording or similar fees, shall be borne by the party that would have been responsible for such costs and expenses if the transfer, assignment or assumption had occurred at or prior to the Effective Time.

2.6                                 Novation of Liabilities.

(a)                                  Each of GGP and Spinco, at the request of the other, shall use its commercially reasonable efforts to obtain, or to cause to be obtained, as soon as reasonably practicable, any consent, substitution, approval or amendment required to novate or assign all obligations under agreements, leases, licenses and other obligations or Liabilities that constitute Excluded Liabilities or Spinco Liabilities, as applicable, or to obtain in writing the unconditional release of all parties to such arrangements other than any member of the GGP Group or the Spinco Group, as applicable (the “Released Party”), so that, in any such case, the members of the GGP Group or the Spinco Group, as applicable (the “Responsible Party”) will be solely responsible for such Liabilities; provided, however, that, except as otherwise expressly provided in any of the Ancillary Agreements, neither GGP nor Spinco shall be obligated to contribute any capital or pay any consideration in any form (including providing any letter of credit, guaranty or other financial accommodation) to any third Person from whom any such consent, substitution, approval, amendment or release is requested.

(b)                                 If the Released Party is unable to obtain, or to cause to be obtained, any such required consent, substitution, approval, amendment or release, the Released Party shall continue to be bound by such agreement, lease, license or other obligation or Liability and, unless not permitted by the terms thereof or by Law, the Responsible Party shall, as agent or subcontractor for the Released Party, pay, perform and discharge fully all the obligations or other Liabilities of the Released Party thereunder from and after the Effective Time.  The Responsible Party shall indemnify the Released Party and any other members of its respective Group and each of their respective directors, officers and employees, and each of the heirs, executors, successors and assigns of any of the foregoing and hold each of them harmless against any Liabilities arising in connection therewith; provided, that pursuant hereto the Responsible Party shall have no obligation to indemnify any Person that has engaged in any Knowing Violation in connection therewith.  The Released Party shall cause each member of its respective Group, without further consideration, to pay and remit, or cause to be paid or remitted, to the Responsible Party or its designee promptly all money, rights and other consideration received by it or any member of its respective Group in respect of the document, agreement, Contract, obligation or Liability that gave rise to such performance (unless any such consideration is an Asset expressly allocated to the Released Party pursuant to this Agreement).  If and when any such consent, substitution, approval, amendment or release shall be obtained or the obligations under such agreement, lease, license or other obligations or Liabilities shall otherwise become assignable or able to be novated, the Released Party shall promptly assign, or cause to be assigned, all its obligations and other Liabilities thereunder or any obligations of any member of its respective Group without payment of further consideration and the Responsible Party, without the payment of any further consideration, shall, or shall cause another member of its respective Group to, assume such obligations.

2.7                                 Termination of Agreements and Arrangements.

(a)                                  Except as set forth in Section 2.7(b), in furtherance of the releases and other provisions of Section 5.1, Spinco and each member of the Spinco Group, on the one hand, and GGP and each member of the GGP Group, on the other hand, hereby terminate, effective as of the Effective Time, any and all agreements, arrangements, commitments or understandings, whether or not in writing, solely between or among Spinco and/or any member of the Spinco Group, on the one hand, and GGP and/or any member of the GGP Group, on the other hand, effective as of the Effective Time; provided, however, to the extent that termination of any such agreement, arrangement, commitment or understanding is inconsistent with any Ancillary Agreement, such termination shall be determined pursuant to the applicable Ancillary Agreement.  Notwithstanding the foregoing, the Groups shall settle all intercompany receivables and payables as of the Effective Time, and after the Effective Time neither Group shall owe any further amounts to the other Group in respect of such intercompany receivables and payables.  No such terminated agreement, arrangement, commitment or understanding (including any provision thereof which purports to survive termination) shall be of any further force or effect after the Effective Time (or, to the extent contemplated by the proviso to the immediately preceding sentence, after the effective date of the applicable Ancillary Agreement).  Each party shall, at the reasonable request of any other party, take, or cause to be taken, such other actions as may be necessary to effect the foregoing.

(b)                                 The provisions of Section 2.7(a) shall not apply to any of the following agreements, arrangements, commitments or understandings (or to any of the provisions thereof):

(i)                                     this Agreement and the Ancillary Agreements (and each other agreement or instrument expressly contemplated by this Agreement or any Ancillary Agreement to be entered into or continued by any of the parties hereto or any of the members of their respective Groups);

(ii)                                  any agreements, arrangements, commitments or understandings to which any Person other than the parties hereto and their respective wholly-owned Subsidiaries is a party (it being understood that (A) directors’ qualifying shares, preferred or similar interests or shares issued by entities issuing such shares to satisfy REIT qualification requirements or the Code, will be disregarded for purposes of determining whether a Subsidiary is wholly owned and (B) to the extent that the rights and obligations of the parties and the members of their respective Groups under any such agreements, arrangements, commitments or understandings constitute Spinco Assets or Spinco Liabilities, they shall be assigned pursuant to Section 2.1); and

(iii)                               any other agreements, arrangements, commitments or understandings that this Agreement, the Spinoff Plan or any Ancillary Agreement expressly contemplates will survive the Distribution Date.

2.8                                 Bank Accounts; Cash Balances.

Except as may be set forth in the Transition Services Agreement:

(a)                                  GGP and Spinco each agrees to take, or cause the respective members of their respective Groups to take, to be effective at the Effective Time (or such earlier time as GGP and Spinco may agree), all actions necessary to amend all Spinco Contracts governing each bank and brokerage account owned by Spinco or any other member of the Spinco Group (collectively, the “Spinco Accounts”), so that such Spinco Accounts, if currently linked (whether by automatic withdrawal, automatic deposit or any other authorization to transfer funds from or to, hereinafter

“linked”) to any bank or brokerage account owned by GGP or any other member of the GGP Group (collectively, the “GGP Accounts”), are de-linked from the GGP Accounts effective on the Distribution Date.

(b)                                 GGP and Spinco each agrees to take, or cause the respective members of their respective Groups to take, to be effective at the Effective Time (or such earlier time as GGP and Spinco may agree), all actions necessary to amend all Spinco Contracts governing the GGP Accounts so that such GGP Accounts, if currently linked to a Spinco Account, are de-linked from the Spinco Accounts.

(c)                                  It is intended that, following consummation of the actions contemplated by Sections 2.8(a) and 2.8(b), there will continue to be in place a centralized cash management process pursuant to which the Spinco Accounts will be managed centrally and funds collected will be transferred into one or more centralized accounts maintained by Spinco.

(d)                                 It is intended that, following consummation of the actions contemplated by Sections 2.8(a) and 2.8(b), there will continue to be in place a centralized cash management process pursuant to which the GGP Accounts will be managed centrally and funds collected will be transferred into one or more centralized accounts maintained by GGP.

(e)                                  With respect to any outstanding checks issued by GGP, Spinco or any of their respective Subsidiaries prior to the Effective Time, such outstanding checks shall be honored following the Effective Time by the Person or Group owning the account on which the check is drawn with prompt reimbursement from the Person or Group that issued such check, if applicable.

(f)                                    As between GGP and Spinco (and the members of their respective Groups) all payments and reimbursements received after the Effective Time by either party (or member of its Group) that relate principally to a business, Asset or Liability of the other party (or member of its Group) shall be held by such party in trust for the use and benefit of the party entitled thereto and, promptly upon receipt by such party of any such payment or reimbursement, such party shall pay over, or shall cause the applicable member of its Group to pay over to the other party the amount of such payment or reimbursement without right of set-off.  For additional clarity, any checks received after the Effective Time in respect of rental or other payments due and owing to a member of the Spinco Group shall be paid over to such member of the Spinco Group notwithstanding the fact such check is made payable to a member of the GGP Group.

(g)                                 Each of GGP and Spinco agrees that, prior to the Effective Time, GGP or any other member of the GGP Group may withdraw any and all cash or cash equivalents from the Spinco Accounts for the benefit of GGP or any other member of the GGP Group; provided, however, that neither GGP nor any other member of the GGP Group shall be entitled to withdraw any cash or cash equivalents from any Spinco Account if, and to the extent that, the amount of such cash or cash equivalents is necessary to cover any checks or wires made from or against (or to be made from or against) a Spinco Account as of, or prior to, the Effective Time and which has not been paid or withdrawn as of the Effective Time.  For greater clarity, and except as set forth in the immediately preceding sentence, neither GGP nor any member of the

GGP Group has any obligation to leave, and there is no expectation on the part of Spinco or any member of the Spinco Group that GGP or any member of the GGP Group will leave, any amount of working capital (normalized or otherwise) in the Spinco Accounts immediately following the Effective Time.

2.9                                 Disclaimer of Representations and Warranties.  EACH OF GGP (ON BEHALF OF ITSELF AND EACH MEMBER OF THE GGP GROUP) AND SPINCO (ON BEHALF OF ITSELF AND EACH MEMBER OF THE SPINCO GROUP) UNDERSTANDS AND AGREES THAT, EXCEPT AS EXPRESSLY SET FORTH HEREIN OR IN ANY ANCILLARY AGREEMENT, NO PARTY TO THIS AGREEMENT, ANY ANCILLARY AGREEMENT OR ANY OTHER AGREEMENT OR DOCUMENT CONTEMPLATED BY THIS AGREEMENT, OR OTHERWISE, IS REPRESENTING OR WARRANTING TO ANY OTHER PARTY HERETO OR THERETO IN ANY WAY AS TO THE ASSETS, BUSINESSES OR LIABILITIES TRANSFERRED OR ASSUMED AS CONTEMPLATED HEREBY OR THEREBY, AS TO ANY APPROVALS OR NOTIFICATIONS REQUIRED IN CONNECTION HEREWITH OR THEREWITH, AS TO THE VALUE OR FREEDOM FROM ANY SECURITY INTERESTS OF, OR ANY OTHER MATTER CONCERNING, ANY ASSETS OF SUCH PARTY, OR AS TO THE ABSENCE OF ANY DEFENSES OR RIGHT OF SETOFF OR FREEDOM FROM COUNTERCLAIM WITH RESPECT TO ANY ACTION OR OTHER ASSET, INCLUDING ANY ACCOUNTS RECEIVABLE, OF ANY PARTY, OR AS TO THE LEGAL SUFFICIENCY OF ANY ASSIGNMENT, DOCUMENT, CERTIFICATE OR INSTRUMENT DELIVERED HEREUNDER TO CONVEY TITLE TO ANY ASSET OR THING OF VALUE UPON THE EXECUTION, DELIVERY AND FILING HEREOF OR THEREOF.  EXCEPT AS MAY EXPRESSLY BE SET FORTH IN THIS AGREEMENT OR IN ANY ANCILLARY AGREEMENT, ALL SUCH ASSETS ARE BEING TRANSFERRED ON AN “AS IS,” “WHERE IS” BASIS (AND, IN THE CASE OF ANY REAL PROPERTY, BY MEANS OF A QUITCLAIM OR SIMILAR FORM DEED OR CONVEYANCE) AND THE RESPECTIVE TRANSFEREES SHALL BEAR THE ECONOMIC AND LEGAL RISKS THAT (I) ANY CONVEYANCE SHALL PROVE TO BE INSUFFICIENT TO VEST IN THE TRANSFEREE GOOD TITLE, FREE AND CLEAR OF ANY SECURITY INTEREST, AND (II) ANY NECESSARY APPROVALS OR NOTIFICATIONS ARE NOT OBTAINED OR MADE OR THAT ANY REQUIREMENTS OF LAWS OR JUDGMENTS ARE NOT COMPLIED WITH.

ARTICLE III

THE DISTRIBUTION

3.1                                 Actions at or Prior to the Effective Time.  Prior to the Effective Time, the following shall occur:

(a)                                  Listing.  Spinco shall prepare, file and pursue an application to permit listing of the Spinco Common Stock on the New York Stock Exchange.

(b)                                 Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws.  (i) GGP and Spinco shall each take all necessary action that may be required to provide for the adoption by Spinco of the Amended and Restated Certificate of Incorporation of

Spinco in substantially the form attached hereto as Exhibit A (the “Amended and Restated Certificate of Incorporation”), and the Amended and Restated Bylaws of Spinco in substantially the form attached hereto as Exhibit B (the “Amended and Restated Bylaws”) and (ii) Spinco shall file the Amended and Restated Certificate of Incorporation of Spinco with the Secretary of State of the State of Delaware.

(c)                                  The Distribution Agent.  GGP shall enter into a distribution agent agreement with the Distribution Agent or otherwise provide instructions to the Distribution Agent regarding the Distribution.

(d)                                 Stock-Based Employee Benefit Plans.  At or prior to the Effective Time, GGP and Spinco shall take all actions as may be necessary to approve the stock-based employee benefit plans of Spinco in order to satisfy the requirements of Rule 16b-3 under the Exchange Act and the applicable rules and regulations of the New York Stock Exchange.

3.2                                 Conditions Precedent to Distribution.  In no event shall the Distribution occur unless each of the following conditions shall have been satisfied (or waived by GGP, in whole or in part, in its sole discretion):

(a)                                  the Restructuring shall have been completed in accordance with the Spinoff Plan;

(b)                                 the Form 10 filed with the SEC shall have been declared effective by the SEC, no stop order suspending the effectiveness of the Form 10 shall be in effect, no proceedings for such purpose shall be pending before or threatened by the SEC;

(c)                                  the Spinco Common Stock to be delivered in the Distribution shall have been approved for listing on the New York Stock Exchange, subject to official notice of issuance;

(d)                                 each of the Senior Credit Facility and the Brookfield Subordinated Facility shall be in full force and effect, and Spinco shall have access to the funds contemplated thereby;

(e)                                  each of the Ancillary Agreements shall have been duly executed and delivered by the parties thereto;

(f)                                    no order, injunction or decree issued by any court of competent jurisdiction or other legal restraint or prohibition preventing consummation of the Distribution or any of the transactions related thereto, including the Restructuring, shall be in effect;

(g)                                 prior to the Distribution, all of GGP’s representatives or designees shall have resigned or been removed as officers from all members of the Spinco Group, and all of Spinco’s representatives or designees shall have resigned or been removed as officers from all members of the GGP Group; and

(h)                                 no event or development shall have occurred or exist that, in the judgment of the board of directors of GGP, in its sole discretion, makes it inadvisable to effect the Restructuring, the Distribution or the other transactions contemplated hereby.

Each of the foregoing conditions is for the sole benefit of GGP and shall not give rise to or create any duty on the part of GGP or its board of directors to waive or not to waive any such condition or to effect the Restructuring and the Distribution, or in any way limit GGP’s rights of termination set forth in this Agreement.  Any determination made by GGP prior to the Distribution concerning the satisfaction or waiver of any or all of the conditions set forth in this Section 3.2 shall be conclusive and binding on the parties.

3.3           The Distribution.

(a)           Subject to the terms and conditions set forth in this Agreement, (i) on or prior to the Effective Time, GGP shall deliver to the Distribution Agent for the benefit of holders of record of GGP Common Shares on the Record Date, book-entry transfer authorizations for such number of the issued and outstanding shares of Spinco Common Stock necessary to effect the Distribution, (ii) the Distribution shall be effective at the Effective Time and (iii) GGP shall instruct the Distribution Agent to distribute, on or as soon as practicable after the Effective Time, to each holder of record of GGP Common Shares as of the Record Date, by means of a pro rata distribution, one share of Spinco Common Stock for every twenty GGP Common Shares; provided, however, that no fractional shares shall be issued, and any such fractional shares shall be aggregated and sold in the public market by the Distribution Agent and the aggregate net cash proceeds will be distributed pro rata to those holders of record otherwise entitled to fractional shares.  Following the Effective Time, Spinco agrees to provide all book-entry transfer authorizations for shares of Spinco Common Stock that GGP or the Distribution Agent shall require (after giving effect to Section 3.4) in order to effect the Distribution.

(b)           Notwithstanding anything to the contrary contained in this Agreement, GGP shall, in its sole and absolute discretion, determine the Effective Time and all terms of the Distribution, including the form, structure and terms of any transactions and/or offerings to effect the Distribution and the timing of and conditions to the consummation thereof.  In addition, GGP may at any time and from time to time until the completion of the Distribution decide to abandon the Distribution or modify or change the terms of the Distribution, including by accelerating or delaying the timing of the consummation of all or part of the Distribution.

(c)           The parties agree that the steps of the Spinoff Plan shall be effected in the order and manner prescribed in the Spinoff Plan and the occurrence of each step shall be conditioned upon the completion of the preceding step.

3.4           Authorization of Agreement.

(a)           GGP has all requisite power, authority and legal capacity to execute and deliver this Agreement and each Ancillary Agreement to be executed by GGP in connection with the consummation of Distribution, and to consummate the transactions contemplated hereby and thereby.  The execution, delivery and performance of this Agreement and each of the Ancillary Agreements, and the consummation of the transactions contemplated hereby and thereby, have been duly authorized and approved by all required action on the part of GGP.  This Agreement has been, and each of the Ancillary Agreements will be at or prior to the Effective Time, duly and validly executed and delivered by GGP and (assuming due authorization, execution and delivery by Spinco) this Agreement constitutes, and each of the Ancillary Agreements when so executed and delivered will constitute, legal, valid and binding obligations of GGP, enforceable against GGP in accordance with its terms.

(b)           Spinco has all requisite power, authority and legal capacity to execute and deliver this Agreement and each Ancillary Agreement to be executed by Spinco in connection with the consummation of Distribution, and to consummate the transactions contemplated hereby and thereby.  The execution, delivery and performance of this Agreement and each of the Ancillary Agreements, and the consummation of the transactions contemplated hereby and thereby, have been duly authorized and approved by all required action on the part of Spinco.  This Agreement has been, and each of the Ancillary Agreements will be at or prior to the Effective Time, duly and validly executed and delivered by Spinco and (assuming due authorization, execution and delivery by GGP) this Agreement constitutes, and each of the Ancillary Agreements when so executed and delivered will constitute, legal, valid and binding obligations of Spinco, enforceable against Spinco in accordance with its terms.

ARTICLE IV

ACCESS TO INFORMATION

4.1           Agreement for Exchange of Information; Archives.

(a)           After the Effective Time (or such earlier time as the parties may agree) and until the fifth anniversary of the date of this Agreement, each of GGP and Spinco, on behalf of its respective Group, agrees to provide, or cause to be provided, to the other Group, as soon as reasonably practicable after written request therefor, any Information in the possession or under the control of such respective Group which the requesting party reasonably needs (i) to comply with reporting, disclosure, filing or other requirements imposed on the requesting party (including under applicable securities Laws) by a Governmental Authority having jurisdiction over the requesting party, (ii) to carry out its human resources functions or to establish, assume or administer its benefit plans or payroll functions, (iii) in order to satisfy audit, accounting or other similar requirements (except as otherwise provided in Section 4.1(d)), or (iv) to comply with its obligations under this Agreement or any Ancillary Agreement; provided, however, that in the event that any party determines that any such provision of Information could be commercially detrimental, violate any Law or agreement, or waive any attorney-client privilege, the parties shall take all reasonable measures to permit the compliance with such obligations in a manner that avoids any such harm or consequence.

(b)           After the Effective Time (or such earlier time as the parties may agree) and until the fifth anniversary of the date of this Agreement, (i) Spinco and its authorized accountants, counsel and other designated representatives shall have access during regular business hours (as in effect from time to time) to the documents and objects of historic significance that relate to the Spinco Business that are located in archives retained or maintained by any member of the GGP Group, and (ii) Spinco may obtain copies (but not originals unless it is a Spinco Asset) of documents for bona fide business purposes and may obtain objects for exhibition purposes for commercially reasonable periods of time if required for such bona fide business purposes; provided, that Spinco shall cause any such objects to be returned promptly in the same condition in which they were delivered to Spinco and Spinco shall comply with any rules, procedures or other requirements, and shall be subject to any restrictions (including prohibitions on removal of specified objects), that are then applicable to GGP; provided, further, that, notwithstanding any provisions of this Section 4.1(b), any request for Information or access to Representatives in connection with any Third Party Claims shall be subject to Section 4.7.  Nothing herein shall be deemed to restrict the access of any member of the GGP Group to any such documents or objects or to impose any liability on any member of the GGP Group if any such documents or objects are not maintained or preserved by GGP.

(c)           After the Effective Time (or such earlier time as the parties may agree) and until the fifth anniversary of the date of this Agreement, (i) GGP and its authorized accountants, counsel and other designated representatives shall have access during regular business hours (as in effect from time to time) to the documents and objects of historic significance that relate to the GGP Business that are located in archives retained or maintained by any member of the Spinco Group and (ii) GGP may obtain copies (but not originals unless it is not a Spinco Asset) of documents for bona fide business purposes and may obtain objects for exhibition purposes for commercially reasonable periods of time if required for such bona fide business purposes; provided, that GGP shall cause any such objects to be returned promptly in the same condition in which they were delivered to GGP and GGP shall comply with any rules, procedures or other requirements, and shall be subject to any restrictions (including prohibitions on removal of specified objects), that are then applicable to Spinco; provided, further, that, notwithstanding any provisions of this Section 4.1(c), any request for Information or access to Representatives in connection with any Third Party Claims shall be subject to Section 4.7.    Nothing herein shall be deemed to restrict the access of any member of the Spinco Group to any such documents or objects or to impose any liability on any member of the Spinco Group if any such documents or objects are not maintained or preserved by Spinco.

(d)           Without limiting the generality of the foregoing, until the second Spinco fiscal year end occurring after the Effective Time (and for a reasonable period of time afterwards as required for each of GGP and Spinco to prepare consolidated financial statements or complete a financial statement audit for the fiscal year during which the Distribution Date occurs), each of GGP and Spinco shall use its commercially reasonable efforts to cooperate with the other party’s Information requests to enable (i) the other party to meet its timetable for dissemination of its earnings releases, financial statements and management’s assessment of the effectiveness of its disclosure controls and procedures and its internal control over financial reporting in accordance with Items 307 and 308, respectively, of Regulation S-K, and (ii) the other party’s accountants to timely complete their review of the quarterly financial statements and audit of the annual financial statements, including, to the extent applicable to such party, its auditor’s audit of its internal control over financial reporting and management’s assessment thereof in accordance with Section 404 of the Sarbanes-Oxley Act of 2002 and the SEC’s and Public Company Accounting Oversight Board’s rules and auditing standards thereunder.

4.2           Ownership of Information.  Any Information owned by one Group that is provided to a requesting party pursuant to Section 4.1 shall be deemed to remain the property of the providing party, except where such Information is an Asset of the requesting party pursuant to the provisions of this Agreement or any Ancillary Agreement.  Unless specifically set forth herein, nothing contained in this Agreement shall be construed as granting or conferring rights of license or otherwise in any Information requested or provided pursuant to Section 4.1.

4.3           Compensation for Providing Information.  The party requesting Information agrees to reimburse the other party for the reasonable out-of-pocket costs and expenses, if any, of creating, gathering and copying such Information (including any costs and expenses incurred in any review of Information for purposes of protecting the privileged Information of the providing party or in connection with the restoration of backup tapes for purposes of providing the requested Information), to the extent that such costs are incurred in connection with such other party’s provision of Information in response to the requesting party.

4.4           Record Retention.

(a)           To facilitate the possible exchange of Information pursuant to this Article IV and other provisions of this Agreement after the Effective Time, the parties agree to use their commercially reasonable efforts to retain all Information in their respective possession or control in accordance with the policies or ordinary course practices of GGP or Spinco, as applicable, in effect on the Distribution Date (including any Information that is subject to a “Litigation Hold” issued by either party prior to the Effective Time) or such other policies or practices as may be reasonably adopted by the appropriate party after the Effective Time.

(b)           Except in accordance with its, or its applicable Subsidiaries’, policies and ordinary course practices, no party will destroy, or permit any of its Subsidiaries to destroy, any Information that would, in accordance with such policies or ordinary course practices, be archived or otherwise filed in a centralized filing system by such party or its applicable Subsidiaries; provided, however, that (i) in the case of any Information relating to employee benefits, no party will destroy, or permit any of its Subsidiaries to destroy, any such Information until the expiration of the applicable statute of limitations (giving effect to any extensions thereof), (ii) in the case of any Information relating to a pending or threatened Action (including any pending or threatened investigation by a Governmental Authority) that is known to the members of the Group in possession of such Information, the parties shall comply with the requirements of the applicable “Litigation Hold” (provided, that, with respect to any pending or threatened Action arising after the Effective Time, the requirements of this clause (ii) shall apply only to the extent that whichever member of the GGP Group or the Spinco Group that is in possession of such Information has been notified in writing pursuant to a “Litigation Hold” by the other party of such pending or threatened Action) and (iii) no party will destroy, or permit any of its Subsidiaries to destroy, any Information required to be retained by applicable Law.

(c)           In the event of either party’s or any of its Subsidiaries’ inadvertent failure to comply with its applicable document retention policies as required under this Section 4.4, such party shall be liable to the other party solely for the amount of any monetary fines or penalties imposed or levied against such other party by a Governmental Authority (which fines or penalties shall not include any Liabilities asserted in connection with the claims underlying the applicable Action, other than fines or penalties resulting from any claim of spoliation) as a result of such other party’s inability to produce Information caused by such inadvertent failure and, notwithstanding Sections 5.2 and 5.3, shall not be liable to such other party for any other Liabilities.

4.5           Liability.  No party shall have any liability to any other party in the event that any Information exchanged or provided pursuant to this Agreement which is an estimate or forecast,

or which is based on an estimate or forecast, is found to be inaccurate in the absence of willful misconduct by the party providing such Information.

4.6           Other Agreements Providing for Exchange of Information.

(a)           The rights and obligations granted under this Article IV are subject to any specific limitations, qualifications or additional provisions on the sharing, exchange, retention or confidential treatment of Information set forth in any Ancillary Agreement.

(b)           Any party that receives, pursuant to a request for Information in accordance with this Article IV, Information that is not relevant to its request shall (i) either destroy such Information or return it to the providing party and (ii) deliver to the providing party a certificate certifying that such Information was destroyed or returned, as the case may be, which certificate shall be signed by an officer of the requesting party holding the title of vice president or above; provided, however, to the extent the non-relevant Information is in original (rather than a photocopy or electronic or other reproduction thereof), such non-relevant Information shall be returned to the providing party and not destroyed.

(c)           When any Information provided by one Group to the other (other than Information provided pursuant to Section 4.4) is no longer needed for the purposes contemplated by this Agreement or any Ancillary Agreement and is no longer required to be retained by applicable Law, the receiving party will promptly after request of the other party either return to the other party all Information in a tangible form (including all copies thereof and all notes, extracts or summaries based thereon) or certify to the other party that it has destroyed such Information (and such copies thereof and such notes, extracts or summaries based thereon).

(d)           The parties agree to comply with the requirements of the Health Insurance Portability and Accountability Act of 1996, as amended, in connection with the sharing of Information pursuant to this Article IV, including by entering into any business associate agreements that may be required for such compliance.

4.7           Production of Witnesses; Records; Cooperation.

(a)           After the Effective Time (or such earlier time as the parties may agree), except in the case of an adversarial Action by one party against another party, each party hereto shall use its commercially reasonable efforts to make available to each other party, upon written request, the former, current and future directors, officers, employees, other personnel and agents of the members of its respective Group as witnesses and any books, records or other documents within its control or which it otherwise has the ability to make available, to the extent that any such person (giving consideration to business demands of such directors, officers, employees, other personnel and agents) or books, records or other documents may reasonably be required in connection with any Action or IP Application in which the requesting party may from time to time be involved, regardless of whether such Action or IP Application is a matter with respect to which indemnification may be sought hereunder.  The requesting party shall bear all out-of-pocket costs and expenses in connection therewith.

(b)           If an Indemnifying Party chooses to defend or to seek to compromise or settle any Third Party Claim, the Indemnified Party shall use commercially reasonable efforts to make available to such Indemnifying Party, upon written request, the former, current and future directors, officers, employees, other personnel and agents of the members of its respective Group as witnesses and any books, records or other documents within its control or which it otherwise has the ability to make available, to the extent that any such persons (giving consideration to business demands of such directors, officers, employees, other personnel and agents) or books, records or other documents may reasonably be required in connection with such defense, settlement or compromise, or the prosecution, evaluation or pursuit thereof, as the case may be, and shall otherwise cooperate in such defense, settlement or compromise, or such prosecution, evaluation or pursuit, as the case may be.  The Indemnifying Party shall bear all out-of-pocket costs and expenses in connection therewith.

(c)           In furtherance and without limiting the provisions of Sections 4.7(a) and (b), the parties shall cooperate and consult to the extent reasonably necessary with respect to (i) any Third Party Claims and (ii) any written request for access to Information or Representatives of the other party and members of such other party’s Group in connection with any Third Party Claim; provided that such request shall sufficiently identify the applicable custodian of the requested Information and, to the extent known to the requesting party, the date of, or any applicable time periods relating to, the requested Information and any other descriptions necessary to sufficiently identify the requested Information.

(d)           Without limiting any provision of this Section 4.7, each of the parties agrees to reasonably cooperate, and to cause each member of its respective Group to reasonably cooperate, with each other in the defense of any infringement, misappropriation or similar claim with respect to any Intellectual Property and shall not claim to acknowledge, or permit any member of its respective Group to claim to acknowledge, the validity, enforceability or misappropriation of any Intellectual Property of a third Person in a manner that would hamper or undermine the defense of such infringement, misappropriation or similar claim except as required by Law.

(e)           The obligation of the parties to provide witnesses pursuant to this Section 4.7 is intended to be interpreted in a manner so as to facilitate cooperation and shall include the obligation to provide as witnesses inventors and other officers without regard to whether the witness or the employer of the witness could assert a possible business conflict (subject to the exception set forth in the first sentence of Section 4.7(a)).

(f)            In connection with any matter contemplated by this Section 4.7, the parties will enter into a mutually acceptable joint defense agreement so as to maintain to the extent practicable any applicable attorney-client privilege, work product immunity or other applicable privileges or immunities of any member of any Group.

(g)           For the avoidance of doubt, the provisions of this Section 4.7 are in furtherance of the provisions of Section 4.1 and shall not be deemed to in any way limit or otherwise modify the parties’ rights and obligations under Section 4.1, except as set forth in the first sentence of Section 4.7(a).

4.8           Privileged Matters.

(a)           The parties recognize that legal and other professional services that have been and will be provided prior to the Effective Time have been and will be rendered for the collective benefit of each of the members of the GGP Group and the Spinco Group, and that each of the members of the GGP Group and the Spinco Group should be deemed to be the client with respect to such services for the purposes of asserting all privileges which may be asserted under applicable Law in connection therewith.  The parties recognize that legal and other professional services will be provided following the Effective Time, which services will be rendered solely for the benefit of the GGP Group or the Spinco Group, as the case may be.

(b)           The parties agree as follows:

(i)            GGP shall be entitled, in perpetuity, to control the assertion or waiver of all privileges in connection with any privileged Information that relates solely to the GGP Business and not to the Spinco Business, whether or not the privileged Information is in the possession or under the control of any member of the GGP Group or any member of the Spinco Group. GGP shall also be entitled, in perpetuity, to control the assertion or waiver of all privileges in connection with any privileged Information that relates solely to any Excluded Liabilities resulting from any Actions that are now pending or may be asserted in the future, whether or not the privileged Information is in the possession or under the control of any member of the GGP Group or any member of the Spinco Group; and

(ii)           Spinco shall be entitled, in perpetuity, to control the assertion or waiver of all privileges in connection with any privileged Information that relates solely to the Spinco Business and not to the GGP Business, whether or not the privileged Information is in the possession or under the control of any member of the Spinco Group or any member of the GGP Group. Spinco shall also be entitled, in perpetuity, to control the assertion or waiver of all privileges in connection with any privileged Information that relates solely to any Spinco Liabilities resulting from any Actions that are now pending or may be asserted in the future, whether or not the privileged Information is in the possession or under the control of any member of the Spinco Group or any member of the GGP Group.

(c)           Subject to the restrictions set forth in this Section 4.8, the parties agree that they shall have a shared privilege, each with equal right to assert any such shared privilege, with respect to all privileges not allocated pursuant to Section 4.8(b) and all privileges relating to any Actions or other matters that involve both the GGP Group and the Spinco Group and in respect of which both parties have Liabilities under this Agreement.

(d)           Subject to Sections 4.8(e) and (f), no party may waive any privilege that could be asserted under any applicable Law, and in which the other party has a shared privilege, without the consent of the other party, which consent shall (i) not be unreasonably withheld, conditioned or delayed, (ii) be in writing and (iii) be deemed to be granted unless written objection is made within 20 days after notice has been given to the other party requesting such consent.

(e)           In the event of any Actions between GGP and Spinco, or any members of their respective Groups, either party may waive a privilege in which the other party or member of such other party’s Group has a shared privilege, without obtaining consent pursuant to Section 4.8(d); provided, that such waiver of a shared privilege shall be effective only as to the use of Information with respect to the Action between the parties and/or the applicable members of their respective Groups, and shall not operate as a waiver of the shared privilege with respect to any third Person.

(f)            If any dispute arises between GGP and Spinco, or any members of their respective Groups, regarding whether a privilege should be waived to protect or advance the interests of either the GGP Group or the Spinco Group, each party agrees that it shall (i) negotiate with the other party in good faith, (ii) endeavor to minimize any prejudice to the rights of the other party and (iii) not unreasonably withhold, condition or delay consent to any request for waiver by the other party.  Further, each party specifically agrees that it will not withhold its consent to the waiver of a privilege for any purpose except to protect its own legitimate interests.

(g)           Upon receipt by either party, or by any member of its respective Group, of any subpoena, discovery or other request that may reasonably be expected to result in the production or disclosure of Information subject to a shared privilege or as to which another party has the sole right hereunder to assert a privilege, or if either party obtains knowledge that any of its, or any member of its respective Group’s, current or former directors, officers, agents or employees have received any subpoena, discovery or other requests that may reasonably be expected to result in the production or disclosure of such privileged Information, such party shall promptly notify the other party of the existence of the request (which notice shall be delivered to such other party no later than five business days following the receipt of any such subpoena, discovery or other request) and shall provide the other party a reasonable opportunity to review the Information and to assert any rights it or they may have under this Section 4.8 or otherwise to prevent the production or disclosure of such privileged Information.

(h)           The transfer of all Information pursuant to this Agreement is made in reliance on the agreement of GGP and Spinco set forth in this Section 4.8 and in Section 6.2 to maintain the confidentiality of privileged Information and to assert and maintain all applicable privileges.  The parties agree that their respective rights to any access to Information, witnesses and other Persons, the furnishing of notices and documents and other cooperative efforts between the parties contemplated by this Agreement, and the transfer of privileged Information between the parties and members of their respective Groups pursuant to this Agreement, shall not be deemed a waiver of any privilege that has been or may be asserted under this Agreement or otherwise.

(i)            In furtherance of the parties’ agreement under this Section 4.8, GGP and Spinco shall, and shall cause applicable members of their respective Group to, maintain their respective separate and joint privileges, including by executing joint defense and common interest agreements where necessary or useful for this purpose.

ARTICLE V

RELEASE; INDEMNIFICATION; AND GUARANTEES

5.1           Release of Pre-Distribution Claims.

(a)           Except as provided in (i) Section 5.1(c), (ii) any exceptions to the indemnification provisions of Sections 5.2, 5.3 and 5.4, and (iii) any Ancillary Agreement, effective as of the Effective Time, Spinco does hereby, for itself and each other member of the Spinco Group, their respective Subsidiaries, successors and assigns, and all Persons who at any time prior to the Effective Time have been directors, officers, agents or employees of any member of the Spinco Group (in each case, in their respective capacities as such), remise, release and forever discharge GGP and the other members of the GGP Group, their respective Subsidiaries, successors and assigns, and all Persons who at any time prior to the Effective Time have been stockholders, equityholders, directors, officers, agents or employees of any member of the GGP Group (in each case, in their respective capacities as such), and their respective heirs, executors, administrators, successors and assigns, from any and all Liabilities whatsoever, whether at Law or in equity (including any right of contribution), whether arising under any Contract or agreement, by operation of Law or otherwise, existing or arising from any acts or events occurring or failing to occur or alleged to have occurred or to have failed to occur or any conditions existing or alleged to have existed on or before the Effective Date, including in connection with the transactions and all other activities to implement the Restructuring, the Distribution and any of the other transactions contemplated hereunder and under the Ancillary Agreements.

(b)           Except as provided in (i) Section 5.1(c), (ii) any exceptions to the indemnification provisions of Sections 5.2, 5.3 and 5.4, and (iii) any Ancillary Agreement, effective as of the Effective Time, GGP does hereby, for itself and each other member of the GGP Group, their respective Subsidiaries, successors and assigns, and all Persons who at any time prior to the Effective Time have been stockholders, directors, officers, agents or employees of any member of the GGP Group (in each case, in their respective capacities as such), remise, release and forever discharge Spinco, the respective members of the Spinco Group, their respective Subsidiaries, successors and assigns, and all Persons who at any time prior to the Effective Time have been directors, officers, agents or employees of any member of the Spinco Group (in each case, in their respective capacities as such), and their respective heirs, executors, administrators, successors and assigns, from any and all Liabilities whatsoever, whether at Law or in equity (including any right of contribution), whether arising under any Contract or agreement, by operation of Law or otherwise, existing or arising from any acts or events occurring or failing to occur or alleged to have occurred or to have failed to occur or any conditions existing or alleged to have existed on or before the Effective Time, including in connection with the transactions and all other activities to implement the Restructuring, the Distribution and any of the other transactions contemplated hereunder and under the Ancillary Agreements.

(c)           Nothing contained in Section 5.1(a) or Section 5.1(b) shall impair any right of any party to enforce this Agreement, or any Ancillary Agreement, in accordance with its terms.  Nothing contained in Section 5.1(a) or Section 5.1(b) shall release any Person from:

(i)            any Liability, contingent or otherwise, assumed, transferred, assigned or allocated to the Group of which such Person is a member in accordance with, or any other Liability of any member of any Group under, this Agreement or any Ancillary Agreement;

(ii)           any Liability for the sale, lease, construction or receipt of goods, property or services purchased, obtained or used in the ordinary course of business by a member of one Group from a member of the other Group prior to the Effective Time; or

(iii)          any Liability that the parties may have with respect to indemnification pursuant to this Agreement or otherwise for claims brought against the parties by third Persons, which Liability shall be governed by the provisions of this Article V and, if applicable, the appropriate provisions of the Ancillary Agreements.

In addition, nothing contained in Section 5.1(a) shall release GGP from indemnifying any director, officer or employee of Spinco who was a director, officer or employee of GGP or any of its Subsidiaries on or prior to the Effective Time, to the extent such director, officer or employee is or becomes a named defendant in any Action with respect to which he or she was entitled to such indemnification pursuant to then existing obligations, it being understood that if the underlying obligation giving rise to such Action is a Spinco Liability, Spinco shall indemnify GGP for such Liability (including GGP’s costs to defend and indemnify the director, officer or employee) in accordance with the provisions set forth in this Article V, including Section 5.6.

(d)           Spinco shall not make, and shall not permit any member of the Spinco Group to make, any claim or demand, or commence any Action asserting any claim or demand, including any claim of indemnification, against GGP or any member of the GGP Group, or any other Person released pursuant to Section 5.1(a), with respect to any Liabilities released pursuant to Section 5.1(a).  GGP shall not, and shall not permit any member of the GGP Group, to make any claim or demand, or commence any Action asserting any claim or demand, including any claim of indemnification against Spinco or any member of the Spinco Group, or any other Person released pursuant to Section 5.1(b), with respect to any Liabilities released pursuant to Section 5.1(b).

(e)           It is the intent of each of GGP and Spinco, by virtue of the provisions of this Section 5.1, to provide for a full and complete release and discharge of all Liabilities existing or arising from all acts and events occurring or failing to occur or alleged to have occurred or to have failed to occur and all conditions existing or alleged to have existed on or before the Effective Time, between or among Spinco or any member of the Spinco Group, on the one hand, and GGP or any member of the GGP Group, on the other hand (including any contractual agreements or arrangements existing or alleged to exist between or among any such members on or before the Effective Time), except as expressly set forth in Section 5.1(c).  At any time, at the request of any other party, each party shall cause each member of its respective Group to execute and deliver releases reflecting the provisions hereof.

5.2           General Indemnification by Spinco.  Spinco shall, and shall cause the other members of the Spinco Group to, indemnify, defend and hold harmless each member of the GGP Group and each of their respective directors, officers and employees, and each of the heirs, executors, successors and assigns of any of the foregoing (collectively, the “GGP Indemnified Parties”), from and against any and all Liabilities of the GGP Indemnified Parties relating to, arising out of or resulting from any of the following items (without duplication):

(a)           any Spinco Liability;

(b)           the failure of Spinco or any other member of the Spinco Group or any other Person to pay, perform or otherwise promptly discharge any Spinco Liabilities or Spinco Contract in accordance with its respective terms, whether prior to or after the Effective Time;

(c)           any guarantee, indemnification obligation, surety bond or other credit support agreement, arrangement, commitment or understanding by any member of the GGP Group for the benefit of any member of the Spinco Group that survives the Effective Time, except to the extent any of the foregoing is an Excluded Liability; and

(d)           any breach (including any breach of any representation or warranty) of this Agreement or any of the Ancillary Agreements by any member of the Spinco Group, or any action by Spinco in contravention of its Amended and Restated Certificate of Incorporation or Bylaws as they exist at the Effective Time;

provided, however, that the indemnification provisions of this Section 5.2 shall not apply to the Transition Services Agreement, the Tax Matters Agreement and the Employee Matters Agreement, which instead shall be subject to the indemnification provisions contained therein.

5.3           General Indemnification by GGP.  GGP shall, and shall cause the other members of the GGP Group to, indemnify, defend and hold harmless each member of the Spinco Group and each of their respective directors, officers and employees, and each of the heirs, executors, successors and assigns of any of the foregoing (collectively, the “Spinco Indemnified Parties”), from and against any and all Liabilities of the Spinco Indemnified Parties relating to, arising out of or resulting from any of the following items (without duplication):

(a)           any Excluded Liability;

(b)           the failure of any member of the GGP Group or any other Person to pay, perform or otherwise promptly discharge any Excluded Liabilities, whether prior to or after the Effective Time;

(c)           any guarantee, indemnification obligation, surety bond or other credit support agreement, arrangement, commitment or understanding by any member of the Spinco Group for the benefit of any member of the GGP Group that survives the Effective Time, except to the extent any of the foregoing is a Spinco Liability; and

(d)           any breach (including any breach of any representation or warranty) of this Agreement or any of the Ancillary Agreements by any member of the GGP Group;

provided, however, that the indemnification provisions of this Section 5.3 shall not apply to the Transition Services Agreement, the Tax Matters Agreement and the Employee Matters Agreement, which instead shall be subject to the indemnification provisions contained therein.

5.4           Disclosure Indemnification.

(a)           Spinco agrees to indemnify and hold harmless the GGP Indemnified Parties and each Person, if any, who controls any member of the GGP Group within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all Liabilities (whether arising before or after the Effective Time) out of or based upon any untrue statement or alleged untrue statement of a material fact contained in a Spinco Disclosure Document, or arising out of or based upon any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

(b)           GGP agrees to indemnify and hold harmless the Spinco Indemnified Parties and each Person, if any, who controls any member of the Spinco Group within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all Liabilities (whether arising before or after the Effective Time) out of or based upon any untrue statement or alleged untrue statement of a material fact contained in a GGP Disclosure Document, or arising out of or based upon any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

5.5           Indemnification Obligations Net of Insurance Proceeds and Other Amounts.

(a)           Any Liability subject to indemnification pursuant to this Article V will be net of Insurance Proceeds that actually reduce the amount of the Liability or Loss, as applicable.  Accordingly, the amount which any party (an “Indemnifying Party”) is required to pay to any Person entitled to indemnification under this Article V (an “Indemnified Party”) will be reduced by any Insurance Proceeds theretofore actually recovered by or on behalf of the Indemnified Party in respect of the related Liability.  If an Indemnified Party receives a payment (an “Indemnity Payment”) required by this Agreement from an Indemnifying Party in respect of any Liability and subsequently receives Insurance Proceeds, then the Indemnified Party will pay to the Indemnifying Party an amount equal to such Insurance Proceeds net of costs incurred with respect to receipt thereof but not exceeding the amount of the Indemnity Payment paid by the Indemnifying Party in respect of such Liability.

(b)           An insurer who would otherwise be obligated to pay any claim shall not be relieved of the responsibility with respect thereto or, solely by virtue of the indemnification provisions hereof, have any subrogation rights with respect thereto.  The Indemnified Party shall use its commercially reasonable efforts to seek to collect or recover any Insurance Proceeds (other than Insurance Proceeds under an arrangement where future premiums are adjusted to reflect prior claims in excess of prior premiums) to which the Indemnified Party is entitled in connection with any Liability for which the Indemnified Party seeks indemnification pursuant to this Article V; provided, that the Indemnified Party’s inability to collect or recover any such Insurance Proceeds shall not limit the Indemnifying Party’s obligations hereunder.

(c)           Subject to Section 5.7(e), any indemnity payment under this Article V shall be increased to take into account any inclusion in income of the Indemnified Party arising from the receipt of such indemnity payment and shall be decreased to take into account any reduction in income of the Indemnified Party arising from such indemnified Liability.  For purposes hereof, any inclusion or reduction shall be determined (i) using the highest marginal rates in effect at the time of the determination and applicable to a corporate resident of Chicago, Illinois and (ii) assuming that the Indemnified Party, including any entity that qualifies as a real estate investment trust, will be liable for Taxes at such rate and has no Tax Attributes at the time of the determination.

5.6           Procedures for Indemnification of Third Party Claims.

(a)           If an Indemnified Party receives written notice that a Person (including any Governmental Authority) that is not a member of GGP Group or Spinco Group has asserted any claim or commenced any Action (collectively, a “Third Party Claim”) that may implicate an Indemnifying Party’s obligation to indemnify pursuant to Sections 5.2, 5.3 or 5.4, or any other Section of this Agreement or any Ancillary Agreement, the Indemnified Party shall provide the Indemnifying Party written notice thereof as promptly as practicable (and no later than 20 days or sooner, if the nature of the Third Party Claim so requires) after becoming aware of the Third Party Claim.  Such notice shall describe the Third Party Claim in reasonable detail and include copies of all notices and documents (including court papers) received by the Indemnified Party relating to the Third Party Claim.  Notwithstanding the foregoing, the failure of an Indemnified Party to provide notice in accordance with this Section 5.6(a) shall not relieve an Indemnifying Party of its indemnification obligations under this Agreement, except to the extent to which the Indemnifying Party is actually prejudiced by the Indemnified Party’s failure to provide notice in accordance with this Section 5.6(a).

(b)           Subject to this Section 5.6(b), Section 5.6(c) and Section 5.6(e), an Indemnifying Party may elect to defend (and seek to settle or compromise), at its own expense and with its own counsel, any Third Party Claim.  Within 20 days after the receipt of notice from an Indemnified Party in accordance with Section 5.6(a) (or sooner, if the nature of the Third Party Claim so requires), the Indemnifying Party shall notify the Indemnified Party whether the Indemnifying Party will assume responsibility for defending the Third Party Claim and shall specify any reservations or exceptions to its defense.  After receiving notice of an Indemnifying Party’s election to assume the defense of a Third Party Claim, whether with or without any reservations or exceptions with respect to such defense, an Indemnified Party shall have the right to employ separate counsel and to participate in (but not control) the defense, compromise, or settlement thereof, but the Indemnified Party shall be responsible for the fees and expenses of its counsel and, in any event, shall cooperate with the Indemnifying Party in such defense and make available to the Indemnifying Party, at the Indemnifying Party’s expense, all witnesses, information and materials in such Indemnified Party’s possession or under such Indemnified Party’s control relating thereto as are reasonably required by the Indemnifying Party.  If an Indemnifying Party has elected to assume the defense of a Third Party Claim, whether with or without any reservations or exceptions with respect to such defense, then such Indemnifying Party shall be solely liable for all fees and expenses incurred by it in connection with the defense of such Third Party Claim and shall not be entitled to seek any indemnification or reimbursement from the Indemnified Party for any such fees or expenses incurred during the course of its defense of such Third Party Claim, regardless of any subsequent decision by the Indemnifying Party to reject or otherwise abandon its assumption of such defense.

(c)           Notwithstanding Section 5.6(b), if any Indemnified Party shall in good faith determine that there is an actual conflict of interest if counsel for the Indemnifying Party represented both the Indemnified Party and Indemnifying Party, then the Indemnified Party shall have the right to employ separate counsel and to participate in (but not control) the defense, compromise, or settlement thereof, and the Indemnifying Party shall bear the reasonable fees and expenses of one separate counsel for all Indemnified Parties, unless the existence of an actual conflict of interest requires that more than one separate counsel be retained.

(d)           If an Indemnifying Party elects not to assume responsibility for defending a Third Party Claim, or fails to notify an Indemnified Party of its election within 20 days after the receipt of notice from an Indemnified Party as provided in Section 5.6(b) (or sooner, if the nature of the Third Party Claim so requires), the Indemnified Party may defend the Third Party Claim at the cost and expense of the Indemnifying Party. In such case, such Indemnified Party shall be free to pursue such remedies as may be available to such party as contemplated by this Agreement and the Ancillary Agreements without prejudice to its continuing rights to pursue indemnification hereunder.  If the Indemnified Party is conducting the defense against any such Third Party Claim, the Indemnifying Party shall cooperate with the Indemnified Party in such defense and make available to the Indemnified Party, at the Indemnifying Party’s expense, all witnesses, information and materials in such Indemnifying Party’s possession or under such Indemnifying Party’s control relating thereto as are reasonably required by the Indemnified Party.

(e)           Without the prior written consent of any Indemnifying Party, which consent shall not be unreasonably withheld, conditioned or delayed, no Indemnified Party may settle or compromise, or seek to settle or compromise, any Third Party Claim; provided, however, in the event that the Indemnifying Party elects not to assume responsibility for defending a Third Party Claim or fails to notify the Indemnified Party of its election within 20 days after the receipt of notice from the Indemnified Party as provided in Section 5.6(b) (or sooner, if the nature of the Third Party Claim so requires), the Indemnified Party shall have the right to settle or compromise such Third Party Claim in its sole discretion.  Without the prior written consent of any Indemnified Party, which consent shall not be unreasonably withheld, conditioned or delayed, no Indemnifying Party shall consent to the entry of any judgment or enter into any settlement of any pending or threatened Third Party Claim if such Indemnified Party is or could have been a party to the pending or threatened Third Party Claim and could have sought indemnity pursuant to this Section 5.6, unless such judgment or settlement is solely for monetary damages, and provides for a full, unconditional and irrevocable release of that Indemnified Party from all liability in connection with the Third Party Claim.

5.7           Additional Matters.

(a)           Indemnification payments in respect of any Liabilities for which an Indemnified Party is entitled to indemnification under this Article V shall be paid by the Indemnifying Party to the Indemnified Party as such Liabilities are incurred upon reasonable demand by the Indemnified Party, including reasonably satisfactory documentation setting forth the basis for the amount of such indemnification payment, including documentation with respect to calculations made and consideration of any Insurance Proceeds that actually reduce the amount of such Liabilities.  The indemnity agreements contained in this Article V shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of any Indemnified Party, (ii) the knowledge by the Indemnified Party of Liabilities for which it might be entitled to indemnification hereunder and (iii) any termination of this Agreement.

(b)           Any claim on account of a Liability which does not result from a Third Party Claim shall be asserted by written notice given by the Indemnified Party to the applicable Indemnifying Party.  Such Indemnifying Party shall have a period of 20 days after the receipt of such notice within which to respond thereto.  If such Indemnifying Party does not respond within such 20-day period, such Indemnifying Party shall be deemed to have refused to accept responsibility to make payment.  If such Indemnifying Party does not respond within such 20-day period or rejects such claim in whole or in part, such Indemnified Party shall be free to pursue such remedies as may be available to such party as contemplated by this Agreement and the Ancillary Agreements without prejudice to its continuing rights to pursue indemnification hereunder.

(c)           If payment is made by or on behalf of any Indemnifying Party to any Indemnified Party in connection with any Third Party Claim, such Indemnifying Party shall be subrogated to and shall stand in the place of such Indemnified Party as to any events or circumstances in respect of which such Indemnified Party may have any right, defense or claim relating to such Third Party Claim against any claimant or plaintiff asserting such Third Party Claim or against any other Person.  Such Indemnified Party shall cooperate with such Indemnifying Party in a reasonable manner, and at the cost and expense of such Indemnifying Party, in prosecuting any subrogated right, defense or claim.

(d)           In a Third Party Claim in which the Indemnifying Party is not a named party, if either the Indemnified Party or Indemnifying Party shall so request, the parties shall endeavor to substitute the Indemnifying Party for the named party if they conclude that substitution is desirable and practical.  If such substitution or addition cannot be achieved for any reason or is not requested, the named Indemnified Party shall allow the Indemnifying Party to manage the Third Party Claim as set forth in this Section 5.7(d), and the Indemnifying Party shall fully indemnify the named Indemnified Party against all Liabilities.

(e)           For all Tax purposes, GGP and Spinco agree to treat (i) any payment required by this Agreement (other than payments with respect to interest accruing after the Effective Time) as either a contribution by GGP to Spinco or a distribution by Spinco to GGP, as the case may be, occurring immediately prior to the Effective Time or as a payment of an assumed or retained Liability, and (ii) any payment of interest as taxable or deductible, as the case may be, to the party entitled under this Agreement to retain such payment or required under this Agreement to make such payment, in either case except as otherwise required by applicable Law.

5.8           Remedies Cumulative; Limitations of Liability.  The rights provided in this Article V shall be cumulative and, subject to the provisions of Article VII, shall not preclude assertion by any Indemnified Party of any other rights or the seeking of any and all other remedies against any Indemnifying Party.  Notwithstanding the foregoing, neither Spinco or its Subsidiaries, on the one hand, nor GGP or its Subsidiaries, on the other hand, shall be liable to the other for any special, indirect, punitive, exemplary, remote, speculative or similar damages in excess of compensatory damages (collectively, “Special Damages”) of the other arising in connection with the Transactions (provided, that any such liability with respect to a Third Party Claim shall be considered direct damages).

5.9           Survival of Indemnities.  The rights and obligations of each of GGP and Spinco and their respective Indemnified Parties under this Article V shall survive the sale or other transfer by any party of any Assets or businesses or the assignment by it of any Liabilities.

5.10         Guarantees.

(a)           Except as otherwise specified in any Ancillary Agreement, on or prior to the Effective Time or as soon as practicable thereafter, (i) GGP shall (with the reasonable cooperation of the applicable member(s) of the Spinco Group) use its commercially reasonable efforts to have any member(s) of the Spinco Group removed as guarantor of or obligor for any Excluded Liability, to the extent that they relate to Excluded Liabilities, and (ii) Spinco shall (with the reasonable cooperation of the applicable member(s) of the GGP Group) use its commercially reasonable efforts to have any member(s) of the GGP Group removed as guarantor of or obligor for any Spinco Liability, to the extent that they relate to Spinco Liabilities.  For greater certainty, the guarantee executed by GGP in connection with the Standby Purchase Agreement shall remain in effect notwithstanding the Distribution and shall not be affected by this Section 5.10(a).

(b)           On or prior to the Effective Time, to the extent required to obtain a release from a guarantee (a “Guarantee Release”):

(i)            of any member of the GGP Group, Spinco shall execute a guarantee agreement in the form of the existing guarantee or such other form as is agreed to by the relevant parties to such guarantee agreement, except to the extent that such existing guarantee contains representations, covenants or other terms or provisions either (A) with which Spinco would be reasonably unable to comply or (B) which would be reasonably expected to be breached; and

(ii)           of any member of the Spinco Group, GGP shall execute a guarantee agreement in the form of the existing guarantee or such other form as is agreed to by the relevant parties to such guarantee agreement, except to the extent that such existing guarantee contains representations, covenants or other terms or provisions either (A) with which GGP would be reasonably unable to comply or (B) which would be reasonably expected to be breached.

(c)           If GGP or Spinco is unable to obtain, or to cause to be obtained, any such required removal as set forth in clauses (a) and (b) of this Section 5.10, (i) the relevant member of the GGP Group or Spinco Group, as applicable, that has assumed the Liability with respect to such guarantee shall indemnify and hold harmless the guarantor or obligor for any Liability arising from or relating thereto (in accordance with the provisions of this Article V) and shall or shall cause one of its Subsidiaries, as agent or subcontractor for such guarantor or obligor to pay, perform and discharge fully all the obligations or other Liabilities of such guarantor or obligor thereunder, and (ii) each of GGP and Spinco, on behalf of themselves and the members of their respective Groups, agree not to renew or extend the term of, increase its obligations under, or transfer to a third Person, any loan, guarantee, lease, Contract or other obligation for which the other party or member of such party’s Group is or may be liable unless all obligations of such other party and the other members of such party’s Group with respect thereto are thereupon terminated by documentation reasonably satisfactory in form and substance to such party; provided, however, with respect to leases, in the event a Guarantee Release is not obtained and the relevant beneficiary wishes to extend the term of such guaranteed lease, then such beneficiary shall have the option of extending the term if it provides such security as is reasonably satisfactory to the guarantor under such guaranteed lease.

ARTICLE VI

OTHER AGREEMENTS

6.1           Further Assurances.

(a)           In addition to the actions specifically provided for elsewhere in this Agreement, each of the parties hereto will cooperate with each other and use (and will cause their respective Subsidiaries to use) commercially reasonable efforts, prior to, on and after the Distribution Date, to take, or to cause to be taken, all actions, and to do, or to cause to be done, all things reasonably necessary on its part under applicable Law or contractual obligations to consummate and make effective the transactions contemplated by this Agreement and the Ancillary Agreements.

(b)           Without limiting the foregoing, prior to, on and after the Distribution Date, each party hereto shall cooperate with the other parties, and without any further consideration, but at the expense of the requesting party from and after the Effective Time, to execute and deliver, or use its commercially reasonable efforts to cause to be executed and delivered, all instruments, including instruments of conveyance, assignment and transfer, and to obtain or make any Approvals or Notifications from or with any Governmental Authority or any other Person under any permit, license, agreement, indenture or other instrument, and to take all such other actions as such party may reasonably be requested to take by any other party hereto from time to time, consistent with the terms of this Agreement and the Ancillary Agreements, in order to effectuate the provisions and purposes of this Agreement and the Ancillary Agreements and the transfers of the Spinco Assets and the assignment and assumption of the Spinco Liabilities and the other transactions contemplated hereby and thereby.  Without limiting the foregoing, each party will, at the reasonable request, cost and expense of any other party, take such other actions as may be reasonably necessary to vest in such other party good and marketable title to the Assets allocated to such party under this Agreement or any of the Ancillary Agreements, free and clear of any Security Interest.

(c)           At or prior to the Effective Time, GGP and Spinco in their respective capacities as direct and indirect stockholders of their respective Subsidiaries, shall each ratify any actions that are reasonably necessary or desirable to be taken by Spinco or any other Subsidiary of GGP or Spinco, as the case may be, to effectuate the transactions contemplated by this Agreement.

(d)           Upon a party’s written request of the other party regarding any pre-existing and specifically identifiable database, spreadsheet or other proprietary information that such requesting party determines in good faith is reasonably necessary to operate its business in the manner it was operated immediately prior to the Effective Time, the parties shall work in good faith to enter into a reasonable and customary cross-licensing arrangement, or another mutually agreeable arrangement, providing rights to use (but no obligation to maintain or update) such requested information.

6.2           Confidentiality.

(a)           From and after the Effective Time, subject to Section 6.2(d) and except as contemplated by or otherwise provided in this Agreement or any Ancillary Agreement, without the prior written consent of Spinco (which may be withheld in Spinco’s sole discretion), GGP shall not, and shall cause its Subsidiaries and officers, directors, employees, and other agents and representatives, including attorneys, agents, customers, suppliers, contractors, consultants and other representatives of any Person providing financing (collectively, “Representatives”), not to, directly or indirectly, disclose, reveal, divulge or communicate to any Person other than Representatives of such party or of its Subsidiaries who reasonably need to know such information to provide services to any member of the GGP Group, or use or otherwise exploit for its own benefit or for the benefit of any third Person, any Spinco Confidential Information.  If any disclosures are made in connection with providing services to any member of the GGP Group under this Agreement or any Ancillary Agreement, then the Spinco Confidential Information so disclosed shall be used for the sole purpose of performing such services.  GGP shall use the same degree of care to prevent and restrain the unauthorized use or disclosure of the Spinco Confidential Information by any of its Representatives as it currently uses for its own confidential information of a like nature, but in no event less than a reasonable standard of care.  For purposes of this Section 6.2(a), any Information, material or document exclusively relating to the Spinco Business that is furnished to, or in the possession of, GGP, irrespective of the form of communication, and all notes, analyses, compilations, forecasts, data, translations, studies, memoranda or other documents prepared by GGP or its officers, directors and Subsidiaries, that contain or otherwise reflect such information, material or document, is herein referred to as “Spinco Confidential Information.”  Spinco Confidential Information does not include, and there shall be no obligation hereunder with respect to, information that (i) is or becomes generally available to the public, other than as a result of a disclosure by GGP not otherwise permissible hereunder, (ii) GGP can demonstrate was or became available to GGP from a source other than Spinco or its Subsidiaries or (iii) is developed independently by GGP without reference to the Spinco Confidential Information; provided, however, that, in the case of clause (ii), the source of such information was not known by GGP to be bound by a confidentiality agreement with, or other contractual, legal or fiduciary obligation of confidentiality to, Spinco or any member of the Spinco Group with respect to such information.

(b)           From and after the Effective Time, subject to Section 6.2(d) and except as contemplated by this Agreement or any Ancillary Agreement, without the prior written consent of GGP (which may be withheld in GGP’s sole discretion), Spinco shall not, and shall cause its Subsidiaries and their respective Representatives, not to, directly or indirectly, disclose, reveal, divulge or communicate to any Person other than Representatives of such party or of its Subsidiaries who reasonably need to know such information to provide services to Spinco or any member of the Spinco Group, or use or otherwise exploit for its own benefit or for the benefit of any third Person, any GGP Confidential Information.  If any disclosures are made in connection with providing services to any member of the Spinco Group under this Agreement or any Ancillary Agreement, then the GGP Confidential Information so disclosed shall be used for the sole purpose of performing such services.  The Spinco Group shall use the same degree of care to prevent and restrain the unauthorized use or disclosure of the GGP Confidential Information by any of their Representatives as they currently use for their own confidential information of a like nature, but in no event less than a reasonable standard of care.  For purposes of this Section 6.2(b), any Information, material or document exclusively relating to the businesses currently or formerly conducted, or proposed to be conducted, by GGP or any of its Subsidiaries (other than any member of the Spinco Group) that is furnished to, or in the possession of, any member of the Spinco Group, irrespective of the form of communication, and all notes, analyses, compilations, forecasts, data, translations, studies, memoranda or other documents prepared by Spinco, any member of the Spinco Group or their respective officers, directors and Subsidiaries, that contain or otherwise reflect such information, material or document, is herein referred to as “GGP Confidential Information.”  GGP Confidential Information does not include, and there shall be no obligation hereunder with respect to, information that (i) is or becomes generally available to the public, other than as a result of a disclosure by any member of the Spinco Group not otherwise permissible hereunder, (ii) Spinco can demonstrate was or became available to Spinco from a source other than GGP and its respective Subsidiaries or (iii) is developed independently by such member of the Spinco Group without reference to the GGP Confidential Information; provided, however, that, in the case of clause (ii), the source of such information was not known by Spinco to be bound by a confidentiality agreement with, or other contractual, legal or fiduciary obligation of confidentiality to, GGP or its Subsidiaries with respect to such information.

(c)           From and after the Effective Time, subject to Section 6.2(d) and except as contemplated by this Agreement or any Ancillary Agreement, without the prior written consent of the other party (not to be unreasonably withheld, conditioned or delayed), each party shall not, and shall cause its Subsidiaries and their respective Representatives, not to, directly or indirectly, disclose, reveal, divulge or communicate any Shared Information to any Person other than Representatives of such party or of its Subsidiaries who reasonably need to know such information for the purpose of operating such party’s business in its ordinary course.  The GGP Group and the Spinco Group shall use the same degree of care to prevent and restrain the unauthorized use or disclosure of the Shared Information by any of their Representatives as they currently use for their own confidential information of a like nature, but in no event less than a reasonable standard of care.  For purposes of this Section 6.2(c), any Information, material or document relating to both (i) the businesses currently or formerly conducted, or proposed to be conducted, by GGP or any of its Subsidiaries (other than any member of the Spinco Group) and (ii) the Spinco Business that is furnished to, or in the possession of, any member of the GGP Group or any member of the Spinco Group, irrespective of the form of communication, and all notes, analyses, compilations, forecasts, data, translations, studies, memoranda or other documents prepared by, for or on behalf of the party possessing such Information, material or document, is herein referred to as “Shared Information.”  Shared Information does not include, and there shall be no obligation hereunder with respect to, information that (i) is or becomes generally available to the public, other than as a result of a disclosure by any member of the GGP Group or any member of the Spinco Group (as applicable) not otherwise permissible hereunder,

(ii) GGP or Spinco (as applicable) can demonstrate was or became available to such party from a source other than the other party and its respective Subsidiaries or (iii) is developed independently without reference to the Shared Information; provided, however, that, in the case of clause (ii), the source of such information was not known by such party to be bound by a confidentiality agreement with, or other contractual, legal or fiduciary obligation of confidentiality to, the other party or its Subsidiaries with respect to such information.

(d)           If GGP or its Subsidiaries, on the one hand, or Spinco or its Subsidiaries, on the other hand, are requested or required (by oral question, interrogatories, requests for information or documents, subpoena, civil investigative demand or similar process) by any Governmental Authority or pursuant to applicable Law to disclose or provide any Shared Information (applicable to both parties) or Spinco Confidential Information or GGP Confidential Information (as applicable), the Person receiving such request or demand shall use commercially reasonable efforts to provide the other party with written notice of such request or demand as promptly as practicable under the circumstances so that such other party shall have an opportunity to seek an appropriate protective order.  The party receiving such request or demand agrees to take, and cause its representatives to take, at the requesting party’s expense, all other reasonable steps necessary to obtain confidential treatment by the recipient.  Subject to the foregoing, the party that received such request or demand may thereafter disclose or provide any Shared Information, Spinco Confidential Information or GGP Confidential Information, as the case may be, to the extent required by such Law (as so advised by counsel) or by lawful process or such Governmental Authority.  This Section 6.2(d) shall not apply to any Information furnished pursuant to the provisions of Article IV of this Agreement.

(e)           Each of GGP and Spinco acknowledges that it and the other members of its Group may have in their possession confidential or proprietary information of third Persons that was received under confidentiality or non-disclosure agreements with such third Person prior to the Effective Time.  GGP and Spinco each agrees that it will hold, and will cause the other members of its Group and their respective Representatives to hold, in strict confidence the confidential and proprietary information of third Persons to which it or any other member of its respective Group has access, in accordance with the terms of any agreements entered into prior to the Effective Time between or among one or more members of the applicable party’s Group and such third Persons.

6.3           Insurance Matters.

(a)           Except as expressly provided herein or in any of the Ancillary Agreements, Spinco acknowledges and agrees, on its own behalf and on behalf of each other member of the Spinco Group, that, from and after the Effective Time, neither Spinco nor any member of the Spinco Group shall have any rights to or under any of GGP’s or its Subsidiaries’ insurance policies, other than any insurance policies acquired prior to the Effective Time directly by and in the name of a member of the Spinco Group or as expressly provided in this Section 6.3 or in the Transition Services Agreement or the Employee Matters Agreement; provided, however, that Spinco shall be entitled to any loss recoveries paid to any member of the GGP Group subsequent to the Effective Time in respect of any insurance claims to the extent related to the Spinco Business that were open prior to the Effective Time less the amount of (i) any Liabilities (other than Excluded Liabilities) that GGP or its Subsidiaries (including, for the avoidance of doubt, any member of the Spinco Group) incurred and paid in connection therewith prior to the Effective Time and (ii) any Liabilities incurred by any member of the GGP Group in connection with obtaining such insurance recoveries.

(b)           Notwithstanding Section 6.3(a), from and after the Effective Time, with respect to losses, damages, wrongful acts or liability incurred prior to the Effective Time, Spinco may access GGP’s insurance policies as follows:

(i)            to file claims against GGP’s occurrence policies including Workers’ Compensation, Employers Liability, General Liability, Automobile Liability and Excess Umbrella policies in effect at or prior to the Effective Time for losses based on covered injuries occurring on or before the Effective Time; and

(ii)           to file claims against GGP’s claims made policies including Directors & Officers, Fiduciary Liability, Employment Practices Liability, Crime, and Pollution Liability Coverage policies in force at the time the claim is made if the act giving rise to the claim occurred prior to the Effective Time;

provided, however, that, (x) in the case of each of clause (i) and (ii), such access to, and the right to make claims under such insurance policies, shall be subject to the terms and conditions of the applicable insurance policies, including any limits on coverage or scope, any deductible and other fees and expenses and (y) in addition to the limitations provided for under clause (x), Spinco may only access Pollution Liability Coverage with respect to the Knollwood Condition, the Boulevard Condition and any other pre-existing coverage exclusion provided in writing by Spinco’s environmental insurance carrier prior to the Effective Time, and shall be subject to:

(A)          For so long as Spinco may access GGP’s policies, Spinco shall report as promptly as practicable claims under all accessed GGP insurance policies directly to the applicable insurance company in accordance with GGP’s claim reporting procedures in effect immediately prior to the Effective Time and provide copies of such reported claims to GGP’s Corporate Insurance and Risk Management Department;

(B)           Spinco shall indemnify, hold harmless and reimburse GGP and its Subsidiaries for any deductibles and self-insured retention incurred by GGP or its Subsidiaries to the extent resulting from any access to, or any claims made by Spinco or any of its Subsidiaries under, any insurance policies provided pursuant to Section 6.3(b)(i), Section 6.3(b)(ii) and Section 6.3(h) including any indemnity payments, settlements, judgments, legal fees and allocated claims expenses and claim handling fees, whether such claims are made by Spinco, its employees or third Persons; provided; however, and without regard to Section 6.3(a), Spinco shall have no obligation to indemnify and reimburse GGP for any deductibles or self-insured retention incurred by GGP or its Subsidiaries with respect to losses at White Mountain Mall;

(C)           Spinco shall exclusively bear and be responsible for (and GGP shall have no obligation to repay or reimburse Spinco or any of its Subsidiaries for) and pay the applicable insurers as required under the applicable insurance policies for any and all costs as a result of having access to, or making claims under, any insurance provided pursuant to

Pre-GGP Insurance Policies, including any deductibles and self-insured retention associated with such claims, retrospective, retroactive or prospective premium adjustments associated with the applicable insurance policies, catastrophic coverage charges, overhead, claim handling and administrative costs, Taxes, surcharges, state assessments, reinsurance costs, other related costs and claim payments, relating to all open, closed or re-opened claims covered by the applicable policies, whether such claims are made by Spinco, its employees or third Persons;

(D)          Spinco shall exclusively bear (and GGP shall have no obligation to repay or reimburse Spinco or its Subsidiaries for) and shall be liable for all uninsured, uncovered, unavailable or uncollectible amounts of all such claims made by Spinco or any of its Subsidiaries under the policies as provided for in this Section 6.3(b) and Section 6.3(h); and

(E)           Spinco shall be responsible for, and shall directly pay the applicable third Person, all costs and expenses incurred in connection with the filing and prosecution of any claim and the collection of any insurance proceeds related thereto.

(c)           Any payments, costs and adjustments required pursuant to Section 6.3(b) (other than payments, costs and adjustments with respect to Pre-GGP Insurance Policies, which payments, costs and adjustments shall be paid by Spinco directly to the applicable insurers) and which are incurred and/or paid by GGP shall be billed by GGP to Spinco on a monthly basis and payable within 30 days from receipt of invoice.  If payment is not made within 90 days of invoice, the outstanding amount will accrue interest from and including the 90th day following the date of the invoice to (but excluding) the date of payment at a rate per annum equal to 10%.  If GGP incurs costs to enforce Spinco’s obligations herein, Spinco agrees to indemnify GGP for such enforcement costs, including attorneys’ fees.

(d)           Except as set forth in the proviso to Section 6.3(a) and the Employee Matters Agreement, Spinco acknowledges and agrees on its own behalf, and on behalf of each other member of the Spinco Group, that neither Spinco nor any member of the Spinco Group shall have any right or claim against GGP or any of its Subsidiaries for reimbursement, payment or any other obligation arising from any insurance policy covering Spinco, any Spinco Asset or any member of the Spinco Group, and hereby irrevocably releases, as of the Effective Time, GGP and its Subsidiaries from all of the duties, obligations, responsibilities and liabilities, known or unknown, reported or not reported, imposed upon GGP or any of its Subsidiaries to the extent resulting from, relating to or arising out of any such insurance policy, without recourse to GGP or any of its Subsidiaries.

(e)           GGP shall retain the exclusive right to control its insurance policies and programs, including the right to exhaust, settle, release, commute, buy-back or otherwise resolve disputes with respect to any of its insurance policies and programs and to amend, modify or waive any rights under any such insurance policies and programs, notwithstanding whether any such policies or programs apply to any Spinco Liabilities and/or claims Spinco has made or could make in the future, and no member of the Spinco Group shall, without the prior written consent of GGP, erode, exhaust, settle, release, commute, buy-back or otherwise resolve disputes with GGP’s insurers with respect to any of GGP’s insurance policies and programs, or amend, modify or waive any rights under any such insurance policies and programs.  Spinco shall cooperate with GGP and share such information as is reasonably necessary in order to permit GGP to manage and conduct its insurance matters as it deems appropriate.

(f)            At the Effective Time, Spinco shall have in effect, except as contemplated by the Transition Services Agreement, all insurance programs required to comply with law or Spinco’s contractual obligations and such other insurance policies as reasonably necessary or customary for companies operating a business similar to Spinco’s.

(g)           Except as otherwise provided in Section 6.3(h), GGP and its Subsidiaries shall have no obligation to secure extended reporting for any claims under any of GGP’s or its Subsidiaries’ claims-made or occurrence-reported liability policies for any acts or omissions by any member of the Spinco Group incurred prior to the Effective Time.

(h)           GGP has obtained and shall provide for the joint benefit of GGP and Spinco, a fully paid directors and officers liability, which includes run-off coverage, for claims made after the Effective Time covering wrongful acts which take place on or prior to the Effective Time and arising out of or relating to the entities and business that are part of the Spinco Group as of immediately after the Effective Time, with a policy period of at least three years from and after the Effective Time, covering (i) current as of the Effective Time and former directors and officers of GGP, (ii) current as of the Effective Time and former directors and officers of the entities and business that are part of the Spinco Group as of immediately after the Effective Time, (iii) current as of the Effective Time and former GGP employees for securities claims and (iv) GGP and its Subsidiaries and the entities and business that are part of the Spinco Group as of immediately after the Effective Time and its Subsidiaries for securities claims.  Such directors and officers liability run-off insurance policy shall be materially consistent with the directors and officers liability insurance policy currently maintained by GGP (except for the policy period and provisions excluding coverage for wrongful acts occurring after the Effective Time).

(i)            This Agreement shall not be considered as an attempted assignment of any policy of insurance or as a contract of insurance and shall not be construed to waive any right or remedy of any member of the GGP Group in respect of any of the GGP insurance policies and programs or any other Contract or policy of insurance.

(j)            GGP shall be obligated to reimburse the Spinco Group out of proceeds actually recovered by GGP under a property insurance policy insuring against losses at White Mountain Mall prior to the Effective Time for (i) any loss of business income suffered in respect of White Mountain Mall after the Effective Time as a result of a loss that occurred prior to the Effective Time and (ii) any property damage costs incurred and paid by a Spinco Entity after the Effective Time as a result of a property damage loss that occurred prior to the Effective Time at White Mountain Mall, in each case, provided that such reimbursement shall be net of any non-reimbursed out-of-pocket costs and expenses paid by GGP in connection with filing and prosecuting such claim.

6.4                                 Allocation of Costs and Expenses.

(a)                                  Spinco shall pay for all out-of-pocket fees, costs and expenses (including legal costs, fees and expenses, including fees and expenses of experts and consultants) incurred by GGP or any of its Subsidiaries prior to the Effective Time in connection with the Transactions, including (i) the preparation and negotiation of this Agreement, each Ancillary Agreement (unless otherwise expressly provided therein), each of the financing transactions described in the Form 10 and/or the Form S-11 as occurring on or prior to the Effective Time, including any financing transactions to be entered into by Spinco or any of its Subsidiaries and all other documentation related to the Transactions and all related transactions, (ii) the preparation and execution or filing of any and all other documents, agreements, forms, applications, Contracts or consents associated with the Transactions and all related transactions, including costs and fees associated with the assumption of any mortgage loans by a member of the Spinco Group, (iii) the preparation and filing of Spinco’s and its Subsidiaries’ organizational documents, (iv) the preparation, printing and filing of the Form 10 and the information statement contained therein and the Form S-11 and/or any other required securities filings, including all fees and expenses of complying with applicable federal and state securities Laws and domestic securities exchange rules and regulations, together with fees and expenses of counsel retained to effect such compliance, (v) the initial listing of the Spinco Common Stock on the New York Stock Exchange, (vi) the fees and expenses of Deloitte & Touche incurred in connection with the Form 10 and the information statement contained therein and the Form S-11 and/or any other required securities filings, (vii) the fees and expenses of Wells Fargo Securities LLC and its Affiliates (including Eastdil Secured) and any other advisors incurred in connection with the Distribution and the Rights Offering and (viii) the estimated incremental cost of extending the exercise period for Vested Options (as defined in the Employee Matters Agreement) held by Spinco Employees by virtue of deeming such employees, solely for purposes of the Vested Options, to be employed by the GGP Group during the period they are employed by the Spinco Group (collectively, the “Transaction Expenses”).

(b)                                 At least three business days prior to the Distribution Date, GGP shall deliver to a duly authorized representative of Spinco a written estimate, together with copies of invoices or other reasonable supporting documentation, of the aggregate amount of Transaction Expenses incurred and reasonably expected to be incurred through and including the Distribution Date, and Spinco shall pay such amount to GGP on the Distribution Date by wire transfer to an account designated in writing by GGP at least one business day prior to the Distribution Date.  If GGP receives invoices for Transaction Expenses that were not included in the estimate of Transaction Expenses, GGP shall provide notice thereof to a duly authorized representative of Spinco as promptly as practicable, and Spinco shall pay such amounts not later than fifteen business days after receipt of any such notice.

6.5                                 Litigation; Cooperation.

(a)                                  As of the Effective Time, Spinco shall assume and thereafter, except as provided in Article V, be responsible for all Liabilities that may result from the Assumed Actions and all fees and costs relating to the defense of the Assumed Actions, including attorneys’ fees and costs incurred after the Effective Time.  “Assumed Actions” means (i) those Actions in which any member of the GGP Group or any Subsidiary of a member of the GGP Group is a defendant or the party against whom the Action is directed primarily relating to the Spinco Business, including the Actions listed on Schedule 6.5(a) and (ii) for purposes of clarity, all existing pending and threatened Actions in which either (A) any member of the Spinco Group is a defendant or the party against whom the Action is directed or (B) any Action in which a member of the Spinco Group is a plaintiff or otherwise a claimant.  Spinco shall use its commercially reasonable efforts to cause each member of the GGP Group and their respective post-Distribution officers, directors, members, partners, shareholders and employees (collectively, “Target Persons”) to be removed from the Assumed Actions; provided, however, that if Spinco is unable to cause each member of the GGP Group and their respective Target Persons to be removed from an Assumed Action, GGP and Spinco shall cooperate and consult to the extent necessary or advisable with respect to such Assumed Action.

(b)                                 The GGP Group shall transfer the Transferred Actions to Spinco, and Spinco shall receive and have the benefit of all of the proceeds of such Transferred Actions. “Transferred Actions” means those Actions in which any member of the GGP Group or any Subsidiary of a member of the GGP Group is a plaintiff or claimant primarily relating to the Spinco Business, which shall initially include those Actions set forth on Schedule 6.5(b).  Spinco shall use its commercially reasonable efforts to cause each member of the GGP Group and their respective Target Persons to be removed from the Transferred Actions; provided, however, that if Spinco is unable to cause each member of the GGP Group and their respective Target Persons to be removed from a Transferred Action, GGP and Spinco shall cooperate and consult to the extent necessary or advisable with respect to such Transferred Action.

(c)                                  (i)                                     GGP agrees that at all times from and after the Effective Time if a Third Party Claim relating primarily to the GGP Business is commenced naming both a member of the GGP Group and a member of the Spinco Group and their respective Target Persons as defendants thereto, then GGP shall use its commercially reasonable efforts to cause each such member of the Spinco Group and their respective Target Persons to be removed from such Third Party Claim; provided, that, if GGP is unable to cause each such member of the Spinco Group and their respective Target Persons to be removed from such Third Party Claim, GGP and Spinco shall cooperate and consult to the extent necessary or advisable with respect to such Third Party Claim.

(ii)                                  Spinco agrees that at all times from and after the Effective Time if a Third Party Claim relating primarily to the Spinco Business is commenced naming both a member of the GGP Group and their respective Target Persons and a member of the Spinco Group as defendants thereto, then Spinco shall use its commercially reasonable efforts to cause each member of the GGP Group and their respective Target Persons to be removed from such Third Party Claim; provided, that, if Spinco is unable to cause each member of the GGP Group and their respective Target Persons to be removed from such Third Party Claim, GGP and Spinco shall cooperate and consult to the extent necessary or advisable with respect to such Third Party Claim.

(iii)                               GGP and Spinco agree that at all times from and after the Effective Time if a Third Party Claim which does not relate primarily to the Spinco Business or the GGP Business is commenced naming both GGP (or any member of the GGP Group and/or their respective Target Persons) and Spinco (or any member of the Spinco Group and/or their respective Target Persons) as defendants thereto, then GGP and Spinco shall cooperate fully with each other, maintain a joint defense (in a manner that would preserve for both parties and their respective Subsidiaries any attorney-client privilege, joint defense or other privilege with respect thereto) and consult each other to the extent necessary or advisable with respect to such Third Party Claim.

(d)                                 GGP and Spinco agree that, with respect to any Assumed Action, Transferred Action, Third Party Claim, or any other Action to which either a member of the GGP Group or a member of the Spinco Group is a party and that is governed by this Section 6.5, neither GGP or any member of the GGP Group, on the one hand, nor Spinco or any member of the Spinco Group, on the other hand, shall settle such Action in a manner that would reasonably be expected to result in any liability or equitable relief, contingent or otherwise, against the other.

6.6                                 Tax Matters.  GGP and Spinco shall enter into the Tax Matters Agreement on or prior to the Distribution Date.  To the extent any representations, warranties, covenants or agreements between the parties with respect to Taxes or other matters are set forth in the Tax Matters Agreement, such Taxes and other matters shall be governed exclusively by the Tax Matters Agreement and not by this Agreement.

6.7                                 Employment Matters.  GGP and Spinco shall enter into the Employee Matters Agreement concurrent with this Agreement.  To the extent that any representations, warranties, covenants or agreements between the parties with respect to employment matters are set forth in the Employee Matters Agreement, such employment matters shall be governed exclusively by the Employee Matters Agreement and not by this Agreement, if applicable, with respect to Spinco Employees.

ARTICLE VII

DISPUTE RESOLUTION

7.1                                 General Provisions.

(a)                                  Any dispute, controversy or claim arising out of or relating to this Agreement shall be subject to the procedures in this Article VII.  Each of the parties hereto consents to the procedures set forth in this Article VII in connection with any dispute arising out of or relating to this Agreement.

(b)                                 Subject to Section 7.1(a), any dispute, controversy or claim arising out of or relating to this Agreement or the Ancillary Agreements (other than the Transition Services Agreement and the Tax Matters Agreement, which shall be subject to the dispute resolution provisions contained therein), or the validity, interpretation, breach or termination thereof (a “Dispute”), shall be resolved in accordance with the procedures set forth in this Article VII, which shall be the sole and exclusive procedures for the resolution of any such Dispute unless otherwise specified in the applicable Ancillary Agreement or in this Article VII below.

(c)                                  Commencing with a request contemplated by Section 7.2 set forth below, all communications between the parties or their representatives in connection with the attempted resolution of any Dispute shall be deemed to have been delivered in furtherance of a Dispute settlement and shall be exempt from discovery and production, and shall not be admissible into evidence for any reason (whether as an admission or otherwise), in any arbitral or other proceeding for the resolution of any Dispute.

(d)                                 THE PARTIES EXPRESSLY WAIVE AND FOREGO ANY RIGHT TO (I) SPECIAL DAMAGES, AS DEFINED HEREIN (PROVIDED, THAT LIABILITY FOR ANY SUCH SPECIAL DAMAGES, AS DEFINED HEREIN, WITH RESPECT TO ANY THIRD PARTY CLAIM SHALL BE CONSIDERED DIRECT DAMAGES) AND (II) TRIAL BY JURY.

(e)                                  The specific procedures set forth in this Article VII below, including the time limits referenced therein, may be modified by agreement of both of the parties in writing.

(f)                                    All applicable statutes of limitations and defenses based upon the passage of time shall be tolled while the procedures specified in this Article VII are pending.  The parties will take any necessary or appropriate action required to effectuate such tolling.

7.2                                 Consideration by Senior Executives.  If a Dispute is not resolved in the normal course of business at the operational level, the parties shall attempt in good faith to resolve the Dispute by negotiation between the Groups’ executives who hold, respectively, the office of Vice President (or a more senior office).  Either party may initiate the executive negotiation process by providing a written notice to the other (the “Initial Notice”).  Within 15 days, the receiving party shall submit to the other a written response (the “Response”).  The Initial Notice and the Response shall include (i) a statement of the Dispute and of each party’s position and (ii) the name and title of the executive who will represent that party and of any other person who will accompany the executive.  The parties agree that such executives shall have full and complete authority to resolve any Disputes submitted pursuant to this Section 7.2.  Such executives will meet in person or by teleconference or video conference within 30 days of the date of the Initial Notice to seek a resolution of the Dispute.  In the event that the executives are unable to agree to a location or format for such meeting, the meeting shall be convened by teleconference.

7.3                                 Arbitration.

(a)                                  If a Dispute is not resolved by negotiation as provided in Section 7.2 within 45 days from the delivery of the Initial Notice, then either party shall submit such Dispute to be finally resolved by binding arbitration, in each case, pursuant to the CPR Institute for Dispute Resolution (the “CPR”) Rules for Non-Administered Arbitration as then in effect (the “CPR Arbitration Rules”).  Either party may, at any time, and without first (or fully) complying with the provisions of Section 7.2, submit a request for interim injunctive relief to the arbitrator appointed pursuant to Section 7.3(b) (provided, that, if the tribunal shall not have been constituted, either party may seek interim relief either before a special arbitrator, as provided for in Rule 14 of the CPR Arbitration Rules, or before any court of competent jurisdiction) if, in the reasonable opinion of such party, such interim injunctive relief is necessary to preserve its rights pending resolution of the Dispute.

(b)                                 The neutral organization for purposes of the CPR Arbitration Rules will be the CPR.  The arbitrator will be composed of one arbitrator.  The one arbitrator will be appointed by CPR from a list of six proposed neutrals submitted by the CPR.  Each party may strike no more than two neutrals from the list submitted by CPR.

(c)                                  Arbitration will take place in the Borough of Manhattan in New York, New York.  Along with the arbitrator appointed, the parties will agree to a mutually convenient date and time to conduct the arbitration, but in no event will the hearing(s) be scheduled less than nine months from submission of the Dispute to arbitration unless the parties agree otherwise in writing; provided, that, if injunctive or other interim relief contemplated by Section 7.3(d) below is requested, the hearing(s) will be expedited in accordance with any order entered by the court, tribunal or special arbitrator adjudicating that request.

(d)                                 The arbitrator will have the right to award, on an interim basis, or include in the final award, money damages (with interest on unpaid amounts from the due date), injunctive relief (including specific performance) and attorneys’ fees and costs; provided, that the arbitrator will not award any relief not specifically requested by the parties and, in any event, will not award Special Damages.  Upon appointment of the arbitrator following any grant of interim relief by a special arbitrator or court pursuant to Sections 7.3(a) and 7.4, the tribunal may affirm or disaffirm that relief, and the parties will seek modification or rescission of the order entered by the special arbitrator or court as necessary to accord with the tribunal’s decision.

(e)                                  The parties agree to be bound by the provisions of Rule 13 of the Federal Rules of Civil Procedure with respect to compulsory counterclaims (as the same may be amended from time to time); provided, that any such compulsory counterclaim shall be filed within 30 days of the filing of the original claim.

(f)                                    So long as either party has a timely claim to assert, the agreement to arbitrate Disputes set forth in this Section 7.3 will continue in full force and effect subsequent to, and notwithstanding the completion, expiration or termination of, this Agreement.

(g)                                 A party obtaining an order of interim injunctive relief may enter judgment upon such award in any court of competent jurisdiction.  The final award in an arbitration pursuant to this Article VII shall be conclusive and binding upon the parties, and a party obtaining a final award may enter judgment upon such award in any court of competent jurisdiction.

(h)                                 It is the intent of the parties that the agreement to arbitrate Disputes set forth in this Section 7.3 shall be interpreted and applied broadly such that all reasonable doubts as to arbitrability of a Dispute shall be decided in favor of arbitration.

(i)                                     If a Dispute includes both arbitrable and nonarbitrable claims, counterclaims or defenses, the parties shall arbitrate all such arbitrable claims, counterclaims or defenses and shall concurrently litigate all such nonarbitrable claims, counterclaims or defenses.

(j)                                     The parties agree that any Dispute submitted to mediation and/or arbitration shall be governed by, and construed and interpreted in accordance with, Section 8.2 and, except as otherwise provided in this Article VII or mutually agreed to in writing by the parties, the Federal Arbitration Act, 9 U.S.C. §§ 1 et seq., shall govern any arbitration between the parties pursuant to this Section 7.3.

(k)                                  Each party shall bear (i) its own fees, costs and expenses and (ii) an equal share of other expenses of the arbitration, including the fees, costs and expenses of the one arbitrator; provided, in the case of any Disputes relating to the parties’ rights and obligations with respect to indemnification under Article V, the prevailing party shall be entitled to reimbursement by the other party of its reasonable out-of-pocket fees and expenses (including attorneys’ fees) incurred in connection with the arbitration.

7.4                                 Specific Performance.  In the event of any actual or threatened default in, or breach of, any of the terms, conditions and provisions of this Agreement, the Tax Matters Agreement or the Employee Matters Agreement, the party or parties who are or are to be thereby aggrieved shall have the right to specific performance and injunctive or other equitable relief (on an interim or permanent basis) of its rights under such agreement, in addition to any and all other rights and remedies at law or in equity, and all such rights and remedies shall be cumulative.  The parties agree that the remedies at law for any breach or threatened breach, including monetary damages, may be inadequate compensation for any loss and that any defense in any action for specific performance that a remedy at law would be adequate is waived.  Any requirements for the securing or posting of any bond with such remedy are waived by each of the parties to this Agreement.  Notwithstanding the foregoing, except with respect to breaches of Section 6.2 of this Agreement, specific performance can only be sought and granted in proceedings before the independent arbitrator pursuant to this Article VII.

ARTICLE VIII

MISCELLANEOUS

8.1                                 Corporate Power.  GGP represents on behalf of itself and on behalf of other members of the GGP Group, and Spinco represents on behalf of itself and on behalf of other members of the Spinco Group, as of the date hereof, as follows:

(a)                                  each such Person has the requisite corporate power and authority and has taken all corporate action necessary in order to execute, deliver and perform each of this Agreement and each Ancillary Agreement to which it is a party and to consummate the transactions contemplated hereby and thereby; and

(b)                                 this Agreement and each Ancillary Agreement to which it is a party has been duly executed and delivered by it and constitutes a valid and binding agreement of it enforceable in accordance with the terms thereof.

8.2                                 Governing Law.  This Agreement and, unless expressly provided therein, each Ancillary Agreement, and any dispute arising out of or relating to this Agreement or, unless expressly provided therein, each Ancillary Agreement, shall be governed by and construed and interpreted in accordance with the Laws of the State of New York irrespective of the choice of Laws principles of the State of New York.

8.3                                 Survival of Covenants.  Except as expressly set forth in any Ancillary Agreement, the covenants and other agreements contained in this Agreement and each Ancillary Agreement, and liability for the breach of any obligations contained herein or therein, shall survive each of the Restructuring and the Distribution and shall remain in full force and effect.

8.4                                 Force Majeure.  No party hereto (or any Person acting on its behalf) shall have any liability or responsibility for failure to fulfill any obligation (other than a payment obligation) under this Agreement or, unless otherwise expressly provided therein, any Ancillary Agreement, so long as and to the extent to which the fulfillment of such obligation is prevented, frustrated, hindered or delayed as a consequence of circumstances of Force Majeure.  A party claiming the benefit of this provision shall, as soon as reasonably practicable after the occurrence of any such event, (i) notify the other parties of the nature and extent of any such Force Majeure condition and (ii) use due diligence to remove any such causes and resume performance under this Agreement as soon as feasible.

8.5                                 Notices.  All notices, requests, claims, demands and other communications under this Agreement and, to the extent applicable and unless otherwise provided therein, under each of the Ancillary Agreements shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by overnight courier service, by facsimile or electronic transmission with receipt confirmed (followed by delivery of an original via overnight courier service) or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 8.5):

(i)	if to GGP:

General Growth Properties, Inc.
110 N. Wacker Drive
Chicago, IL 60606
	Attention:	General Counsel
	Facsimile:	(312) 960-5485

(ii)	if to Spinco:

Rouse Properties, Inc.
1114 Avenue of the Americas, Suite 2800
New York, NY 10110
	Attention:	General Counsel
	Facsimile:	(212) 417-7272

a copy of all notices should also be sent to:

Weil, Gotshal & Manges LLP
767 Fifth Avenue
New York, NY 10153
Attention:	Matthew Bloch
Facsimile:	(212) 310-8007

8.6                                 Termination.  Notwithstanding any provision to the contrary, this Agreement may be terminated and the Distribution abandoned at any time prior to the Effective Time by and in the sole discretion of GGP without the prior approval of any Person, including Spinco.  In the event of such termination, this Agreement shall become void and no party, or any of its officers and directors, shall have any liability to any Person by reason of this Agreement.  After the Effective Time, this Agreement may not be terminated except by an agreement in writing signed by each of the parties to this Agreement.

8.7                                 Severability.  If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced under any Law or as a matter of public policy, all other conditions and provisions of this Agreement shall remain in full force and effect.  Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties to this Agreement shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated by this Agreement be consummated as originally contemplated to the greatest extent possible.

8.8                                 Entire Agreement.  Except as otherwise expressly provided in this Agreement, this Agreement (including the Schedules and Exhibits hereto) constitutes the entire agreement of the parties hereto with respect to the subject matter of this Agreement and supersedes all prior agreements and undertakings, both written and oral, between or on behalf of the parties hereto with respect to the subject matter of this Agreement.

8.9                                 Assignment; No Third-Party Beneficiaries.  This Agreement shall not be assigned by either party without the prior written consent of the other party.  Notwithstanding the foregoing, either party may assign (i) any or all of its rights and obligations under this Agreement to any of its Subsidiaries and (ii) any or all of its rights and obligations under this Agreement in connection with a sale or disposition of any assets or entities or lines of business; provided, however, that, in each case, no such assignment shall (a) release the assigning party from any liability or obligation under this Agreement or (b) change any of the steps in the Spinoff Plan.  Except as provided in Article V with respect to Indemnified Parties, this Agreement is for the sole benefit of the parties to this Agreement and members of their respective Group and their permitted successors and assigns and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

8.10                           Public Announcements.  From and after the Effective Time, GGP and Spinco shall consult with each other before issuing, and give each other the opportunity to review and comment upon, any press release or other public statements with respect to any matters covered by this Agreement, and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by applicable Law, court process or by obligations pursuant to any listing agreement with any national securities exchange or national securities quotation system.

8.11                           Amendment.  No provision of this Agreement may be amended or modified except by a written instrument signed by all the parties to this Agreement.  No waiver by any party of any provision of this Agreement shall be effective unless explicitly set forth in writing and executed by the party so waiving.  The waiver by any party of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any other subsequent breach.

8.12                           Rules of Construction.  Interpretation of this Agreement shall be governed by the following rules of construction:  (i) in the event of any conflict between the terms and conditions of this Agreement and the terms and conditions of any Ancillary Document, the terms and conditions of the Ancillary Document shall govern and control this Agreement, unless otherwise specified herein; (ii) words in the singular shall be held to include the plural and vice versa and words of one gender shall be held to include the other gender as the context requires; (iii) references to the terms Article, Section, paragraph, clause, Exhibit and Schedule are references to the Articles, Sections, paragraphs, clauses, Exhibits and Schedules of this Agreement unless otherwise specified; (iv) the terms “hereof,” “herein,” “hereby,” “hereto,” and derivative or similar words refer to this entire Agreement, including the Schedules and Exhibits hereto; (v) references to “$” shall mean U.S. dollars; (vi) the word “including” and words of similar import when used in this Agreement shall mean “including, without limitation,” unless otherwise specified; (vii) the word “or” shall not be exclusive; (viii) references to “written” or “in writing” include in electronic form; (ix) unless the context requires otherwise, references to “party” shall mean GGP or Spinco, as appropriate, and references to “parties” shall mean GGP and Spinco; (x) provisions shall apply, when appropriate, to successive events and transactions; (xi) the table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement; (xii) GGP and Spinco have each participated in the negotiation and drafting of this Agreement and if an ambiguity or question of interpretation should arise, this Agreement shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or burdening either party by virtue of the authorship of any of the provisions in this Agreement or any interim drafts of this Agreement; and (xiii) a reference to any Person includes such Person’s successors and permitted assigns.

8.13                           Counterparts.  This Agreement may be executed in one or more counterparts, and by the different parties to each such agreement in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.  Delivery of an executed counterpart of a signature page to this Agreement by facsimile or portable document format (PDF) shall be as effective as delivery of a manually executed counterpart of any such Agreement.

[The remainder of this page is intentionally left blank.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on the date first written above by their respective duly authorized officers.

GENERAL GROWTH PROPERTIES, INC.

By:	/s/ Marvin J. Levine
	Name:	Marvin J. Levine
	Title:	Senior Vice President

ROUSE PROPERTIES, INC.

By:	/s/ Michael McNaughton
	Name:	Michael McNaughton
	Title	Chief Operating Officer

EXHIBIT A

Spinco Certificate of Incorporation

See attached.

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

ROUSE PROPERTIES, INC.

The present name of the corporation is Rouse Properties, Inc. (the “Corporation”).  The Corporation was incorporated under the name “Rouse Properties, Inc.” by the filing of its original Certificate of Incorporation with the Secretary of State of the State of Delaware on August 10, 2011.  In accordance with Sections 242 and 245 of the General Corporation Law of the State of Delaware (the “DGCL”), the Certificate of Incorporation of the Corporation, is hereby amended and restated to read in its entirety as follows:

ARTICLE I

The name of the corporation (which is hereinafter referred to as the “Corporation”) shall be Rouse Properties, Inc.

ARTICLE II

The address of the Corporation’s registered office in the State of Delaware is 2711 Centerville Road, Suite 400, Wilmington, New Castle County, Delaware 19808.  The name of the Corporation’s registered agent at such address is Corporation Service Company.  The Corporation may have such other offices, either within or without the State of Delaware, as the Board of Directors of the Corporation (the “Board of Directors”) may designate or as the business of the Corporation may from time to time require.

ARTICLE III

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the DGCL.

ARTICLE IV

A.                                   Classes and Number of Shares.  The total number of shares of all classes of capital stock that the Corporation shall have authority to issue is five hundred fifty-one million (551,000,000) shares, consisting of (i) fifty million (50,000,000) shares of preferred stock, par value $0.01 per share (the “Preferred Stock”), (ii) five hundred million (500,000,000) shares shall be of a class designated common stock, par value $0.01 per share (the “Common Stock”), and one million (1,000,000) shares shall be of a class designated Class B common stock, par value $0.01 per share (the “Class B Common Stock” and together with the Common Stock, the “Common Shares”).

B.                                     Common Shares.  The powers, preferences, and rights of the Common Stock and Class B Common Stock, and the qualifications, limitations and restrictions thereof, are fixed as follows:

(1)                                  The holders of outstanding shares of Common Stock shall have the right to vote on all questions to the exclusion of all other stockholders, each holder of record of Common Stock being entitled to one vote for each share of Common Stock standing in the name of the stockholder on the books of the Corporation, except as may be provided in this Certificate of Incorporation, as it may be amended from time to time (the “Certificate of Incorporation”), in a Preferred Stock Designation (as hereinafter defined), or as required by law.

(2)                                  The holders of outstanding shares of Class B Common Stock shall have no voting rights other than such rights as may be required by the first sentence of Section 242(b)(2) of the DGCL or any similar provision hereafter enacted; provided that an amendment of this Certificate of Incorporation to increase or decrease the number of authorized shares of Class B Common Stock (but not below the number of shares thereof then outstanding) may be adopted by resolution adopted by the Board of Directors and approved by the affirmative vote of the holders of a majority of the voting power of all outstanding shares of Common Stock of the Corporation and all other outstanding shares of stock of the Corporation entitled to vote thereon irrespective of the provisions of Section 242(b)(2) of the DGCL or any similar provision hereafter enacted, with such outstanding shares of Common Stock and other stock considered for this purpose as a single class, and no vote of the holders of any shares of Class B Common Stock, voting separately as a class, shall be required therefor.

C.                                     Preferred Stock.  The Preferred Stock may be issued from time to time in one or more series.  The Board of Directors is hereby authorized to provide for the issuance of shares of Preferred Stock in series and, by filing a certificate of designations pursuant to the applicable law of the State of Delaware (a “Preferred Stock Designation”), to establish from time to time for each such series the number of shares to be included in each such series and to fix the designations, powers, rights and preferences of the shares of each such series, and the qualifications, limitations and restrictions thereof.  The authority of the Board of Directors with respect to each series of Preferred Stock shall include, but not be limited to, determination of the following:

(1)                                  The designation of the series, which may be by distinguishing number, letter or title.

(2)                                  The number of shares of the series, which number the Board of Directors may thereafter (except where otherwise provided in the Preferred Stock Designation) increase or decrease (but not below the number of shares thereof then outstanding).

(3)                                  Whether dividends, if any, shall be paid, and, if paid, the date or dates upon which, or other times at which, such dividends shall be payable, whether such dividends shall be cumulative or noncumulative, the rate of such dividends (which may be variable) and the relative preference in payment of dividends of such series.

(4)                                  The redemption provisions and price or prices, if any, for shares of the series.

(5)                                  The terms and amounts of any sinking fund or similar fund provided for the purchase or redemption of shares of the series.

(6)                                  The amounts payable on shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation.

(7)                                  Whether the shares of the series shall be convertible into shares of any other class or series, or any other security, of the Corporation or any other corporation, and, if so, the specification of such other class or series of such other security, the conversion price or prices, or rate or rates, any adjustments thereto, the date or dates on which such shares shall be convertible and all other terms and conditions upon which such conversion may be made.

(8)                                  Restrictions on the issuance of shares of the same series or of any other class or series.

(9)                                  The voting rights, if any, of the holders of shares of the series.

D.                                    Issuance of Rights to Purchase Securities and Other Property.  Subject to the express rights of the holders of any series of Preferred Stock, if any outstanding, but only to the extent expressly set forth in the Preferred Stock Designation with respect thereto, the Board of Directors is hereby authorized to create and to authorize and direct the issuance (on either a pro rata or a non-pro rata basis) by the Corporation of rights, options and warrants for the purchase of shares of capital stock of the Corporation or other securities of the Corporation, at such times, in such amounts, to such persons, for such consideration, with such form and content (including without limitation the consideration for which any shares of capital stock of the Corporation or other securities of the Corporation are to be issued) and upon such terms and conditions as it may, from time to time, determine upon, subject only to the restrictions, limitations, conditions and requirements imposed by the DGCL, other applicable laws and this Certificate of Incorporation.

ARTICLE V

In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, alter, amend or repeal the Bylaws of the Corporation; provided, however, that any amendment, alteration, modification or repeal of a Bylaw or adoption of a new provision in the Bylaws, in each case by the stockholders, may provide that it cannot be further amended, altered, modified or repealed by the Board of Directors, in which case the Board of Directors shall not be authorized to further amend, alter, modify or repeal such Bylaw amendment or such new Bylaw provision.

ARTICLE VI

A.                                   Subject to the rights of the holders of any series of Preferred Stock, if any outstanding, as set forth in a Preferred Stock Designation to elect additional directors under specified circumstances, the number of directors of the Corporation shall be fixed by the Bylaws of the Corporation and may be increased or decreased from time to time in such a manner as may be prescribed by the Bylaws and the DGCL.

B.                                     Unless and except to the extent that the Bylaws of the Corporation shall so require, the election of directors of the Corporation need not be by written ballot.

C.                                     Subject to the rights of the holders of any series of Preferred Stock, if any outstanding, with respect to the election of directors under specified circumstances, any director may be removed from office at any time, but only for cause and only by the affirmative vote of the holders of a majority of the voting power of the capital stock of the Corporation entitled to vote generally in the election of directors (the “Voting Stock”), voting together as a single class.

D.                                    Notwithstanding the foregoing provisions of this Article VI and any limitations contained in any Preferred Stock Designation, each director shall serve until such director’s successor is duly elected and qualified or until such director’s death, resignation or removal.  No change in the number of directors constituting the Board of Directors shall shorten or increase the term of any incumbent director.

ARTICLE VII

The Corporation, to the fullest extent permitted by the DGCL, as the same exists or may hereafter be amended, shall indemnify and hold harmless any person (a “Covered Person”) who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative, regulatory, arbitral or investigative (a “proceeding”), by reason of the fact that he or she, or a person for whom he or she is a legal representative, is or was a director or officer of the Corporation, or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, limited liability entity, joint venture, trust, other enterprise or non-profit entity, including service with respect to employee benefit plans, against all liability and loss (including judgments, fines and amounts paid in settlement) suffered and expenses (including attorneys’ fees) reasonably incurred by such Covered Person.  Notwithstanding the foregoing sentence, the Corporation shall be required to indemnify a Covered Person in connection with a proceeding (or part thereof) commenced by such Covered Person (other than proceedings to enforce rights conferred by this Certificate of Incorporation or the Bylaws of the Corporation) only if the commencement of such proceeding was authorized in the specific case by the Board of Directors.  To the fullest extent permitted by the DGCL, as the same exists or may hereafter be amended, expenses (including attorneys’ fees) incurred by a Covered Person in defending any proceeding shall be paid by the Corporation in advance of the final disposition of such proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Corporation as authorized hereby.  The Corporation may, by action of the Board of Directors, provide indemnification to employees and agents of the Corporation or its subsidiaries with the same (or lesser) scope and effect as the foregoing indemnification of directors and officers.

ARTICLE VIII

No director shall be personally liable either to the Corporation or to any of its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL as the same exists or may hereafter be amended.  Any amendment, modification or repeal of any provision of this Certificate of Incorporation inconsistent with the foregoing sentence shall not adversely affect any right or protection of a director of the Corporation hereunder in respect of any act or omission occurring prior to the time of such amendment, modification or repeal.

ARTICLE IX

The Corporation may purchase and maintain insurance, at its expense, on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was a director, officer, employee or agent of the Corporation serving at the request of the Corporation as a director, officer, employee or agent of another corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise against any liability, expense or loss asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the Corporation would have the power or the obligation to indemnify such person against such liability, expense or loss under the provisions of the Bylaws of the Corporation or the DGCL. To the extent that the Corporation maintains any policy or policies providing such insurance, each such person shall be covered by such policy or policies in accordance with its or their terms to the maximum extent of the coverage thereunder for any such person.

ARTICLE X

The Corporation reserves the right at any time and from time to time to amend, modify or repeal any provision contained in this Certificate of Incorporation or a Preferred Stock Designation, and any other provisions authorized by the laws of the State of Delaware in force at such time may be added or inserted in the manner now or hereafter prescribed herein or by applicable law, and all rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors or any other persons whomsoever by and pursuant to this Certificate of Incorporation in its present form or as hereafter amended are granted subject to the rights reserved in this Article X; provided, however, that any amendment, modification or repeal of Article VII or Article VIII of this Certificate of Incorporation shall not adversely affect any right or protection existing hereunder immediately prior to such amendment, modification or repeal.

ARTICLE XI

The Court of Chancery of the State of Delaware shall be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of fiduciary duty owed by any director or officer of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action asserting a claim against the Corporation arising pursuant to any provision of the DGCL or this Certificate of Incorporation or the Bylaws or (iv) any action asserting a claim against the Corporation governed by the internal affairs doctrine.

ARTICLE XII

Subject to the rights of the holders of any series of Preferred Stock as set forth in a Preferred Stock Designation, any action required or permitted to be taken by the stockholders of the

Corporation must be effected at a duly called annual or special meeting of stockholders of the Corporation and may not be effected by any consent in writing of such stockholders.

ARTICLE XIII

For purposes of this Article XIII, the following terms shall have the following meaning:

“Beneficial Ownership” shall mean ownership of shares of Capital Stock by a Person, whether the interest in such shares is held directly or indirectly (including by a nominee), and shall include shares of Capital Stock that would be treated as owned through the application of Section 544 of the Code, as modified by Section 856(h)(1)(B) of the Code.  The terms “Beneficial Owner,” “Beneficially Owns,” “Beneficially Own,” and “Beneficially Owned” shall have correlative meanings.

“Beneficiary” shall mean, with respect to any Trust, one or more organizations described in each of Section 501(c)(3), Section 170(b)(1)(A) (other than clauses (vii) or (viii) thereof) and Section 170(c)(2) of the Code that are named by the Corporation as the beneficiary or beneficiaries of such Trust, in accordance with the provisions of subsection G(1) of this Article XIII.

“Code” shall mean the Internal Revenue Code of 1986, as amended, or any successor statute.

“Capital Stock” shall mean the Common Shares and the Preferred Stock.

“Constructive Ownership” shall mean ownership of shares of Capital Stock by a Person whether the interest in such shares is held directly or indirectly (including through a nominee), and shall include shares of Capital Stock that would be treated as owned through the application of Section 318 of the Code, as modified by Section 856(d)(5) of the Code.  The terms “Constructive Owner,” “Constructively Owns,” “Constructively Own,” and “Constructively Owned” shall have correlative meanings.

“Constructive Ownership Limit” shall mean 9.9% of the number or value, whichever is more restrictive, of the outstanding shares of Capital Stock, as may be adjusted pursuant to subsection H of this Article XIII.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Market Price” on any date shall mean the fair market value of the relevant Capital Stock, as determined in good faith by the Board of Directors.

“Non-Transfer Event” shall mean an event, other than a purported Transfer, that would cause any Person to violate the provisions of subsection A of this Article XIII.  Non-Transfer Events include, but are not limited to, (i) the granting of any option or entering into any agreement for the sale, transfer, or other disposition of shares of Capital Stock, (ii) the sale, transfer, assignment, or other disposition of any securities or rights convertible into or exchangeable for shares of Capital Stock, (iii) a Person purchasing or otherwise acquiring an interest in a Person which Beneficially Owns or Constructively Owns shares of Capital Stock, or

(iv) a redemption, repurchase, restructuring or similar transaction with respect to a person that Beneficially Owns or Constructively Owns shares of Capital Stock.

“Permitted Transferee” shall mean any Person designated as a Permitted Transferee in accordance with the provisions of subsection G(5) of this Article XIII.

“Person” shall mean an individual, corporation, partnership, limited liability company, estate, trust, a portion of a trust permanently set aside for or to be used exclusively for the purposes described in Section 642(c) of the Code, association, private foundation within the meaning of Section 509(a) of the Code, joint stock corporation, or other entity.

“Prohibited Owner” shall mean, with respect to any purported Transfer or Non-Transfer Event, any Person who, but for the provisions of subsection B of Article XIII hereof, would (i) Beneficially Own shares of Capital Stock in excess of the Stock Ownership Limit (but such Person will be considered a Prohibited Owner only with respect to those shares in excess of the applicable limit), (ii) Constructively Own shares of Capital Stock in excess of the Constructive Ownership Limit (but such Person will be considered a Prohibited Owner only with respect to those shares in excess of the applicable limit), (iii) cause the shares of Capital Stock to be beneficially owned by fewer than 100 Persons (determined under the principles of Section 856(a)(5) of the Code), (iv) cause the Corporation to be “closely held” within the meaning of Section 856(h) of the Code, (v) cause the Corporation or any of its Subsidiaries to Constructively Own 9.9% or more of the ownership interests in a tenant of the Corporation’s or a Subsidiary’s real property, within the meaning of Section 856(d)(2)(B) of the Code, or (vi) cause the Corporation to fail to qualify as a REIT, and if appropriate in the context, shall also mean any Person who would own record title to shares of Capital Stock that the Prohibited Owner would have so owned.

“REIT” shall mean a real estate investment trust under Sections 856 through 860 of the Code.

“REIT Requirements” shall mean the requirements contained in Sections 856 through 860 of the Code which must be satisfied in order for the Corporation to qualify as a REIT.

“Restriction Termination Date” shall mean the first day after the date on which the Board of Directors determines that it is no longer in the best interests of the Corporation to qualify as a REIT.

“Shares-in-Trust” shall mean any shares of Capital Stock designated Shares-in-Trust pursuant to subsection B of this Article XIII.

“Stock Ownership Limit” shall mean 9.9% of the number or value, whichever is more restrictive, of the outstanding shares of Capital Stock, as may be adjusted pursuant to subsection H of this Article XIII.

“Subsidiary” shall have the meaning set forth in subsection A(4) of this Article XIII.

“Transfer” (as a noun) shall mean any issuance, sale, transfer, gift, assignment, devise, or other disposition of shares of Capital Stock, whether voluntary or involuntary, whether of record,

constructively or beneficially, and whether by operation of law or otherwise.  “Transfer” (as a verb) shall have the correlative meaning.

“Trust” shall mean any separate trust created pursuant to subsection B of this Article XIII and administered in accordance with the terms of subsection G of this Article XIII, for the exclusive benefit of any Beneficiary.

“Trustee” shall mean any Person or entity that is not an affiliate of either the Corporation or any Prohibited Owner, such Trustee to be designated by the Corporation to act as trustee of any Trust, or any successor trustee thereof.

A.                                   Restrictions on Transfers.

(1)                                  Except as provided in subsection F of this Article XIII, from the date hereof and through and including the Restriction Termination Date,

(a)                                  (A) no Person shall Beneficially Own outstanding shares of Capital Stock in excess of the Stock Ownership Limit, and (B) no Person shall Constructively Own outstanding shares of Capital Stock in excess of the Constructive Ownership Limit;

(b)                                 any purported Transfer that, if effective, would result in any Person Beneficially Owning shares of Capital Stock in excess of the Stock Ownership Limit or Constructively Owning shares of Capital Stock in excess of the Constructive Ownership Limit shall be void ab initio as to the Transfer of that number of shares of Capital Stock which otherwise would be Beneficially Owned by such person in excess of the Stock Ownership Limit or Constructively Owned by such Person in excess of the Constructive Ownership Limit, and the intended transferee shall acquire no rights in such excess shares of Capital Stock; and

(2)                                  From the date hereof and through and including the Restriction Termination Date, any Transfer that, if effective, would result in shares of Capital Stock being beneficially owned by fewer than 100 Persons (determined under the principles of Section 856(a)(5) of the Code) shall be void ab initio as to the Transfer of that number of shares which would be otherwise beneficially owned (determined without reference to any rules of attribution) by the transferee, and the intended transferee shall acquire no rights in such shares of Capital Stock.

(3)                                  From the date hereof and through and including the Restriction Termination Date, any Transfer of shares of Capital Stock that, if effective, would result in the Corporation being “closely held” within the meaning of Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of the taxable year) shall be void ab initio as to the Transfer of that number of shares of Capital Stock which would cause the Corporation to be “closely held” within the meaning of Section 856(h) of the Code, and the intended transferee shall acquire no rights in such shares of Capital Stock.

(4)                                  From the date hereof and through and including the Restriction Termination Date, any Transfer of shares of Capital Stock that, if effective, would cause the Corporation or any of its Subsidiaries to Constructively Own 10% or more of the ownership interests in a tenant of the real property of (i) the Corporation or (ii) any direct or indirect subsidiary (including, without limitation, partnerships and limited liability companies) of the Corporation (a “Subsidiary”), within the meaning of Section 856(d)(2)(B) of the Code, shall be void ab initio as to the Transfer of that number of shares of Capital Stock which would cause the Corporation to Constructively Own 10% or more of the ownership interests in a tenant of the Corporation’s or a Subsidiary’s real property, within the meaning of Section 856(d)(2)(B) of the Code, and the intended transferee shall acquire no rights in such excess shares of Capital Stock.

(5)                                  From the date hereof and through and including the Restriction Termination Date, no Person shall Beneficially Own or Constructively Own shares of Capital Stock to the extent such Beneficial Ownership or Constructive Ownership would result in the Corporation failing to qualify as a REIT.

B.                                     Transfers to Trust.

(1)                                  If, notwithstanding the other provisions contained in this Article XIII, at any time after the date hereof and through and including the Restriction Termination Date, there is a purported Transfer or Non-Transfer Event such that, if effective, any Person would either (A) Beneficially Own shares of Capital Stock in excess of the Stock Ownership Limit or (B) Constructively Own shares of Capital Stock in excess of the Constructive Ownership Limit (x) except as otherwise provided in subsection F of this Article XIII, the purported transferee shall acquire no right or interest (or, in the case of a Non-Transfer Event, the Person holding record title to the shares of Capital Stock Beneficially Owned or Constructively Owned by such Beneficial Owner or Constructive Owner shall cease to own any right or interest) in such number of shares of Capital Stock which would cause such Person to Beneficially Own shares of Capital Stock in excess of the Stock Ownership Limit or Constructively Own shares of Capital Stock in excess of the Constructive Ownership Limit, as applicable, (y) such number of shares of Capital Stock in excess of the Stock Ownership Limit or the Constructive Ownership Limit, as applicable (rounded up to the nearest whole share), shall be designated Shares-in-Trust and, in accordance with the provisions of subsection G of this Article XIII, transferred automatically and by operation of law to the Trust to be held in accordance with subsection G of this Article XIII, and (z) the Prohibited Owner shall submit such number of shares of Capital Stock to the Corporation for registration in the name of the Trustee.  Such transfer to the Trust and the designation of shares as Shares-in-Trust shall be effective as of the close of business on the business day prior to the date of the Transfer or Non-Transfer Event, as the case may be.

(2)                                  If, notwithstanding the other provisions contained in this Article XIII, at any time after the date hereof and through and including the Restriction Termination Date, there is a purported Transfer or Non-Transfer Event that, if effective, would (i) result in the shares of Capital Stock being beneficially owned by fewer than 100 Persons (determined under the principles of Section 856(a)(5) of the Code), (ii) result in the

Corporation being “closely held” within the meaning of Section 856(h) of the Code, (iii) cause the Corporation or any of its Subsidiaries to Constructively Own 10% or more of the ownership interests in a tenant of the Corporation’s or a Subsidiary’s real property, within the meaning of Section 856(d)(2)(B) of the Code, or (iv) result in the Corporation failing to qualify as a REIT, then (x) the purported transferee shall not acquire any right or interest (or, in the case of a Non-Transfer Event, the Person holding record title of the shares of Capital Stock with respect to which such Non-Transfer Event occurred shall cease to own any right or interest) in such number of shares of Capital Stock, the ownership of which by such purported transferee or record holder would (A) result in the shares of Capital Stock being beneficially owned by fewer than 100 Persons (determined under the principles of Section 856(a)(5) of the Code), (B) result in the Corporation being “closely held” within the meaning of Section 856(h) of the Code, (C) cause the Corporation or any of its Subsidiaries to Constructively Own 10% or more of the ownership interests in a tenant of the Corporation’s or a Subsidiary’s real property, within the meaning of Section 856(d)(2)(B) of the Code or (D) result in the Corporation failing to qualify as a REIT, (y) such number of shares of Capital Stock (rounded up to the nearest whole share) shall be designated Shares-in-Trust and, in accordance with the provisions of subsection G of this Article XIII, transmitted automatically and by operation of law to the Trust to be held in accordance with subsection G of this Article XIII, and (z) the Prohibited Owner shall submit such number of shares of Capital Stock to the Corporation for registration in the name of the Trustee.  Such transfer to a Trust and the designation of shares as Shares-in-Trust shall be effective as of the close of business on the business day prior to the date of the Transfer or Non-Transfer Event, as the case may be.

C.                                     Remedies for Breach.  If the Corporation shall at any time determine, after requesting such information as the Corporation determines is relevant, subject to the provisions of subsection E of this Article XIII, that a Transfer has taken place in violation of subsection A of this Article XIII or that a Person intends to acquire or has attempted to acquire Beneficial Ownership or Constructive Ownership of any shares of Capital Stock in violation of subsection A of this Article XIII, the Corporation shall take such action as it deems advisable to refuse to give effect to or to prevent such Transfer or acquisition, including, but not limited to, refusing to give effect to such Transfer on the books of the Corporation or instituting proceedings to enjoin such Transfer or acquisition.

D.                                    Notice of Restricted Transfer.  Any Person who acquires or attempts to acquire shares of Capital Stock in violation of subsection A of this Article XIII, or any Person who owned shares of Capital Stock that were transferred to the Trust pursuant to the provisions of subsection B of this Article XIII, shall as promptly as practicable give written notice to the Corporation of such event or, in the case of such a proposed or attempted transaction, give at least fifteen (15) days prior written notice, and shall provide to the Corporation such other information as the Corporation may request in order to determine the effect, if any, of such Transfer or Non-Transfer Event, as the case may be, on the Corporation’s status as a REIT.

E.                                      Owner Required to Provide Information.  From the date hereof and through and including the Restriction Termination Date, upon reasonable advance written notice by the Corporation by January 30th of each year, every Beneficial Owner or Constructive Owner of more than five percent (5%), or such lower percentages as required pursuant to regulations under the Code (currently Treasury Regulation § 1.857-8(d)), of the outstanding shares of all classes of Capital Stock shall either (A) provide to the Corporation a written statement or affidavit stating the name and address of such Beneficial Owner or Constructive Owner, the number of shares of Capital Stock Beneficially Owned or Constructively Owned, and a description of how such shares are held, or (B) comply with Treasury Regulation § 1.857-9.  Each such Beneficial Owner or Constructive Owner shall provide to the Corporation such information as the Corporation may reasonably request in order to determine the effect, if any, of such Beneficial Ownership or Constructive Ownership on the Corporation’s status as a REIT and to ensure compliance with the Stock Ownership Limit and the Constructive Ownership Limit.

F.                                      Exception.  The Board of Directors, in its sole and absolute discretion, may except a Person from the Stock Ownership Limit or the Constructive Ownership Limit if (i) such Person is not (A) an individual for purposes of Code Section 542(a)(2), as modified by Code Section 856(h), or (B) treated as the owner of such stock for purposes of Code Section 542(a)(2), as modified by Code Section 856(h), and the Board of Directors obtains such representations and undertakings from such Person as are necessary to ascertain that no Person’s Beneficial or Constructive Ownership of such shares of Capital Stock will violate subsection A(1), A(2), A(3), A(4) or A(5) of this Article XIII, (ii) such Person does not and represents that it will not Beneficially Own shares of Capital Stock to the extent that such Beneficial Ownership of Capital Stock would result in the Corporation being “closely held” within the meaning of Section 856(h) of the Code, or otherwise failing to qualify as a REIT (including, but not limited to, Beneficial or Constructive Ownership that would result in the Corporation or any of its Subsidiaries Constructively Owning an interest in a tenant of the Corporation (or a tenant of any entity owned or controlled by the Corporation) that would cause the Corporation or a Subsidiary to Constructively Own 10% or more of the ownership interests in such tenant with the result that the Corporation does not satisfy the REIT Requirements), and the Board of Directors obtains such representations and undertakings from such Person as are necessary to ascertain this fact, and (iii) such Person agrees that any violation or attempted violation of such representations or undertakings (or other action which is contrary to the restrictions contained in subsections A through E of this Article XIII) will result in such shares of Capital Stock that are in excess of the Stock Ownership Limit or the Constructive Ownership Limit or that would cause the Corporation to fail to qualify as a REIT, as applicable, being designated as Shares-in-Trust in accordance with the provisions of subsection B of this Article XIII.  In exercising its discretion under this subsection F, the Board of Directors may, but is not required to, obtain a ruling from the Internal Revenue Service or an opinion of counsel, in either case in form and substance satisfactory to the Board of Directors, as it may deem necessary or desirable in order to maintain the Corporation’s status as a REIT, and, in addition, may obtain such representations and undertakings from a Beneficial Owner or Constructive Owner that it may deem necessary or desirable under the circumstances.

G.                                     Shares-in-Trust.

(1)                                  Trust.  Any shares of Capital Stock transferred to a Trust and designated Shares-in-Trust pursuant to subsection B of this Article XIII shall be held for the exclusive benefit of the Beneficiary.  The Corporation shall name a Beneficiary for each Trust within five (5) days after the date on which the Corporation is made aware of the existence of the Trust.  Any transfer to a Trust, and subsequent designation of shares of Capital Stock as Shares-in-Trust, pursuant to subsection B of this Article XIII shall be effective as of the close of business on the business day prior to the date of the Transfer or Non-Transfer Event that results in the transfer to the Trust.  Shares-in-Trust shall remain issued and outstanding shares of Capital Stock of the Corporation and shall be entitled to the same rights and privileges on identical terms and conditions as are all other issued and outstanding shares of Capital Stock of the same class and series.  When transferred to a Permitted Transferee in accordance with the provisions of subsection G(5) of this Article XIII, such Shares-in-Trust shall cease to be designated as Shares-in-Trust.

(2)                                  Dividend Rights.  The Trust, as record holder of Shares-in-Trust, shall be entitled to receive all dividends and distributions with respect to such shares of Capital Stock and shall hold such dividends or distributions in trust for the benefit of the Beneficiary.  The Prohibited Owner with respect to Shares-in-Trust shall repay to the Trust the amount of any dividends or distributions received by it that are attributable to any shares of Capital Stock designated as Shares-in-Trust and the record date of which was on or after the date that such shares became Shares-in-Trust.  The Corporation shall take all measures that it determines reasonably necessary to recover the amount of any such dividend or distribution paid to a Prohibited Owner, including, if necessary, (x) withholding any portion of future dividends or distributions payable on shares of Capital Stock Beneficially Owned or Constructively Owned by the Person who, but for the provisions of subsection B of this Article XIII, would Constructively Own or Beneficially Own the Shares-in-Trust, and (y) as soon as reasonably practicable following the Corporation’s receipt or withholding thereof paying over to the Trust for the benefit of the Beneficiary the dividends or distributions so received or withheld, as the case may be.

(3)                                  Rights upon Liquidation.  In the event of any voluntary or involuntary liquidation, dissolution, or winding-up of, or any distribution of the assets of, the Corporation, each holder of Shares-in-Trust shall be entitled to receive, ratably with each other holder of shares of Capital Stock of the same class or series, that portion of the assets of the Corporation which is available for distribution to the holders of such class or series of shares of Capital Stock.  The Trust shall distribute to the Prohibited Owner the amounts received upon such liquidation, dissolution, winding-up, or distribution; provided, however, that the Prohibited Owner shall not be entitled to receive amounts pursuant to this subsection G(3) of this Article XIII in excess of, in the case of a purported Transfer in which the Prohibited Owner gave value for shares of Capital Stock and which Transfer resulted in the transfer of the shares to the Trust, the price per share, if any, such Prohibited Owner paid for the shares of Capital Stock and, in the case of a Non-Transfer Event or Transfer in which the Prohibited Owner did not give value for such shares (e.g., if the shares were received through a gift or devise) and which Non-Transfer Event or Transfer, as the case may be, resulted in the transfer of shares to the Trust, the price per share equal to the Market Price on the date of such Non-Transfer Event or Transfer.  Any remaining amount in such Trust shall be distributed to the Beneficiary.

(4)                                  Voting Rights.  The Trustee shall be entitled to vote all Shares-in-Trust to the extent of voting rights otherwise exercisable in respect of such Capital Stock that has been so designated.  Any vote by a Prohibited Owner as a holder of shares of Capital Stock prior to the discovery by the Corporation that the shares of Capital Stock are Shares-in-Trust shall, subject to applicable law, be rescinded and be void ab initio with respect to such Shares-in-Trust and be recast by the Trustee; provided, however, that if the Corporation has already taken irreversible corporation action, then the Trustee shall not have the authority to rescind and recast such vote.  The Trustee shall vote all Shares-in-Trust in accordance with the recommendation of the Designated Proxy Firm and shall abstain if no such recommendation has been made.  For the purposes of this subsection (4), the “Designated Proxy Firm” means Institutional Shareholder Services, Inc. or any successor thereto or a nationally recognized proxy advisory firm designated by the vote of a majority of the independent members of the Board of Directors in their discretion from time to time; provided, however, that the independent members of the Board of Directors shall not designate a Designated Proxy Firm after the date on which a meeting of stockholders has been called until after such meeting has been held; provided, further, however that if such meeting has been adjourned, no designation of a Designated Proxy Firm shall occur until after the date on which such adjourned meeting has been held.  The Prohibited Owner shall be deemed to have given, as of the close of business on the business day prior to the date of the purported Transfer or Non-Transfer Event that results in the transfer to the Trust of shares of Capital Stock under subsection B of this Article XIII, an irrevocable proxy to the Trustee to vote the Shares-in-Trust in accordance with this subsection (4).

(5)                                  Designation of Permitted Transferee.  The Trustee shall have the exclusive and absolute right to designate a Permitted Transferee of any and all Shares-in-Trust in an orderly fashion so as not to materially adversely affect the Market Price of its Shares-in-Trust.  The Trustee shall designate any Person as a Permitted Transferee, provided, however, that (i) the Permitted Transferee so designated purchases for valuable consideration (whether in a public or private sale) the Shares-in-Trust, and (ii) the Permitted Transferee so designated may acquire such Shares-in-Trust without such acquisition resulting in a transfer to a Trust and the redesignation of such shares of Capital Stock so acquired as Shares-in-Trust under subsection B of this Article XIII.  Upon the designation by the Trustee of a Permitted Transferee in accordance with the provisions of this subsection G(5), the Trustee shall (i) cause to be transferred to the Permitted Transferee that number of Shares-in-Trust acquired by the Permitted Transferee, (ii) cause to be recorded on the books of the Corporation that the Permitted Transferee is the holder of record of such number of shares of Capital Stock, as applicable, (iii) cause the Shares-in-Trust to be cancelled, and (iv) distribute to the Beneficiary any and all amounts held with respect to the Shares-in-Trust after making the payment to the Prohibited Owner pursuant to subsection G(6) of this Article XIII.

(6)                                  Compensation to Record Holder of Shares of Capital Stock that Become Shares-in-Trust.  Any Prohibited Owner shall be entitled (following discovery of the Shares-in-Trust and subsequent designations of the Permitted Transferee in accordance with subsection G(5) of this Article XIII or following the acceptance of the offer to purchase such shares in accordance with subsection G(7) of this Article XIII) to receive from the Trustee following the sale or other disposition of such Shares-in-Trust the lesser of (i) in the case of (a) a purported Transfer in which the Prohibited Owner gave value for shares of Capital Stock and which Transfer resulted in the transfer of the shares to the Trust, the price per share, if any, such Prohibited Owner paid for the shares of Capital Stock, or (b) a Non-Transfer Event or Transfer in which the Prohibited Owner did not give value for such shares (e.g., if the shares were received through a gift or devise) and which Non-Transfer Event or Transfer, as the case may be, resulted in the transfer of shares to the Trust, the price per share equal to the Market Price on the date of such Non-Transfer Event or Transfer, and (ii) the price per share received by the Trustee from the sale or other disposition of such Shares-in-Trust.  Any amounts received by the Trustee in respect of such Shares-in-Trust and in excess of such amounts to be paid to the Prohibited Owner pursuant to this subsection G(6) shall be distributed to the Beneficiary in accordance with the provisions of subsection G(5) of this Article XIII.  Each Beneficiary and Prohibited Owner waives any and all claims that it may have against the Trustee and the Trust arising out of the disposition of Shares-in-Trust, except for claims arising out of the gross negligence or willful misconduct of, or any failure to make payments in accordance with this subsection G(6) by, such Trustee or the Corporation.

(7)                                  Purchase Right in Shares-in-Trust.  Shares-in-Trust shall be deemed to have been offered for sale to the Corporation, or its designee, at a price per share equal to the lesser of (i) the price per share in the transaction that created such Shares-in-Trust (or, in the case of devise, gift or Non-Transfer Event, the Market Price at the time of such devise, gift or Non-Transfer Event), and (ii) the Market Price on the date the Corporation, or its designee, accepts such offer.  Subject to subsection G(6) of this Article XIII, the Corporation shall have the right to accept such offer for a period of ninety (90) days after the later of (i) the date of the Non-Transfer Event or purported Transfer which resulted in such Shares-in-Trust and (ii) the date the Corporation determines in good faith that a Transfer or Non-Transfer Event resulting in Shares-in-Trust has occurred, if the Corporation does not receive a notice of such Transfer or Non-Transfer Event pursuant to subsection D of this Article XIII.

H.                                    Modification and Limitations on Changes of Limits.

(1)                                  Increase or Decrease in Stock Ownership Limit or Constructive Ownership Limit.  Subject to the limitations provided in subsection H(2) of this Article XIII, the Board may from time to time increase or decrease the Stock Ownership Limit or the Constructive Ownership Limit; provided, however, that (i) any decrease may only be made prospectively as to subsequent holders (other than a decrease as a result of a retroactive change in existing law that would require a decrease in order for the Corporation to retain REIT status, in which case such decrease shall be effective immediately) and (ii) any decrease may only be made if the Board reasonably determines that such decrease is advisable to help the Corporation protect its status as a REIT.

(2)                                  Limitation on Changes in Stock Ownership Limit or Constructive Ownership Limit.  Prior to the modification of any Stock Ownership Limit or Constructive Ownership Limit pursuant to subsection H(1) of this Article XIII, the Board may require such opinions of counsel, affidavits, undertakings, or agreements as it may deem necessary or advisable in order to determine or ensure the Corporation’s status as a REIT.

I.                                         Remedies Not Limited.  Nothing contained in this Article XIII shall limit the authority of the Corporation to take such other action as it deems necessary or advisable (i) to protect the Corporation and the interests of its stockholders by preservation of the Corporation’s status as a REIT, and (ii) to ensure compliance with the Stock Ownership Limit or the Constructive Ownership Limit, as applicable.

J.                                        Ambiguity.  In the case of an ambiguity in the application of any of the provisions of this Article XIII, including any defined term contained herein, the Board of Directors shall have the power to determine the application of the provisions of this Article XIII with respect to any situation based on the facts known to it.  In the event that this Article XIII requires an action by the Board of Directors and this Certificate of Incorporation fails to provide specific guidance with respect to such action, the Board of Directors shall have the power to determine the action to be taken so long as such action is in furtherance of the provisions of this Article XIII.

K.                                    Severability.  If any provision of this Article XIII or any application of any such provision is determined to be invalid by any Federal or state court having jurisdiction over the issues, the validity of the remaining provisions shall not be affected and other applications of such provision shall be affected only to the extent necessary to comply with the determination of such court.

L.                                      Legend.  Each certificate for shares of Capital Stock shall bear substantially the following legend:

“The shares represented by this certificate are subject to restrictions on transfer for the purpose of the Corporation’s maintenance of its status as a real estate investment trust under the Internal Revenue Code of 1986, as amended (the “Code”).  No Person may (i) Beneficially Own shares of Capital Stock in excess of 9.9% of the number or value of outstanding shares of Capital Stock (whichever is more restrictive) or Constructively Own shares of Capital Stock in excess of 9.9% of the number or value of outstanding shares of Capital Stock (whichever is more restrictive); (ii) beneficially own shares of Capital Stock that would result in the shares of Capital Stock being beneficially owned by fewer than 100 Persons (determined without reference to any rules of attribution); (iii) Beneficially Own shares of Capital Stock that would result in the Corporation being “closely held” under Section 856(h) of the Code; (iv) Constructively Own shares of Capital Stock that would cause the Corporation or any of its Subsidiaries to Constructively Own 10% or more of the ownership interests in a tenant of the Corporation’s or a Subsidiary’s real property, within the meaning of Section 856(d)(2)(B) of the Code; or (v) Beneficially Own or Constructively Own shares of Capital Stock to the extent such Beneficial Ownership or Constructive Ownership would result in the Corporation failing to qualify as a REIT.  Any Person who attempts to Beneficially Own or Constructively Own shares of Capital Stock in excess of the above limitations must notify the Corporation in writing as promptly as practicable.  Any transfer in violation of the above limitations will be void ab initio.  Notwithstanding the foregoing, if the restrictions above are violated, the shares of Capital Stock represented hereby will be transferred automatically and by operation of law to a Trust and shall be designated Shares-in-Trust.  The foregoing summary does not purport to be complete and is qualified in its entirety by reference to, and all capitalized terms in this legend have the meanings defined in, the Corporation’s charter, a copy of which, including the restrictions on transfer, will be sent without charge to each stockholder who so requests.”

ARTICLE XIV

In addition to any votes required by applicable law and subject to the express rights of the holders of any series of Preferred Stock, if any outstanding, and notwithstanding anything contained in this Certificate of Incorporation to the contrary, the affirmative vote of at least sixty-six and two-thirds percent (66 2/3%) of the voting power of the then outstanding Voting Stock, voting together as a single class, shall be required to amend, modify or repeal any provision, or adopt any new or additional provision, in a manner inconsistent with Articles V, VI(C), VII, XII and this Article XIV.

IN WITNESS WHEREOF, the Corporation has caused this Amended and Restated Certificate of Incorporation to be signed by its Secretary this 12th day of January, 2012.

ROUSE PROPERTIES, INC.

Name: Stacie L. Herron

Its: Vice President & Secretary

EXHIBIT B

Spinco Bylaws

See attached.

1

AMENDED AND RESTATED

BYLAWS

OF

ROUSE PROPERTIES, INC.

January 12, 2012

2

AMENDED AND RESTATED

BYLAWS
OF
ROUSE PROPERTIES, INC.
(Adopted January [•], 2012)

ARTICLE I

STOCKHOLDERS

SECTION 1.                              Stockholder Meetings.

(a)                                                                                  The annual meeting of stockholders of Rouse Properties, Inc. (the “Corporation”) for the election of directors and for the transaction of such other business as may properly come before the meeting shall be held each year at such date, time and place, if any, within or without the State of Delaware, as the Board of Directors shall determine.

(b)                                                                                 A special meeting of the stockholders for any purpose or purposes may be called by the Board of Directors.  A special meeting of stockholders shall be called by the Secretary promptly upon and in accordance with the written request, stating the purpose, date, time and place within or without the State of Delaware of the meeting, of stockholders of record who together hold twenty percent (20%) or more of the voting power of the issued and outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors (the “Voting Stock”).

SECTION 2.                              Notice of Meetings.  Whenever stockholders are required or permitted to take any action at a meeting, a notice of the meeting shall be given that shall state the place, date and time of the meeting, the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present and vote at such meeting, the place at which the list of stockholders may be examined, and, in the case of a special meeting, the purpose or purposes for which the meeting is called, and any other information required by law to be included in the notice. Unless otherwise provided by law, the Corporation’s Certificate of Incorporation, as it may be amended from time to time (the “Certificate of Incorporation”), or these amended and restated bylaws (the “Bylaws”), the notice of any meeting shall be mailed or otherwise delivered (including pursuant to electronic transmission in the manner provided in Section 232 of the General Corporation Law of the State of Delaware (the “DGCL”)) not less than ten (10) nor more than sixty (60) days prior to the date of the meeting to each stockholder of record entitled to vote at such meeting and shall otherwise comply with applicable law. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail with postage thereon prepaid, addressed to the stockholder at his address as it appears on the stock transfer books of the Corporation. If notice is given by electronic transmission, such notice shall be deemed to be given at the times provided in the DGCL. Any previously scheduled meeting of the stockholders may be postponed, and (unless the Corporation’s Certificate of Incorporation otherwise provides) any special meeting of the stockholders called by the Board of Directors may be cancelled, by resolution of the Board of Directors upon public announcement made prior to the date previously scheduled for such meeting of stockholders.

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SECTION 3.                              Quorum and Adjournment.  Except as otherwise provided by law or the Certificate of Incorporation, a quorum for the transaction of business at any meeting of stockholders shall consist of the holders of record of a majority of the voting power of the Voting Stock, present in person or by proxy, except that when specified business is to be voted on by a class or series of stock voting as a class, the holders of a majority of the shares of such class or series shall constitute a quorum of such class or series for the transaction of such business.  The chairman of the meeting may (i) from time to time adjourn any meeting that is not a special meeting called by a stockholder(s) pursuant to Section 1(b), whether or not there is such a quorum and (ii) adjourn a special meeting called by a stockholder(s) pursuant to Section 1(b) only if there is not such a quorum; provided, that, in the case of clauses (i) and (ii), the date, time and place of the adjourned meeting is announced at the meeting such adjournment is taken; provided, however, that notice shall be provided if the meeting is adjourned for more than 30 days or otherwise required by law.  The stockholders present at a duly called meeting at which a quorum is present may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

SECTION 4.                              Organization.  Meetings of stockholders shall be presided over by the Chairman of the Board of Directors (the “Chairman”), or if none or in the Chairman’s absence, the Presiding Director, or if none or in the Presiding Director’s absence, the Vice-Chairman, or if none or in the Vice-Chairman’s absence, the Chief Executive Officer, or in the Chief Executive Officer’s absence, a Vice-President, or, if none of the foregoing is present, by a chairman to be chosen by the stockholders entitled to vote who are present in person or by proxy at the meeting.  The Secretary of the Corporation, or in the Secretary’s absence, an Assistant Secretary, shall act as secretary of every meeting, but if neither the Secretary nor an Assistant Secretary is present, the chairman of the meeting shall appoint any person present to act as secretary of the meeting.

SECTION 5.                              Voting; Proxies; Required Vote.

(a)                                  At each meeting of stockholders, every stockholder shall be entitled to vote in person or by proxy appointed by an instrument in writing, subscribed by such stockholder or by such stockholder’s duly authorized attorney in fact and otherwise complying with requirements of the DGCL and any stock exchange(s) upon which the Voting Stock is then listed (but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period), and, unless the Certificate of Incorporation provides otherwise, shall have one vote for each share of stock entitled to vote registered in the name of such stockholder on the books of the Corporation on the applicable record date fixed pursuant to these Bylaws.  Except as otherwise provided by law, the Certificate of Incorporation or these Bylaws, in all matters other than the election of directors, which shall be governed by Section 8 of this Article I, the affirmative vote of a majority of the voting power of the shares present in person or represented by proxy at the meeting and entitled to vote on the matter shall be the act of the stockholders.

Notwithstanding anything to the contrary set forth in these Bylaws, the non-binding advisory vote, pursuant to Section 14A(a)(2) of the Securities Exchange Act of 1934, as amended, including the rules and regulations promulgated thereunder (the “Exchange Act”), with respect to the determination as to whether the advisory vote on executive compensation shall occur every one (1), two (2) or three (3) years shall be decided by a plurality of the votes cast among three

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alternatives; provided that for purposes of any vote required pursuant to this sentence, neither abstentions nor broker non-votes shall count as votes cast.

(b)                                 When specified business is to be voted on by a class or series of stock voting as a class, the affirmative vote of the majority of shares of such class or classes present in person or represented by proxy at the meeting shall be the act of such class, unless otherwise provided in the Certificate of Incorporation.

SECTION 6.                              Inspectors.  The Board of Directors, in advance of any meeting, may, but need not unless required by law, appoint one or more inspectors of election to act at the meeting or any adjournment thereof.  If an inspector or inspectors are not so appointed, the person presiding at the meeting may, but need not, appoint one or more inspectors.  In case any person who may be appointed as an inspector fails to appear or act, the vacancy may be filled by appointment made by the directors in advance of the meeting or at the meeting by the person presiding thereat.  Each inspector, if any, before entering upon the discharge of such inspector’s duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of such inspector’s ability.  The inspectors, if any, shall determine the number of shares of stock outstanding and the voting power of each, the shares of stock represented at the meeting, the existence of a quorum, and the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all stockholders.  On request of the person presiding at the meeting, the inspector or inspectors, if any, shall make a report in writing of any challenge, question or matter determined by such inspector or inspectors and execute a certificate of any fact found by such inspector or inspectors.

SECTION 7.                              Notice of Stockholder Nominations and Other Business.

(a)                                  Annual Meetings of Stockholders.

(1)                                  Nominations of persons for election to the Board of Directors of the Corporation and the proposal of other business to be considered by the stockholders may be made at an annual meeting of stockholders only (A) pursuant to the Corporation’s notice of meeting (or any supplement thereto), (B) by or at the direction of the Board of Directors, or (C) by any stockholder of the Corporation who (i) was a stockholder of record of the Corporation at the time the notice provided for in this Section 7 is delivered to the Secretary of the Corporation and at the time of the annual meeting, (ii) is entitled to vote at the meeting, and (iii) complies with the notice procedures set forth in this Section 7 as to such business or nomination.  Clause (C) of the preceding sentence shall be the exclusive means for a stockholder to make nominations or submit other business (other than matters or nominations properly brought under Rule 14a-8 under the Exchange Act and included in the Corporation’s proxy statement) at an annual meeting of stockholders.

(2)                                  Without qualification or limitation of any other requirement, for any nominations or any other business to be properly brought before an annual meeting by a stockholder pursuant to clause (C) of paragraph (a)(1) of this Section 7, the stockholder must

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have given timely notice thereof in writing to the Secretary of the Corporation and any such proposed business other than the nominations of persons for election to the Board of Directors must constitute a proper matter for stockholder action. To be timely, a stockholder’s notice shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the one hundred twentieth (120th) day nor later than the close of business on the ninetieth (90th) day prior to the first anniversary of the preceding year’s annual meeting (provided, however, that in the event that the date of the annual meeting is more than thirty (30) days before or more than seventy (70) days after such anniversary date, notice by the stockholder must be so delivered not earlier than the close of business on the one hundred twentieth (120th) day prior to such annual meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such annual meeting or, if the first public announcement of the date of such annual meeting is less than one hundred (100) days prior to the date of such annual meeting, not later than the tenth (10th) day following the day on which public announcement of the date of such meeting is first made by the Corporation). In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.

(3)                                  To be in proper form, a stockholder’s notice delivered pursuant to this Section 7 must set forth: (A) as to each person, if any, whom the stockholder proposes to nominate for election or reelection as a director (i) all information relating to such person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors in a contested election, or is otherwise required, in each case pursuant to and in accordance with Regulation 14A under the Exchange Act, (ii) such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected and (iii) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among such stockholder and, if applicable, the beneficial owner of the shares held of record by such stockholder (the “Beneficial Owner”), if any, and their respective affiliates, or others acting in concert therewith, on the one hand, and each proposed nominee, and such persons’ respective affiliates, or others acting in concert therewith, on the other hand, including, without limitation all information that would be required to be disclosed pursuant to Item 404 promulgated under Regulation S-K if the stockholder making the nomination and any Beneficial Owner, if any, or any affiliate thereof or person acting in concert therewith, were the “registrant” for purposes of such rule and the nominee were a director or executive officer of such registrant; (B) if the notice relates to any business other than a nomination of a director or directors that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend these Bylaws, the language of the proposed amendment), the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the Beneficial Owner, if any, on whose behalf the proposal is made, and a description of all agreements, arrangements and understandings between such stockholder and Beneficial Owner, if any, (including their names) in connection with the proposal of such business by such stockholder; and (C) as to the stockholder giving the notice and the Beneficial Owner, if any, (i) the name and address of such stockholder, as they appear on the Corporation’s books, and of such Beneficial Owner, if any,

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(ii) (a) the class or series and number of shares of capital stock of the Corporation which are, directly or indirectly, owned beneficially and of record by such stockholder and such Beneficial Owner, (b) any proxy, contract, arrangement, understanding, or relationship pursuant to which such stockholder has a right to vote any shares of any security of the Corporation, (c) any short interest in any security of the Corporation (for purposes of these Bylaws a person shall be deemed have a short interest of such stockholders and Beneficial Owner, if any, in a security if such person directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security), (d) any rights to dividends on the shares of the Corporation owned beneficially by such stockholder and Beneficial Owner, if any, that are separated or separable from the underlying shares of the Corporation and (e) any proportionate interest in shares of the Corporation held, directly or indirectly, by a general or limited partnership in which such stockholder is a general partner or, directly or indirectly, beneficially owns an interest in a general partner, (iii) a description of any agreement, arrangement or understanding with respect to the nomination or proposal between or among such stockholder and such Beneficial Owner, if any, any of their respective affiliates, and any others acting in concert with any of the foregoing with respect to such nomination or proposal, (iv) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business or nomination, (v) a representation whether the stockholder or the Beneficial Owner, if any, intends to be or is part of a group which intends (a) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the voting power of the Corporation’s outstanding Voting Stock required to approve or adopt the proposal or elect the nominee or (b) otherwise to solicit proxies from stockholders in support of such proposal or nomination, and (vi) any other information relating to such stockholder and Beneficial Owner, if any, that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in a contested election pursuant to Section 14 of the Exchange Act.  In addition, the stockholder’s notice with respect to the election of directors must include, with respect to each nominee for election or reelection to the Board of Directors, the completed and signed questionnaire, representation and agreement required by Section 9 of this Article I.  The Corporation may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as an independent director of the Corporation or that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such nominee.  Notwithstanding the foregoing, the information required by clauses (a)(3)(C)(ii) and (a)(3)(C)(iii) of this Section 7 shall be updated by such stockholder and Beneficial Owner, if any, not later than ten (10) days after the record date for the meeting to disclose such information as of the record date.

(4)                                  Notwithstanding anything in the second sentence of paragraph (a)(2) of this Section 7 to the contrary, in the event that the number of directors to be elected to the Board of Directors of the Corporation at an annual meeting is increased and there is no public announcement by the Corporation naming all of the nominees for director or specifying the size of the increased Board of Directors at least one hundred (100) days prior to the first anniversary of the preceding year’s annual meeting, a stockholder’s notice required by this Section 7 shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the

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Corporation not later than the close of business on the tenth (10th) day following the day on which such public announcement is first made by the Corporation.

(b)                                 Special Meetings of Stockholders.  Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting.  Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation’s notice of meeting (1) by or at the direction of the Board of Directors or a committee thereof, or (2) provided, that the Board of Directors, such committee or stockholder(s) pursuant to Section 1(b) hereof have determined that a purpose of the meeting is to elect directors, by any stockholder of the Corporation who (i) is a stockholder of record of the Corporation at the time the notice provided for in this Section 7 is delivered to the Secretary of the Corporation and at the time of the special meeting, (ii) is entitled to vote at the meeting and upon such election, and (iii) complies with the notice procedures set forth in this Section 7 as to such nomination.  In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board of Directors, any such stockholder may nominate a person or persons (as the case may be) for election to such position(s) as specified in the Corporation’s notice of meeting, if the stockholder’s notice required by paragraph (a)(3) hereof with respect to any nomination (including the completed and signed questionnaire, representation and agreement required by these Bylaws) shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the one hundred twentieth (120th) day prior to such special meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such special meeting or, if the first public announcement of the date of such special meeting is less than one hundred (100) days prior to the date of such special meeting, the tenth (10th) day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall the public announcement of an adjournment or postponement of a special meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.

(c)                                  Conduct of Meetings. The date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced at the meeting by the person presiding over the meeting. The Board of Directors may adopt by resolution such rules and regulations for the conduct of the meeting of stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors, the person presiding over any meeting of stockholders shall have the right and authority to convene the meeting, to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such presiding person, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the presiding person of the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on attendance at or participation in the meeting to stockholders of record of the Corporation, their duly authorized and constituted proxies or such other persons as the presiding person of the meeting shall determine; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (v) limitations on the time allotted to questions or comments by participants. The presiding person at any meeting of stockholders, in addition to

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making any other determinations that may be appropriate to the conduct of the meeting, shall, if the facts warrant, determine and declare to the meeting that a matter or business was not properly brought before the meeting and if such presiding person should so determine, such presiding person shall so declare to the meeting and any such matter or business not properly brought before the meeting shall not be transacted or considered. Unless and to the extent determined by the Board of Directors or the person presiding over the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

(d)                                 General.

(1)                                  Only such persons who are nominated in accordance with the procedures set forth in this Section 7 and the Certificate of Incorporation shall be eligible to be elected at an annual or special meeting of stockholders of the Corporation to serve as directors and only such other business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 7. Except as otherwise provided by law, the Certificate of Incorporation or these Bylaws, the person presiding at the meeting of stockholders shall have the power and duty (a) to determine whether a nomination or any other business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Section 7 (including whether the stockholder or Beneficial Owner, if any, solicited (or is part of a group which solicited) or did not so solicit, as the case may be, proxies in support of such stockholder’s nominee or proposal in compliance with such stockholder’s representation as required by clause (a)(3)(C)(v) of this Section 7) and (b) if the presiding person determines that any proposed nomination or other business was not made or proposed in compliance with this Section 7, to declare that such nomination shall be disregarded or that such proposed other business shall not be transacted.  Notwithstanding the foregoing provisions of this Section 7, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual or special meeting of stockholders of the Corporation to present a nomination or other business, such nomination shall be disregarded and such proposed other business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation.  For purposes of this Section 7, to be considered a qualified representative of the stockholder, a person must be a duly authorized officer, manager or partner of such stockholder or must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of stockholders.

(2)                                  For purposes of this Section 7, “public announcement” shall mean disclosure in a press release reported by a national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission (the “SEC”) pursuant to Section 13, 14 or 15(d) of the Exchange Act.

(3)                                  Notwithstanding anything to the contrary in the foregoing provisions of this Section 7, a stockholder shall also comply with all applicable requirements of the Exchange Act with respect to the matters set forth in this Section 7; provided, however, that any references in these Bylaws to the Exchange Act are not intended to and shall not limit any requirements applicable to nominations or proposals as to any other business to be considered

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pursuant to this Section 7 (including clause (a)(1)(C) and paragraph (b) hereof), and compliance with clause (a)(1)(C) and paragraph (b) of this Section 7 shall be the exclusive means for a stockholder to make nominations or submit other business, as applicable (other than matters or nominations brought properly under and in compliance with Rule 14a-8 of the Exchange Act).  Nothing in this Section 7 shall be deemed to affect any rights (A) of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 of the Exchange Act or (B) of the holders of any class or series of stock having a preference over the common stock of the Corporation as to dividends or upon liquidation (“Preferred Stock”) to elect directors pursuant to any applicable provisions of the Certificate of Incorporation.

SECTION 8.                              Required Vote for Election of Directors.

(a)                                  Except as otherwise provided pursuant to the Certificate of Incorporation and except as provided by Section 12 of Article II with respect to the filling of vacancies, directors shall be elected by a majority of votes cast by the shares represented at a meeting of stockholders and entitled to vote thereon, a quorum being present at such meeting, unless the election is contested, in which case directors shall be elected by a plurality of votes cast by the shares represented at such meeting.  A “majority of votes cast” means that the number of votes cast “for” the election of the nominee exceeds fifty percent (50%) of the total number of votes cast “for” and “against” the election of that nominee.  Stockholders shall also be provided the opportunity to abstain from voting with respect to the election of a director.  In voting on the election of directors, abstentions, votes designated to be withheld from the election of a director and shares present but not voted in respect of the election of a director shall not be considered as votes cast.  An election shall be considered “contested” if the number of nominees for election is greater than the number of directors to be elected.  For purposes hereof, the number of nominees shall be determined as of the later of (i) the tenth (10th) day preceding the date the Corporation first mails its notice of meeting for such meeting to the stockholders of the Corporation and (ii) the last date on which a stockholder in accordance with these Bylaws may give notice of the nomination of a person for election as a director in order for such nomination to be required to be presented for a vote of the stockholders of the Corporation.  Each director, including a director elected to fill a vacancy, shall hold office until the next annual meeting of stockholders and until such director’s successor is duly elected and qualified or until such director’s earlier death, incapacity, resignation, retirement, disqualification or removal from office.

(b)                                 If a nominee for director who is an incumbent director is not elected and no successor has been elected at such meeting, the director shall promptly tender such director’s resignation to the Board of Directors.  The Nominating and Governance Committee shall make a recommendation to the Board of Directors as to whether to accept or reject the tendered resignation, or whether other action should be taken.  The Board of Directors shall act on the tendered resignation, taking into account the Nominating and Governance Committee’s recommendation, and publicly disclose (by a press release, a filing with the SEC or other broadly disseminated means of communication) its decision regarding the tendered resignation and the rationale behind the decision within ninety (90) days from the date of the certification of the election results.  The Nominating and Governance Committee in making its recommendation, and the Board of Directors in making its decision, may each consider any factors or other information that it considers appropriate and relevant.  The director who tenders a resignation shall not participate in the recommendation of the Nominating and Governance Committee or the

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decision of the Board of Directors with respect to such resignation.  If such incumbent director’s resignation is not accepted by the Board of Directors, such director shall continue to serve until the next annual meeting and until such director’s successor is duly elected, or such director’s earlier resignation or removal.  If a director’s resignation is accepted by the Board of Directors pursuant to these Bylaws, or if a nominee for director is not elected and the nominee is not an incumbent director, then the Board of Directors, in its sole discretion, may fill any resulting vacancy pursuant to the provisions of Article II, Section 12 of these Bylaws or may decrease the size of the Board of Directors pursuant to the provisions of Article II, Section 2 of these Bylaws.

SECTION 9.                              Submission of Questionnaire, Representation and Agreement.  To be eligible to be a nominee for election or reelection as a director of the Corporation, a person must deliver (in accordance with the time periods prescribed for delivery of notice under Article I, Section 7 of these Bylaws) to the Secretary at the principal executive offices of the Corporation a written questionnaire with respect to the background and qualification of such person and the background of any other person or entity on whose behalf the nomination is being made (which questionnaire shall be provided by the Secretary upon written request) and a written representation and agreement (in the form provided by the Secretary upon written request) that such person (A) will abide by the requirements of Article I, Section 8 of these Bylaws, (B) is not and will not become a party to (1) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation or (2) any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a director of the Corporation, with such person’s fiduciary duties under applicable law as it presently exists or may hereafter be amended, (C) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed therein, and (D) in such person’s individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, would be in compliance, if elected as a director of the Corporation, and will comply with all applicable publicly disclosed corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the Corporation.

SECTION 10.                        Removal of Director.  Unless otherwise provided by law and subject to the provisions of the Certificate of Incorporation and subject to the rights of the holders of any series of Preferred Stock, if any outstanding, with respect to such series of Preferred Stock, the stockholders, acting at a duly called annual meeting or a duly called special meeting of the stockholders, at which there is a proper quorum and where notice has been provided in accordance with Section 2 of this Article I, may remove a director or directors of the Corporation, but only for cause.

ARTICLE II

BOARD OF DIRECTORS

SECTION 1.                              General Powers.  The business, property and affairs of the Corporation shall be managed by, or under the direction of, the Board of Directors.  In addition to the powers

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and authorities by these Bylaws expressly conferred upon them, the Board of Directors may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these Bylaws required to be exercised or done by the stockholders.

SECTION 2.                              Qualification; Number; Term; Remuneration.

(a)                                  Each director shall be at least 18 years of age.  A director need not be a stockholder, a citizen of the United States, or a resident of the State of Delaware.  The total number of directors that the Corporation would have if there were no vacancies (the “Whole Board”) shall be fixed from time to time exclusively by action of the Board of Directors, one of whom may be selected by the Board of Directors to be its Chairman.

(b)                                 Directors who are elected at an annual meeting of stockholders, and directors who are elected in the interim to fill vacancies and newly created directorships, shall hold office until the next annual meeting of stockholders and until their successors are elected and qualified or until their earlier resignation or removal.

(c)                                  Directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and directors who are not employees of the Corporation may be paid a fixed sum for attendance at each meeting of the Board of Directors and each meeting of a committee of the Board of Directors on which such director serves or a stated salary as director or such other compensation scheme (which may include awards of stock, options, or other incentive awards) as the Compensation Committee of the Board of Directors determines from time to time.  No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.  Members of special or standing committees may be allowed like compensation for committee service.

SECTION 3.                              Quorum and Manner of Voting.  Except as otherwise provided by law or in these Bylaws, a majority of the Whole Board shall constitute a quorum.  A majority of the directors present, whether or not a quorum is present, may adjourn a meeting from time to time to another time and place without notice.  The vote of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.  The directors present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough directors to leave less than a quorum.

SECTION 4.                              Places of Meetings.  Meetings of the Board of Directors may be held at any place within or without the State of Delaware as may from time to time be fixed by resolution of the Board of Directors, or as may be specified in the notice of meeting.

SECTION 5.                              Regular Meetings.  Regular meetings of the Board of Directors shall be held at such times and places as the Board of Directors shall from time to time by resolution determine.  Notice need not be given of regular meetings of the Board of Directors held at times and places fixed by resolution of the Board of Directors.

SECTION 6.                              Special Meetings.  Special meetings of the Board of Directors shall be held whenever called by the Chairman, Presiding Director, President, Chief Executive Officer or by any two (2) of the directors then in office.

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SECTION 7.                                Notice of Meetings.  A notice of the place, date and time and the purpose or purposes of each special meeting of the Board of Directors shall be given to each director by mail, personal delivery, electronic transmission or telephone at least twenty-four (24) hours before the day of the meeting; provided, however, if notice is sent by United States Mail, it shall be deposited in the United States Mail at least five (5) days before the date of the meeting.  Notice shall be deemed to be given at the time of mailing, but said twenty-four (24) hours’ notice need not be given to any director who consents in writing, whether before or after the meeting, or who attends the meeting without protesting prior thereto or at its commencement, the lack of notice to him.

SECTION 8.                                Chairman of the Board of Directors.  Except as otherwise provided by law, the Certificate of Incorporation, or in Section 9 of this Article II, the Chairman of the Board of Directors, if there be one, shall preside at all meetings of the Board of Directors and shall have such other powers and duties as may from time to time be assigned by the Board of Directors.

SECTION 9.                                Presiding Director.  If at any time the Chairman of the Board of Directors shall be an executive officer or former executive officer of the Corporation or for any reason shall not be an independent director, a Presiding Director shall be selected by the independent directors from among the directors who are not executive officers or former executive officers of the Corporation and are otherwise independent. If the Chairman of the Board of Directors is not present, the Presiding Director shall chair meetings of the Board of Directors.  The Presiding Director shall chair any meeting of the independent directors and shall also perform such other duties as may be assigned to the Presiding Director by these Bylaws or the Board of Directors.

SECTION 10.                          Organization.  At all meetings of the Board of Directors, the Chairman, or if none or in the Chairman’s absence or inability to act, the Presiding Director, or if none or in the Presiding Director’s absence or inability to act, the Chief Executive Officer, or in the Chief Executive Officer’s absence or inability to act, any Vice-President who is a member of the Board of Directors, or if none or in such Vice-President’s absence or inability to act, a chairman chosen by the directors shall preside.  The Secretary of the Corporation shall act as secretary at all meetings of the Board of Directors when present, and, in the Secretary’s absence, the presiding officer may appoint any person to act as secretary.

SECTION 11.                          Resignation.  Any director may resign at any time upon written notice to the Corporation and, except for a resignation tendered pursuant to Section 8(b) of Article I, such resignation shall take effect upon receipt thereof by the Chief Executive Officer or Secretary, unless otherwise specified in the resignation.

SECTION 12.                          Vacancies.  Subject to applicable law and the rights of the holders of any series of Preferred Stock with respect to such series of Preferred Stock, if any outstanding, newly created directorships resulting from any increase in the authorized number of directors will be filled by a majority of the Board of Directors then in office, provided, that a majority of the Whole Board is present, unless the Board of Directors otherwise determines that such directorships should be filled by the affirmative vote of the stockholders of record of at least a majority of the Voting Stock, and any vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause will be filled generally by the majority vote of the remaining directors in office, even if less than a quorum is

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present.  No change in the number of authorized directors constituting the Whole Board shall shorten or increase the term of any incumbent director.

SECTION 13.                          Conference Telephone Meetings.  Members of the Board of Directors, or any committee thereof, may participate in a meeting of the Board of Directors or such committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at such meeting.

SECTION 14.                          Action by Unanimous Written Consent.  Any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting if all the directors consent thereto in writing (which may be provided by electronic transmission), and such writing or writings are filed with the minutes of proceedings of the Board of Directors.

ARTICLE III

COMMITTEES

SECTION 1.                                Appointment.  From time to time the Board of Directors, by a resolution adopted by a majority of the Whole Board, may appoint any committee or committees, each committee to consist of two (2) (or such other minimum number, if any, mandated by law and the applicable listing requirements of the New York Stock Exchange (or the principal stock exchange on which the Corporation’s common stock is listed), as in effect from time to time) or more directors of the Corporation for any purpose or purposes, to the extent lawful, which shall have powers as shall be determined and specified by the Board of Directors in the resolution of appointment, including the following committees:

(a)                                  an Executive Committee, which shall have such authority as has been or shall be delegated by the Board of Directors and shall advise the Board of Directors from time to time with respect to such matters as the Board of Directors shall direct; and

(b)                                 an Audit Committee, a Compensation Committee and a Nominating and Governance Committee, each of which shall have such authority (i) as has been or shall be set forth in the charter for such committee (as in effect from time to time and approved by the Board of Directors), which authority shall at all times be not less than that mandated by law and the applicable listing requirements of the New York Stock Exchange (or the principal stock exchange on which the Corporation’s common stock is listed), and (ii) as shall otherwise be delegated by the Board of Directors.

The Board of Directors shall have power at any time to fill vacancies in, to change the membership of, or to dissolve any such committee, provided, that each committee shall consist of at least such minimum number of directors, if any, mandated by law and the applicable listing requirements of the New York Stock Exchange (or the principal stock exchange on which the Corporation’s common stock is listed), as in effect from time to time.  Nothing herein shall be deemed to prevent the Board of Directors from appointing one or more committees consisting in whole or in part of persons who are not directors of the Corporation; provided, however, that no such committee shall have or may exercise any authority of the Board of Directors.

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SECTION 2.                                Procedures, Quorum and Manner of Acting.  Each committee shall fix its own rules of procedure and shall meet where and as provided by such rules or by resolution of the Board of Directors.  Except as otherwise provided by law, the presence of a majority of the then appointed members of a committee shall constitute a quorum for the transaction of business by that committee, and in every case where a quorum is present the affirmative vote of a majority of the members of the committee present shall be the act of the committee.  In the absence or disqualification of any member of such committee or committees, the member or members thereof present at any meeting and not disqualified from voting, whether or not constituting a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.  Each committee shall keep minutes of its proceedings, and actions taken by a committee shall be reported to the Board of Directors.

SECTION 3.                                Action by Unanimous Written Consent.  Any action required or permitted to be taken at any meeting of any committee of the Board of Directors may be taken without a meeting if all the members of the committee consent thereto in writing (which may be provided by electronic transmission), and such writing or writings are filed with the minutes of proceedings of the committee.

SECTION 4.                                Term; Termination.  In the event any person shall cease to be a director of the Corporation, such person shall simultaneously therewith cease to be a member of any committee appointed by the Board of Directors.

ARTICLE IV

OFFICERS

SECTION 1.                                Election and Qualifications.  The Board of Directors shall elect the officers of the Corporation, which shall include a Chief Executive Officer and a Secretary, and may include, by election or appointment, one or more Vice-Presidents (any one or more of whom may be given an additional designation of rank or function), a Treasurer and such other officers as the Board of Directors may from time to time deem proper.  Each officer shall have such powers and duties as may be prescribed by these Bylaws and as may be assigned by the Board of Directors or the Chief Executive Officer.  Any two or more offices may be held by the same person; provided, however, no person shall simultaneously hold the offices of Chief Executive Officer and Secretary.

SECTION 2.                                Term of Office and Remuneration.  The term of office of all officers shall be one year or until their respective successors have been elected and qualified, but any officer may be removed from office, either with or without cause, at any time by a vote of the Board of Directors.  Any vacancy in any office arising from any cause may be filled for the unexpired portion of the term by the Board of Directors.  The remuneration of all officers of the Corporation may be fixed by the Board of Directors or in such manner as the Board of Directors shall provide.

SECTION 3.                                Resignation; Removal.  Any officer may resign at any time upon written notice to the Corporation and such resignation shall take effect upon receipt thereof by the Chief

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Executive Officer or Secretary, unless otherwise specified in the resignation.  Any officer shall be subject to removal, with or without cause, at any time by a vote of the Board of Directors.

SECTION 4.                                Chief Executive Officer.  The Chief Executive Officer shall have such duties as customarily pertain to that office.  The Chief Executive Officer shall have general management and supervision of the property, business and affairs of the Corporation and over its other officers and may appoint and remove assistant officers and other agents and employees other than officers referred to in Section 1 of this Article IV.

SECTION 5.                                Vice-President.  A Vice-President shall have such other authority as from time to time may be assigned by the Board of Directors or the Chief Executive Officer.

SECTION 6.                                Treasurer.  The Treasurer shall in general have all duties incident to the position of Treasurer and such other duties as may be assigned by the Board of Directors or the Chief Executive Officer.

SECTION 7.                                Secretary.  The Secretary shall in general have all the duties incident to the office of Secretary and such other duties as may be assigned by the Board of Directors or the Chief Executive Officer.

SECTION 8.                                Assistant Officers.  Any assistant officer shall have such powers and duties of the officer such assistant officer assists as such officer or the Board of Directors shall from time to time prescribe.

SECTION 9.                                Other Officers.  The Board of Directors may elect other officers from time to time, and vest such officers with such powers and duties, as the Board of Directors may deem proper.

ARTICLE V

BOOKS AND RECORDS

SECTION 1.                                Location.  The books and records of the Corporation may be kept at such place or places within or outside the State of Delaware as the Board of Directors or the respective officers in charge thereof may from time to time determine.  The record books containing the names and addresses of all stockholders, the number and class of shares of stock held by each and the dates when they respectively became the owners of record thereof shall be kept by the Secretary and by such officer or agent as shall be designated by the Board of Directors.

SECTION 2.                                Addresses of Stockholders.  Notices of meetings and all other corporate notices may be delivered (i) personally or mailed to each stockholder at the stockholder’s address as it appears on the records of the Corporation, or (ii) any other method permitted by applicable law and rules and regulations of the SEC as they presently exist or may hereafter be amended.

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SECTION 3.                                Fixing Date for Determination of Stockholders of Record.

(a)                                  In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors and which record date shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting.  If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.  A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

(b)                                 In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors and which record date shall be not more than sixty (60) days prior to such action.  If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

ARTICLE VI

STOCK

SECTION 1.                                Stock; Signatures.  Shares of the Corporation’s stock may be evidenced by certificates for shares of stock or may be issued in uncertificated form in accordance with applicable law as it presently exists or may hereafter be amended.  The Board of Directors may provide by resolution or resolutions that some or all of any or all classes or series of its stock shall be uncertificated shares.  Any such resolution or the issuance of shares in uncertificated form shall not affect shares already represented by a certificate until such certificate is surrendered to the Corporation.  Every holder of shares of stock in the Corporation that is represented by certificates shall be entitled to have a certificate certifying the number of shares owned by him in the Corporation and registered in certificated form.  Stock certificates shall be signed by or in the name of the Corporation by the Chairman or Vice Chairman, if any, of the Board of Directors, or the Chief Executive Officer or Vice-President, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the Corporation, representing the number of shares registered in certificated form.  Any and all signatures on any such certificate may be facsimiles.  In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.  The name of the holder of record of the shares represented by certificated or uncertificated shares, with the number of such shares and the date of issue, shall be entered on the books of the Corporation.

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SECTION 2.                                Transfers of Stock.  Transfers of shares of stock of the Corporation shall be made on the books of the Corporation after receipt of a request with proper evidence of succession, assignation, or authority to transfer by the record holder of such stock, or by an attorney lawfully constituted in writing, and in the case of stock represented by a certificate, upon surrender of the certificate.  Subject to the foregoing, the Board of Directors may make such rules and regulations as it shall deem necessary or appropriate concerning the issue, transfer and registration of shares of stock of the Corporation, and to appoint and remove transfer agents and registrars of transfers.

SECTION 3.                                Fractional Shares.  The Corporation may, but shall not be required to, issue certificates for fractions of a share where necessary to effect authorized transactions, or the Corporation may pay in cash the fair value of fractions of a share as of the time when those entitled to receive such fractions are determined, or it may issue scrip in registered or bearer form over the manual or facsimile signature of an officer of the Corporation or of its agent, exchangeable as therein provided for full shares, but such scrip shall not entitle the holder to any rights of a stockholder except as therein provided.

SECTION 4.                                Lost, Stolen or Destroyed Certificates.  The Corporation may issue a new certificate of stock or uncertificated shares in place of any certificate, theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Board of Directors may require the owner of any lost, stolen or destroyed certificate, or the legal representative thereof, to give the Corporation a bond sufficient to indemnify the Corporation against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of any such new certificated or uncertificated shares.

SECTION 5.                                Special Designation on Certificates. If the Corporation is authorized to issue more than one class of stock or more than one series of any class, then the powers, designations, preferences, and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of any certificate that the Corporation shall issue to represent such class or series of stock; provided, however, that, except as otherwise provided in the DGCL, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate that the Corporation shall issue to represent such class or series of stock a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences, and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights. Within a reasonable time after the issuance or transfer of uncertificated stock, the Corporation shall send to the registered owner thereof a written notice containing the information required to be set forth or stated on certificates pursuant to this Section 5 or otherwise required by law or with respect to this Section 5 a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences, and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

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ARTICLE VII

DIVIDENDS

Except as otherwise provided by law or the Certificate of Incorporation (including the terms of any Preferred Stock provided for therein), the Board of Directors shall have full power to determine whether any, and, if any, what part of any, funds legally available for the payment of dividends shall be declared as dividends and paid to stockholders; the division of the whole or any part of such funds of the Corporation shall rest wholly within the lawful discretion of the Board of Directors, and it shall not be required at any time, against such discretion, to divide or pay any part of such funds among or to the stockholders as dividends or otherwise; and before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time, in its absolute discretion, thinks proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the Board of Directors shall think conducive to the interest of the Corporation, and the Board of Directors may modify or abolish any such reserve in the manner in which it was created.  Dividends may be paid in cash, in property or in shares of the Corporation’s capital stock.

ARTICLE VIII

RATIFICATION

Any transaction, questioned in any lawsuit on the ground of lack of authority, defective or irregular execution, adverse interest of director, officer or stockholder, nondisclosure, miscomputation, or the application of improper principles or practices of accounting, may be ratified before or after judgment, by the Board of Directors or by the stockholders, and if so ratified shall have the same force and effect as if the questioned transaction had been originally duly authorized.  Such ratification shall be binding upon the Corporation and its stockholders and shall constitute a bar to any claim or execution of any judgment in respect of such questioned transaction.

ARTICLE IX

CORPORATE SEAL

The corporate seal shall have inscribed thereon the name of the Corporation and the year of its incorporation, and shall be in such form and contain such other words and/or figures as the Board of Directors shall determine.  The corporate seal may be used by printing, engraving, lithographing, stamping or otherwise making, placing or affixing, or causing to be printed, engraved, lithographed, stamped or otherwise made, placed or affixed, upon any paper or document, by any process whatsoever, an impression, facsimile or other reproduction of said corporate seal.  Affixing the corporate seal shall not be required for the validity of any contract or agreement, deed, promissory note or other document executed and delivered by the Corporation, except as otherwise required by law.

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ARTICLE X

FISCAL YEAR

The fiscal year of the Corporation shall be fixed, and shall be subject to change, by the Board of Directors.

ARTICLE XI

WAIVER OF NOTICE

Whenever notice is required to be given by these Bylaws or by the Certificate of Incorporation or by law, the person or persons entitled to said notice may consent in writing, whether before or after the time stated therein, to waive such notice requirement.  Notice shall also be deemed waived by any person who attends a meeting without protesting prior thereto or at its commencement, the lack of notice to him.

ARTICLE XII

BANK ACCOUNTS, DRAFTS, CONTRACTS, ETC.

SECTION 1.                                Bank Accounts and Drafts.  In addition to such bank accounts as may be authorized by the Board of Directors, the chief financial officer, the Treasurer or any person designated by said chief financial officer or Treasurer, whether or not an employee of the Corporation, may authorize such bank accounts to be opened or maintained in the name and on behalf of the Corporation as such person may deem necessary or appropriate, payments from such bank accounts to be made upon and according to the check of the Corporation in accordance with the written instructions of said chief financial officer, or other person so designated by the Treasurer.

SECTION 2.                                Contracts.  The Board of Directors may authorize any person or persons, in the name and on behalf of the Corporation, to enter into or execute and deliver any and all deeds, bonds, mortgages, contracts and other obligations or instruments, and such authority may be general or confined to specific instances.  Except as otherwise provided by the Board of Directors or the Chief Executive Officer, any officer of the Corporation may execute and deliver any deed, bond, mortgage, contract or other obligation or instrument on behalf of the Corporation.

SECTION 3.                                Proxies; Powers of Attorney; Other Instruments.  The Chief Executive Officer, the Treasurer or any other person designated by either of them shall have the power and authority to execute and deliver proxies, powers of attorney and other instruments on behalf of the Corporation in connection with the rights and powers incident to the ownership of stock by the Corporation.  The Chief Executive Officer, the Treasurer or any other person authorized by proxy or power of attorney executed and delivered by either of them on behalf of the Corporation may attend and vote at any meeting of stockholders of any company in which the Corporation may hold stock, and may exercise on behalf of the Corporation any and all of the rights and powers incident to the ownership of such stock at any such meeting, or otherwise as specified in

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the proxy or power of attorney so authorizing any such person.  The Board of Directors, from time to time, may confer like powers upon any other person.

SECTION 4.                                Financial Reports.  The Board of Directors may appoint the chief financial officer, the Treasurer or other fiscal officer or any other officer to cause to be prepared and furnished to stockholders entitled thereto any special financial notice and/or financial statement, as the case may be, which may be required by any provision of law.

ARTICLE XIII

INDEMNIFICATION OF DIRECTORS AND OFFICERS

SECTION 1.                                The Corporation shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), any person (a “Covered Person”) who was or is a party or is threatened to be made a party to, or is otherwise involved in, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative in nature (a “proceeding”), by reason of the fact that such Covered Person, or a person for whom he or she is the legal representative, is or was, at any time during which these Bylaws are in effect or any time prior thereto (whether or not such Covered Person continues to serve in such capacity at the time any indemnification or payment of expenses pursuant hereto is sought or at the time any proceeding relating thereto exists or is brought), a director or officer of the Corporation (including, for the purposes of this Article XIII, any predecessor of the Corporation absorbed by the Corporation in a consolidation, merger or reorganization), or has or had agreed to become a director or officer of the Corporation, or while a director or officer of the Corporation is or was serving at the request of the Corporation as a director, officer, trustee, employee or agent of another corporation, limited liability company, partnership, joint venture, employee benefit plan, trust, nonprofit entity or other enterprise, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, trustee, employee or agent or in any other capacity while serving as a director, officer, trustee, employee or agent, against all liability and loss suffered (including, without limitation, any judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) and expenses (including attorneys’ fees and disbursements), actually and reasonably incurred by such Covered Person in connection with such proceeding to the fullest extent permitted by law, and such indemnification shall continue as to a person who has ceased to be a director, officer, trustee, employee or agent and shall inure to the benefit of such person’s heirs, executors and administrators, and the Corporation may enter into agreements with any such person for the purpose of providing for such indemnification.  For purposes of this Article XIII, a director or officer of the Corporation serving as a director, officer, trustee, employee or agent or in any other capacity while serving as a director, officer, trustee, employee or agent of a company of which the Corporation owns, directly or indirectly, a majority of the shares or other interests entitled to vote in the selection of its directors or the members of a comparable governing body or of an employee benefit plan of the Corporation or of any such company shall be deemed to have served in such capacity at the request of the Corporation and actions taken or omitted by a Covered Person on behalf of such an employee benefit plan of the Corporation or of any direct or indirect subsidiary of the Corporation, if done in good faith and in a manner that he

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or she reasonably believed was in the best interests of the employee benefit plan or its participants or beneficiaries, shall be deemed to have been done in a manner not opposed to the best interests of the Corporation and actions taken or omitted on behalf of a direct or indirect subsidiary of the Corporation (even if not wholly owned by the Corporation), if done in good faith and in a manner that he or she reasonably believed to be in the best interests of the subsidiary or its owners, shall be deemed to have been done in a manner not opposed to the best interests of the Corporation, and, in each case, with respect to any criminal proceeding, if he or she had no reasonable cause to believe his or her conduct was unlawful.  Except as otherwise provided in this Article XIII, and other than proceedings to enforce rights conferred by the Certificate of Incorporation or this Article XIII, the Corporation shall be required to indemnify a person in connection with a proceeding (or part thereof) initiated by such person only if the proceeding (or part thereof) was authorized by the Board of Directors.  The right to indemnification conferred in this Article XIII shall include the right to be paid by the Corporation the expenses (including attorneys’ fees) incurred by a Covered Person in defending any such proceeding in advance of its final disposition, such advances to be paid by the Corporation within sixty (60) days after the receipt by the Corporation of a statement or statements from the claimant requesting such advance or advances from time to time (and subject to filing a written request for indemnification pursuant to the following paragraph of Section 1 of this Article XIII); provided, however, that the payment of such expenses incurred by a director or officer (or a former director or officer) in such person’s capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) shall be made only upon receipt of an undertaking by or on behalf of the Covered Person to repay all amounts advanced if it shall ultimately be determined by final judicial decision from which there is no further right of appeal that the Covered Person is not entitled to be indemnified by the Corporation for such expenses under this Article XIII or otherwise.  The rights conferred upon Covered Persons in this Article XIII shall be contract rights that vest at the time of such person’s service to or at the request of the Corporation and such rights shall continue as to a Covered Person who has ceased to be a director, officer, trustee, employee or agent and shall inure to the benefit of the indemnitee’s heirs, executors and administrators.

To obtain advancement or indemnification under this Article XIII, a claimant shall submit to the Corporation a written request, including therein or therewith such documentation and information as is reasonably available to the claimant and is reasonably necessary to determine whether and to what extent the claimant is entitled to advancement or indemnification.  Upon written request by a claimant for indemnification pursuant to the immediately preceding sentence, a determination, if required by applicable law, with respect to the claimant’s entitlement thereto shall be made as follows:  (1) if requested by the claimant, by Independent Counsel (as hereinafter defined), or (2) if no request is made by the claimant for a determination by Independent Counsel, (i) by the Board of Directors by a majority vote of a quorum consisting of Disinterested Directors (as hereinafter defined), or (ii) by a committee of Disinterested Directors designated by a majority of such directors, even though less than a quorum, or (iii) if a quorum of the Board of Directors consisting of Disinterested Directors is not obtainable or, even if obtainable, such quorum of Disinterested Directors so directs, by Independent Counsel in a written opinion to the Board of Directors, a copy of which shall be delivered to the claimant, or (iv) if a quorum of Disinterested Directors so directs, by the stockholders of the Corporation.  In the event the determination of entitlement to indemnification is to be made by Independent

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Counsel at the request of the claimant, the Independent Counsel shall be selected by the Board of Directors unless there shall have occurred within two (2) years prior to the date of the commencement of the action, suit or proceeding for which indemnification is claimed a “Change of Control” (as defined below), in which case the Independent Counsel shall be selected by the claimant unless the claimant shall request that such selection be made by the Board of Directors.  If it is so determined that the claimant is entitled to indemnification, payment to the claimant shall be made within sixty (60) days after such determination.  As used herein, “Change in Control” means the happening of any of the following events: (A) any Person (as hereinafter defined) acquires Beneficial Ownership (as hereinafter defined) of 50% or more of the combined voting power of the then outstanding Voting Stock; (B) consummation of a Business Combination (as hereinafter defined), unless, following such Business Combination, (x) all or substantially all of the individuals and entities that were the Beneficial Owners of the outstanding Voting Stock immediately prior to such Business Combination Beneficially Own, directly or indirectly, more than 50% of the combined voting power of the issued and outstanding voting securities entitled to vote generally in the election of directors (or equivalent) of the entity resulting from such Business Combination (including, without limitation, a company that, as a result of such transaction, owns the Corporation or all or substantially all of the Corporation’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership immediately prior to such Business Combination of the voting power of the Voting Stock, and (y) no Person Beneficially Owns, directly or indirectly, 50% or more of the combined voting power of the issued and outstanding voting securities entitled to vote generally in the election of directors (or equivalent) of such entity; (C) approval by the stockholders of the Corporation of a liquidation or dissolution of the Corporation; or (D) individuals who, as of January [•], 2012, constitute the Board of Directors (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board of Directors (provided, however, that any individual whose election or nomination for election by the Corporation’s shareholders was approved by a vote of at least a majority of the directors comprising the incumbent Board of Directors as of such election or nomination, shall be considered as though such individual were a member of the Incumbent Board).  In this paragraph, the terms (I) “Beneficial Owner,” “Beneficially Own” and “Beneficial Ownership” are used as defined in Rules 13d-3 and 13d-5 of the Exchange Act (but without taking into account any contractual restrictions or limitations on voting or other rights), (II) “Business Combination” means (a) any merger, consolidation, share exchange or similar business combination transaction involving the Corporation with any Person or (b) the sale or other disposition by the Corporation of all or substantially all of its assets; and (III) “Person” means an individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act).

SECTION 2.                                If a claim for advancement or indemnification under this Article XIII is not paid in full within sixty (60) days after a written claim pursuant has been received by the Corporation, the claimant may at any time thereafter file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim.   It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking has been tendered to the Corporation) that the claimant has not met the standard of conduct which makes it permissible under the DGCL for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation.  Neither the failure of the Corporation (including its Board

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of Directors, Independent Counsel or stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the DGCL, nor an actual determination by the Corporation (including its Board of Directors, Independent Counsel or stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

SECTION 3.                                The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred on any Covered Person by this Article XIII (i) shall not be exclusive of any other rights which such Covered Person may have or hereafter acquire under any statute, provision of these Bylaws, agreement, vote of stockholders or Disinterested Directors or otherwise and (ii) cannot be terminated by the Corporation, the Board of Directors or the stockholders of the Corporation with respect to a Covered Person’s service occurring prior to the date of such termination.  The Corporation may enter into agreements providing for indemnity of or advancement of expenses to a director or officer containing such provisions further to or alternative to the provisions of this Article XIII as the Board of Directors determines is in the best interests of the Corporation.  However, notwithstanding the foregoing, the Corporation’s obligation to indemnify or to advance expenses to any Covered Person who was or is serving at its request as a director, officer, employee or agent of another corporation, limited liability company, partnership, joint venture, employee benefit plan, trust, enterprise or nonprofit entity shall be reduced by any amount such person has collected as indemnification from such other corporation, limited liability company, partnership, joint venture, employee benefit plan, trust, nonprofit entity, or other enterprise; and, in the event the Corporation has fully paid such expenses, the Covered Person shall return to the Corporation any amounts subsequently received from such other source of indemnification.

Any repeal, other termination, amendment, alteration or modification of the provisions of this Article XIII that in any way diminishes, limits, restricts, adversely affects or eliminates any right of an indemnitee or such person’s successors to indemnification, advancement of expenses or otherwise shall be prospective only and shall not in any way diminish, limit, restrict, adversely affect or eliminate any such right with respect to any actual or alleged act or omission occurring prior thereto while such a person was a director or officer of the Corporation or any actual or alleged state of facts, occurrence, action or omission then or previously existing, or any action, suit or proceeding previously or thereafter brought or threatened based in whole or in part upon any such actual or alleged state of facts, occurrence, action or omission.

SECTION 4.                                This Article XIII shall not limit the right of the Corporation, to the extent and in the manner permitted by law, to indemnify and advance expenses (on substantially similar terms and subject to the same obligations as those set forth in Sections 1 through 3 of this Article XIII) to persons other than Covered Persons when and as authorized by the Board of Directors.  In addition, the Corporation may purchase and maintain insurance, at its expense, on behalf of any person who is or was a Covered Person and any employee or agent of the Corporation or its subsidiaries against any liability, expense or loss asserted against such person and incurred by such person in such capacity, or arising out of such person’s status as such, whether or not the Corporation would have the power or obligation to indemnify such person against such liability, expense or loss.

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SECTION 5.           If any provision or provisions of this Article XIII shall be held to be invalid, illegal or unenforceable for any reason whatsoever:  (1) the validity, legality and enforceability of the remaining provisions of this Article XIII (including, without limitation, each portion of any paragraph of this Article XIII containing any such provision held to be invalid, illegal or unenforceable, that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; and (2) to the fullest extent possible, the provisions of this Article XIII (including, without limitation, each such portion of any paragraph of this Article XIII containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

SECTION 6.           For purposes of this Article XIII:

(1)           “Disinterested Director” means a director of the Corporation who is not and was not a party to the matter in respect of which indemnification is sought by the claimant.

(2)           “Independent Counsel” means a law firm, a member of a law firm, or an independent practitioner, that is experienced in matters of corporation law and indemnification issues and neither presently is, nor in the past five years has been, retained to represent: (i) the Corporation or the claimant in any matter material to either such party, or (ii) any other party to the proceeding giving rise to a claim for indemnification hereunder.  Notwithstanding the foregoing, the term “Independent Counsel” shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Corporation or the claimant in an action to determine the claimant’s rights under this Article XIII.

SECTION 7.           Any notice, request or other communication required or permitted to be given to the Corporation under this Article XIII shall be in writing and either delivered in person or sent by telecopy, telex, telegram, overnight mail or courier service, or certified or registered mail, postage prepaid, return receipt requested, to the Secretary of the Corporation and shall be effective only upon receipt by the Secretary.

ARTICLE XIV

AMENDMENTS

The Board of Directors shall have power to amend, modify or repeal these Bylaws or adopt any new provision authorized by the laws of the State of Delaware in force at such time.  The stockholders of the Corporation shall have the power to amend, modify or repeal these Bylaws, or adopt any new provision authorized by the laws of the State of Delaware in force at such time, at a duly called meeting of the stockholders; provided, that notice of the proposed adoption, amendment, modification or repeal was given in the notice of the meeting; provided, further, notwithstanding any other provisions of these Bylaws or any provision of law which might otherwise permit a lesser vote or no vote, the affirmative vote of at least sixty-six and two-thirds percent (66 2/3%) of the voting power of the then outstanding Voting Stock, voting together as a single class, shall be required to amend, modify or repeal any provision, or adopt any new or

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additional provision, in a manner inconsistent with Sections 7 and 8 of Article I, Sections 2(a) of Article II, Article XIII and this Article XIV of these Bylaws.

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Rouse Properties, Inc.

a Delaware corporation

CERTIFICATE OF ADOPTION OF AMENDED AND RESTATED BYLAWS

The undersigned hereby certifies that he or she is the duly elected, qualified, and acting Vice President & Secretary of Rouse Properties, Inc., a Delaware corporation, and that the foregoing Amended and Restated Bylaws were adopted as the Corporation’s bylaws effective as of January 12, 2012 by the Corporation’s Board of Directors.

IN WITNESS WHEREOF, the undersigned has hereunto set such person’s hand this 12th day of January, 2012.

By:
Name:	Stacie L. Herron
Title:	Vice President & Secretary

EXHIBIT C

Employee Matters Agreement

See attached.

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EMPLOYEE MATTERS AGREEMENT

THIS EMPLOYEE MATTERS AGREEMENT (this “Agreement”) is effective as of January 12, 2012, by and among General Growth Management, Inc., a Delaware corporation (“GGMI”), GGP Limited Partnership, a Delaware limited partnership (“GGPLP” and collectively with GGMI, “GGP”), and Rouse Properties, Inc., a Delaware corporation (“Spinco” and together with GGMI and GGPLP, the “Parties”).  Unless otherwise indicated, capitalized terms have the meanings set forth in the Separation Agreement (as hereinafter defined).

WHEREAS, the Parties and/or their respective Affiliates have entered into that certain Separation Agreement (the “Separation Agreement”) dated as of January 12, 2012 pursuant to which GGP will create a new publicly traded company which shall operate the Spinco Business (as defined in the Separation Agreement);

WHEREAS, in anticipation of the transactions contemplated by the Separation Agreement, certain employees of GGP whose employment relates to the Spinco Business, transferred employment from GGP to Spinco on January 1, 2012, and the Parties wish to set forth the terms and conditions of employment of such employees; and

WHEREAS, Spinco’s employees, unless otherwise elected by Spinco in accordance with the terms hereof, ceased to participate in certain employee benefit plans sponsored by GGP on December 31, 2011 and commenced participation in employee benefit plans sponsored by Spinco.

NOW, THEREFORE, in consideration of the promises and mutual covenants set forth in the Separation Agreement and herein, and other good and valuable consideration, and contingent upon the consummation of the transactions contemplated by the Separation Agreement, the parties hereby agree as follows:

SECTION 1.           Defined Terms.

Capitalized terms not otherwise defined herein shall have the same meanings as in the Separation Agreement or as set forth below, as applicable:

“Beneficiaries” means eligible spouses, dependents, beneficiaries, heirs, successors and assigns of the Business Employees or Former Business Employees.

“Business Employees” means those employees employed by the Spinco Group as of the date hereof and identified on Schedule A hereto.

“COBRA” means Section 4980B of the Code and Title I, Subtitle B, Part 6 of ERISA.

“Employee Agreements” means those employment, retention, termination, severance, supplemental retirement, deferred compensation and other similar agreements between the Spinco Group and any Business Employee or Former Business Employee, including, without limitation, the agreements listed on Schedule B hereto.

“FMLA” means the Family and Medical Leave Act of 1993, as amended.

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“Former Business Employees” means former employees of the Spinco Group and former employees of the GGP Group who were last employed in the Spinco Business, as identifiable on GGP’s payroll and employment records (including, without limitation, individuals listed on Schedule C hereto).

“GGP Plans” means the employee benefit plans maintained by GGP and its Affiliates for Business Employees in effect immediately prior to the Transfer Date.

“Transfer Date” means January 1, 2012 or such later date as may be agreed by the Parties, but in no event later than the Distribution Date.

SECTION 2.           Employment of Business Employees.

(a)      Terms and Conditions of Employment.  For a period of one year following the Distribution Date, the Business Employees shall be entitled to receive, while in the employ of Spinco or any of its Affiliates:  (i) base salary or wages and target cash incentive compensation opportunities having a comparable, employer-provided aggregate value as those provided to such employees immediately prior to the Transfer Date, (ii) employee benefits having a substantially comparable employer-provided aggregate value as employee benefits provided under the applicable GGP Plans immediately prior to the Transfer Date, and (iii) severance benefits that are no less favorable than the severance benefits provided by the GGP Group for such employees in effect immediately prior to the Transfer Date.  Nothing in this Agreement shall require the Spinco Group to establish any specific type of benefit plan (including, without limitation, any tax-qualified or non-qualified defined benefit pension, retiree health or retiree welfare benefits).

(b)      Bonuses and Accrued and Unpaid Wages.  Spinco acknowledges and agrees that as of the Transfer Date, Spinco or a member of the Spinco Group assumed and, subject to the requirements or limitations of applicable Law, shall pay all obligations to each Business Employee pursuant to any cash bonus or commission program if, and to the extent that:  (i) such obligations are payable to such Business Employees after the Transfer Date or (ii) an inter-company charge for such obligations exists as of the Transfer Date.  Consistent with Spinco’s obligation under the first sentence of this Section 1(b), Spinco shall, or shall cause a member of the Spinco Group to, pay Business Employees any amounts due under annual cash bonus or commission programs for the 2011 calendar year on the same basis as in effect immediately prior to the Transfer Date.  In addition, Spinco shall or shall cause a member of the Spinco Group to, subject to the limitations of applicable law, pay all Business Employees their accrued and unpaid wages as of the Transfer Date.

(c)      Employee Agreements.  Subject to the requirements or limitations of applicable Law, the Spinco Group shall retain exclusive responsibility on and after the Transfer Date for all Employee Agreements.  Spinco agrees and acknowledges that, subject to the requirements or limitations of applicable Law, as of the Transfer Date Spinco or a member of the Spinco Group assumed all obligations of the GGP Group under all Employee Agreements pursuant to which any of the GGP Group has any obligation, contingent or otherwise, to any Business Employee or Former Business Employee.

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(d)      Accrued and Unused Paid Time-Off; FMLA.  Effective as of the Transfer Date, Spinco agrees and acknowledges that Spinco or a member of the Spinco Group, assumed or retained, as the case may be, all obligations of the GGP Group for the accrued and unused or unpaid paid time-off of the Business Employees as of such date (except as may otherwise be required in accordance with applicable law).  For the avoidance of doubt, GGP shall retain all obligations for and shall cause to be paid to the Business Employees all accrued and unused or unpaid paid time-off (other than sick days, except as required by applicable law) as of December 31, 2011.  With respect to all Business Employees who commence a leave of absence prior to December 31, 2011, Spinco shall, or shall cause a member of the Spinco Group to, provide the benefits mandated by the FMLA or provided pursuant to GGP’s discretionary leave of absence policy, as applicable, with respect to such leave of absence, without regard to whether Spinco or any member of the Spinco Group is subject to the FMLA or is otherwise obligated to honor such leave of absence.

(e)      Credit for Service.  Subject to the requirements or limitations of applicable Law, Spinco shall, or shall cause a member of the Spinco Group to, credit Business Employees for service earned on and prior to the Transfer Date with the GGP Group, and, to the extent recognized under corresponding GGP Plans, any of their respective predecessors, in addition to service earned with the Spinco Group on or after the Transfer Date:  (i) to the extent that service is relevant for purposes of eligibility, vesting or the calculation of paid time-off, sick days, severance, layoff and similar benefits (but not for purposes of defined benefit pension benefit accruals or vesting of equity compensation awards) under any retirement or other employee benefit plan, program or arrangement of the Spinco Group for the benefit of the Business Employees on or after the Transfer Date and (ii) for such additional purposes as may be required by applicable Law; provided that nothing herein shall result in a duplication of benefits.

SECTION 3.           GGP Plans and Liabilities.

(a)      No Assumption or Transfer of GGP Plans.  Except as otherwise specifically provided in the Agreement, the Spinco Group shall not assume sponsorship of or any administrative obligations under, or receive any right or interest in any trusts relating to, any assets of or any insurance, administration or other contracts pertaining to, or have any liability with respect to any of the GGP Plans.

(b)      No Assumption of GGP Liabilities.  Except as otherwise specifically provided herein or in the Separation Agreement, the Spinco Group shall not assume any liabilities or obligations of GGP or any other member of the GGP Group under any of the GGP Plans or otherwise have any liability with respect to any of the GGP Plans, with respect to any employee of GGP (other than the Business Employees).

(c)      Participation in GGP Plans.  All Business Employees and Former Business Employees shall, as of January 1, 2012, cease any active participation in and any benefit accrual under all GGP Plans; provided that, if so elected in writing by Spinco not later than January 1, 2012, Business Employees and Former Business Employees may continue participation in the GGP Plans which are welfare benefit plans and which are listed on Schedule D hereto, on the same terms and conditions as in effect from time to time through the end of the calendar month in which the Distribution Date occurs.  Further, Business Employees and Former Business

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Employees may continue after January 1, 2012 to participate in accordance with, and subject to their eligibility under, the terms of the applicable GGP Plans as in effect from time to time as follows:

(i)             as to claims incurred on or prior to December 31, 2011 under the GGP Plans which provide health, disability, worker’s compensation, life insurance or similar benefits; and

(ii)          as to vested and accrued benefits as of January 1, 2012 under the General Growth 401(k) Savings Plan and any other GGP Plan which is a pension or retirement plan.

(d)      Pre-existing Conditions; Coordination.  Subject to the requirements or limitations of applicable Law, Spinco shall, and shall cause each member of the Spinco Group to, waive limitations on benefits relating to any pre-existing conditions of the Business Employees and, to the extent applicable, Beneficiaries.

(e)      Vested Stock Options.  Except as set forth in the Separation Agreement, Spinco shall not assume any obligations or liabilities for stock options granted to Business Employees and Former Business Employees under the GGP Plans that were vested on or prior to the Transfer Date (the “Vested Options”).

(f)       Unvested Stock Options and Restricted Shares.  As soon as practicable following the Distribution Date Spinco shall grant stock options to purchase common shares of Spinco (“Spinco Options”) and/or restricted common shares of Spinco (“Spinco Restricted Shares”) to each Business Employee who forfeited unvested stock options to purchase common shares of General Growth Properties, Inc. (“GGP Options”) and/or restricted common shares of General Growth Properties, Inc. (“GGP Restricted Shares”) as a result of the transactions contemplated by the Separation Agreement.  The number of Spinco Options and Spinco Restricted Shares to be granted shall be determined as follows with respect to each such Business Employee:

(i)             a number of Spinco Restricted Shares (rounded up to the nearest whole share) having a fair market value on the date of grant equal to the sum of (A) the fair market value of the forfeited GGP Restricted Shares and (B) the aggregate spread value of each forfeited GGP Option; and

(ii)          a number of Spinco Options such that on the date of grant of such Spinco Options the aggregate fair market value of the Spinco Restricted Shares and the shares subject to the Spinco Options equals the fair market value of the forfeited GGP Restricted Shares and the shares subject to the forfeited GGP Options.  The per share exercise price of the Spinco Options shall equal the fair market value of a common share of Spinco on the date of grant.

In addition, each Business Employee shall have received the shares of Spinco issued in respect of the GGP Restricted Shares (both vested and unvested) and the exercise price of the GGP Options shall have been reduced by the value of the Spinco shares that would have issued on the shares subject to the GGP Options on the Distribution Date (had such options been

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exercised).  For the avoidance of doubt, for purposes of determining the number of Spinco Options and Spinco Restricted Shares to be granted to each Business Employee, (A) the value of any shares of Spinco distributed with respect to the GGP Restricted Shares shall be disregarded when determining the fair market value of the GGP Restricted Shares and (B) any adjustments made to the exercise price of the GGP Options in connection with the transactions contemplated by the Separation Agreement shall be taken in to account when determining the aggregate spread value of the forfeited GGP Options.

(g)      COBRA.  Unless otherwise agreed in writing by the Parties, as of the January 1, 2012 or such later date as may be agreed to by the Parties pursuant to Section 3(c) hereof, Spinco shall, or shall cause a member of the Spinco Group to, assume all obligations to provide continuation health care coverage in accordance with COBRA to all Business Employees and Former Business Employees and their qualified Beneficiaries who incur or incurred a qualifying event at any time, including all obligations with respect to all health claims incurred on or after such date.

SECTION 4.           Reimbursement of Costs.

(a)      Except as set forth in Section 4(b) below or with respect to the Vested Options, Spinco shall reimburse GGP for all amounts actually paid by any member of the GGP Group on and after the Transfer Date (including allocations of actual estimated annual expenses, consistent with past practice) (i) with respect to the Business Employees and Former Business Employees, to the extent not paid directly by Spinco, and (ii) in connection with the provision of coverage for Business Employees and Former Business Employees under the GGP Plans listed on Schedule D hereto (including insurance premiums, claims and costs of administration).  Such amounts shall be paid via wire transfer of immediately available funds into a bank account designated by GGP promptly and in no event later than thirty (30) days following GGP’s delivery of an invoice of such expenses.

(b)      GGP shall reimburse Spinco for all amounts actually paid by any member of the Spinco Group with respect to any 2011 annual cash bonuses, commissions as well as accrued and unpaid wages, paid to Business Employees in accordance with Section 2(b) hereof, including the employer portion of any related payroll taxes.  Such amounts shall be paid via wire transfer of immediately available funds into a bank account designated by Spinco promptly and in no event later than thirty (30) days following Spinco’s delivery of an invoice of such expenses.

SECTION 5.           Obligations Net of Insurance Proceeds and Other Amounts.

(a)      The amount which Spinco is required to pay under this Agreement will be reduced by any Insurance Proceeds theretofore actually recovered in respect of the related Liability.  If a Party receives a payment (an “Indemnity Payment”) required by this Agreement from Spinco in respect of any Liability and subsequently receives Insurance Proceeds, then such Party will pay to Spinco an amount equal to such Insurance Proceeds but not exceeding the amount of the Indemnity Payment paid by Spinco in respect of such Liability.

(b)      An insurer who would otherwise be obligated to pay any claim shall not be relieved of the responsibility with respect thereto or, solely by virtue of the indemnification

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provisions hereof, have any subrogation rights with respect thereto.  GGP shall use its commercially reasonable efforts to seek to collect or recover any Insurance Proceeds (other than Insurance Proceeds under an arrangement where future premiums are adjusted to reflect prior claims in excess of prior premiums) to which GGP is entitled in connection with any Liability for which GGP seeks indemnification pursuant to this Agreement; provided, that GGP’s inability to collect or recover any such Insurance Proceeds shall not limit Spinco’s obligations hereunder.

(c)      Any Indemnity Payment under this Agreement shall be increased to take into account any inclusion in income of GGP arising from the receipt of such Indemnity Payment and shall be decreased to take into account any reduction in income of GGP arising from such indemnified Liability.  For purposes hereof, any inclusion or reduction shall be determined (i) using the highest marginal rates in effect at the time of the determination and applicable to a corporate resident of Chicago, Illinois and (ii) assuming that GGP, including any entity that qualifies as a real estate investment trust, will be liable for Taxes at such rate and has no Tax Attributes at the time of the determination.

SECTION 6.           Impermissibility; Good Faith.

In the event that any provision hereof is not permissible under any Law or practice, the parties agree that they shall in good faith take such actions as are permissible under such Law or practice to carry out to the fullest extent possible the purposes of such provision.

SECTION 7.           Restrictive Covenants Relating to Employees.

(a)      Non-Solicitation by GGP.  GGP and members of the GGP Group shall not, directly or indirectly, induce or attempt to induce any Business Employee to leave the employ of the Spinco Group (or any member thereof), or solicit, recruit, or attempt to solicit or recruit any Business Employee.  The foregoing covenant in the immediately preceding sentence shall apply for a period of two years following the Distribution Date.

(b)      Non-Solicitation by Spinco.  Spinco and members of the Spinco Group shall not, directly or indirectly, induce or attempt to induce to leave the employ of the GGP Group any employee of the GGP Group not identified on Schedule A.  The foregoing covenant shall apply for a period of one year following the Distribution Date and for any employee working on a transition services agreement project, apply for a period of one year from the date of termination of his or her performance of transition services, regardless of the length of time on the project.

(c)      Exceptions.  Notwithstanding the limitations in this Section 7 applicable to employees of the GGP Group or the Spinco Group (collectively, the “Restricted Employees”), such limitations will not prohibit the GGP Group or the Spinco Group from:  (i) attempting to hire or hiring any Restricted Employee after the termination of such employee’s employment at any time after the Effective Time by the GGP Group or the Spinco Group, as the case may be, (ii) placing public advertisements or conducting any other form of general solicitation that is not specifically targeted towards the Restricted Employees, including the use of an independent employment agency or search firm whose efforts are not specifically directed at Restricted Employees, and hiring any Restricted Employee that responds to such solicitation or (iii) soliciting and hiring specifically identified Restricted Employees with the prior agreement of the other Party.

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SECTION 8.           Cooperation and Assistance.

(a)      Mutual Cooperation.  After the Effective Time, to the extent permitted by Law, each of Spinco and GGP shall, and shall cause the Spinco Group and the GGP Group, respectively, to, provide to the other Party such current information regarding the Business Employees or Former Business Employees, and their Beneficiaries, on an ongoing basis upon any reasonable request, as may be necessary to facilitate determinations of eligibility for, and payments of benefits to, the Business Employees and Former Business Employees and their Beneficiaries.

(b)      Claims Assistance.  To the extent permitted by Law, each of Spinco and GGP shall, and shall cause the Spinco Group and the GGP Group, respectively, to, permit their respective employees to provide, at the other Party’s expense, such reasonable assistance to the other Party as may be required in respect of claims (whether asserted or threatened) against the GGP Group or the Spinco Group, respectively, other than with respect to claims by the other Party, to the extent that (i) such employee has particular knowledge of relevant facts or issues or (ii) such employee’s assistance is reasonably necessary in respect of any such claim.

(c)      Consultation with Employee Representative Bodies.  The parties hereto shall, and shall cause their respective Affiliates to, mutually cooperate in undertaking all reasonably necessary or legally required provision of information to, or consultations, discussions or negotiations with, employee representative bodies (including any unions) which represent employees affected by the transactions contemplated by this Agreement.

SECTION 9.     Employment Files.

As of the Transfer Date, to the extent permitted by HIPAA and other applicable law, GGP shall, and shall cause the GGP Group to provide to Spinco all employment files of the Business Employees and Former Business Employees; provided, that, GGP and the GGP Group shall not transfer any performance evaluations relating to the Transferred Employees.  GGP and the GGP Group may retain copies of any employment files transferred to Spinco.

SECTION 10.   Employee Data Protection.

(a)      “Personal Data” includes:  (i) any information relating to an identified or identifiable natural person who is an employee of GGP or any of its Affiliates and that (A) is obtained by the Spinco Group from GGP or any of its Affiliates or representatives, (B) is processed by the Spinco Group on behalf of the GGP Group, or (C) is created by the Spinco Group based on (A) or (B) above, and (ii) any information relating to an identified or identifiable natural person who is an employee of Spinco or any of its Affiliates and that (A) is in the GGP Group’s possession, custody or control as of the Effective Time, (B) is obtained by the GGP Group from Spinco or any of its Affiliates or representatives, (C) is processed by the GGP Group on behalf of the Spinco Group, or (D) is created by the GGP Group based on (A), (B), or (C) above.

(b)      Spinco shall, and shall cause the Spinco Group to, and GGP shall, and shall cause the GGP Group to, comply with all applicable Laws regarding the maintenance, use, sharing or processing of the other Party’s Personal Data, including, but not limited to:  (i) compliance with

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any applicable requirements to provide notice to, or obtain consent from, the data subject for processing of the data after the Effective Time, and (ii) taking any other steps necessary to ensure compliance with data protection Laws, including but not limited to, the execution of any separate agreements with the other Party to facilitate the lawful processing of certain Personal Data (such agreements to be executed before or after the Effective Time, as necessary).

(c)      Spinco shall, and shall cause the Spinco Group to, and GGP shall, and shall cause the GGP Group to, share and otherwise process the other Party’s Personal Data only on a need-to-know basis, only as legally permitted and to the extent necessary to perform its obligations under the Separation Agreement and the Ancillary Documents or to process benefits under applicable employee benefit plans.  Each of Spinco and GGP agrees that it shall not otherwise disclose any of the other Party’s Personal Data to third parties without the express written approval of the other Party unless required by applicable Law.  Each of Spinco and GGP shall use reasonable, technical and organizational measures to ensure the security and confidentiality of the other Party’s Personal Data in order to prevent, among other things, accidental, unauthorized or unlawful destruction, modification, disclosure, access or loss.  Each of Spinco and GGP shall promptly inform the other Party of any breach of this security and confidentiality undertaking, unless prohibited from doing so by Law or at the request of a Governmental Authority.

SECTION 11.         Miscellaneous.

(a)      No Third-Party Beneficiaries.  All provisions contained in this Agreement are included for the sole benefit of the respective parties to this Agreement and shall not create any right in any other Person, including, without limitation, any Business Employees, Former Business Employees, any Beneficiary or any participant in any GGP Plan.  Nothing in this Agreement shall amend any GGP Plan.

(b)      No Rights to Continued Employment or Change in At-Will Status.  Neither Spinco nor any member of the Spinco Group shall be obligated to employ any employee of GGP or any of its Affiliates or the Spinco Group, or continue to employ any Business Employee for any specific period of time, subject to applicable Law and the Employee Agreements.

(c)      No Limitation on Ability to Amend Plans.  Except as expressly set forth in this Agreement, nothing in this Agreement or in the Separation Agreement or Ancillary Documents shall require any member of the Spinco Group, or any of Spinco’s Affiliates, to continue or amend any particular benefit plan after the consummation of the transactions contemplated in this Agreement, and any such plan may be amended or terminated in accordance with its terms and applicable Law.

(d)      Severability.  If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced under any Law or as a matter of public policy, all other conditions and provisions of this Agreement shall remain in full force and effect.  Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties to this Agreement shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the

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transactions contemplated by this Agreement be consummated as originally contemplated to the greatest extent possible.

(e)      Assignment.  This Agreement shall not be assigned by either party without the prior written consent of the other party.  Notwithstanding the foregoing, either party may assign (i) any or all of its rights and obligations under this Agreement to any of its Subsidiaries and (ii) any or all of its rights and obligations under this Agreement in connection with a sale or disposition of any assets or entities or lines of business; provided, however, that, in each case, no such assignment shall (i) release the assigning party from any liability or obligation under this Agreement or (ii) change any of the steps in the Spinoff Plan or the Plan.

(f)       Amendment.  No provision of this Agreement may be amended or modified except by a written instrument signed by all the parties to this Agreement.  No waiver by any party of any provision of this Agreement shall be effective unless explicitly set forth in writing and executed by the party so waiving.  The waiver by any party of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any other subsequent breach.

(g)      Counterparts.  This Agreement may be executed in one or more counterparts, and by the different parties to each such agreement in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.  Delivery of an executed counterpart of a signature page to this Agreement by facsimile or portable document format (PDF) shall be as effective as delivery of a manually executed counterpart of any such Agreement.

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IN WITNESS WHEREOF, each of the Parties hereto has caused this Agreement to be signed as of the date first above written.

GENERAL GROWTH MANAGEMENT, INC.

By:
Name:
Title:

GGP LIMITED PARTNERSHIP

By:
Name:
Title:

ROUSE PROPERTIES, INC.

By:
Name:
Title:

Schedule A — GGP Employees

1. Names omitted.

Schedule B - Employee Agreements

1)              Employment Agreement, dated November 14, 2011, by and between Rouse Properties, Inc. and Andrew Silberfein

2)              Letter Agreement, dated November 14, 2011, by and between Rouse Properties, Inc. and Andrew Silberfein

Schedule C — Former Business Employees

1. Names omitted.

EXECUTION VERSION

Schedule D — GGP Welfare Plans

GGP Limited Partnership Medical Plan

GGP Limited Partnership Dental Plan

GGP Limited Partnership Vision Plan

GGP Limited Partnership Life & Disabilty Plan

EXHIBIT D

Tax Matters Agreement

See attached.

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TAX MATTERS AGREEMENT

by and between

General Growth Properties, Inc.

and

Rouse Properties, Inc.

Dated as of January 12, 2012

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TAX MATTERS AGREEMENT

THIS TAX MATTERS AGREEMENT (this “Agreement”), dated as of January 12, 2012, is by and between General Growth Properties, Inc., a Delaware corporation (“GGP”) and Rouse Properties, Inc., a Delaware corporation (“Spinco”).  Each of GGP and Spinco is sometimes referred to herein as a “Party” and, collectively, as the “Parties.”

WHEREAS, the board of directors of GGP has determined that it is in the best interests of GGP and its shareholders to create a new publicly traded company which shall operate the Spinco Business;

WHEREAS, the board of directors of GGP and the board of directors of Spinco have approved (i) the Restructuring, and (ii) the Distribution, all as more fully described in the Separation Agreement and the other Transaction Documents;

WHEREAS, as a result of the Restructuring and the Distribution, the Parties desire to enter into this Agreement to provide for certain Tax matters, including the assignment of responsibility for the preparation and filing of Tax Returns, the payment of and indemnification for Taxes (including any Taxes incurred in connection with the Restructuring and the Distribution), entitlement to refunds of Taxes, and the prosecution and defense of any Tax controversies;

NOW, THEREFORE, in consideration of the foregoing and the terms, conditions, covenants and provisions of this Agreement, each of the Parties mutually covenants and agrees as follows:

ARTICLE XV

DEFINITIONS

A.            General.  As used in this Agreement, the following terms shall have the following meanings:

“Accounting Firm” has the meaning set forth in Section 9.01.

“Adjustment” means any proposed or final change in the Tax liability of a taxpayer.

“Agreement” has the meaning set forth in the preamble to this Agreement.

“Common Parent” means (i) for U.S. federal income tax purposes, the “common parent corporation” of an “affiliated group” (in each case, within the meaning of Section 1504 of the Code) filing a U.S. federal consolidated income Tax Return, or (ii) for state, local or foreign Tax purposes, the common parent (or the equivalent thereof) of a Tax Group.

“Consolidated Return” means, with respect to the GGP Group and Spinco Group, respectively, the U.S. federal income Tax Return required to be filed by (i) a GGP Entity as the Common Parent or (ii) a Spinco Entity as the Common Parent.

“Due Date” means (i) with respect to a Tax Return, the date (taking into account all valid extensions) on which such Tax Return is required to be filed under applicable Law and (ii) with respect to a payment of Taxes, the date on which such payment is required to be made to avoid the incurrence of interest, penalties and/or additions to Tax.

“Effective Date” means the date of the Distribution.

“Final Determination” means the final resolution of liability for any Tax for any taxable period, by or as a result of (i) a final decision, judgment, decree or other order by any court of competent jurisdiction that can no longer be appealed; (ii) a final settlement with the IRS, a closing agreement or accepted offer in compromise under Sections 7121 or 7122 of the Code, or a comparable agreement under the Laws of other jurisdictions, which resolves the entire Tax liability for any taxable period; (iii) any allowance of a refund or credit in respect of an overpayment of Tax, but only after the expiration of all periods during which such refund or credit may be recovered by the jurisdiction imposing the Tax; or (iv) any other final resolution, including by reason of the expiration of the applicable statute of limitations or the execution of a pre-filing agreement with the IRS or other Taxing Authority.

“GGP” has the meaning set forth in the preamble to this Agreement.

“GGP Entity” means any member of the GGP Group.

“GGP Taxes” means any Taxes allocated to GGP pursuant to Article II.

“Income Taxes” means any Taxes based upon, measured by, or calculated with respect to net income, profits, or gains (including, but not limited to, any capital gains, minimum Tax or any Tax on items of Tax preference, but not including sales, use, real or personal property, excise, or transfer or similar Taxes).

“Indemnifying Party” means the Party from which the other Party is entitled to seek indemnification pursuant to the provisions of Article IV.

“Indemnified Party” means the Party which is entitled to seek indemnification from the other Party pursuant to the provisions of Article IV.

“Independent Firm” has the meaning set forth in Section 8.01(b)(iii).

“Information” has the meaning set forth in Section 8.01(a).

“Information Request” has the meaning set forth in Section 8.01(a).

“IRS” means the U.S. Internal Revenue Service or any successor thereto, including, but not limited to its agents, representatives, and attorneys.

“Party” has the meaning set forth in the preamble to this Agreement.

“Past Practice” has the meaning set forth in Section 3.03(a)(i).

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“Pre-Closing Period” means any taxable period ending on or before the Effective Date.

“Post-Closing Period” means any taxable period beginning after the Effective Date.

“Refund” means any refund (or credit in lieu thereof) of Taxes (including any overpayment of Taxes that can be refunded or, alternatively, applied to other Taxes payable), including any interest paid on or with respect to such refund of Taxes.

“Restructuring/Distribution Taxes” means any Taxes incurred in or by reason of the Restructuring or the Distribution.

“Representative” has the meaning set forth in Section 8.01(b)(iii).

“Response Deadline” has the meaning set forth in Section 8.01(b)(i).

“Separate Return” means (i) in the case of the GGP Group, a Tax Return of any GGP Entity (including any Consolidated, combined, affiliated, or unitary Tax Return) that does not include, for any portion of the relevant taxable period, any Spinco Entity that is a regarded entity for U.S. federal income tax purposes and (ii) in the case of the Spinco Group, a Tax Return of any Spinco Entity (including any Consolidated, combined, affiliated, or unitary Tax Return) and that does not include, for any portion of the relevant taxable period, any GGP Entity that is a regarded entity for U.S. federal income tax purposes.

“Separation Agreement” means the Separation Agreement by and between the Parties dated as of January 12, 2012.

“Spinco” has the meaning set forth in the preamble to this Agreement.

“Spinco Entity” means any member of the Spinco Group.

“Spinco Taxes” means any Taxes allocated to Spinco pursuant to Article II.

“Straddle Period” means any taxable period that begins on or before and ends after the Effective Date.

“Tax” means (i) all taxes, charges, fees, duties, levies, imposts, or other similar assessments, imposed by any U.S. federal, state or local or foreign governmental authority, including, but not limited to, income, gross receipts, excise, property, sales, use, license, capital stock, transfer, franchise, payroll, withholding, social security, value added and other taxes, (ii) any interest, penalties or additions attributable thereto and (iii) all liabilities in respect of any items described in clauses (i) or (ii) payable by reason of assumption, transferee or successor liability, operation of Law or Treasury Regulation Section 1.1502-6(a) (or any predecessor or successor thereof or any analogous or similar provision under Law).

“Tax Attributes” means net operating losses, capital losses, earnings and profits, overall foreign losses, previously taxed income, separate limitation losses, deferred or suspended losses or deductions, foreign tax credits or other tax credits and all other Tax attributes.

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“Tax Detriment” shall mean an increase in the Tax liability of a Person for any taxable period.  Except as otherwise provided in this Agreement, a Tax Detriment shall be deemed to have been realized or suffered from a Tax Item or Items in a taxable period only if and to the extent that the Tax liability of such Person for such period is greater than it would have been if such Tax liability were determined without regard to such Tax Item.

“Tax Group” means any U.S. federal, state, local or foreign affiliated, consolidated, combined, unitary or similar group or fiscal unity that joins in the filing of a single Tax Return.

“Taxing Authority” means any governmental authority or any subdivision, agency, commission or entity thereof or any quasi-governmental or private body having jurisdiction over the assessment, determination, collection or imposition of any Tax (including the IRS).

“Tax Item” shall mean any item of income, gain, loss, deduction, credit, recapture of credit, Tax Attribute, or any other item which may have the effect of increasing or decreasing Taxes paid or payable.

“Tax Matter” has the meaning set forth in Section 8.01(a).

“Tax Package” means all relevant Tax-related information relating to the operations of the GGP Business or the Spinco Business, as applicable, that is reasonably necessary to prepare and file the applicable Tax Return.

“Tax Proceeding” means any audit, assessment of Taxes, pre-filing agreement, other examination by any Taxing Authority, proceeding, appeal of a proceeding or litigation relating to Taxes, whether administrative or judicial, including proceedings relating to competent authority determinations.

“Tax Return” means any return, report, certificate, form or similar statement or document (including any related or supporting information or schedule attached thereto and any information return, or declaration of estimated Tax) supplied to, or filed with, or required to be supplied to, or filed with, a Taxing Authority with respect to Taxes.

“Treasury Regulations” means the final and temporary (but not proposed) income Tax regulations promulgated under the Code, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

B.            Additional Definitions.

(1)           Capitalized terms not defined in this Agreement shall have the meaning ascribed to them in the Separation Agreement.

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ARTICLE XVI

ALLOCATION OF TAX LIABILITIES AND REFUNDS

A.            Allocation of Tax Liabilities.

(1)           Income and Other Taxes.

(a)           GGP shall be liable for all Taxes of GGP Entities for all taxable periods; provided that Spinco shall be liable for and shall indemnify GGP from and against all Taxes imposed on a GGP Entity pursuant to Treasury Regulation Section 1.1502-6(a) (or any predecessor or successor thereof or any analogous or similar provision under Law) resulting from operations of a Spinco Entity.

(b)           Except as provided in Section 2.01(b), Spinco shall be liable for all Taxes of Spinco Entities for all taxable periods; provided that GGP shall be liable for and shall indemnify Spinco from and against Taxes imposed on a Spinco Entity pursuant to Treasury Regulation Section 1.1502-6(a) (or any predecessor or successor thereof or any analogous or similar provision under Law) resulting from operations of a GGP Entity.

(2)           Restructuring/Distribution Taxes.

(a)           GGP shall be liable for all Restructuring/Distribution Taxes.

B.            Allocation of Refunds.

(1)           GGP shall be entitled to all Refunds with respect to Taxes for which GGP is or may be liable pursuant to Article II, and Spinco shall be entitled to all Refunds of Taxes for which Spinco is or may be liable pursuant to Article II.  A Party receiving a Refund to which the other Party is entitled pursuant to this Agreement shall pay the amount to which such other Party is entitled (less any costs or Taxes incurred with respect to the receipt thereof) within ten (10) days after the receipt of such Refund.

(2)           To the extent that the amount of any Refund under this Section 2.02 is later reduced by a Taxing Authority or a Tax Proceeding, such reduction shall be allocated to the Party to which such Refund was allocated pursuant to this Section 2.02 and an appropriate adjusting payment shall be made.

ARTICLE XVII

PREPARATION, FILING AND PAYMENT OF TAXES SHOWN DUE ON TAX RETURNS

A.            Preparation and Filing of Tax Returns.  GGP shall prepare and file all Tax Returns of the GGP Group (including Consolidated Returns of the GGP Group) relating to any taxable period and shall pay all Taxes shown to be due and payable on such Tax Returns.  Spinco shall prepare and file all Tax Returns of the Spinco Group (including Consolidated Returns of the Spinco Group) relating to any taxable period and shall pay all Taxes shown to be due and payable on such Tax Returns.

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B.            Amended Tax Returns.

(1)           Returns Filed by GGP.  GGP shall, in its sole discretion, be permitted to amend any Tax Return that a GGP Entity is responsible for filing pursuant to Section 3.01; provided, however, that, unless otherwise required by Law or a Final Determination, GGP shall not amend any such Tax Return to the extent that any such amendment would reasonably be expected to cause a Spinco Entity to experience any Tax Detriment (including through an increase in Taxes or a loss or reduction of a Tax Attribute regardless of whether or when such Tax Attribute otherwise would have been used), without the prior written consent of Spinco, which consent shall not be unreasonably withheld or delayed.

(2)           Returns Filed by Spinco.  Spinco shall, in its sole discretion, be permitted to amend any Tax Return that a Spinco Entity is responsible for filing pursuant to Section 3.01; provided, however, that, unless otherwise required by Law or a Final Determination, Spinco shall not amend any such Tax Return to the extent that any such amendment would reasonably be expected to cause a GGP Entity to experience any Tax Detriment (including through an increase in Taxes or a loss or reduction of a Tax Attribute regardless of whether or when such Tax Attribute otherwise would have been used) without the prior written consent of GGP, which consent shall not be unreasonably withheld or delayed.

C.            Tax Return Procedures.

(1)           Procedures Relating to the Manner of Preparing Tax Returns.

(a)           All Tax Returns prepared by GGP that include a member of the Spinco Group or by Spinco that include a member of the GGP Group shall be prepared in accordance with past practices, accounting methods, elections and conventions (“Past Practice”), unless otherwise required by Law or agreed to in writing by Spinco or GGP, as applicable.

(b)           In the event that Past Practice is not applicable to a particular item or matter arising in a Tax Return described in Section 3.03(a)(i), GGP or Spinco, as applicable, shall determine the reporting of such item or matter provided that such reporting is more likely than not to be sustained and provided further that the other Party shall agree as to the reporting of any such item or matter which is not more likely than not to be sustained.  The Parties shall attempt in good faith to mutually resolve any disagreements, including by appointing an Accounting Firm pursuant to Section 9.01, regarding such items or matters prior to the Due Date for filing the applicable Tax Return; provided, that the failure to resolve all disagreements prior to such date shall not relieve the Indemnified Party of its obligation to file (or cause to be filed) such Tax Return.

(2)           Timing of Tax Return Filing and Payments.  All Taxes or Tax Returns required to be paid or filed pursuant to this Article III by either GGP or Spinco to or with an applicable Taxing Authority shall be paid or filed on or before the Due Date for the payment or filing of such Taxes or Tax Returns.

(3)           Review of Tax Returns.  With respect to any Tax Return including Taxes subject to indemnification pursuant to Article IV, the Indemnified Party preparing such Tax Return shall, at least 10 days prior to the Due Date applicable to such Tax Return, prepare and deliver to the Indemnifying Party a schedule showing in reasonable detail the Indemnified Party’s

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good faith calculation of any indemnification payments to be made by the Indemnifying Party.  The Indemnifying Party shall have the right to review and approve (such approval not to be unreasonably withheld) such schedule.  The Parties shall attempt in good faith to mutually resolve any disagreements, including by appointing an Accounting Firm pursuant to Section 9.01, regarding such schedule prior to the Due Date for filing the applicable Tax Return; provided, however, that the failure to resolve all disagreements prior to such date shall not relieve the Indemnified Party of its obligation to file (or cause to be filed) such Tax Return.

D.            Expenses.  Except as otherwise provided in this Agreement, each Party shall bear its own expenses incurred in connection with this Article III.

ARTICLE XVIII

INDEMNIFICATION

A.            Indemnification by GGP.  GGP shall pay, and shall indemnify and hold the Spinco Indemnified Parties harmless from and against, without duplication, (i) all GGP Taxes, (ii) all Taxes incurred by Spinco or any Spinco Entity by reason of the breach by GGP of any of its representations, warranties or covenants hereunder, and (iii) any costs and expenses related to the foregoing (including reasonable attorneys’ fees and expenses).

B.            Indemnification by Spinco.  Spinco shall pay, and shall indemnify and hold the GGP Indemnified Parties harmless from and against, without duplication, (i) all Spinco Taxes, (ii) all Taxes incurred by GGP or any GGP Entity by reason of the breach by Spinco of any of its representations, warranties or covenants hereunder, and (iii) any costs and expenses related to the foregoing (including reasonable attorneys’ fees and expenses).

C.            Characterization of and Adjustments to Payments.  For all Tax purposes, GGP and Spinco agree to treat (i) any payment required by this Article IV (other than payments with respect to interest accruing after the Effective Date) as either a contribution by GGP to Spinco or a distribution by Spinco to GGP, as the case may be, occurring immediately prior to the Effective Date or as a payment of an assumed or retained liability and (ii) any payment of non-federal Taxes by or to a Taxing Authority or any payment of interest as taxable or deductible, as the case may be, to the Party entitled under this Agreement to retain such payment or required under this Agreement to make such payment, in either case except as otherwise required by applicable Law.

D.            Timing of Indemnification Payments.  Indemnification payments in respect of any Liabilities for which an Indemnified Party is entitled to indemnification pursuant to this Article IV shall be paid by the Indemnifying Party to the Indemnified Party (i) with respect to Liabilities requiring a payment to a Taxing Authority, not later than one business day prior to the Due Date of such Liability, and (ii) with respect to any other Liabilities, as such Liabilities are incurred upon demand by the Indemnified Party, including reasonably satisfactory documentation setting forth the basis for the amount of such indemnification payment.

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ARTICLE XIX

CARRYBACKS, AMENDMENTS AND TAX ITEMS

A.            Carrybacks.

(1)           The carryback of any loss, credit or other Tax Attribute from any Post-Closing Period shall be in accordance with the provisions of the Code and Treasury Regulations (and any applicable state, local or foreign Laws).

(2)           To the extent permitted by applicable Law, GGP and Spinco shall waive the right to carryback any Tax Attribute of a member of their respective Groups arising in a Post-Closing Period to a Pre-Closing or Straddle Period; provided, however,  that (i) GGP and Spinco may carryback any Tax Attribute if such carryback claim is reported on a Separate Return, (ii) GGP may carryback any Tax Attribute if such carryback claim is reported on a Consolidated Return of the GGP Group, and (iii) Spinco may carryback any Tax Attribute if such carryback claim is reported on a Consolidated Return of the Spinco Group.

(3)           In the event that, notwithstanding Section 5.01(b), GGP or Spinco is required to carryback Tax Attributes in order to avoid losing the benefit of such Tax Attributes, the Party responsible for filing the Tax Return on which such carryback claim is reported will cooperate with the other Party in seeking from the appropriate Taxing Authority any Refund that would be allocated to the other Party pursuant to Section 2.02 and that reasonably would result from such carryback (including by filing an amended Tax Return) at the other Party’s cost and expense; provided, however, that no Party shall be required or permitted to seek such Refund to the extent that such Refund would reasonably be expected to result in a Tax Detriment to a GGP Entity or a Spinco Entity, as the case may be, (including through an increase in Taxes or a loss or reduction of a Tax Attribute regardless of whether or when such Tax Attribute otherwise would have been used), in each case, without the prior written consent of GGP or Spinco, as applicable, which consent shall not be unreasonably withheld or delayed.

B.            Tax Items.

(1)           Tax Items arising in a Pre-Closing Period shall be allocated to the GGP Group and the Spinco Group in accordance with the Code and Treasury Regulations (and any applicable state, local and foreign Laws) and in accordance with the allocation of Tax Liabilities in Article II.  GGP and Spinco shall jointly determine the allocation of such Tax Items arising in Pre-Closing Periods as soon as reasonably practicable following the Effective Date, and hereby agree to compute all Taxes for all Straddle Periods and Post-Closing Periods consistently with that determination unless otherwise required by Law or a Final Determination.

(2)           To the extent that the amount of any Tax Item is later reduced or increased by a Taxing Authority or Tax Proceeding, such reduction or increase shall be allocated to or borne by the Party to which such Tax Item was allocated pursuant to Section 5.02(a).

8

C.            Treatment of Deductions Associated with Equity-Related Compensation.

(1)           To the extent permitted by Law, solely GGP or a GGP Entity, as the case may be, shall be entitled to claim any Tax deduction associated with the following items:

(a)           The exercise of any Spinco stock options or stock appreciation rights by any GGP Employee (as defined below) and the vesting of Spinco restricted stock or the vesting or settlement of Spinco restricted stock units held by any GGP Employee and the payment of any dividends with respect to such Spinco restricted stock.

(b)           The exercise of any GGP stock options or stock appreciation rights by any GGP Employee or, within ninety (90) days after the Distribution, any Spinco Employee (as defined below) and the vesting of GGP restricted stock or the vesting or settlement of GGP restricted stock units held by any GGP Employee or, within ninety (90) days after the Distribution, any Spinco Employee and the payment of any dividends on such GGP restricted stock to a GGP Employee or, within ninety (90) days after the Distribution, a Spinco Employee.

(2)           To the extent permitted by Law, solely Spinco or a Spinco Entity, as the case may be, shall be entitled to claim any Tax deduction associated with the following items:

(a)           The exercise of any GGP stock options or stock appreciation rights by any Spinco Employee ninety (90) days or more after the Distribution and the vesting of GGP restricted stock or the vesting or settlement of GGP restricted stock units ninety (90) days or more after the Distribution held by any Spinco Employee and the payment of any dividends on such restricted stock ninety (90) days or more after the Distribution to a Spinco Employee.

(b)           The exercise of any Spinco stock options or stock appreciation rights by any Spinco Employee and the vesting of Spinco restricted stock or the vesting or settlement of Spinco restricted stock units held by any Spinco Employee and the payment of any dividends with respect to such Spinco restricted stock.

(3)           The following terms shall have the following meanings:

(a)           “Spinco Employee” means any person employed or formerly employed by any Spinco Entity at the time of the exercise, vesting, settlement, disqualifying disposition or payment, as appropriate, unless, at such time, such person is employed by a member of the GGP Group or was more recently employed by a GGP Entity than by a Spinco Entity; and

(b)           “GGP Employee” means any person employed or formerly employed by any GGP Entity at the time of the exercise, vesting, settlement, disqualifying disposition or payment, as appropriate, unless, at such time, such person is a Spinco Employee.

ARTICLE XX

TAX PROCEEDINGS

A.            Notification of Tax Proceedings.  Within ten (10) days after an Indemnified Party becomes aware of the commencement of a Tax Proceeding that may give rise to Taxes for which an Indemnifying Party is responsible pursuant to Article II, such Indemnified

9

Party shall notify the Indemnifying Party of such Tax Proceeding, and thereafter shall promptly forward or make available to the Indemnifying Party copies of notices and communications relating to such Tax Proceeding.  The failure of the Indemnified Party to notify the Indemnifying Party of the commencement of any such Tax Proceeding within such ten (10) day period or promptly forward any further notices or communications shall not relieve the Indemnifying Party of any obligation which it may have to the Indemnified Party under this Agreement except to the extent that the Indemnifying Party is actually prejudiced by such failure.

B.            Statute of Limitations.  Any extension of the statute of limitations for any Taxes or a Tax Return for any Pre-Closing Period or a Straddle Period shall be made by the Party required to file such Tax Return or pay such Taxes to a Taxing Authority; provided that to the extent such Taxes or Tax Return may result in an indemnity payment pursuant to this Agreement by the Party other than the filing Party, the Indemnifying Party may, in its reasonable discretion, require that the filing Party extend the applicable statute of limitations for such period as determined by the Indemnifying Party.

C.            Tax Proceeding Procedures Generally.  Except as provided in Section 6.04, each Party shall be entitled to contest, compromise and settle any Adjustment proposed, asserted or assessed pursuant to any Tax Proceeding involving a Tax reported (or that, it is asserted, should have been reported) on a Tax Return that such Party is responsible for preparing and filing (or causing to be prepared and filed) pursuant to Article III.

D.            Tax Proceedings in Respect of Indemnified Taxes.

(1)           In General.  Notwithstanding Section 6.03, if the Party entitled to control a Tax Proceeding is an Indemnified Party, any defense of the Tax Proceeding shall be conducted by such Party diligently and in good faith; provided, however, that the Indemnified Party shall keep the Indemnifying Party informed in a timely manner of all actions proposed to be taken by the Indemnified Party and shall permit the Indemnifying Party to observe (at its own cost) all proceedings with respect to such Tax Proceeding; and provided further, that, if the applicable Tax Proceeding (or any Adjustments proposed or asserted in connection therewith) reasonably would be expected to give rise to an indemnity obligation in excess of $1 million, in the aggregate, then, unless waived by the Parties in writing, the Indemnified Party shall (a) prepare all correspondence or filings to be submitted to any Taxing Authority or judicial authority in a manner consistent with the Tax Return which is the subject of such Adjustment as filed and timely provide the Indemnifying Party with copies of any such correspondence or filings for the Indemnifying Party’s prior review and consent, which consent shall not be unreasonably withheld, (b) provide the Indemnifying Party with written notice reasonably in advance of, and the Indemnifying Party shall have the right to attend and participate in (at its own cost), any formally scheduled meetings with any Taxing Authority or hearings or proceedings before any judicial authority with respect to such Adjustment, (c) not enter into any closing, settlement or other similar agreement with any Taxing Authority with respect to the relevant Tax Proceeding (or any proposed Adjustment) without the prior written consent of the Indemnifying Party, which consent shall not be unreasonably withheld and (d) not contest any proposed or asserted Adjustment before a judicial authority unless (A) such Adjustment (separately or together with other proposed or asserted Adjustments) reasonably would be expected to give rise to Taxes payable by the Indemnified Party in an amount of $1 million or more, in the aggregate, or (B) the

10

Indemnified Party has received an opinion of a nationally recognized law firm that it is more likely than not to prevail on the merits.

(2)           Tax Proceedings in Respect of Restructuring/Distribution Taxes.  Notwithstanding Section 6.03, GGP shall be entitled to contest, compromise and settle any Adjustment proposed, asserted or assessed pursuant to any Tax Proceeding relating to Restructuring/Distribution Taxes.

ARTICLE XXI

TAX STATUS OF THE DISTRIBUTION

A.            Representations and Warranties.

(1)           Ordinary Course of Business.  GGP represents that neither it nor any of its Subsidiaries altered the manner in which they satisfied their respective Tax payment obligations as a result of the pendency of the Restructuring and the Distribution.

(2)           Tax Treatment of the Restructuring and the Distribution.  Subject to Section 7.02(a), GGP and Spinco intend that each contribution to a corporation for federal income tax purposes in the Restructuring will qualify for non-recognition under Section 351 of the Code and that each distribution by a corporation for federal income tax purposes in the Restructuring and the Distribution will be fully taxable under Section 311 of the Code.

B.            Procedures Regarding Opinions and Rulings.

(1)           No Spinco Entity shall seek any guidance from the IRS or any other Taxing Authority (whether written, verbal or otherwise) at any time concerning the Restructuring or the Distribution (including the impact of any transaction on the Restructuring or the Distribution) or take any position on any Tax Return, in any Tax Proceeding, or otherwise that is inconsistent with GGP’s reporting (including as described in Section 7.01(b)) of the Restructuring and the Distribution without the written consent of GGP.

ARTICLE XXII

COOPERATION

A.            General Cooperation.

(1)           Subject to Section 8.03, the Parties shall each cooperate fully (and each shall cause its respective Subsidiaries to cooperate fully) with all reasonable requests in writing (“Information Request”) from another Party hereto, or from an agent, representative or advisor to such Party, in connection with the preparation and filing of Tax Returns (including the preparation of Tax Packages), claims for Refunds, Tax Proceedings, and calculations of amounts required to be paid pursuant to this Agreement, in each case, related or attributable to or arising in connection with Taxes of any of the Parties or their respective Subsidiaries covered by this Agreement and the establishment of any reserve required in connection with any financial reporting (a “Tax Matter”).  Such cooperation shall include the provision of any information

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reasonably necessary or helpful in connection with a Tax Matter (“Information”) and shall include, without limitation, at each Party’s own cost:

(a)           the provision of any Tax Returns of the Parties and their respective Subsidiaries, books, records (including information regarding ownership and Tax basis of property), documentation and other information relating to such Tax Returns, including accompanying schedules, related work papers, and documents relating to rulings or other determinations by Taxing Authorities;

(b)           the execution of any document (including any power of attorney) in connection with any Tax Proceedings of any of the Parties or their respective Subsidiaries, or the filing of a Tax Return or a Refund claim of the Parties or any of their respective Subsidiaries;

(c)           the use of the Party’s reasonable best efforts to obtain any documentation in connection with a Tax Matter; and

(d)           the use of the Party’s reasonable best efforts to obtain any Tax Returns (including accompanying schedules, related work papers, and documents), documents, books, records or other information in connection with the filing of any Tax Returns of any of the Parties or their Subsidiaries.

Each Party shall make its employees, advisors, and facilities available, without charge, on a reasonable and mutually convenient basis in connection with the foregoing matters.

(2)           Subject to Section 8.03, with respect to any written request by a Party in accordance with the provisions of Section 8.01(a) for access to Information or Representatives of the other Party and members of such other Party’s Tax Group in connection with any Tax Return, Tax Proceeding or otherwise in connection with this Agreement:

(a)           The responding Party shall (A) make available to the requesting Party the requested Information within the deadline reasonably agreed upon by the Parties (the “Response Deadline”), and (B) following the Response Deadline, promptly (and no later than five (5) days following its discovery of such Information) make available to the requesting Party any other Information it discovers that is within its possession or control which would reasonably be expected to be relevant to the Information Request.

(b)           In the event that the responding Party breaches its obligations under the preceding sentence by (A) failing to respond to the Information Request by the Response Deadline without providing a legitimate reason for such failure that is reasonably satisfactory to the requesting Party (provided, that the provision of Information by the responding Party after the Response Deadline pursuant to paragraph (b)(i)(B) shall not be deemed to be a breach described in this clause (A)) or (B) withholding Information within its possession or control that is material to the Information Request, then the provisions of paragraph (b)(iii) shall apply.

(c)           In the event of a breach described in paragraph (b)(ii)(A) that is not cured within ten (10) days following the Response Deadline or an alleged breach described in Paragraph (b)(ii)(B), the requesting Party shall have the right to engage an independent

12

consulting, accounting or law firm selected in its sole discretion (the “Independent Firm”) to access any and all books, records and other documents of the responding Party and any applicable members of such responding Party’s group or an agent, representative or advisor of the responding Party (or such members of their relevant group) (“Representative”) for purposes of identifying and extracting the Information requested by the requesting Party and the responding Party shall be required to provide to the Independent Firm access to all such books, records and other documents and Representatives; provided, that (x) the Independent Firm shall have executed, for the benefit of both parties, a non-disclosure and confidentiality agreement that is in form and substance customary for similar engagements, (y) such access shall be provided by the responding Party only upon at least two (2) days prior written notice and during reasonable business hours, and (z) in the event of a breach described in paragraph (b)(ii)(A) that is not cured within ten (10) days following the Response Deadline or a breach described in paragraph (b)(ii)(B), as determined by the Independent Firm following its extraction of Information pursuant to this sentence, the costs and expenses of the Independent Firm shall be borne by (i) the responding Party in the event of a breach by the responding Party of paragraph (b)(i), or (ii) the requesting Party in the event there has been no breach by the responding Party of paragraph (b)(i).

B.            Retention of Records.  GGP and Spinco shall retain or cause to be retained all Tax Returns, schedules and workpapers, and all material records or other documents relating thereto in their possession, until sixty (60) days after the expiration of the applicable statute of limitations (including any waivers or extensions thereof) of the taxable periods to which such Tax Returns and other documents relate or until the expiration of any additional period that any Party reasonably requests, in writing, with respect to specific material records or documents.  A Party intending to destroy any material records or documents shall provide the other Party with reasonable advance notice and the opportunity to copy or take possession of such records and documents.  The Parties hereto will notify each other in writing of any waivers or extensions of the applicable statute of limitations that may affect the period for which the foregoing records or other documents must be retained.

C.            Confidentiality.  Notwithstanding any other provision of this Agreement or any other Transaction Document, any information obtained by either Party under this Agreement shall be kept confidential, except as may be necessary in connection with the filing of Tax Returns or claims for Refunds or in connection with any Tax Proceeding or any dispute, proceeding, suit or action concerning any issues or matters addressed in this Agreement, or unless a Party is compelled to disclose information by judicial or administrative process, or, in the opinion of its counsel, by other requirements of Law.  Spinco shall not be required to make available to GGP or its representatives any books, records, documents or other information that Spinco reasonably determines to be subject to attorney-client privilege; provided, however, that Spinco shall be required to make available to GGP any information reasonably requested by GGP pursuant to Section 8.01 in connection with the preparation of any Tax Return required to be prepared by GGP pursuant to this Agreement or any Tax Proceeding in connection with such Tax Returns.  GGP shall not be required to make available to Spinco or its representatives any books, records, documents or other information that GGP reasonably determines to be subject to attorney-client privilege; provided, however, that GGP shall be required to make available to Spinco any information reasonably requested by Spinco pursuant to Section 8.01 in connection

13

with the preparation of any Tax Return required to be prepared by Spinco pursuant to this Agreement or any Tax Proceeding in connection with such Tax Returns.

ARTICLE XXIII

MISCELLANEOUS

A.            Dispute Resolution.  Other than as set forth in Section 8.01(b)(iii), with respect to any dispute between the Parties as to any matter covered by this Agreement, the Parties shall appoint a nationally recognized independent public accounting firm (the “Accounting Firm”) to resolve such dispute.  In this regard, the Accounting Firm shall make determinations with respect to the disputed items based solely on representations made by GGP and Spinco and their respective representatives, and not by independent review, and shall function only as an expert and not as an arbitrator and shall be required to make a determination in favor of one Party only.  The Parties shall require the Accounting Firm to resolve all disputes no later than thirty (30) days after the submission of such dispute to the Accounting Firm, but in no event later than the Due Date for the payment of Taxes or the filing of the applicable Tax Return, if applicable, and agree that all decisions by the Accounting Firm with respect thereto shall be final and conclusive and binding on the Parties.  The Accounting Firm shall resolve all disputes in a manner consistent with this Agreement and, to the extent not inconsistent with this Agreement, in a manner consistent with the Past Practices of GGP and its Subsidiaries, except as otherwise required by applicable Law.  The Parties shall require the Accounting Firm to render all determinations in writing and to set forth, in reasonable detail, the basis for such determination.  The fees and expenses of the Accounting Firm shall be paid by the non-prevailing Party.

B.            Tax Sharing Agreements.  All Tax sharing, indemnification and similar agreements, written or unwritten, as between a GGP Entity, on the one hand, and a Spinco Entity, on the other (other than this Agreement or any other Transaction Document), shall be or shall have been terminated on or before the Effective Date and, after the Effective Date, no GGP Entity, on the one hand, or Spinco Entity, on the other, shall have any further rights or obligations with respect to each other under any such Tax sharing, indemnification or similar agreement.

C.            Interest on Late Payments.  With respect to any payment between the Parties pursuant to this Agreement not made by the due date set forth in this Agreement for such payment, the outstanding amount will accrue interest at a rate per annum equal to the rate in effect for underpayments under Section 6621 of the Code from such due date to and including the earlier of the ninetieth (90th) day or the payment date and thereafter will accrue interest at a rate per annum equal to 9%.

D.            Survival of Covenants.  Except as otherwise contemplated by this Agreement, all covenants and agreements of the Parties contained in this Agreement shall survive the Effective Date and remain in full force and effect in accordance with their applicable terms, provided, however, that the representations and warranties and all indemnification for Taxes shall survive until sixty (60) days following the expiration of the applicable statute of limitations (taking into account all extensions thereof), if any, of the Tax that gave rise to the

14

indemnification, provided, further, that, in the event that notice for indemnification has been given within the applicable survival period, such indemnification shall survive until such time as such claim is finally resolved.

E.             Termination.  This Agreement may not be terminated except by an agreement in writing signed by each of the Parties to this Agreement.

F.             Severability.  If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced under any Law or as a matter of public policy, all other conditions and provisions of this Agreement shall remain in full force and effect.  Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties to this Agreement shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in a mutually acceptable manner.

G.            Entire Agreement.  Except as otherwise expressly provided in this Agreement, this Agreement constitutes the entire agreement of the Parties hereto with respect to the subject matter of this Agreement and supersedes all prior agreements and undertakings, both written and oral, between or on behalf of the Parties hereto with respect to the subject matter of this Agreement.

H.            Assignment; No Third-Party Beneficiaries.  This Agreement shall not be assigned by any Party without the prior written consent of the other Party hereto, except that GGP may assign (i) any or all of its rights and obligations under this Agreement to any of its Affiliates and (ii) any or all of its rights and obligations under this Agreement in connection with a sale or disposition of any assets or entities or lines of business of GGP; provided, however, that, in each case, no such assignment shall release GGP from any liability or obligation under this Agreement nor change any of the steps in the Spinoff Plan.  Except as provided in Article IV with respect to indemnified Parties, this Agreement is for the sole benefit of the Parties to this Agreement and their respective Subsidiaries and their permitted successors and assigns and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

I.              Specific Performance.  In the event of any actual or threatened default in, or breach of, any of the terms, conditions and provisions of this Agreement, the Party who is or is to be thereby aggrieved shall have the right to specific performance and injunctive or other equitable relief of its rights under this Agreement, in addition to any and all other rights and remedies at law or in equity, and all such rights and remedies shall be cumulative.  The Parties agree that the remedies at law for any breach or threatened breach, including monetary damages, may be inadequate compensation for any loss and that any defense in any action for specific performance that a remedy at law would be adequate is waived.  Any requirements for the securing or posting of any bond with such remedy are waived by the Parties to this Agreement.

J.             Amendment.  No provision of this Agreement may be amended or modified except by a written instrument signed by the Parties to this Agreement.  No waiver by any Party of any provision of this Agreement shall be effective unless explicitly set forth in writing and executed by the Party so waiving.  The waiver by any Party of a breach of any

15

provision of this Agreement shall not operate or be construed as a waiver of any other subsequent breach.

K.            Rules of Construction.  Interpretation of this Agreement shall be governed by the following rules of construction:  (i) words in the singular shall be held to include the plural and vice versa and words of one gender shall be held to include the other gender as the context requires; (ii) references to the terms Article, Section, paragraph, clause, Exhibit and Schedule are references to the Articles, Sections, paragraphs, clauses, exhibits and schedules of this Agreement unless otherwise specified; (iii) the terms “hereof,” “herein,” “hereby,” “hereto,” and derivative or similar words refer to this entire Agreement, including the Schedules and Exhibits hereto; (iv) references to “$” shall mean U.S. dollars; (v) the word “including” and words of similar import when used in this Agreement shall mean “including without limitation,” unless otherwise specified; (vi) the word “or” shall not be exclusive; (vii) references to “written” or “in writing” include in electronic form; (viii) provisions shall apply, when appropriate, to successive events and transactions; (ix) the table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement; (x) GGP and Spinco have each participated in the negotiation and drafting of this Agreement and if an ambiguity or question of interpretation should arise, this Agreement shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or burdening either Party by virtue of the authorship of any of the provisions in this Agreement or any interim drafts of this Agreement; and (xi) a reference to any Person includes such Person’s successors and permitted assigns.

L.             Counterparts.  This Agreement may be executed in one or more counterparts each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.  Delivery of an executed counterpart of a signature page to this Agreement by facsimile or portable document format (PDF) shall be as effective as delivery of a manually executed counterpart of any such Agreement.

M.           Coordination with the Employee Matters Agreement.  To the extent any covenants or agreements between the Parties with respect to employee withholding Taxes are set forth in the Employee Matters Agreement, such Taxes shall be governed exclusively by the Employee Matters Agreement and not by this Agreement.

N.            Coordination with the Separation Agreement.  To the extent any representations, warranties, covenants or agreements between the parties with respect to Taxes or other Tax matters are set forth in this Agreement, such Taxes and other Tax matters shall be governed exclusively by this Agreement and not by the Separation Agreement.

O.            Effective Date.  This Agreement shall become effective only upon the occurrence of the Distribution.

[The remainder of this page is intentionally left blank.]

16

EXECUTION VERSION

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed as of the day and year first above written.

GENERAL GROWTH PROPERTIES, INC.

By
Name:
Title:

ROUSE PROPERTIES, INC.

By
Name:
Title:

EXHIBIT E

Transition Services Agreement

See attached.

18

TRANSITION SERVICES AGREEMENT

dated as of January 12, 2012

among

GGP LIMITED PARTNERSHIP,

GENERAL GROWTH MANAGEMENT, INC.,

and

ROUSE PROPERTIES, INC.

19

		Page

Article I

DEFINITIONS
Section 1.01.	Certain Defined Terms	1
Article II

SERVICES, DURATION AND SERVICE MANAGERS
Section 2.01.	Services	3
Section 2.02.	Duration of Services	3
Section 2.03.	Additional Unspecified Services	4
Section 2.04.	Transition Service Managers	5
Section 2.05.	Personnel	6
Section 2.06.	No Duplication	6
Article III

GGP MATERIALS
Section 3.01.	Corporate Policies	6
Section 3.02.	Limitation on Rights and Obligations with Respect to the GGP Materials	7
Article IV

OTHER ARRANGEMENTS AND ADDITIONAL AGREEMENTS
Section 4.01.	Software and Software Licenses	7
Section 4.02.	GGP Computer-Based and Other Resources	8
Section 4.03.	Spinco Computer-Based and Other Resources	9
Section 4.04.	Access	9
Section 4.05.	Insider Trading Policy	9
Section 4.06.	Cooperation	9
Article V

COSTS AND DISBURSEMENTS
Section 5.01.	Costs and Disbursements	10
Section 5.02.	Taxes	11
Section 5.03.	No Right to Set-Off	11

(continued)

		Page

Article VI

STANDARD FOR SERVICE
Section 6.01.	Standard for Service	11
Section 6.02.	Disclaimer of Warranties	12
Section 6.03.	Compliance with Laws and Regulations	12
Article VII

LIMITED LIABILITY AND INDEMNIFICATION
Section 7.01.	Consequential and Other Damages	12
Section 7.02.	Limitation of Liability	12
Section 7.03.	Obligation to Reperform and GGP Indemnity	13
Section 7.04.	Release and Spinco Indemnity	13
Section 7.05.	Indemnification Procedures	13
Section 7.06.	Liability for Payment Obligations	13
Section 7.07.	Exclusion of Other Remedies	13
Article VIII

DISPUTE RESOLUTION
Section 8.01.	Dispute Resolution	13
Article IX

TERM AND TERMINATION
Section 9.01.	Term and Termination	14
Section 9.02.	Effect of Termination	15
Section 9.03.	Force Majeure	16
Article X

GENERAL PROVISIONS
Section 10.01.	No Agency	16
Section 10.02.	Subcontractors	16
Section 10.03.	Treatment of Confidential Information	17

(continued)

EXHIBITS

I	Direct Payroll Costs
II	Service Managers

SCHEDULES

A-1	Accounting
A-2	Asset Management
A-3	Development
A-4	Employee Benefit Continuation
A-5	Human Resources
A-6	Information Technology
A-7	Insurance
A-8	Legal
A-9	Marketing and Communications
A-10	Public Reporting, Internal Audit, Sarbanes-Oxley & Disclosure/Audit Committees
A-11	Tax
A-12	Treasury/Capital Markets

TRANSITION SERVICES AGREEMENT

This Transition Services Agreement (this “Agreement”), dated as of January 12, 2012, is by and among GGP Limited Partnership, a Delaware limited partnership (“GGPLP”), General Growth Management, Inc., a Delaware corporation (“GGMI” and, collectively with GGPLP, “GGP”), and Rouse Properties, Inc., a Delaware corporation (“Spinco”).

RECITALS

WHEREAS, General Growth Properties, Inc. (“GGPI”) and Spinco entered into the Separation Agreement, dated as of the date hereof (as amended, modified or supplemented from time to time in accordance with its terms, the “Separation Agreement”); and

WHEREAS, pursuant to the Separation Agreement, the Parties agreed that GGPI (and/or its Subsidiaries on the date of this Agreement immediately after giving effect to, and subject to the occurrence of, the Distribution, collectively referred to as the “GGP Entities”) shall provide or cause to be provided to Spinco (and/or its Subsidiaries on the date of this Agreement immediately after giving effect to, and subject to the occurrence of, the Distribution, collectively referred to as the “Spinco Entities”) certain services on a transitional basis and in accordance with the terms and subject to the conditions set forth in this Agreement; and

WHEREAS, the Separation Agreement requires execution and delivery of this Agreement by GGP and Spinco on or prior to the Distribution Date.

NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained in this Agreement, the Parties hereby agree as follows:

DEFINITIONS

Certain Defined Terms.  (a) Unless otherwise defined in this Agreement, all capitalized terms used in this Agreement shall have the same meaning as in the Separation Agreement.

The following capitalized terms used in this Agreement shall have the meanings set forth below:

“Additional Services” shall have the meaning set forth in Section 2.03(a).

“Agreement” shall have the meaning set forth in the Preamble.

“Competitor of GGP” shall mean an entity that is directly or indirectly (or whose Affiliates are directly or indirectly) in the business of owning or managing retail malls.

“Confidential Information” shall have the meaning set forth in Section 10.03(a).

“Cost Multiplier” shall mean: 110% during the period beginning on the Distribution Date and ending on the last day of the 6th month after the Distribution Date; 150% during the period beginning on the first day of the 7th month after the Distribution Date and ending on the last day of the 12th month after the Distribution Date; and 200% during the period beginning on the first day of the 13th month after the Distribution Date and ending on the date that this Agreement terminates.

“Direct Payroll Costs” shall mean, with respect to each GGP Employee providing a particular Service, the applicable hourly rate set forth on Exhibit I.

“Dispute” shall have the meaning set forth in Section 8.01(a).

“GGMI” shall have the meaning set forth in the Preamble.

“GGP” shall have the meaning set forth in the Preamble.

“GGP Employee” shall mean an employee of any of the GGP Entities.

“GGP Entities” shall have the meaning set forth in the Recitals.

“GGP Indemnified Party” shall have the meaning set forth in Section 7.04.

“GGP Intranet” shall mean GGPI’s internal computer network Intranet site generally accessible only by GGP Employees.

“GGPI” shall have the meaning set forth in the Recitals.

“GGPLP” shall have the meaning set forth in the Preamble.

“GGP Materials” shall have the meaning set forth in Section 3.01(a).

“GGP Overall Service Manager” shall have the meaning set forth in Section 2.04(a).

“GGP Service Manager” shall have the meaning set forth in Section 2.04(a).

“Interest Rate” shall have the meaning set forth in Section 5.01(b).

“Out-of-Pocket Expenses” shall mean, with respect to a particular Service, any out-of-pocket costs, fees and expenses that GGP or any other member of the GGP Group actually pays to an unaffiliated third party in the course of providing such Service, without any additional charge or mark up.  The term “Out-of-Pocket Expenses” shall not include any rent, utilities, taxes, clerical support, GGP Employee compensation and benefits or any other general or administrative overhead or other similar costs or expenses.

“Overall Service Managers” shall mean the GGP Overall Service Manager and the Spinco Overall Service Manager.

“Party” shall mean GGP and Spinco individually, and “Parties” means GGP and Spinco collectively, and, in each case, their permitted successors and assigns.

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“Representative” shall mean, with respect to any Person, any director, officer, employee, agent, consultant, accountant, auditor, attorney or other representative of such Person.

“Schedule(s)” shall have the meaning set forth in Section 2.02.

“Separation Agreement” shall have the meaning set forth in the Recitals.

“Service Charges” shall have the meaning set forth in Section 5.01(a).

“Service Increases” shall have the meaning set forth in Section 2.03(b).

“Service Resource Cost” shall mean, with respect to a particular Service, (A) an amount equal to the product of (x) the Direct Payroll Cost of the GGP Employee providing the Service multiplied by (y) the number of hours such employee spent performing the Service, or (B) if a different pricing methodology is expressly provided for in the applicable Schedule with respect to such Service, an amount calculated based on such pricing methodology.

“Services” shall have the meaning set forth in Section 2.01.

“Spinco” shall have the meaning set forth in the Preamble.

“Spinco Entities” shall have the meaning set forth in the Recitals.

“Spinco Indemnified Party” shall have the meaning set forth in Section 7.03.

“Spinco Intranet” shall have the meaning set forth in Section 4.02(a).

“Spinco Overall Service Manager” shall have the meaning set forth in Section 2.04(b).

“Spinco Service Manager” shall have the meaning set forth in Section 2.04(b).

SERVICES, DURATION AND SERVICE MANAGERS

Services.  Subject to the terms and conditions of this Agreement, GGP shall provide (or cause to be provided) to the Spinco Entities, as requested in writing from time to time by Spinco to the GGP Overall Service Manager, the services listed on Schedule A (which may be grouped by type of Services in sub-schedules) to this Agreement (the “Services”).  All of the Services shall be for the sole use and benefit of the Spinco Entities as constituted on the Distribution Date.

Duration of Services.  Subject to the terms of this Agreement, commencing on the Distribution Date, GGP shall provide or cause to be provided to the Spinco Entities each Service until the earlier to occur of, with respect to each such Service, (i) the expiration of the period of the maximum duration for such Service as set forth on the sub-schedules attached hereto defining such Service (each a “Schedule”, and collectively, the “Schedules”) and (ii) the date on which such Service is terminated under Section 9.01; provided, however, that Spinco shall use

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commercially reasonable efforts in good faith to transition itself to a stand-alone entity with respect to each Service during the period for such Service as set forth in the relevant Schedules.  In the event that GGP sells, transfers or otherwise disposes of its interest in any of its Subsidiaries that is engaged in providing one or more Services, GGP shall (x) if requested by Spinco, use commercially reasonable efforts to cause such Subsidiary or the acquiror thereof to agree that such Subsidiary will continue to provide such Services to the same extent provided pursuant to the terms of this Agreement or (y) if requested by Spinco, or to the extent the Subsidiary or the acquiror will not agree to provide such Services after GGP’s exertion of commercially reasonable efforts pursuant to (x), secure such Services from a reputable and experienced third-party vendor at substantially equivalent service levels for the remaining term of such Services.

Additional Unspecified Services.  (a) After the Distribution Date, if Spinco (i) identifies a service that the GGP Entities provided to the Spinco Business prior to the Effective Time that is reasonably necessary in order for the Spinco Business to continue to operate in substantially the same manner in which the Spinco Business operated prior to the Effective Time and is otherwise material to operations of the Spinco Business, and such service was not included on the Schedules, and (ii) provides written notice to GGP within 120 days following the Distribution Date requesting such additional service, then GGP shall, subject to the negotiation of mutually acceptable terms of the applicable Schedule (as described in the next sentence), provide such requested additional service provided that (i) the GGP Entities have adequate resources to provide such service, (ii) such service can be provided without unreasonable disruption to the GGP Entities’ businesses and (iii) the provision of such service will not violate (whether directly or by virtue of a cross-default) a material contract or agreement of a GGP Entity or result in a violation of applicable Law (such additional services, the “Additional Services”).  In connection with any request for Additional Services in accordance with this Section 2.03(a), the GGP Service Manager and the Spinco Service Manager shall in good faith negotiate the terms of a supplemental Schedule, which terms shall be consistent with the terms of, and the pricing methodology used for, similar Services provided under this Agreement.  The Parties shall agree to the applicable Service Charge and the supplemental Schedule shall describe in reasonable detail the nature, scope, service period(s), termination provisions and other terms applicable to such Additional Services.  Each supplemental Schedule, as agreed to in writing by the Parties, shall be deemed part of this Agreement as of the date of such Schedule and the Additional Services set forth therein shall be deemed “Services” provided under this Agreement, in each case subject to the terms and conditions of this Agreement.

After the Distribution Date, if (i) (x) Spinco requests GGP to increase, relative to historical levels prior to the Effective Time, the volume, amount, level or frequency, as applicable, of any Service provided by GGP and (ii) such increase is reasonably determined by Spinco as necessary for Spinco to operate its businesses (such increases, the “Service Increases”), then GGP shall, subject to the negotiation of mutually acceptable terms of the applicable Schedule (as described in the next sentence), provide the Service Increases in accordance with such request; provided, that GGP shall not be obligated to provide any Service Increase if it does not, in its reasonable judgment, have adequate resources to provide such Service Increase or if the provision of such Service Increase would significantly disrupt the operation of any of its businesses or violate an existing material contract or agreement or applicable Law.  In connection with any request for Service Increases in accordance with this

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Section 2.03(b), the GGP Service Manager and the Spinco Service Manager shall in good faith negotiate the terms of an amendment to the applicable Schedule, which amendment shall be consistent with the terms of, and the pricing methodology used for, the applicable Service.  Each amended Schedule, as agreed to in writing by the Parties, shall be deemed part of this Agreement as of the date of such amendment to the Schedule and the Service Increases set forth therein shall be deemed a part of the “Services” provided under this Agreement, in each case subject to the terms and conditions of this Agreement.

Transition Service Managers.  (a) GGP hereby appoints and designates the individual holding the GGP position set forth on Exhibit II to act as its initial service manager (the “GGP Overall Service Manager”), who will be directly responsible for coordinating and managing the delivery of the Services and have authority to act on GGP’s behalf with respect to matters relating to this Agreement.  In addition, GGP hereby appoints, with respect to each Service, the individual set forth on the applicable Schedule as its initial service manager (each such manager, a “GGP Service Manager”) with respect to such Service, who will be directly responsible for coordinating and managing the delivery of such Service on a day-to-day basis.  The GGP Service Managers will work with the personnel of the GGP Entities to periodically address issues and matters raised by Spinco relating to this Agreement.  The GGP Overall Service Manager will oversee the GGP Service Managers and will be responsible for coordinating the overall delivery of the Services.  Notwithstanding the notice requirements of Section 10.05, all communications from Spinco to GGP pursuant to this Agreement regarding routine matters involving the Services set forth on the Schedules shall be made through the applicable GGP Service Manager, or such other individual as specified by the applicable GGP Service Manager in writing and delivered to Spinco by email or facsimile transmission with receipt confirmed.  GGP shall notify Spinco of the appointment of a different GGP Overall Service Manager or GGP Service Manager, if necessary, in accordance with Section 10.05.

Spinco hereby appoints and designates the individual holding the Spinco position set forth on Exhibit II to act as its initial service manager (the “Spinco Overall Service Manager”), who will be directly responsible for coordinating and managing the receipt of the Services and have authority to act on Spinco’s behalf with respect to matters relating to this Agreement.  In addition, Spinco hereby appoints, with respect to each Service, the individual set forth on the applicable Schedule as its initial service manager (each such manager, a “Spinco Service Manager”) with respect to such Service, who will be directly responsible for coordinating and managing the receipt of such Service on a day-to-day basis.  The Spinco Service Managers will work with the personnel of Spinco Entities to periodically address issues and matters raised by GGP relating to this Agreement.  The Spinco Overall Service Manager will oversee the Spinco Service Managers and will be responsible for coordinating the overall receipt of the Services.  Notwithstanding the notice requirements of Section 10.05, all communications from GGP to Spinco pursuant to this Agreement regarding routine matters involving the Services set forth on the Schedules shall be made through the applicable Spinco Service Manager or such other individual as specified by the applicable Spinco Service Manager in writing and delivered to GGP by email or facsimile transmission with receipt confirmed.  Spinco shall notify GGP of the appointment of a different Spinco Overall Service Manager or Spinco Service Manager, if necessary, in accordance with Section 10.05.

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Personnel.  (a) GGP will make available such appropriately qualified personnel as may be reasonably necessary to provide the Services, and will use reasonable efforts to make available personnel specifically requested by Spinco.  Notwithstanding the foregoing, GGP will have the right, in its sole reasonable discretion, to (i) designate which personnel it will assign to perform each Service, and (ii) remove and replace such personnel at any time with personnel of similar qualifications and experience levels, if such action would not reasonably be expected to cause a material increase in costs and/or a material decrease in level of service for Spinco with respect to such Service; provided, however, that GGP will use its commercially reasonable efforts to limit the disruption to Spinco in the transition of the Services to different personnel.

In the event that the provision of any Service by GGP requires, as set forth in the Schedules, the cooperation and services of the applicable personnel of Spinco, Spinco will make available to GGP such personnel (who shall be appropriately qualified for purposes of the provision of such Service by GGP) as may be necessary for GGP to provide such Service.

No Duplication.

GGP shall not charge any Service Charges under this Agreement or any other amounts for any Services performed by any GGP Employees if, and to the extent that, the employees performing such Services are doing so pursuant to the Employee Leasing Agreement, and the costs of such employees are being reimbursed pursuant thereto.

GGP shall not charge any Service Charges or other amounts for any Services if, and to the extent that, such Service Charges are duplicative of services performed under the Employee Leasing Agreement or the Employee Matters Agreement.

GGP MATERIALS

Corporate Policies.  (a) At the Distribution Date or reasonably promptly thereafter, GGP shall make available to Spinco its then existing policies and manuals that GGP determines in good faith are reasonably necessary for the operation of the Spinco Business (the “GGP Materials”).  Subject to the terms and conditions of this Agreement, GGP grants to Spinco a non-exclusive, royalty-free, fully paid-up, worldwide license to create or have created any derivative works or materials based on the GGP Materials for distribution to employees and suppliers of Spinco and use such materials in the operation of the Spinco Business in substantially the same manner as the GGP Materials were used by GGP prior to the Distribution.  It is understood and agreed that GGP makes no representation or warranty, express or implied, as to the accuracy or completeness of any of the GGP Materials, as to the noninfringement of any of the GGP Materials or as to the suitability of any of the GGP Materials for use by Spinco in respect of its business or otherwise.  Access to any GGP Materials shall be limited to those Representatives of Spinco who need access in order to perform their responsibilities.

Notwithstanding the foregoing, the text of any materials related to or based upon any of the GGP Materials created by, for or on behalf of Spinco may not contain any references to the GGP Entities (or any use of the GGP Entities’ marks, names, trade dress, logos or other

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source or business identifiers, including the GGP Name and GGP Marks), the GGP Entities’ publications, the GGP Entities’ personnel (including senior management), the GGP Entities’ management structures or any other indication that in each instance such materials are based upon any of the GGP Materials.

Limitation on Rights and Obligations with Respect to the GGP Materials.

Spinco acknowledges and agrees that, except as expressly set forth above, GGP reserves all rights (including all Intellectual Property rights) in, to and under the GGP Materials and no rights with respect to ownership or use, except as otherwise expressly provided in this Agreement, shall vest in Spinco.

GGP shall have no obligation to (i) notify Spinco of any changes or proposed changes to any of the GGP Materials, (ii) include Spinco in any consideration of proposed changes to any of the GGP Materials, (iii) provide draft changes of any of the GGP Materials to Spinco for review and/or comment or (iv) provide Spinco with any updated materials relating to any of the GGP Materials except to the extent such changes would affect the provision of Services in accordance with the terms hereof.  The Parties acknowledge and agree that the GGP Materials are the Confidential Information of GGP.  Spinco shall use at least the same degree of care to prevent and restrain the unauthorized use or disclosure of any materials created by, for or on behalf of Spinco that are based upon any of the GGP Materials as it uses for its other confidential information of a like nature, but in no event less than a reasonable degree of care.  Spinco will allow GGP reasonable access to its personnel and information as reasonably necessary to determine Spinco’s compliance with the provisions set forth above; provided, however, such access shall not unreasonably interfere with any of the business or operations of Spinco.  Subject to Section 8.01, in the event that GGP determines that Spinco has not materially complied with some or all of its obligations with respect to any or all of the GGP Materials, and such noncompliance is not cured within 30 days following Spinco’s receipt of written notice thereof from GGP, GGP may terminate Spinco’s rights with respect to such GGP Materials upon written notice to Spinco and, in such case, GGP shall be entitled to require such GGP Materials to be returned to GGP or destroyed and any materials created by or for Spinco that are based upon such GGP Materials to be destroyed (with such destruction certified by Spinco in writing to GGP promptly after such termination).

If Spinco determines to cease to avail itself of any of the GGP Materials or upon expiration or termination of any period during which Spinco is permitted to use any of the GGP Materials, GGP and Spinco shall cooperate in good faith to take reasonable and appropriate actions to effectuate such determination, expiration or termination, to arrange for the return to GGP or destruction of such GGP Materials and to protect GGP’s rights and interests in such GGP Materials.

OTHER ARRANGEMENTS AND ADDITIONAL AGREEMENTS

Software and Software Licenses.  If and to the extent requested by Spinco, GGP shall use commercially reasonable efforts to (x) obtain permission from third-party licensors of

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computer software to allow GGP to provide services to Spinco as required hereunder and (y) assist Spinco in its efforts to obtain licenses (or other appropriate rights) to use, duplicate and distribute, as necessary and applicable, certain computer software necessary for GGP to provide, or Spinco to receive, Services (which assistance shall include to the extent appropriate providing Spinco the opportunity to receive a copy of, or participate in, any communication between GGP and the applicable third party licensor in connection therewith); provided, however, that GGP and Spinco shall mutually agree upon the specific types and quantities of any such software licenses; provided, further, that GGP shall not be required to pay any fees or other payments unless such fees and payments are reimbursed fully by Spinco or incur any obligations or liabilities to enable GGP to provide such services or enable Spinco to obtain any such license or rights; provided, further, that GGP shall not be required to seek broader rights or more favorable terms for Spinco than those applicable to GGP prior to the date of this Agreement or as may be applicable to GGP from time to time hereafter; and, provided, further, that Spinco shall bear only those costs that relate directly to obtaining such licenses (or other appropriation rights), which shall not include any payments relating to the discharge of Excluded Liabilities which are not related to the provision of Services.  The Parties acknowledge and agree that there can be no assurance that GGP’s efforts will be successful or that Spinco will be able to obtain such licenses or rights on acceptable terms or at all and, where GGP enjoys rights under any enterprise or site license or similar license, the Parties acknowledge that such license typically precludes partial transfers or assignments or operation of a service bureau on behalf of unaffiliated entities.  In the event that Spinco is unable to obtain such software licenses, the Parties shall work together using commercially reasonable efforts to obtain an alternative software license or modification to an existing GGP license to allow GGP to provide, or Spinco to receive, such Services, and the Parties shall negotiate in good faith an amendment to the applicable Schedule to reflect any such new arrangement, which amended Schedule shall not require Spinco to pay for any fees, expenses or costs relating to the software license that Spinco was unable to obtain pursuant to the provisions of this Section 4.01.

GGP Computer-Based and Other Resources.

As of the Distribution Date, except as otherwise expressly provided in the Separation Agreement, in any Schedule hereto, or in any Ancillary Agreement, Spinco and its Subsidiaries shall have no further access to, and GGP shall have no obligation to otherwise provide access to, the GGP Intranet, and Spinco shall have no access to, and GGP shall have no obligation to otherwise provide access to, computer-based resources (including access to GGPI’s or its Subsidiaries’ computer networks and databases) that require a password or are available on a secured access basis only.  Notwithstanding the foregoing, from and after the Effective Time, GGP shall use reasonable efforts to make available to Spinco an intranet (the “Spinco Intranet”) accessible by Spinco and its Subsidiaries that contains (i) the GGP Materials and (ii) any materials that GGP determines in good faith that any member of the Spinco Group needs to access in connection with the performance or delivery of any Service.

From and after the Effective Time, Spinco and its Subsidiaries shall cause all of their personnel having access to the GGP Intranet or such other computer software, networks, hardware, technology or computer-based resources pursuant to the Separation Agreement, any Ancillary Agreement or in connection with performance, receipt or delivery of a Service to comply with all reasonable security guidelines (including physical security, network access,

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Internet security, confidentiality and personal data security guidelines) of GGPI and its Subsidiaries (of which GGP provides Spinco notice).  Spinco shall ensure that the access contemplated by this Section 4.02 shall be used by such personnel only for the purposes contemplated by, and subject to the terms of, this Agreement.

Spinco Computer-Based and Other Resources.  From and after the date of this Agreement, GGP and its Subsidiaries shall cause all of their personnel having access to the Spinco Intranet or such other computer software, networks, hardware, technology or computer based resources pursuant to the Separation Agreement, any Ancillary Agreement or in connection with performance, receipt or delivery of a Service to comply with all reasonable security guidelines (including physical security, network access, internet security, confidentiality and personal data security guidelines) of Spinco and its Subsidiaries (of which Spinco provides GGP notice).  GGP shall ensure that the access contemplated by this Section 4.03 shall be used by such personnel only for the purposes contemplated by, and subject to the terms of, this Agreement.

Access.  (a) Spinco shall, and shall cause its Subsidiaries to, allow GGP and its Representatives reasonable access to the facilities of Spinco necessary for GGP to fulfill its obligations under this Agreement.

Notwithstanding the other rights of access of the Parties under this Agreement, each Party shall, and shall cause its Subsidiaries to, afford the other Party, its Subsidiaries and Representatives reasonable access, upon reasonable notice, during normal business hours to the facilities, information, systems, infrastructure, and personnel of the other Party as reasonably necessary for the other Party to verify the adequacy of internal controls over information technology, reporting of financial data and related processes employed in connection with the Services, including in connection with verifying compliance with Section 404 of the Sarbanes-Oxley Act of 2002; provided, however, such access shall not unreasonably interfere with any of the business or operations of such Party or its Subsidiaries.

Insider Trading Policy.  Each of the Parties hereby agrees that it will instruct its Representatives that it is a violation of applicable Law for any Representative to purchase or sell securities of the other Party based on non-public information obtained in connection with the performance of this Agreement.

Cooperation.  It is understood that it will require the significant efforts of both Parties to implement this Agreement and to ensure performance of this Agreement by the Parties at the agreed upon levels in accordance with all of the terms and conditions of this Agreement.  The Parties will cooperate, acting in good faith and using commercially reasonable efforts, to effect a smooth and orderly transition of the Services provided under this Agreement from GGP to Spinco (including repairs and maintenance Services and the assignment or transfer of the rights and obligations under any third-party contracts relating to the Services) and Spinco agrees that it will use commercially reasonable efforts to eliminate its need for the Services as quickly as practicable; provided, however, that this Section 4.06 shall not require either Party to incur any out-of-pocket costs or expenses unless and except as expressly provided in this Agreement or otherwise agreed to in writing by the Parties (acknowledging that Spinco will be required to incur costs and expenses in conjunction with eliminating its need for the Services).

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COSTS AND DISBURSEMENTS

Costs and Disbursements.  (a) Spinco shall pay to GGP a fee for each Service (such fee constituting a “Service Charge” and, the fees for all Services collectively, “Service Charges”) equal to the sum of (A) the product of (i) the Cost Multiplier multiplied by (ii) the applicable Service Resource Cost plus (B) the amount of any Out-of-Pocket Expenses incurred with respect to such Service; provided, however, that the Cost Multiplier shall be held constant at 110% for the term of this Agreement with respect to Services in support of payroll processing and the JD Edwards (“JD Edwards”) application (including, for the avoidance of doubt, the applicable Services set forth in Schedule A-1: Accounting and Schedule A-6:  Information Technology), in each case solely to the extent such Services are in support of the JD Edwards application.

GGP shall invoice Spinco for the Service Charges monthly in arrears; provided that the Service Charges shall be pro rated for any partial month.  Spinco shall pay the amount of each such invoice by wire transfer or check to GGP within 30 days of the receipt of each such invoice; provided, further, that Spinco shall directly pay any amounts due to American Express as more fully described in Section A(1)(g) and (h) of Schedule A-1 no later than 2 days after the applicable P-Card voucher is ready in JD Edwards.  If Spinco fails to pay such amount (other than any portion of such amount being disputed in good faith in accordance with the terms of this Agreement) by such date, Spinco shall be obligated to pay to GGP, in addition to the amount due, interest thereon at an annual percentage rate of 10% (the “Interest Rate”) accruing from the date the payment was due through the date of actual payment.  Each invoice shall specify, for each type of Service, (A) (i) the aggregate number of hours GGP Employees in each group level set forth on Exhibit I spent performing such Service and (ii) the Direct Payroll Costs for each such group level (or the calculation under a different pricing methodology, as applicable), (B) the Cost Multiplier in effect and (C) any Out-of-Pocket Expenses incurred with respect to such Service.  Together with any invoice for Service Charges, GGP shall provide Spinco with data and documentation (including documentation of Out-of-Pocket Expenses) as reasonably requested by Spinco for the purpose of verifying the accuracy of the calculation of such Service Charges; provided, however, that GGP shall provide Spinco with copies of all applicable third-party invoices as soon as reasonably practicable following receipt by GGP, it being understood that GGP’s receipt of applicable third-party invoices may be delayed for 30 or more days.

At any time during the term of this Agreement, and for two years after the expiration or termination of this Agreement, Spinco or its auditors or other reputable accounting firm, upon 10 business days’ prior written notice to GGP, may audit the books and records of the GGP Group relating to this Agreement for the purpose of verifying the Service Charges (at Spinco’s sole expense).  GGP shall, and shall cause its Affiliates to, reasonably cooperate in such audit, make available on a timely basis the information reasonably required to conduct the review, and assist the designated representatives of Spinco or its auditors as reasonably necessary.  GGP shall, and shall cause its Affiliates to, retain all such books and records relating to this Agreement and the performance of the Services for two years after the expiration or termination of this Agreement or such longer period as may be required by applicable law.  GGP shall refund any overcharges or other amounts owed to Spinco, occurring at any time during the

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term of this Agreement, disclosed by such audit, within 30 days after the completion of such audit.

Taxes.

Without limiting any provisions of this Agreement, Spinco shall pay any sales, use and other similar taxes imposed on, or payable with respect to, any Services provided to it under this Agreement; provided, however, that Spinco shall not pay, or be responsible for, any applicable income, franchise or gross receipts taxes imposed on, or payable with respect to, the income derived by GGP from providing these Services to Spinco.

Notwithstanding anything to the contrary in Section 5.02(a) or elsewhere in this Agreement, Spinco shall be entitled to withhold from any payments to GGP any such taxes that Spinco is required by law to withhold and shall pay over such taxes to the applicable taxing authority.

No Right to Set-Off.  Spinco shall pay the full amount of Service Charges and shall not set-off, counterclaim or otherwise withhold any amount owed to GGP under this Agreement on account of any obligation owed by GGP to Spinco that has not been finally adjudicated, settled or otherwise agreed upon by the Parties in writing.

STANDARD FOR SERVICE

Standard for Service.  Except where GGP is restricted by an existing Contract with a third party or by Law, GGP agrees (i) to perform the Services such that the nature, quality, standard of care and the service levels at which such Services are performed are no less than that which are substantially similar to the nature, quality, standard of care and service levels at which the same or similar services were performed by or on behalf of GGP prior to the Distribution Date (or, if not so previously provided, then substantially similar to that which are applicable to similar services provided to GGP’s Subsidiaries or other business components), but in any event, in at least a good and workmanlike manner in accordance with past practice; (ii) upon receipt of written notice from Spinco identifying any outage, interruption or other failure of any Service, to respond to such outage, interruption or other failure of any Services in a manner that is no less than that which is substantially similar to the manner in which GGP or its Subsidiaries responded to any outage, interruption or other failure of the same or similar services prior to the Distribution Date (the Parties acknowledge that an outage, interruption or other failure of any Service shall not be deemed to be a breach of the provisions of this Section 6.01 so long as GGP complies with this clause (ii)).  As of or following the date of this Agreement, if GGP is or becomes aware of any restriction on GGP by an existing Contract with a third-party that would restrict the nature, quality, standard of care or service levels applicable to delivery of the Services to be provided by GGP to Spinco, GGP shall (x) promptly notify Spinco of any such restriction (which notice shall in any event promptly follow any change to, or reduction in, the nature, quality, standard of care or service levels applicable to delivery of the Services resulting from such restriction), (y) use commercially reasonable efforts to negotiate an amendment to the Contract to remove such restriction or otherwise obtain the third party’s consent to allow the

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Services to be performed to the standards described in this Section 6.01, and (z) use commercially reasonable efforts to provide such Services in a manner as closely as possible to the standards described in this Section 6.01 while attempting to secure the amendment or consent contemplated by (y).  To the extent that GGP is unable to obtain the amendment or consent described above, the Parties shall negotiate in good faith an amendment to the applicable Schedule to reflect any such new arrangement.

Disclaimer of Warranties.  Except as expressly set forth in this Agreement or any Schedule, the Parties acknowledge and agree that the Services are provided as-is, that Spinco assumes all risks and liability arising from or relating to its use of and reliance upon the Services and GGP makes no representation or warranty with respect thereto.  EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, GGP HEREBY EXPRESSLY DISCLAIMS ALL REPRESENTATIONS AND WARRANTIES REGARDING THE SERVICES, WHETHER EXPRESS OR IMPLIED, INCLUDING ANY REPRESENTATION OR WARRANTY IN REGARD TO QUALITY, PERFORMANCE, NONINFRINGEMENT, COMMERCIAL UTILITY, MERCHANTABILITY OR FITNESS OF THE SERVICES FOR A PARTICULAR PURPOSE.

Compliance with Laws and Regulations.  Each Party shall be responsible for its own compliance with any and all Laws applicable to its performance under this Agreement.  No Party will knowingly take any action in violation of any such applicable Law that results in liability being imposed on the other Party.

LIMITED LIABILITY AND INDEMNIFICATION

Consequential and Other Damages.  Notwithstanding anything to the contrary contained in the Separation Agreement or this Agreement, neither Spinco or its Subsidiaries, on the one hand, nor GGP or its Subsidiaries, on the other hand, shall be liable to the other Party or any of its Subsidiaries or Representatives, whether in contract, tort (including negligence and strict liability) or otherwise, at law or equity, for any special, indirect, incidental or consequential damages whatsoever (including lost profits or damages calculated on multiples of earnings approaches), which in any way arise out of, relate to or are a consequence of, the performance or nonperformance by the Party (including any Subsidiaries and Representatives of such Party and, in the case of GGP, any third-party providers providing the applicable Services) under this Agreement or the provision of, or failure to provide, or termination of, any Services under this Agreement, including with respect to loss of profits, business interruptions or claims of customers (provided, that any liability with respect to a Third Party Claim shall be considered direct damages).

Limitation of Liability.  Subject to Section 7.03, the Liabilities of GGP and its Subsidiaries and Representatives, collectively, under this Agreement for any act or failure to act in connection herewith (including the performance or breach of this Agreement), or from the sale, delivery, provision, use or termination of any Services provided under or contemplated by this Agreement, whether in contract, tort (including negligence and strict liability) or otherwise, shall not exceed the greater of (a) the total aggregate Service Charges (excluding any Out-of-

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Pocket Expenses included in such Service Charges) actually paid to GGP by Spinco pursuant to this Agreement and (b) $10,000,000.

Obligation to Reperform and GGP Indemnity.  In the event of any breach of this Agreement by GGP with respect to the provision of any Services, GGP shall (a) promptly correct in all material respects any error or defect resulting in such breach or reperform in all material respects such Services at the request of Spinco and at the sole cost and expense of GGP and (b) subject to the limitations set forth in Sections 7.01 and 7.02, indemnify Spinco and its Subsidiaries and Representatives (each, a “Spinco Indemnified Party”) for Liabilities (including direct damages, whether arising out of a Third Party Claim or otherwise) attributable to such breach by GGP; provided, however, that, to the extent any such breach can be cured through reperformance, the reperformance remedy set forth in Section 7.03(a) shall be the sole and exclusive remedy of Spinco for such portion of such breach; provided, further, however, that GGP shall indemnify each Spinco Indemnified Party to the extent any such party incurs indemnifiable losses that cannot be cured through reperformance.  Any request for reperformance in accordance with Section 7.03(a) by Spinco must be in writing and specify in reasonable detail the particular error or defect resulting in such breach.

Release and Spinco Indemnity.  Subject to Section 7.01, Section 7.02 and Section 7.03, Spinco hereby releases GGP and its Subsidiaries and Representatives (each, a “GGP Indemnified Party”), and Spinco hereby agrees to indemnify, defend and hold harmless each such GGP Indemnified Party from and against any and all Liabilities arising from, relating to or in connection with the use of any Services by Spinco or any of its Subsidiaries, Representatives or other Persons using such Services, except to the extent that such Liabilities arise out of, relate to or are a consequence of the applicable GGP Indemnified Party Knowing Violation.

Indemnification Procedures.  The provisions of Article V of the Separation Agreement shall govern claims for indemnification under this Agreement.

Liability for Payment Obligations.  Nothing in this Article VII shall be deemed to eliminate or limit, in any respect, Spinco’s express obligation in this Agreement to pay Service Charges for Services rendered in accordance with this Agreement.

Exclusion of Other Remedies.  The provisions of Sections 7.03 and 7.04 of this Agreement shall be the sole and exclusive remedies for any claim, loss, damage, expense or liability, whether arising from statute, principle of common or civil law, principles of strict liability, tort, contract or otherwise under this Agreement.

DISPUTE RESOLUTION

Dispute Resolution.

In the event of any dispute, controversy or claim arising out of or relating to the transactions contemplated by this Agreement, or the validity, interpretation, breach or termination of any provision of this Agreement, or calculation or allocation of the costs of any

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Service, including claims seeking redress or asserting rights under any Law (each, a “Dispute”), GGP and Spinco agree that the GGP Overall Service Manager and the Spinco Overall Service Manager (or such other Persons as GGP and Spinco may designate) shall negotiate in good faith in an attempt to resolve such Dispute amicably.  If such Dispute has not been resolved to the mutual satisfaction of the Overall Service Managers within 15 days after the initial written notice of the Dispute by one Party to another Party (or such longer period as the Parties may agree), then the respective Chief Executive Officers of GGPI and Spinco shall negotiate in good faith in an attempt to resolve such Dispute amicably.  If such Dispute has not been resolved to the mutual satisfaction of the Chief Executive Officers of GGPI and Spinco within 15 days after the Dispute was referred to them for negotiation (or such longer period as the Parties may agree), then the Dispute shall be resolved in accordance with the dispute resolution process set forth in Sections 7.3 and 7.4 of the Separation Agreement; provided, that such dispute resolution process shall not modify or add to the remedies available to the Parties under this Agreement.

Notwithstanding anything to the contrary in this Agreement, either Party may immediately seek equitable relief (without the necessity of posting a bond) including, without limitation, temporary injunctive relief, against the other Party with respect to any and all equitable remedies sought in connection with this Agreement in accordance with Article VII of the Separation Agreement.

In any Dispute regarding the amount of a Service Charge, if after such Dispute is finally resolved pursuant to the dispute resolution process set forth or referred to in Section 8.01(a), it is determined that the Service Charge that GGP has invoiced Spinco, and that Spinco has paid to GGP, is greater or less than the amount that the Service Charge should have been, then (a) if it is determined that Spinco has overpaid the Service Charge, GGP shall within 10 business days after such determination reimburse Spinco an amount of cash equal to such overpayment, plus interest thereon at the Interest Rate accruing from the date of such overpayment to the time of reimbursement by GGP, and (b) if it is determined that Spinco has underpaid the Service Charge, Spinco shall within 10 business days after such determination pay GGP an amount of cash equal to such underpayment, plus interest thereon at the Interest Rate accruing from the date of such underpayment (or when such payment was due if not paid at all) to the time of payment by Spinco.

TERM AND TERMINATION

Term and Termination.  (a) This Agreement shall commence immediately upon the Effective Time and shall terminate upon the earlier to occur of:  (i) the last date on which either Party is obligated to provide any Service to the other Party and the completion of all other obligations hereunder in accordance with the terms of this Agreement and (ii) the mutual written agreement of the Parties to terminate this Agreement in its entirety.  Notwithstanding anything to the contrary contained in this Agreement or any Schedule, (i) GGP’s obligation to provide, or cause to be provided, Services to the Spinco Entities shall terminate, at GGP’s sole option, with respect to any Spinco Entity that Spinco, directly or indirectly, sells, or otherwise transfers ownership and control of, to a non-Spinco Entity (e.g., pursuant to equity sale, asset sale, merger

14

or otherwise) and (ii) in no event shall the provision of any Service extend beyond the date that is 18 months from the Distribution Date.

Without prejudice to Spinco’s rights with respect to a Force Majeure, Spinco may from time to time terminate this Agreement with respect to the entirety of any individual Service but not a portion thereof, (A) for any reason or no reason upon providing to GGP the requisite prior written notice for such termination as specified in the applicable Schedule or, if no such notice period is provided in the applicable Schedule, on five days’ prior written notice, or (B) if GGP has failed to perform any of its material obligations under this Agreement with respect to such Service, and such failure shall continue to exist 30 days after receipt by GGP of written notice of such failure from Spinco; and (ii) GGP may terminate this Agreement with respect to one or more Services, in whole but not in part, at any time upon prior written notice to Spinco if Spinco has failed to perform any of its material obligations under this Agreement relating to such Services, including making payment of any Service Charges when due, and such failure shall be continued uncured for a period of 30 days after receipt by Spinco of a written notice of such failure from GGP.  The relevant Schedule shall be updated to reflect any terminated Service.  In the event that any Service is terminated other than at the end of a month, the Service Charge associated with such Service shall be pro-rated as applicable.  In the event that Spinco terminates any Service pursuant to clause (A) of this Section 9.01(b), the GGP Group shall have the right to (i) terminate or discontinue any contract or other arrangement with an unaffiliated third party to the extent such contract or arrangement relates to such terminated Service, and any charges and out-of-pocket costs, fees and expenses payable by any member of the GGP Group in connection with the exercise of such right (other than severance obligations or other amounts payable to any GGP Employee) shall be reimbursed by Spinco promptly upon GGP’s presentation to Spinco of the applicable third party invoice therefor and (ii) charge Spinco for any applicable Service Charges incurred in connection with the orderly unwinding and transfer of such terminated Service.

Without prejudice to the rights and obligations of the Parties in Section 2.03 and Section 4.06, either Party may from time to time request a reduction in part of the scope or amount of any Service.  If requested to do so by the other Party, each Party agrees to discuss in good faith appropriate reductions to the relevant Service Charges in light of all relevant factors including the costs and benefits to the Parties of any such reductions.  If, after such discussions, Spinco and GGP do not agree to any requested reduction of the scope or amount of any Service and the relevant Service Charges in connection therewith, then there shall be no change to the scope or amount of any Services or Service Charges under this Agreement.  In the event that Spinco and GGP agreed to any reduction of Service and the relevant Service Charges, the relevant Schedule shall be updated to reflect such reduced Service and relevant Service Charges if any.  In the event that any Service is reduced other than at the end of a month, the Service Charge associated with such Service for the month in which such Service is reduced shall be pro-rated appropriately.

Effect of Termination.  Upon termination of any Service pursuant to this Agreement, GGP will have no further obligation to provide the terminated Service, and Spinco will have no obligation to pay any future Service Charges relating to any such Service; provided, that Spinco shall remain obligated to GGP for the Service Charges owed and payable in respect of Services provided prior to the effective date of termination as set forth in the Schedule relating

15

to such Service.  In connection with termination of any Service, the provisions of this Agreement not relating solely to such terminated Service shall survive any such termination, and in connection with a termination of this Agreement, Article I, Article VII (including liability in respect of any indemnifiable Liabilities under this Agreement arising or occurring on or prior to the date of termination), Article VIII, Article IX, Article X, all confidentiality obligations under this Agreement and liability for all due and unpaid Service Charges shall continue to survive indefinitely.

Force Majeure.  (a) GGP (and any Person acting on its behalf) shall not have any liability or responsibility for failure to fulfill any obligation under this Agreement so long as and to the extent to which the fulfillment of such obligation is prevented, frustrated, hindered or delayed as a consequence of circumstances of Force Majeure; provided, that (i) GGP (or such Person) shall have exercised commercially reasonable efforts to minimize the effect of Force Majeure on its obligations; and (ii) the nature, quality and standard of care that GGP shall provide in delivering a Service after a Force Majeure shall be substantially the same as the nature, quality and standard of care that GGP provides to its Subsidiaries and its other business components with respect to such Service.  In the event of an occurrence of a Force Majeure, GGP shall give notice of suspension as soon as reasonably practicable to the other Party stating the date and extent of such suspension and the cause thereof, and GGP shall resume the performance of such obligations as soon as reasonably practicable after the removal of such cause.

During the period of a Force Majeure, Spinco shall be entitled to seek an alternative service provider with respect to such Service(s) and shall be entitled to permanently terminate such Service(s) (and shall be relieved of the obligation to pay Service Charges for such Services(s) throughout the duration of such Force Majeure) if a Force Majeure shall continue to exist for more than 15 consecutive days, it being understood that Spinco shall not be required to provide any advance notice of such termination to GGP in connection therewith.

GENERAL PROVISIONS

No Agency.  Nothing in this Agreement shall be deemed in any way or for any purpose to constitute any Party an agent of another unaffiliated Party in the conduct of such other Party’s business.  GGP shall act as an independent contractor and not as the agent of Spinco in performing such Services, maintaining control over GGP Employees, GGP’s subcontractors and their employees and complying with all withholding of income and other requirements of Law, whether federal, state, local or foreign and no member of the GGP Group shall have any authority to bind any member of the Spinco Group by contract or otherwise.

Subcontractors.  GGP may hire or engage one or more subcontractors to perform any or all of its obligations under this Agreement; provided, that (i) GGP shall use the same degree of care in selecting any such subcontractor as it would if such contractor was being retained to provide similar services to GGP, (ii) GGP shall in all cases remain primarily responsible for all of its obligations under this Agreement with respect to the scope of the Services, the standard for services as set forth in Article VI and the content of the Services

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provided to Spinco, (iii) GGP shall provide written notice to the applicable Spinco Service Manager five days prior to engaging any such subcontractor and (iv) without the prior written consent of the applicable Spinco Service Manager (not to be unreasonably withheld, conditioned or delayed), GGP shall not remove and/or replace any subcontractor if such action would reasonably be expected to cause a material increase in cost with respect to the applicable Service.  Notwithstanding the foregoing, Spinco (or any other member of the Spinco Group) shall have the right to hire or engage any subcontractor directly.

Treatment of Confidential Information.

The Parties shall not, and shall cause their respective Representatives and all other Persons providing Services or having access to information of the other Party that is known to such Party as confidential or proprietary (“Confidential Information”) not to, disclose to any other Person or use, except for purposes of this Agreement, any Confidential Information of the other Party; provided, however, that each Party may disclose Confidential Information of the other Party and to the extent permitted by applicable Law:  (i) to its Representatives on a need-to-know basis in connection with the performance of such Party’s obligations under this Agreement; (ii) in any report, statement, testimony or other submission required to be made to any Governmental Authority having jurisdiction over the disclosing Party; or (iii) in order to comply with applicable Law, or in response to any summons, subpoena or other legal process or formal or informal investigative demand issued to the disclosing Party in the course of any litigation, investigation or administrative proceeding.  In the event that a Party becomes legally compelled (based on advice of counsel) by deposition, interrogatory, request for documents, subpoena, civil investigative demand or similar judicial or administrative process to disclose any Confidential Information of the other Party, such disclosing Party shall provide the other Party with prompt prior written notice of such requirement, and, to the extent reasonably practicable, cooperate with the other Party (at such other Party’s expense) to obtain a protective order or similar remedy to cause such Confidential Information not to be disclosed, including interposing all available objections thereto, such as objections based on settlement privilege.  In the event that such protective order or other similar remedy is not obtained, the disclosing Party shall furnish only that portion of the Confidential Information that has been legally compelled, and shall exercise its commercially reasonable efforts (at such other Party’s expense) to obtain assurance that confidential treatment will be accorded such Confidential Information.

Each Party shall, and shall cause its Representatives to protect the Confidential Information of the other Party by using the same degree of care to prevent the unauthorized disclosure of such as the Party uses to protect its own confidential information of a like nature but in any event not less than reasonable means.

Each Party shall cause its Representatives to agree to be bound by the same restrictions on use and disclosure of Confidential Information as are binding upon such Party in advance of the disclosure of any such Confidential Information to them.

The restrictions set forth in Sections 10.03(a) and (b) shall not prevent either Party from disclosing Confidential Information which belongs to that Party or (a) is in or enters the public domain without breach of this Agreement or any Ancillary Agreement, (b) the receiving Party was lawfully and demonstrably in possession of prior to first receiving it from the

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disclosing Party, (c) the receiving Party can demonstrate was developed by the receiving Party independently and without use of or reference to the disclosing Party’s Confidential Information, (d) the receiving Party receives from a third party without restriction on disclosure and without breach of a nondisclosure obligation, or (e) is approved by the other Party for disclosure.

Each Party shall comply with all applicable state, federal and foreign privacy and data protection Laws that are or that may in the future be applicable to the provision of Services under this Agreement.

Further Assurances.  Each Party covenants and agrees that, without any additional consideration, it shall execute and deliver any further legal instruments and perform any acts that are or may become necessary to effectuate this Agreement.

Notices.  Except with respect to routine communications by the GGP Service Managers and Spinco Service Managers under Section 2.04, all notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by overnight courier service, by facsimile or electronic transmission with receipt confirmed (followed by delivery of an original via overnight courier service) or by registered or certified mail (postage prepaid, return receipt requested) to the respective Parties at the following addresses (or at such other address for a Party as shall be specified in a notice given in accordance with this Section 10.05):

if to GGP:

General Growth Properties, Inc.
110 N. Wacker Drive
Chicago, IL 60606
Attention:  Chief Legal Officer
Facsimile:  (312) 960-5485

if to Spinco:

Rouse Properties, Inc.

1114 Avenue of the Americas, Suite 2800

New York, NY 10110

Attention: Chief Legal Officer

Facsimile: (212) 417-7272

in each case, with a copy to:

Weil, Gotshal & Manges LLP
767 Fifth Avenue
New York, NY 10153
Attention:  Matthew Bloch
Facsimile:  (212) 310-8007

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Severability.  If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced under any Law or as a matter of public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated by this Agreement is not affected in any manner materially adverse to any Party.  Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated by this Agreement be consummated as originally contemplated to the greatest extent possible.

Entire Agreement.  Except as otherwise expressly provided in this Agreement, this Agreement, the Separation Agreement and the Ancillary Agreements constitute the entire agreement of the Parties with respect to the subject matter of this Agreement and supersede all prior agreements and undertakings, both written and oral, between or on behalf of the Parties with respect to the subject matter of this Agreement.

No Third-Party Beneficiaries.  Except as provided in Article VII with respect to GGP Indemnified Parties, this Agreement is for the sole benefit of the Parties and their permitted successors and assigns and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person, including any union, any current or former GGP Employee or any current or former employee of Spinco, any legal or equitable right, benefit or remedy of any nature whatsoever, including any rights of employment for any specified period, under or by reason of this Agreement.

Governing Law.  This Agreement (and any claims or disputes arising out of or related to this Agreement or to the transactions contemplated by this Agreement or to the inducement of any Party to enter into this Agreement or the transactions contemplated by this Agreement, whether for breach of contract, tortious conduct or otherwise and whether predicated on common law, statute or otherwise) shall in all respects be governed by, and construed in accordance with, the Laws of the State of New York, including all matters of construction, validity and performance, in each case without reference to any conflict of Law rules that might lead to the application of the Laws of any other jurisdiction.

Amendment.  No provision of this Agreement, including any Schedules to this Agreement, may be amended, supplemented or modified except by a written instrument making specific reference to this Agreement or any such Schedules to this Agreement, as applicable, signed by all the Parties.

Rules of Construction.  Interpretation of this Agreement shall be governed by the following rules of construction:  (a) words in the singular shall be held to include the plural and vice versa, and words of one gender shall be held to include the other gender as the context requires; (b) references to the terms Article, Section, paragraph and Schedule are references to the Articles, Sections, paragraphs and Schedules of this Agreement unless otherwise specified; (c) references to “$” shall mean U.S. dollars; (d) the word “including” and words of similar import when used in this Agreement shall mean “including without limitation,” unless otherwise specified; (e) the word “or” shall not be exclusive; (f) references to “written” or “in writing” include in electronic form; (g) provisions shall apply, when appropriate, to successive events and

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transactions; (h) the headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement; (i) GGP and Spinco have each participated in the negotiation and drafting of this Agreement and if an ambiguity or question of interpretation should arise, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or burdening either Party by virtue of the authorship of any of the provisions in this Agreement or any interim drafts of this Agreement; (j) a reference to any Person includes such Person’s successors and permitted assigns; (k) any reference to “days” means calendar days unless business days are expressly specified; and (l) when calculating the period of time before which, within which or following which any act is to be done or step taken pursuant to this Agreement, the date that is the reference date in calculating such period shall be excluded, if the last day of such period is not a business day, the period shall end on the next succeeding business day.

Counterparts.  This Agreement may be executed in one or more counterparts, and by each Party in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.  Delivery of an executed counterpart of a signature page to this Agreement by facsimile or portable document format (PDF) shall be as effective as delivery of a manually executed counterpart of this Agreement.

Assignability.  (a) This Agreement shall not be assigned by operation of Law or otherwise without the prior written consent of GGP and Spinco, except that each Party may:

assign all of its rights and obligations under this Agreement to any of its Subsidiaries; provided, that no such assignment shall release GGP or Spinco, as the case may be, from any liability or obligation under this Agreement;

in connection with the divestiture of any Subsidiary or business of Spinco to an acquiror that is not a Competitor of GGP, assign to the acquiror of such Subsidiary or business its rights and obligations as a recipient with respect to the Services provided to such divested Subsidiary or business under this Agreement; provided, that (i) no such assignment shall release GGP or Spinco, as the case may be, from any liability or obligation under this Agreement, (ii) any and all costs and expenses incurred by either Party in connection with such assignment (including in connection with clause (iii) of this proviso) shall be borne solely by the assigning Party, and (iii) the Parties shall in good faith negotiate any amendments to this Agreement, including the Annexes and Schedules to this Agreement, that may be necessary or appropriate in order to assign such Services; and

in connection with the divestiture of any Subsidiary or business of Spinco to an acquiror that is a Competitor of GGP, assign to the acquiror of such Subsidiary or business its rights and obligations as a recipient with respect to the Services provided to such divested Subsidiary or business under this Agreement; provided, that (i) no such assignment shall release GGP or Spinco, as the case may be, from any liability or obligation under this Agreement, (ii) any and all costs and expenses incurred by either Party in connection with such assignment (including in connection with clause (iii) of this proviso) shall be borne solely by the assigning Party, (iii) the Parties shall in good faith negotiate any amendments to this Agreement, including the Annexes and Schedules to this Agreement, that may be necessary or appropriate in order to

20

ensure that such assignment will not (x) materially and adversely affect the businesses and operations of each of the Parties and their respective Subsidiaries or (y) create a competitive disadvantage for GGP with respect to an acquiror that is a Competitor of GGP, and (iv) GGP shall not be obligated to provide any such assigned Services to an acquiror that is a Competitor of GGP if the provision of such assigned Services to such acquiror would disrupt the operation of GGP’s businesses or create a competitive disadvantage for GGP with respect to such acquiror.

in the event of the (i) merger, amalgamation or consolidation of Spinco and another Person, (ii) sale of all or substantially all of the assets of Spinco to another Person, (iii) the acquisition of a majority of the voting stock of Spinco by any Person or “group” (within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended) or (iv) the election of, or appointment to, the board of directors of Spinco of directors constituting a majority of the directors then serving if such elected or appointed directors have not been nominated as directors by the Nominating Committee of the board of directors prior to their election or appointment, then the requirement of GGP to provide Services hereunder shall automatically terminate without further action by the Parties 30 days after the occurrence of such event.

Waiver of Jury Trial.  EACH PARTY TO THIS AGREEMENT WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT TO ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT.  EACH PARTY (I) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER; AND (II) ACKNOWLEDGES THAT IT AND THE OTHER PARTY TO THIS AGREEMENT HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER TRANSACTION AGREEMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 10.14.

Specific Performance.  The provisions of Section 7.4 of the Separation Agreement shall govern specific performance under this Agreement.

Non-Recourse.  Other than the GGP Group and the Spinco Group, no past, present or future director, officer, employee, incorporator, member, partner, stockholder, Affiliate, agent, attorney or representative of either GGP or Spinco or their Subsidiaries shall have any liability for any obligations or liabilities of GGP or Spinco, respectively, under this Agreement or for any claims based on, in respect of, or by reason of, the transactions contemplated by this Agreement.

[The remainder of this page is intentionally left blank.]

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IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed on the date first written above by their respective duly authorized officers.

GGP LIMITED PARTNERSHIP

By: GGP, Inc., its general partner

By:
Name:
Title:

GENERAL GROWTH MANAGEMENT, INC.

By:
Name:
Title:

ROUSE PROPERTIES, INC.

By:
Name:
Title:

SIGNATURE PAGE TO TRANSITION SERVICES AGREEMENT

Direct Payroll Costs

Group Level	Hourly Rate	GGP Employee’s Annual Compensation*
A	$200	Greater than $500,000
B	$150	$300,001 - $500,000
C	$125	$210,001 - $300,000
D	$85	$140,001 - $210,000
E	$60	$110,001 - $140,000
F	$47	$90,001 - $110,000
D	$34	$90,000 or less

* GGP Employee’s Annual Compensation is calculated, with respect to each GGP Employee, by adding (A) such employee’s then current annual base salary plus (B) 20% of such base salary plus (C) such employee’s incentive and other non-base salary compensation earned during the previous fiscal year (including, for the avoidance of doubt, bonus and equity compensation), and rounding the total to the nearest whole dollar.

Service Managers

GGP Overall Service Manager	Marvin Levine
Spinco Overall Service Manager	Michael McNaughton

		GGP Service Manager	Spinco Service Manager
A-1:	Accounting	James Thurston	Tim Salvemini
A-2:	Asset Management	Charles Lhotka	Michael McNaughton
A-3:	Development	Richard Pesin	Brian Jenkins
A-4:	Employee Benefit Continuation	Catherine Hollowell	Michael McNaughton
A-5:	Human Resources	Catherine Hollowell	Michael McNaughton
A-6:	Information Technology	Scott Morey	Tim Salvemini
A-7:	Insurance	Kristen Pate	Tim Salvemini
A-8:	Legal	Marvin Levine	Michael McNaughton
A-9:	Marketing and Communications	Alan Barocas (Marketing) David Keating (Communications)	Michael McNaughton
A-10:	Public Reporting, Internal Audit, Sarbanes-Oxley & Disclosure/Audit Committees	Stacie Herron	Tim Salvemini
A-11:	Tax	Kathleen Courtis	Rael Diamond
A-12:	Treasury/Capital Markets	Heath Fear	Rael Diamond

SCHEDULE A-1

ACCOUNTING

Accounts Payable and Accounts Receivable — Mall Operations and Corporate

1.                                       SERVICES:

a.                                       FOR ACCOUNTS PAYABLE FUNCTIONS, THIS INCLUDES THE PROCESSING OF VENDOR INVOICES FROM RECEIPT OF INVOICE AT SPINCO PROPERTY LOCATIONS THROUGH PAYMENT, MATCHING OF INVOICES WITH CHECK REMITTANCE, AND FILING OF PROCESSED INVOICES AS DIRECTED BY SPINCO MANAGEMENT.  TO THE EXTENT BASWARE SOFTWARE APPLICATION IS NOT UTILIZED BY SPINCO, GGP SHALL UTILIZE ACCOUNTS PAYABLE PROCESSES CONSISTENT WITH THOSE IN PLACE PRIOR TO BASWARE IMPLEMENTATION.

b.                                      CONDUCT REGULAR MONTHLY VENDOR MAINTENANCE AND SET UP IN SPINCO’S ACCOUNTS PAYABLE JD EDWARDS MODULE.

c.                                       CONDUCT INVOICE PROCESSING ON A REGULAR DAILY BASIS SO SPINCO CAN MAKE SUCH PAYMENT.

d.                                      CONDUCT MONTHLY INVOICE ACCOUNT DISTRIBUTION FOR POSTING IN SPINCO JD EDWARDS AND PROVIDE TO SPINCO SO SPINCO CAN MAKE SUCH PAYMENT.

e.                                       PROVIDE FORM 1099 (CONTRACTOR PAYMENTS) PROCESSING FOR YEAR END DECEMBER 31, 2011 AND PROVIDE TO SPINCO FOR DISTRIBUTION TO ITS 1099 DEFINED CONTRACTORS.

f.                                         PROVIDE VOID CHECK PROCESSING IN JD EDWARDS ON A MONTHLY BASIS.

g.                                      PROVIDE P-CARD CONTINUATION SERVICES AT THE DISTRIBUTION DATE FOR SPINCO EMPLOYEES.

h.                                      CONDUCT P-CARD POSTING IN JD EDWARDS IN ACCORDANCE WITH GGP’S NORMAL SCHEDULE; PROVIDED, HOWEVER, SPINCO SHALL MAKE PAYMENTS DIRECTLY TO AMERICAN EXPRESS WITHIN TWO (2) BUSINESS DAYS AFTER AN APPLICABLE P-CARD VOUCHER IS READY IN JD EDWARDS.

i.                                          TRANSFER TENANT LEASE HISTORY FILES TO SPINCO ON THE DISTRIBUTION DATE.

j.                                          MAINTAIN TENANT LEASE FILES AS REQUIRED.

k.                                       MAINTAIN NEW TENANT LEASE SET UP IN JD EDWARDS PROPERTY MANAGEMENT FILE AS REQUIRED FOR EACH SPINCO SITE LOCATION.

l.                                          MAINTAIN PAST-DUE ACCOUNTS COLLECTION SUPPORT ON A MONTHLY BASIS.

m.                                    MAINTAIN CUSTOMER MASTER SET UP IN JD EDWARDS AS REQUESTED BY SPINCO ACCOUNTANTS.

2.                                       PRICING:  SPINCO SHALL PAY TO GGP A SERVICE CHARGE FOR EACH SERVICE EQUAL TO THE SUM OF (A) THE PRODUCT OF (I) THE COST MULTIPLIER MULTIPLIED BY (II) THE APPLICABLE SERVICE RESOURCE COST PLUS (B) THE AMOUNT OF ANY OUT-OF-POCKET EXPENSES INCURRED WITH RESPECT TO SUCH SERVICE; PROVIDED, HOWEVER, THAT THE COST MULTIPLIER SHALL BE HELD CONSTANT AT 110% FOR THE TERM OF THIS AGREEMENT WITH RESPECT TO SERVICES IN SUPPORT OF THE JD EDWARDS APPLICATION; PROVIDED, FURTHER, THAT, NOTWITHSTANDING ANYTHING TO THE CONTRARY IN THIS AGREEMENT, WITH RESPECT TO SERVICES 1(G) AND 1(H) IN THIS SECTION A, SPINCO SHALL PAY THE APPLICABLE CHARGES DIRECTLY TO AMERICAN EXPRESS ON A WEEKLY BASIS WITHIN TWO DAYS OF POSTING OF SUCH CHARGES TO SPINCO’S LEDGER.

3.                                       DURATION OF SERVICES:  THE OBLIGATION OF GGP TO PERFORM ANY INDIVIDUAL SERVICE DESCRIBED IN OR CONTEMPLATED BY THIS SECTION A SHALL TERMINATE UPON THE EARLIEST TO OCCUR OF (A) 18 MONTHS FOLLOWING THE DISTRIBUTION DATE, (B) FIVE DAYS FOLLOWING WRITTEN NOTICE OF TERMINATION OF SUCH SERVICES BY SPINCO TO GGP AND (C) THE APPLICABLE TERMINATION DATE PURSUANT TO ARTICLE IX OF THE AGREEMENT.  GGP AGREES TO USE APPROPRIATE AND REASONABLE EFFORTS, AS MUTUALLY AGREED UPON BY THE PARTIES AND AT SPINCO’S COST, TO (I) ENSURE THAT ANY TERMINATED SERVICE IS INTEGRATED INTO SPINCO’S BROADER BUSINESS PROCESSES AND/OR (II) COMPLETE ANY INDIVIDUAL SERVICE IN THIS SECTION A REQUESTED BY SPINCO PRIOR TO THE TERMINATION DESCRIBED IN THE PRIOR SENTENCE.

A-1-2

4.                                       ADDITIONAL TERMS:

a.               All accounting or related entries or related schedules supporting such entries that are processed by GGP must comply with GAAP and be in accordance with current GGP policies and procedures as defined in internal control processes for SOX compliance and shall comply with Spinco’s financial reporting requirements.  All work product provided herein shall be properly reviewed by GGP staff in accordance with normal on-going business practices.

b.              All accounting services to be provided herein shall be completed in accordance with GGP’s normal month end, quarter end, and year end closing time table; provided, such closing time table shall be provided to Spinco at least two weeks prior to any fiscal month close of Spinco.

5.                                       SERVICE MANAGERS:  ALL COMMUNICATIONS RELATED TO THE DELIVERY OF THE SERVICES SHALL BE COORDINATED THROUGH THE RESPECTIVE SERVICE MANAGERS OF GGP AND SPINCO.  THE INITIAL SERVICE MANAGERS OF GGP AND SPINCO SHALL BE AS SET FORTH ON THE ATTACHMENT HERETO.

B.                                    PAYROLL PROCESSING — COMPANY

1.                                       SERVICES:

a.                                       INPUT TIME AND ATTENDANCE INFORMATION TO ULTIPRO FROM CERIDIAN ON A WEEKLY BASIS.  ALL CERIDIAN TIME AND ATTENDANCE CLOCKS SHALL REMAIN IN SERVICE THROUGH DECEMBER 31, 2012.

b.                                      MANAGE REGULAR WEEKLY PAYROLL PROCESSING AND PAYMENTS TO EMPLOYEES AND PROVIDE REPORTS TO SPINCO.

c.                                       MANAGE WEEKLY TAX PROCESSING AND PAYMENTS TO TAX AUTHORITIES THROUGH CERIDIAN AND PROVIDE REPORTS TO SPINCO.

d.                                      CONDUCT WEEKLY PAYROLL POSTING TO JD EDWARDS ON BEHALF OF SPINCO.

e.                                       CONDUCT PAYROLL CAPITALIZATION TO PROJECTS ON A MONTHLY BASIS.

f.                                         PREPARE YEAR-END DECEMBER 31, 2011 AND 2012 REPORTING AND FILING OF W-2 AND 941 FORMS AND ALL OTHER REQUIRED ANNUAL REPORTS AND DOCUMENTS ON BEHALF OF SPINCO.

g.                                      CALCULATE EMPLOYEE INCENTIVE PAY, INPUT CALCULATIONS TO ULTIPRO, AND MAKE MONTHLY ACCRUAL ENTRY INTO JD EDWARDS ON A MONTHLY BASIS.

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2.                                       PRICING:  SPINCO SHALL PAY TO GGP A SERVICE CHARGE FOR EACH SERVICE EQUAL TO THE SUM OF (A) THE PRODUCT OF (I) THE COST MULTIPLIER MULTIPLIED BY (II) THE APPLICABLE SERVICE RESOURCE COST PLUS (B) THE AMOUNT OF ANY OUT-OF-POCKET EXPENSES INCURRED WITH RESPECT TO SUCH SERVICE; PROVIDED, HOWEVER, THAT THE COST MULTIPLIER SHALL BE HELD CONSTANT AT 110% FOR THE TERM OF THIS AGREEMENT WITH RESPECT TO SERVICES IN SUPPORT OF THE JD EDWARDS APPLICATION AND PAYROLL PROCESSING.

3.                                       DURATION OF SERVICES:  THE OBLIGATION OF GGP TO PERFORM ANY INDIVIDUAL SERVICE DESCRIBED IN OR CONTEMPLATED BY THIS SECTION B SHALL TERMINATE UPON THE EARLIEST TO OCCUR OF (A) DECEMBER 31, 2012, (B) FIVE DAYS FOLLOWING WRITTEN NOTICE OF TERMINATION OF SUCH SERVICES BY SPINCO TO GGP AND (C) THE APPLICABLE TERMINATION DATE PURSUANT TO ARTICLE IX OF THE AGREEMENT.  GGP AGREES TO USE APPROPRIATE AND REASONABLE EFFORTS, AS MUTUALLY AGREED UPON BY THE PARTIES AND AT SPINCO’S COST, TO (I) ENSURE THAT ANY TERMINATED SERVICE IS INTEGRATED INTO SPINCO’S BROADER BUSINESS PROCESSES AND/OR (II) COMPLETE ANY INDIVIDUAL SERVICE IN THIS SECTION B REQUESTED BY SPINCO PRIOR TO THE TERMINATION DESCRIBED IN THE PRIOR SENTENCE.

4.                                       ADDITIONAL TERMS:

a.               All accounting or related entries or related schedules supporting such entries that are processed by GGP must comply with GAAP and be in accordance with current GGP policies and procedures as defined in internal control processes for SOX compliance and shall comply with Spinco’s financial reporting requirements.  All work product provided herein shall be properly reviewed by GGP staff in accordance with normal on-going business practices.

b.              All accounting services to be provided herein shall be completed in accordance with GGP’s normal month end, quarter end, and year end closing time table; provided, such closing time table shall be provided to Spinco at least two weeks prior to any fiscal month close of Spinco.

5.                                       SERVICE MANAGERS:  ALL COMMUNICATIONS RELATED TO THE DELIVERY OF THE SERVICES SHALL BE COORDINATED THROUGH THE RESPECTIVE SERVICE MANAGERS OF GGP AND SPINCO.  THE INITIAL SERVICE MANAGERS OF GGP AND SPINCO SHALL BE AS SET FORTH ON THE ATTACHMENT HERETO.

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C.                                   GENERAL LEDGER AND RELATED

1.                                       SERVICES:

a.                                       MAINTAIN ACCOUNT CODE FILES IN SPINCO JD EDWARDS GENERAL LEDGER MODULE AS REQUESTED BY SPINCO ACCOUNTANTS AND PROVIDE PROCESS FOR UPDATING ACCOUNT FILES.

b.                                      CREATE MONTH-END JOURNAL ENTRIES AND POST TO JD EDWARDS THOSE ENTRIES CUSTOMARILY GENERATED BY GGP PRIOR TO THE DISTRIBUTION DATE OR AS REQUESTED BY SPINCO ACCOUNTANTS.

c.                                       PROVIDE GENERAL LEDGER ACCOUNT RECONCILIATION SUPPORT EACH MONTH OR AS REQUESTED BY SPINCO ACCOUNTANTS.

d.                                      PROVIDE ACCESS TO CURRENT AND HISTORICAL ACCOUNTING DATA IN SUPPORT OF SPINCO LEDGER BALANCES AS OF THE DISTRIBUTION DATE.

e.                                       CONSOLIDATE SPINCO FINANCIAL STATEMENTS AND SUPPORTING SCHEDULES EACH MONTH.

f.                                         PROVIDE AUDIT SUPPORT FOR OPENING, QUARTERLY, AND YEAR-END ACCOUNT BALANCES AS REQUESTED BY SPINCO ACCOUNTANTS OR SPINCO’S AUDITOR.

g.                                      PROVIDE MONTHLY CLOSING SCHEDULE AND TECHNICAL ACCOUNTING SUPPORT TO SPINCO ACCOUNTANTS UPON REQUEST.

h.                                      ALLOCATE OVERHEAD BETWEEN CAPEX AND EXPENSES EACH MONTH.

i.                                          CONDUCT FIN 47 ACCOUNTING FOR ASSET RETIREMENT OBLIGATIONS FOR EACH FISCAL QUARTER AND YEAR-END 2011.

j.                                          PROVIDE DERIVATIVE ACCOUNTING JOURNAL ENTRIES AS REQUIRED ON A MONTHLY BASIS.

k.                                       CONDUCT UTILITIES JOURNAL ENTRY PROCESSING AND PREPARE FOR PAYMENT BY SPINCO TO THIRD PARTIES EVERY WEEK.

l.                                          PROVIDE INSURANCE AND RELATED JOURNAL ENTRIES, INCLUDING LIABILITY AND AUTO INSURANCE EVERY MONTH.

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m.                                    DETERMINE INTANGIBLE ASSET VALUES FOR LEASES AND YEAR-END IMPAIRMENT AS OF THE DISTRIBUTION DATE AND EVERY FISCAL QUARTER THEREAFTER.

n.                                      PROVIDE SPECIFIC BAD DEBT RESERVE ANALYSIS FOR LITIGATION TENANTS ON A MONTHLY BASIS.

o.                                      PROVIDE UNCLAIMED PROPERTY REPORTING AND PREPARE FOR RELATED PAYMENT ON A MONTHLY BASIS.

p.                                      PROVIDE PERIOD COSTS OF VEHICLE LEASING, COMMUNICATIONS, AND MARKETING FEES FOR JD EDWARDS ENTRY EACH MONTH.

2.                                       PRICING:  SPINCO SHALL PAY TO GGP A SERVICE CHARGE FOR EACH SERVICE EQUAL TO THE SUM OF (A) THE PRODUCT OF (I) THE COST MULTIPLIER MULTIPLIED BY (II) THE APPLICABLE SERVICE RESOURCE COST PLUS (B) THE AMOUNT OF ANY OUT-OF-POCKET EXPENSES INCURRED WITH RESPECT TO SUCH SERVICE; PROVIDED, HOWEVER, THAT THE COST MULTIPLIER SHALL BE HELD CONSTANT AT 110% FOR THE TERM OF THIS AGREEMENT WITH RESPECT TO SERVICES IN SUPPORT OF THE JD EDWARDS APPLICATION.

3.                                       DURATION OF SERVICES:  THE OBLIGATION OF GGP TO PERFORM ANY INDIVIDUAL SERVICE DESCRIBED IN OR CONTEMPLATED BY THIS SECTION C SHALL TERMINATE UPON THE EARLIEST TO OCCUR OF (A) 18 MONTHS FOLLOWING THE DISTRIBUTION DATE, (B) FIVE DAYS FOLLOWING WRITTEN NOTICE OF TERMINATION OF SUCH SERVICES BY SPINCO TO GGP AND (C) THE APPLICABLE TERMINATION DATE PURSUANT TO ARTICLE IX OF THE AGREEMENT.  GGP AGREES TO USE APPROPRIATE AND REASONABLE EFFORTS, AS MUTUALLY AGREED UPON BY THE PARTIES AND AT SPINCO’S COST, TO (I) ENSURE THAT ANY TERMINATED SERVICE IS INTEGRATED INTO SPINCO’S BROADER BUSINESS PROCESSES AND/OR (II) COMPLETE ANY INDIVIDUAL SERVICE IN THIS SECTION C REQUESTED BY SPINCO PRIOR TO THE TERMINATION DESCRIBED IN THE PRIOR SENTENCE.

4.                                       ADDITIONAL TERMS:

a.               All accounting or related entries or related schedules supporting such entries that are processed by GGP must comply with GAAP and be in accordance with current GGP policies and procedures as defined in internal control processes for SOX compliance and shall comply with Spinco’s financial reporting requirements.

b.              All accounting services to be provided herein shall be completed in accordance with GGP’s normal month end, quarter end, and year end closing time table; provided,

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such closing time table shall be provided to Spinco at least two weeks prior to any fiscal month close of Spinco.  All work product provided herein shall be properly reviewed by GGP staff in accordance with on-going business practices.

5.                                       SERVICE MANAGERS:  ALL COMMUNICATIONS RELATED TO THE DELIVERY OF THE SERVICES SHALL BE COORDINATED THROUGH THE RESPECTIVE SERVICE MANAGERS OF GGP AND SPINCO.  THE INITIAL SERVICE MANAGERS OF GGP AND SPINCO SHALL BE AS SET FORTH ON THE ATTACHMENT HERETO.

D.                                    DEVELOPMENT ACCOUNTING — MALLS

1.                                       SERVICES:

a.                                       CONDUCT LIEN ESCROW AND SETTLEMENT PROCESS AS DETERMINED BY A COURT OR AS OTHERWISE REQUIRED.

b.                                      TRACK, REVIEW AND PROCESS CONSTRUCTION INVOICES (INCLUDING BUT NOT LIMITED TO TENANT ALLOWANCE PAYMENT REQUESTS, TENANT IMPROVEMENT PAYMENT REQUESTS, ORDINARY CAPITAL INVOICES AND DEVELOPMENT CONSTRUCTION INVOICES) FOR PROGRESS PAYMENTS (INCLUDING APPROPRIATE DOCUMENTATION FOR PAYMENT) ON A WEEKLY BASIS.

c.                                       PREPARE MONTH-END JOURNAL ENTRIES RELATED TO CIP (INCLUDING WIP — ORDINARY CAPITAL, TI CIP — TENANT IMPROVEMENTS AND CIP — DEVELOPMENT) ADDITIONS AND TRANSFERS TO FIXED ASSET ACCOUNTS EACH MONTH.

d.                                      PREPARE MONTHLY RECONCILIATIONS, BY PROPERTY, BETWEEN THE JOB COST SUBSIDIARY LEDGER AND THE GENERAL LEDGER FOR CIP, WIP AND TI CIP.

e.                                       MAINTAIN THE JD EDWARDS JOB COST MODULE AND ALL RELATED BUDGETS (DEVELOPMENT AND ORDINARY CAPITAL), OPEN COMMITMENTS AND RELATED ANALYTICS ON A MONTHLY BASIS.

2.                                       PRICING:  SPINCO SHALL PAY TO GGP A SERVICE CHARGE FOR EACH SERVICE EQUAL TO THE SUM OF (A) THE PRODUCT OF (I) THE COST MULTIPLIER MULTIPLIED BY (II) THE APPLICABLE SERVICE RESOURCE COST PLUS (B) THE AMOUNT OF ANY OUT-OF-POCKET EXPENSES INCURRED WITH RESPECT TO SUCH SERVICE.

3.                                       DURATION OF SERVICES:  THE OBLIGATION OF GGP TO PERFORM ANY INDIVIDUAL SERVICE DESCRIBED IN OR CONTEMPLATED BY

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THIS SECTION D SHALL TERMINATE UPON THE EARLIEST TO OCCUR OF (A) 18 MONTHS FOLLOWING THE DISTRIBUTION DATE, (B) FIVE DAYS FOLLOWING WRITTEN NOTICE OF TERMINATION OF SUCH SERVICES BY SPINCO TO GGP AND (C) THE APPLICABLE TERMINATION DATE PURSUANT TO ARTICLE IX OF THE AGREEMENT.  GGP AGREES TO USE APPROPRIATE AND REASONABLE EFFORTS, AS MUTUALLY AGREED UPON BY THE PARTIES AND AT SPINCO’S COST, TO (I) ENSURE THAT ANY TERMINATED SERVICE IS INTEGRATED INTO SPINCO’S BROADER BUSINESS PROCESSES AND/OR (II) COMPLETE ANY INDIVIDUAL SERVICE IN THIS SECTION D REQUESTED BY SPINCO PRIOR TO THE TERMINATION DESCRIBED IN THE PRIOR SENTENCE.

4.                                       ADDITIONAL TERMS:

a.               All accounting or related entries or related schedules supporting such entries that are processed by GGP must comply with GAAP and be in accordance with current GGP policies and procedures as defined in internal control processes for SOX compliance and shall comply with Spinco’s financial reporting requirements.

b.              All accounting services to be provided herein shall be completed in accordance with GGP’s normal month end, quarter end, and year end closing time table; provided, such closing time table shall be provided to Spinco at least two weeks prior to any fiscal month close of Spinco.

5.                                       SERVICE MANAGERS:  ALL COMMUNICATIONS RELATED TO THE DELIVERY OF THE SERVICES SHALL BE COORDINATED THROUGH THE RESPECTIVE SERVICE MANAGERS OF GGP AND SPINCO.  THE INITIAL SERVICE MANAGERS OF GGP AND SPINCO SHALL BE AS SET FORTH ON THE ATTACHMENT HERETO.  ALL WORK PRODUCT PROVIDED HEREIN SHALL BE PROPERLY REVIEWED BY GGP STAFF IN ACCORDANCE WITH NORMAL ON-GOING BUSINESS PRACTICES.

E.                                      FIXED ASSET ACCOUNTING

1.                                       SERVICES:

a.                                       RECORD FIXED ASSETS IN A JD EDWARDS FIXED ASSET MODULE SUBLEDGER AND CALCULATE DEPRECIATION ON A MONTHLY BASIS.

b.                                      RECONCILE THE JD EDWARDS FIXED ASSET MODULE WITH THE GENERAL LEDGER ON A MONTHLY BASIS.

c.                                       RECORD TENANT ALLOWANCES IN THE FIXED ASSET MODULE AND SET UP AN AMORTIZATION SCHEDULE, INCLUDING THE GENERAL LEDGER ON A MONTHLY BASIS.

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d.                                      RECORD DISPOSALS AND OTHER ASSET DISPOSITIONS IN BOTH THE FIXED ASSET MODULE AND THE GENERAL LEDGER AS NEEDED OR REQUESTED BY SPINCO OPERATIONS MANAGEMENT.

e.                                       PROVIDE AND RECORD LEASE COST ALLOCATIONS, DEFERRED FINANCING COST, AND IMPAIRMENT, TO ASSETS IN THE FIXED ASSET MODULE AND THE GENERAL LEDGER AS NEEDED ON A MONTHLY BASIS.

2.                                       PRICING:  SPINCO SHALL PAY TO GGP A SERVICE CHARGE FOR EACH SERVICE EQUAL TO THE SUM OF (A) THE PRODUCT OF (I) THE COST MULTIPLIER MULTIPLIED BY (II) THE APPLICABLE SERVICE RESOURCE COST PLUS (B) THE AMOUNT OF ANY OUT-OF-POCKET EXPENSES INCURRED WITH RESPECT TO SUCH SERVICE; PROVIDED, HOWEVER, THAT THE COST MULTIPLIER SHALL BE HELD CONSTANT AT 110% FOR THE TERM OF THIS AGREEMENT WITH RESPECT TO SERVICES IN SUPPORT OF THE JD EDWARDS APPLICATION.

3.                                       DURATION OF SERVICES:  THE OBLIGATION OF GGP TO PERFORM ANY INDIVIDUAL SERVICE DESCRIBED IN OR CONTEMPLATED BY THIS SECTION E SHALL TERMINATE UPON THE EARLIEST TO OCCUR OF (A) 18 MONTHS FOLLOWING THE DISTRIBUTION DATE, (B) FIVE DAYS FOLLOWING WRITTEN NOTICE OF TERMINATION OF SUCH SERVICES BY SPINCO TO GGP AND (C) THE APPLICABLE TERMINATION DATE PURSUANT TO ARTICLE IX OF THE AGREEMENT.  GGP AGREES TO USE APPROPRIATE AND REASONABLE EFFORTS, AS MUTUALLY AGREED UPON BY THE PARTIES AND AT SPINCO’S COST, TO (I) ENSURE THAT ANY TERMINATED SERVICE IS INTEGRATED INTO SPINCO’S BROADER BUSINESS PROCESSES AND/OR (II) COMPLETE ANY INDIVIDUAL SERVICE IN THIS SECTION E REQUESTED BY SPINCO PRIOR TO THE TERMINATION DESCRIBED IN THE PRIOR SENTENCE.

4.                                       ADDITIONAL TERMS:

a.               All accounting or related entries or related schedules supporting such entries that are processed by GGP must comply with GAAP and be in accordance with current GGP policies and procedures as defined in internal control processes for SOX compliance and shall comply with Spinco’s financial reporting requirements.

b.              All accounting services to be provided herein shall be completed in accordance with GGP’s normal month end, quarter end, and year end closing time table; provided, such closing time table shall be provided to Spinco at least two weeks prior to any fiscal month close of Spinco.  All work product provided herein shall be properly reviewed by GGP staff in accordance with normal on-going business practices.

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5.                                       SERVICE MANAGERS:  ALL COMMUNICATIONS RELATED TO THE DELIVERY OF THE SERVICES SHALL BE COORDINATED THROUGH THE RESPECTIVE SERVICE MANAGERS OF GGP AND SPINCO.  THE INITIAL SERVICE MANAGERS OF GGP AND SPINCO SHALL BE AS SET FORTH ON THE ATTACHMENT HERETO.

F.                                      CENTRALIZED ACCOUNTING

1.                                       SERVICES:

a.                                       PROVIDE MALL ACCOUNTING DUTIES PERFORMED BY GGP ACCOUNTANTS ON A DAY-TO-DAY BASIS AFTER THE DISTRIBUTION DATE.

b.                                      PROVIDE LEASE DATA MANAGEMENT FUNCTIONS, INCLUDING PERMANENT LEASE ENTRY AND MAINTENANCE; PERMANENT LEASE RECURRING BILLING SET-UP AND MAINTENANCE; SPECIALTY LEASE ENTRY AND MAINTENANCE; AND SPECIALTY LEASE RECURRING BILLING SET-UP AND MAINTENANCE.

c.                                       PROVIDE PROPERTY/TENANT ACCOUNTS RECEIVABLE MONITORING AND COLLECTIONS.

d.                                      PROVIDE TRAVEL-RELATED EXPENSE ACCOUNTING.

e.                                       PROVIDE ALL OTHER ACCOUNTING DUTIES PERFORMED BY GGP ACCOUNTANTS IN ACCORDANCE WITH GGP’S PRACTICES AND PROCEDURES AS OF THE DISTRIBUTION DATE.

2.                                       PRICING:  SPINCO SHALL PAY TO GGP A SERVICE CHARGE FOR EACH SERVICE EQUAL TO THE SUM OF (A) THE PRODUCT OF (I) THE COST MULTIPLIER MULTIPLIED BY (II) THE APPLICABLE SERVICE RESOURCE COST PLUS (B) THE AMOUNT OF ANY OUT-OF-POCKET EXPENSES INCURRED WITH RESPECT TO SUCH SERVICE.

3.                                       DURATION OF SERVICES:  THE OBLIGATION OF GGP TO PERFORM ANY INDIVIDUAL SERVICE DESCRIBED IN OR CONTEMPLATED BY THIS SECTION F SHALL TERMINATE UPON THE EARLIEST TO OCCUR OF (A) 18 MONTHS FOLLOWING THE DISTRIBUTION DATE, (B) FIVE DAYS FOLLOWING WRITTEN NOTICE OF TERMINATION OF SUCH SERVICES BY SPINCO TO GGP AND (C) THE APPLICABLE TERMINATION DATE PURSUANT TO ARTICLE IX OF THE AGREEMENT.  GGP AGREES TO USE APPROPRIATE AND REASONABLE EFFORTS, AS MUTUALLY AGREED UPON BY THE PARTIES AND AT SPINCO’S COST, TO (I) ENSURE THAT ANY

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TERMINATED SERVICE IS INTEGRATED INTO SPINCO’S BROADER BUSINESS PROCESSES AND/OR (II) COMPLETE ANY INDIVIDUAL SERVICE IN THIS SECTION F REQUESTED BY SPINCO PRIOR TO THE TERMINATION DESCRIBED IN THE PRIOR SENTENCE.

4.                                       ADDITIONAL TERMS:

a.               All accounting or related entries or related schedules supporting such entries that are processed by GGP must comply with GAAP and be in accordance with current GGP policies and procedures as defined in internal control processes for SOX compliance and shall comply with Spinco’s financial reporting requirements.  All work product provided herein shall be properly reviewed by GGP staff in accordance with normal on-going business practice.

b.              All accounting services to be provided herein shall be completed in accordance with GGP’s normal month end, quarter end, and year end closing time table; provided, such closing time table shall be provided to Spinco at least two weeks prior to any fiscal month close of Spinco.  All work product provided herein shall be properly reviewed by GGP staff in accordance with normal on-going business practices.

5.                                       SERVICE MANAGERS:  ALL COMMUNICATIONS RELATED TO THE DELIVERY OF THE SERVICES SHALL BE COORDINATED THROUGH THE RESPECTIVE SERVICE MANAGERS OF GGP AND SPINCO.  THE INITIAL SERVICE MANAGERS OF GGP AND SPINCO SHALL BE AS SET FORTH ON THE ATTACHMENT HERETO.

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ASSET MANAGEMENT

A.                                    ASSET MANAGEMENT

1.                                       SERVICES:

A.            PERFORM ON BEHALF OF SPINCO ALL ASSET MANAGEMENT SERVICES FOR SPINCO’S PROPERTIES, INCLUDING OVERSIGHT OF LEASING, MARKETING AND OPERATIONAL AND MAINTENANCE DUTIES CUSTOMARY OF AN OWNER, IN EACH CASE IN ACCORDANCE WITH GGP’S PRACTICES AS OF THE DISTRIBUTION DATE.

B.            RECOMMEND TO SPINCO FROM TIME TO TIME PROCEDURES WITH RESPECT TO SPINCO’S PROPERTIES AS PERSONNEL MAY DEEM ADVISABLE FOR THE MORE EFFICIENT AND ECONOMIC MANAGEMENT AND OPERATION THEREOF AND IN ACCORDANCE WITH GGP’S PRACTICES AS OF THE DISTRIBUTION DATE.

C.            PER SPINCO’S DIRECTION, IMPLEMENT AND EXECUTE ON BEHALF OF SPINCO THE STRATEGIC PLAN AND DIRECTION FOR EACH SPINCO PROPERTY IN ACCORDANCE WITH GGP’S PRACTICES AS OF THE DISTRIBUTION DATE

D.            PER SPINCO’S DIRECTION, FOCUS ON THE CUSTOMER EXPERIENCE, MERCHANDISING, OPERATIONS, CAPITAL SPENDING, AND THE POSITIONING WITH RESPECT TO SPINCO’S PROPERTIES IN THEIR RESPECTIVE MARKETS ON BEHALF OF SPINCO IN ACCORDANCE WITH GGP’S PRACTICES AS OF THE DISTRIBUTION DATE.

E.              DEVELOP AND MANAGE PROPERTY FINANCIAL PLANS ON BEHALF OF SPINCO, INCLUDING BUDGETS, FORECASTS, CASH FLOWS AND CAPITAL PLANNING IN ACCORDANCE WITH GGP’S PRACTICES AS OF THE DISTRIBUTION DATE.

F.              PER SPINCO’S DIRECTION, APPROVE ORDINARY CAPITAL EXPENDITURES ON BEHALF OF SPINCO IN ACCORDANCE WITH GGP’S PRACTICES AS OF THE DISTRIBUTION DATE.

G.            MANAGE BUSINESS RELATIONSHIPS WITH RETAILERS, PARTNERS, AND OTHER COMMUNITY BUSINESS LEADERS ON BEHALF OF SPINCO IN ACCORDANCE WITH GGP’S PRACTICES AS OF THE DISTRIBUTION DATE.

H.            MANAGE VENDOR RELATIONSHIPS (E.G., SNOW REMOVAL, SECURITY, ETC.) ON BEHALF OF SPINCO, INCLUDING NATIONAL CONTRACTS AND PROPERTY-SPECIFIC CONTRACTS IN ACCORDANCE WITH GGP’S PRACTICES AS OF THE DISTRIBUTION DATE.

I.                 OVERSEE SECURITY AND MAINTENANCE, INCLUDING THE USE OF VEHICLES, FOR EACH OF SPINCO’S PROPERTIES TO ENSURE APPROPRIATE COVERAGE IN ACCORDANCE WITH GGP’S PRACTICES AS OF THE DISTRIBUTION DATE.

J.              PER SPINCO’S DIRECTION, DEVELOP AND IMPLEMENT SPECIAL EVENTS AND MARKETING PROGRAMS (NATIONAL AND LOCAL) FOR EACH OF SPINCO’S PROPERTIES IN ACCORDANCE WITH GGP’S PRACTICES AS OF THE DISTRIBUTION DATE.

K.            PER SPINCO’S DIRECTION, MANAGE MEDIA RELATIONSHIPS AT THE PROPERTY LEVEL, INCLUDING CRISIS MANAGEMENT SERVICES, IN ACCORDANCE WITH GGP’S PRACTICES AS OF THE DISTRIBUTION DATE.

L.             MANAGE THE GIFT CARD PROGRAM ON BEHALF OF SPINCO IN ACCORDANCE WITH GGP’S PRACTICES AS OF THE DISTRIBUTION DATE.

2.                                       PRICING:  SPINCO SHALL PAY TO GGP A SERVICE CHARGE FOR EACH SERVICE EQUAL TO THE SUM OF (A) THE PRODUCT OF (I) THE COST MULTIPLIER MULTIPLIED BY (II) THE APPLICABLE SERVICE RESOURCE COST PLUS (B) THE AMOUNT OF ANY OUT-OF-POCKET EXPENSES INCURRED WITH RESPECT TO SUCH SERVICE.

3.                                       DURATION OF SERVICES:  ANY INDIVIDUAL SERVICE IN THIS SECTION A SHALL TERMINATE UPON THE EARLIEST TO OCCUR OF (A) 9 MONTHS FOLLOWING THE DISTRIBUTION DATE, (B) FIVE DAYS FOLLOWING WRITTEN NOTICE OF TERMINATION OF SUCH SERVICES BY SPINCO TO GGP AND (C) THE APPLICABLE TERMINATION DATE PURSUANT TO ARTICLE IX OF THE AGREEMENT.  GGP AGREES TO USE APPROPRIATE AND REASONABLE EFFORTS, AS MUTUALLY AGREED UPON BY THE PARTIES AND AT SPINCO’S COST, TO ENSURE THAT ANY TERMINATED SERVICE IS INTEGRATED INTO SPINCO’S BROADER BUSINESS PROCESSES.

4.                                       SERVICE MANAGERS:  ALL COMMUNICATIONS RELATED TO THE DELIVERY OF THE SERVICES SHALL BE COORDINATED

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THROUGH THE RESPECTIVE SERVICE MANAGERS OF GGP AND SPINCO.  THE INITIAL SERVICE MANAGERS OF GGP AND SPINCO SHALL BE AS SET FORTH ON THE ATTACHMENT HERETO.

B.                                    NATIONAL OPERATIONS

1.                                       SERVICES:

A.            PROVIDE CAPITAL SUPPORT AND OVERSIGHT ON BEHALF OF SPINCO, INCLUDING MAINTENANCE OF CAPEX APPLICATION SUPPORTING APPROVAL DOCUMENTATION REQUIREMENTS, AS WELL  AS RELATED SOX DOCUMENTATION, IN ACCORDANCE WITH GGP’S PRACTICES AS OF THE DISTRIBUTION DATE.

B.            PROVIDE PROJECT MANAGEMENT OF CAPITAL PROJECTS IN COLLABORATION WITH ASSET MANAGEMENT/DESIGN AND CONSTRUCTION MANAGEMENT ON BEHALF OF SPINCO AND IN ACCORDANCE WITH GGP’S PRACTICES AS OF THE DISTRIBUTION DATE.

C.            MAINTAIN ASSET CONDITION RECORDS, METRICS, AND SUBJECT MATTER COORDINATION ACROSS ASSET CATEGORIES ON BEHALF OF SPINCO AND IN ACCORDANCE WITH GGP’S PRACTICES AS OF THE DISTRIBUTION DATE.

D.            MANAGE NATIONAL CONTRACTS (E.G., JANITORIAL, UTILITIES, TRASH AND RECYCLING, VERTICAL TRANSPORTATION MAINTENANCE, LIGHTING, ETC.), INCLUDING TRANSITION OF EXISTING CONTRACTS AND/OR SECURING NEW CONTRACTS AS REQUESTED BY SPINCO AND IN ACCORDANCE WITH GGP’S PRACTICES AS OF THE DISTRIBUTION DATE.

E.              MANAGE VENDOR RELATIONS IN COLLABORATION WITH SERVICES IN SECTION A ON BEHALF OF SPINCO AND IN ACCORDANCE WITH GGP’S PRACTICES AS OF THE DISTRIBUTION DATE

F.              SUPPORT OF CLEAN-SAFE-SECURE MINIMUM OPERATING STANDARDS ON BEHALF OF SPINCO AND IN ACCORDANCE WITH GGP’S PRACTICES AS OF THE DISTRIBUTION DATE.

G.            AS REQUESTED BY SPINCO, PROVIDE CONSULTATION TO MALL TEAMS REGARDING LOCAL SERVICE CONTRACTS IN ACCORDANCE WITH GGP’S PRACTICES AS OF THE DISTRIBUTION DATE.

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H.            PROVIDE CRISIS SUPPORT AND NATURAL DISASTER MANAGEMENT SERVICES ON BEHALF OF SPINCO, IN ACCORDANCE WITH GGP’S PRACTICES AS OF THE DISTRIBUTION DATE.

I.                 SECURITY PROGRAM MANAGEMENT IN COLLABORATION WITH SERVICES IN SECTION A, INCLUDING TRANSITION OF EXISTING CONTRACTS AND/OR SECURING NEW CONTRACTS AS NEEDED., ON BEHALF OF SPINCO AND IN ACCORDANCE WITH GGP’S PRACTICES AS OF THE DISTRIBUTION DATE.

J.              AS REQUESTED BY SPINCO, PROVIDE SPECIFIC EVENT SECURITY PROCUREMENT AND MANAGEMENT IN ACCORDANCE WITH GGP’S PRACTICES AS OF THE DISTRIBUTION DATE.

K.            COORDINATE AND DIRECT THE OUTSOURCING OF TENANT LIGHT AND POWER SETTLEMENTS TO A THIRD PARTY SERVICE PROVIDER.  GGP WILL REVIEW AND APPROVE (IN CONSULTATION WITH SPINCO) THE SETTLEMENT CALCULATIONS PREPARED BY SUCH SERVICE PROVIDER.  GGP WILL ASSIST IN FORECASTING ENERGY COSTS BASED ON CONSUMPTION PATTERN.  GGP WILL ADVISE/RECOMMEND NEW PROCUREMENT AGREEMENTS AS APPLICABLE.

L.             AS REQUESTED BY SPINCO, CONDUCT ENERGY CONSERVATION PROGRAMS FOR SPINCO PROPERTIES IN ACCORDANCE WITH GGP’S PRACTICES AS OF THE DISTRIBUTION DATE.

M.          AS REQUESTED BY SPINCO, PROVIDE PROCUREMENT SERVICES AND SUPPORT  IN ACCORDANCE WITH GGP’S PRACTICES AS OF THE DISTRIBUTION DATE.

N.            AS REQUESTED BY SPINCO, PROVIDE EXPENSE BUDGET GUIDANCE, OVERSIGHT AND ANALYSIS IN ACCORDANCE WITH GGP’S PRACTICES AS OF THE DISTRIBUTION DATE.

2.                                       PRICING:  SPINCO SHALL PAY TO GGP A SERVICE CHARGE FOR EACH SERVICE EQUAL TO THE SUM OF (A) THE PRODUCT OF (I) THE COST MULTIPLIER MULTIPLIED BY (II) THE APPLICABLE SERVICE RESOURCE COST PLUS (B) THE AMOUNT OF ANY OUT-OF-POCKET EXPENSES INCURRED WITH RESPECT TO SUCH SERVICE.

3.                                       DURATION OF SERVICES:  ANY INDIVIDUAL SERVICE IN THIS SECTION B SHALL TERMINATE UPON THE EARLIEST TO OCCUR OF (A) 9 MONTHS FOLLOWING THE DISTRIBUTION, (B) FIVE DAYS

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FOLLOWING WRITTEN NOTICE OF TERMINATION OF SUCH SERVICES BY SPINCO TO GGP AND (C) THE APPLICABLE TERMINATION DATE PURSUANT TO ARTICLE IX OF THE AGREEMENT.  GGP AGREES TO USE APPROPRIATE AND REASONABLE EFFORTS, AS MUTUALLY AGREED UPON BY THE PARTIES AND AT SPINCO’S COST, TO ENSURE THAT ANY TERMINATED SERVICE IS INTEGRATED INTO SPINCO’S BROADER BUSINESS PROCESSES.

4.                                       SERVICE MANAGERS:  ALL COMMUNICATIONS RELATED TO THE DELIVERY OF THE SERVICES SHALL BE COORDINATED THROUGH THE RESPECTIVE SERVICE MANAGERS OF GGP AND SPINCO.  THE INITIAL SERVICE MANAGERS OF GGP AND SPINCO SHALL BE AS SET FORTH ON THE ATTACHMENT HERETO.

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DEVELOPMENT

Project Development

5.                                       SERVICES:

A.            AS REQUESTED BY SPINCO, PARTICIPATE IN TRANSITION MEETINGS TO DISCUSS HISTORICAL, CURRENT, OR FUTURE DEVELOPMENT PROJECTS FOR ANY AND ALL SPINCO PROPERTIES IN A TIMELY MANNER.

B.            AS REQUESTED BY SPINCO, SHARE WITH SPINCO INFORMATION REGARDING HISTORICAL PROJECT INFORMATION, CURRENT DEVELOPMENT PLANS AND FILES, VENDOR INFORMATION, PERMITS, AND ALL OTHER SUCH APPLICABLE INFORMATION IN A TIMELY MANNER.

C.            AS REQUESTED BY SPINCO, COOPERATE AND PROVIDE INFORMATION TO SPINCO IN CONNECTION WITH ANY OF ITS PROPOSED OR FUTURE DEVELOPMENTS IN A TIMELY MANNER.

D.            AS REQUESTED BY SPINCO, PROVIDE GENERAL SUPPORT IN A TIMELY MANNER FOR PROPERTY-LEVEL DEVELOPMENT ACTIVITIES, WITH AN EMPHASIS ON THOSE ACTIVITIES INVOLVING PUBLIC OR THIRD PARTY APPROVALS.

6.                                       PRICING:  SPINCO SHALL PAY TO GGP A SERVICE CHARGE FOR EACH SERVICE EQUAL TO THE SUM OF (A) THE PRODUCT OF (I) THE COST MULTIPLIER MULTIPLIED BY (II) THE APPLICABLE SERVICE RESOURCE COST PLUS (B) THE AMOUNT OF ANY OUT-OF-POCKET EXPENSES INCURRED WITH RESPECT TO SUCH SERVICE.

7.                                       DURATION OF SERVICES:  THE OBLIGATION OF GGP TO PERFORM ANY INDIVIDUAL SERVICE DESCRIBED IN OR CONTEMPLATED BY THIS SECTION A SHALL TERMINATE UPON THE EARLIEST TO OCCUR OF (A) 18 MONTHS FOLLOWING THE DISTRIBUTION DATE, (B) FIVE DAYS FOLLOWING WRITTEN NOTICE OF TERMINATION OF SUCH SERVICES BY SPINCO TO GGP AND (C) THE APPLICABLE TERMINATION DATE PURSUANT TO ARTICLE IX OF THE AGREEMENT.  GGP AGREES TO USE APPROPRIATE AND REASONABLE EFFORTS, AS MUTUALLY AGREED UPON BY THE PARTIES AND AT SPINCO’S COST, TO (I) ENSURE THAT ANY TERMINATED SERVICE IS INTEGRATED INTO SPINCO’S BROADER

BUSINESS PROCESSES AND/OR (II) COMPLETE ANY INDIVIDUAL SERVICE IN THIS SECTION A REQUESTED BY SPINCO PRIOR TO THE TERMINATION DESCRIBED IN THE PRIOR SENTENCE.

8.                                       SERVICE MANAGERS:  ALL COMMUNICATIONS RELATED TO THE DELIVERY OF THE SERVICES SHALL BE COORDINATED THROUGH THE RESPECTIVE SERVICE MANAGERS OF GGP AND SPINCO.  THE INITIAL SERVICE MANAGERS OF GGP AND SPINCO SHALL BE AS SET FORTH ON THE ATTACHMENT HERETO.

Construction Project Management

9.                                       SERVICES:

A.            PROVIDE PROJECT SUPERVISION, INVESTIGATION, PLANNING AND DESIGN SERVICES.

10.                                 PRICING:  SPINCO SHALL PAY TO GGP A SERVICE CHARGE FOR EACH SERVICE EQUAL TO THE SUM OF (A) THE PRODUCT OF (I) THE COST MULTIPLIER MULTIPLIED BY (II) THE APPLICABLE SERVICE RESOURCE COST PLUS (B) THE AMOUNT OF ANY OUT-OF-POCKET EXPENSES INCURRED WITH RESPECT TO SUCH SERVICE.

11.                                 DURATION OF SERVICES:  THE OBLIGATION OF GGP TO PERFORM ANY INDIVIDUAL SERVICE DESCRIBED IN OR CONTEMPLATED BY THIS SECTION B SHALL TERMINATE UPON THE EARLIEST TO OCCUR OF ANY INDIVIDUAL SERVICES IN THIS SECTION B SHALL TERMINATE UPON THE EARLIEST TO OCCUR OF (I) 18 MONTHS FOLLOWING THE DISTRIBUTION DATE, (II) FIVE DAYS FOLLOWING WRITTEN NOTICE OF TERMINATION OF SUCH SERVICES BY SPINCO TO GGP AND (III) THE APPLICABLE TERMINATION DATE PURSUANT TO ARTICLE IX OF THE AGREEMENT.  GGP AGREES TO USE APPROPRIATE AND REASONABLE EFFORTS, AS MUTUALLY AGREED UPON BY THE PARTIES AND AT SPINCO’S COST, TO (I) ENSURE THAT ANY TERMINATED SERVICE IS INTEGRATED INTO SPINCO’S BROADER BUSINESS PROCESSES AND/OR (II) COMPLETE ANY INDIVIDUAL SERVICE IN THIS SECTION B REQUESTED BY SPINCO PRIOR TO THE TERMINATION DESCRIBED IN THE PRIOR SENTENCE.

12.                                 SERVICE MANAGERS:  ALL COMMUNICATIONS RELATED TO THE DELIVERY OF THE SERVICES SHALL BE COORDINATED THROUGH THE RESPECTIVE SERVICE MANAGERS OF GGP AND SPINCO.  THE INITIAL SERVICE MANAGERS OF GGP AND SPINCO SHALL BE AS SET FORTH ON THE ATTACHMENT HERETO.

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C.                                    TENANT COORDINATION

1.                                       SERVICES:

A.            AS REQUESTED BY SPINCO, MANAGE THE EXECUTION OF APPROVED LEASE DEALS, INCLUDING LANDLORD CONSTRUCTION OBLIGATIONS, WITH THE SUPPORT OF THE MALL OPERATIONS TEAM AND IN ACCORDANCE WITH GGP’S PRACTICES AS OF THE DISTRIBUTION DATE.

B.            AS REQUESTED BY SPINCO, REVIEW AND APPROVE ANY TENANT SUBMITTED PLANS IN ACCORDANCE WITH GGP’S PRACTICES AS OF THE DISTRIBUTION DATE.

C.            AS REQUESTED BY SPINCO, FACILITATE THE CONSTRUCTION ACTIVITIES OF TENANTS WITH THE SUPPORT OF THE MALL OPERATIONS TEAM AND IN ACCORDANCE WITH GGP’S PRACTICES AS OF THE DISTRIBUTION DATE.

D.            COORDINATE TENANT LEASE PLAN UPDATES AND LEASE OUTLINE DRAWINGS ON BEHALF OF SPINCO AND  IN ACCORDANCE WITH GGP’S PRACTICES AS OF THE DISTRIBUTION DATE.

E.              MAINTAIN ALL LEASES AND SITE PLANS ON BEHALF OF SPINCO AND IN ACCORDANCE WITH GGP’S PRACTICES AS OF THE DISTRIBUTION DATE.

2.                                       PRICING:  SPINCO SHALL PAY TO GGP A SERVICE CHARGE FOR EACH SERVICE EQUAL TO THE SUM OF (A) THE PRODUCT OF (I) THE COST MULTIPLIER MULTIPLIED BY (II) THE APPLICABLE SERVICE RESOURCE COST PLUS (B) THE AMOUNT OF ANY OUT-OF-POCKET EXPENSES INCURRED WITH RESPECT TO SUCH SERVICE.

3.                                       DURATION OF SERVICES:  THE OBLIGATION OF GGP TO PERFORM ANY INDIVIDUAL SERVICE DESCRIBED IN OR CONTEMPLATED BY THIS SECTION C SHALL TERMINATE UPON THE EARLIEST TO OCCUR OF (A) 18 MONTHS FOLLOWING THE DISTRIBUTION DATE, (B) FIVE DAYS FOLLOWING WRITTEN NOTICE OF TERMINATION OF SUCH SERVICES BY SPINCO TO GGP AND (C) THE APPLICABLE TERMINATION DATE PURSUANT TO ARTICLE IX OF THE AGREEMENT.  GGP AGREES TO USE APPROPRIATE AND REASONABLE EFFORTS, AS MUTUALLY AGREED UPON BY THE PARTIES AND AT SPINCO’S COST, TO (I) ENSURE THAT ANY TERMINATED SERVICE IS INTEGRATED INTO SPINCO’S BROADER BUSINESS PROCESSES AND/OR (II) COMPLETE ANY INDIVIDUAL

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SERVICE IN THIS SECTION C REQUESTED BY SPINCO PRIOR TO THE TERMINATION DESCRIBED IN THE PRIOR SENTENCE.

4.                                       SERVICE MANAGERS:  ALL COMMUNICATIONS RELATED TO THE DELIVERY OF THE SERVICES SHALL BE COORDINATED THROUGH THE RESPECTIVE SERVICE MANAGERS OF GGP AND SPINCO.  THE INITIAL SERVICE MANAGERS OF GGP AND SPINCO SHALL BE AS SET FORTH ON THE ATTACHMENT HERETO.

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EMPLOYEE BENEFIT CONTINUATION

A.                                    GENERAL

1.                                       SERVICES:

A.            CONTINUED PARTICIPATION IN GGP WELFARE BENEFIT PLANS (INCLUDING MEDICAL, DENTAL, VISION, FLEX-SPENDING, LIFE INSURANCE, DISABILITY INSURANCE AND EMPLOYEE ASSISTANCE) UNTIL DECEMBER 31, 2011 ON THE SAME TERMS AND CONDITIONS CURRENTLY IN EFFECT.

B.            COMPLETE CENSUS FOR SPINCO EMPLOYEES, INCLUDING NAME, DATE OF BIRTH, DATE OF HIRE, POSITION OR TITLE, CURRENT SALARY INFORMATION, HOME AND BUSINESS ADDRESS.

C.            PROVIDE COPIES OF LATEST FORM 5500 FOR ALL SPINCO EMPLOYEES AND ALL NOTICES TO SPINCO EMPLOYEES SINCE JANUARY 1, 2011.

2.                                       PRICING:  SPINCO SHALL PAY TO GGP A SERVICE CHARGE FOR EACH SERVICE EQUAL TO THE SUM OF (A) THE PRODUCT OF (I) THE COST MULTIPLIER MULTIPLIED BY (II) THE APPLICABLE SERVICE RESOURCE COST PLUS (B) THE AMOUNT OF ANY OUT-OF-POCKET EXPENSES INCURRED WITH RESPECT TO SUCH SERVICE.

3.                                       DURATION OF SERVICES:  THE OBLIGATION OF GGP TO PERFORM ANY INDIVIDUAL SERVICE DESCRIBED IN OR CONTEMPLATED BY THIS SECTION A SHALL TERMINATE UPON THE EARLIEST TO OCCUR OF (A) 18 MONTHS FOLLOWING THE DISTRIBUTION DATE, (B) FIVE DAYS FOLLOWING WRITTEN NOTICE OF TERMINATION OF SUCH SERVICES BY SPINCO TO GGP AND (C) THE APPLICABLE TERMINATION DATE PURSUANT TO ARTICLE IX OF THE AGREEMENT.  GGP AGREES TO USE APPROPRIATE AND REASONABLE EFFORTS, AS MUTUALLY AGREED UPON BY THE PARTIES AND AT SPINCO’S COST, TO (I) ENSURE THAT ANY TERMINATED SERVICE IS INTEGRATED INTO SPINCO’S BROADER BUSINESS PROCESSES AND/OR (II) COMPLETE ANY INDIVIDUAL SERVICE IN THIS SECTION A REQUESTED BY SPINCO PRIOR TO THE TERMINATION DESCRIBED IN THE PRIOR SENTENCE.

4.                                       SERVICE MANAGERS:  ALL COMMUNICATIONS RELATED TO THE DELIVERY OF THE SERVICES SHALL BE COORDINATED THROUGH THE RESPECTIVE SERVICE MANAGERS OF GGP AND

SPINCO.  THE INITIAL SERVICE MANAGERS OF GGP AND SPINCO SHALL BE AS SET FORTH ON THE ATTACHMENT HERETO.

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HUMAN RESOURCES

A.                                    GENERAL

1.                                       SERVICES:

A.            HUMAN RESOURCES SUPPORT AS REQUESTED BY SPINCO, INCLUDING SERVICES RELATING TO THE TRANSFER OF EMPLOYEES, THE ESTABLISHMENT OF NEW EMPLOYEE BENEFIT PLANS AND OTHER RELATED PAYROLL AND BENEFIT ADVISORY OR ADMINISTRATIVE SERVICES.

2.                                       PRICING:  SPINCO SHALL PAY TO GGP A SERVICE CHARGE FOR EACH SERVICE EQUAL TO THE SUM OF (A) THE PRODUCT OF (I) THE COST MULTIPLIER MULTIPLIED BY (II) THE APPLICABLE SERVICE RESOURCE COST PLUS (B) THE AMOUNT OF ANY OUT-OF-POCKET EXPENSES INCURRED WITH RESPECT TO SUCH SERVICE.

3.                                       DURATION OF SERVICES:  THE OBLIGATION OF GGP TO PERFORM ANY INDIVIDUAL SERVICE DESCRIBED IN OR CONTEMPLATED BY THIS SECTION A SHALL TERMINATE UPON THE EARLIEST TO OCCUR OF (A) 18 MONTHS FOLLOWING THE DISTRIBUTION DATE, (B) FIVE DAYS FOLLOWING WRITTEN NOTICE OF TERMINATION OF SUCH SERVICES BY SPINCO TO GGP AND (C) THE APPLICABLE TERMINATION DATE PURSUANT TO ARTICLE IX OF THE AGREEMENT.  GGP AGREES TO USE APPROPRIATE AND REASONABLE EFFORTS, AS MUTUALLY AGREED UPON BY THE PARTIES AND AT SPINCO’S COST, TO (I) ENSURE THAT ANY TERMINATED SERVICE IS INTEGRATED INTO SPINCO’S BROADER BUSINESS PROCESSES AND/OR (II) COMPLETE ANY INDIVIDUAL SERVICE IN THIS SECTION A REQUESTED BY SPINCO PRIOR TO THE TERMINATION DESCRIBED IN THE PRIOR SENTENCE.

4.                                       SERVICE MANAGERS:  ALL COMMUNICATIONS RELATED TO THE DELIVERY OF THE SERVICES SHALL BE COORDINATED THROUGH THE RESPECTIVE SERVICE MANAGERS OF GGP AND SPINCO.  THE INITIAL SERVICE MANAGERS OF GGP AND SPINCO SHALL BE AS SET FORTH ON THE ATTACHMENT HERETO.

INFORMATION TECHNOLOGY

A.                                    MOBILE COMMUNICATIONS

1.                                       SERVICES:

a.               PROVIDE MOBILE COMMUNICATIONS DEVICES INCLUDING CELL PHONES, SMARTPHONES, AND WIRELESS BROADBAND CARDS IN ACCORDANCE WITH GGP’S PRACTICES AS OF THE DISTRIBUTION DATE.

b.              SET EQUIPMENT STANDARDS, ACQUIRE PLANS AND EQUIPMENT, MONITOR USAGE AND ADJUST PLANS TO MINIMIZE COSTS AND MATCH PLANS TO USAGE PATTERNS IN ACCORDANCE WITH GGP’S PRACTICES AS OF THE DISTRIBUTION DATE.

c.               AS REQUESTED BY SPINCO, NEGOTIATE OVERALL PURCHASING AGREEMENTS WITH VENDORS, PROVIDED THAT THE GGP SERVICE MANAGER SHALL CONSULT WITH THE SPINCO SERVICE MANAGER PRIOR TO MAKING ANY DECISIONS REGARDING CARRIER CHANGES FOR SPINCO.  GGP SHALL HAVE NO AUTHORITY TO LEGALLY BIND SPINCO.

d.     PROVIDE THE TECHNOLOGIES REQUIRED FOR EMAIL INTEGRATION WITH THE ENTERPRISE EXCHANGE SERVER AND SPINCO-OWNED SMARTPHONES IN ACCORDANCE WITH GGP’S PRACTICES AS OF THE DISTRIBUTION DATE.

2.                                       PRICING:  SPINCO SHALL PAY TO GGP A SERVICE CHARGE FOR EACH SERVICE EQUAL TO THE SUM OF (A) THE PRODUCT OF (I) THE COST MULTIPLIER MULTIPLIED BY (II) THE APPLICABLE SERVICE RESOURCE COST PLUS (B) THE AMOUNT OF ANY OUT-OF-POCKET EXPENSES INCURRED WITH RESPECT TO SUCH SERVICE.

3.                                       DURATION OF SERVICES:  THE OBLIGATION OF GGP TO PERFORM ANY INDIVIDUAL SERVICE DESCRIBED IN OR CONTEMPLATED BY THIS SECTION A SHALL TERMINATE UPON THE EARLIEST TO OCCUR OF (A) MARCH 31, 2012, (B) FIVE DAYS FOLLOWING WRITTEN NOTICE OF TERMINATION OF SUCH SERVICES BY SPINCO TO GGP AND (C) THE APPLICABLE TERMINATION DATE PURSUANT TO ARTICLE IX OF THE AGREEMENT.  GGP AGREES TO USE APPROPRIATE AND REASONABLE EFFORTS, AS

MUTUALLY AGREED UPON BY THE PARTIES AND AT SPINCO’S COST, TO (I) ENSURE THAT ANY TERMINATED SERVICE IS INTEGRATED INTO SPINCO’S BROADER BUSINESS PROCESSES AND/OR (II) COMPLETE ANY INDIVIDUAL SERVICE IN THIS SECTION A REQUESTED BY SPINCO PRIOR TO THE TERMINATION DESCRIBED IN THE PRIOR SENTENCE.

4.                                       ADDITIONAL TERMS:  THE SERVICES PROVIDED IN THIS SECTION A SHALL BE SUBJECT TO THE FOLLOWING ADDITIONAL TERMS:

a.               Service Targets

Service Targets
Service	Availability	Support Coverage	Dependencies	Service Level Objective
New Cell Phone Service	Normal Working Hours	New Service can be set up by calling the Service desk	Requester has appropriate management approvals	New equipment can be acquired within the time period specified in the applicable carrier contract
Changes to cellular plans	Normal Working Hours	Requests can be submitted 24 x 7 to the Service desk		Changes to existing plans will take place within the time period specified in the applicable carrier contract

5.                                       SERVICE MANAGERS:  ALL COMMUNICATIONS RELATED TO THE DELIVERY OF THE SERVICES SHALL BE COORDINATED THROUGH THE RESPECTIVE SERVICE MANAGERS OF GGP AND SPINCO.  THE INITIAL SERVICE MANAGERS OF GGP AND SPINCO SHALL BE AS SET FORTH ON THE ATTACHMENT HERETO.

B.                                    END USER SUPPORT AND STANDARDS

1.                                       SERVICES:

a.               SET STANDARDS FOR END USER DEVICES AND SOFTWARE.  THESE STANDARDS SHALL APPLY TO ALL EQUIPMENT AND SOFTWARE ACQUIRED FOR SPINCO IN ACCORDANCE WITH GGP’S PRACTICES AS OF THE DISTRIBUTION DATE.  ALL SUCH EQUIPMENT AND SOFTWARE ACQUIRED FOR SPINCO SHALL BE CHARGED TO SPINCO AND BE SPINCO’S PROPERTY.

b.              ACQUIRE END USER COMPUTING EQUIPMENT AND SOFTWARE FOR SPINCO WHICH ADHERE TO THE STANDARDS IN PLACE IN ACCORDANCE WITH GGP’S PRACTICES AS OF THE DISTRIBUTION DATE.

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c.               AS REQUESTED BY SPINCO, NEGOTIATE OVERALL PURCHASING AGREEMENTS WITH VENDORS WITH WHOM GGP DOES BUSINESS AND CONSULT WITH SPINCO SERVICE MANAGER PRIOR TO MAKING ANY DECISIONS REGARDING STANDARDS OR VENDOR CHANGES FOR SPINCO.  GGP SHALL HAVE NO AUTHORITY TO LEGALLY BIND SPINCO.

d.              PROVIDE A SERVICE DESK WHICH PROVIDES A SINGLE POINT OF CONTACT FOR ANY REQUEST FOR IT SERVICES OR ISSUES WITH SERVICES IN ACCORDANCE WITH GGP’S PRACTICES AS OF THE DISTRIBUTION DATE.  ENSURE THAT A SINGLE PHONE NUMBER CAN BE CALLED TO GET ASSISTANCE.  IN ADDITION, THE USER CAN SUBMIT LESS URGENT REQUESTS VIA EMAIL OR WEBSITE.

e.               ENSURE THAT ALL CALLS ARE LOGGED INTO THE SERVICE DESK SYSTEM AND A TICKET NUMBER ASSIGNED IN ACCORDANCE WITH GGP’S PRACTICES AS OF THE DISTRIBUTION DATE.

f.                 ENSURE THAT SERVICE DESK CALLS ARE ADDRESSED ACCORDING TO THE STANDARD IT RESPONSE TIME MATRIX DEPENDING ON THE CRITICALITY OF THE QUESTION / ISSUE / OUTAGE IN ACCORDANCE WITH GGP’S PRACTICES AS OF THE DISTRIBUTION DATE.

g.              CREATE A STABLE IMAGE FOR EACH OF THE SUPPORTED CLIENT COMPUTING PLATFORMS IN ACCORDANCE WITH GGP’S PRACTICES AS OF THE DISTRIBUTION DATE.  THE IMAGE CONSISTS OF THE OPERATING SYSTEM, UTILITIES AND DRIVERS REQUIRED BY THE OPERATING SYSTEM, AND STANDARD SOFTWARE.  IN ADDITION, OPTIONAL SOFTWARE MAY BE SELECTED TO BE LOADED AS PART OF THE SERVICE.

h.              AS NEW MODELS OF LAPTOP OR DESKTOP COMPUTERS BECOME AVAILABLE, PERSONNEL SHALL TEST THEM AND CREATE IMAGES FOR THOSE THAT BECOME THE NEW STANDARD OFFERINGS IN ACCORDANCE WITH GGP’S PRACTICES AS OF THE DISTRIBUTION DATE.

i.                  PROVIDE VENDOR MANAGEMENT SERVICES FOR ANY THIRD PARTY SERVICE PROVIDERS IN ACCORDANCE WITH GGP’S PRACTICES AS OF THE DISTRIBUTION DATE.

2.                                       PRICING:  SPINCO SHALL PAY TO GGP A SERVICE CHARGE FOR EACH SERVICE EQUAL TO THE SUM OF (A) THE PRODUCT OF (I) THE COST MULTIPLIER MULTIPLIED BY (II) THE APPLICABLE

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SERVICE RESOURCE COST PLUS (B) THE AMOUNT OF ANY OUT-OF-POCKET EXPENSES INCURRED WITH RESPECT TO SUCH SERVICE; PROVIDED, HOWEVER, THAT THE COST MULTIPLIER SHALL BE HELD CONSTANT AT 110% FOR THE TERM OF THIS AGREEMENT WITH RESPECT TO SERVICES IN SUPPORT OF THE JD EDWARDS APPLICATION.

3.                                       DURATION OF SERVICES:  THE OBLIGATION OF GGP TO PERFORM ANY INDIVIDUAL SERVICE DESCRIBED IN OR CONTEMPLATED BY THIS SECTION B WILL BE LIMITED TO EXISTING PLATFORMS AND SHALL TERMINATE UPON THE EARLIEST TO OCCUR OF (A) 18 MONTHS FOLLOWING THE DISTRIBUTION DATE, (B) FIVE DAYS FOLLOWING WRITTEN NOTICE OF TERMINATION OF SUCH SERVICES BY SPINCO TO GGP AND (C) THE APPLICABLE TERMINATION DATE PURSUANT TO ARTICLE IX OF THE AGREEMENT.  GGP AGREES TO USE APPROPRIATE AND REASONABLE EFFORTS, AS MUTUALLY AGREED UPON BY THE PARTIES AND AT SPINCO’S COST, TO (I) ENSURE THAT ANY TERMINATED SERVICE IS INTEGRATED INTO SPINCO’S BROADER BUSINESS PROCESSES AND/OR (II) COMPLETE ANY INDIVIDUAL SERVICE IN THIS SECTION B REQUESTED BY SPINCO PRIOR TO THE TERMINATION DESCRIBED IN THE PRIOR SENTENCE.

4.                                       ADDITIONAL TERMS:  THE SERVICES PROVIDED IN THIS SECTION B SHALL BE SUBJECT TO THE FOLLOWING ADDITIONAL TERMS:

a.               Service Targets

Service Targets
Service	Availability	Support Coverage	Dependencies	Service Level Objective
Emergency Response	Available during all scheduled Production work hours	A support person will receive message and return call	Support person has means to receive problem call during off hours (Pager, cell phone)	100% of calls answered or returned according to Priority Matrix
Phone Response	12 x 5	A live person will answer the phone or respond to messages.	Adequate staffing to cover support hours	100% of calls answered or returned according to Priority Matrix
Problem Resolution	According to priority matrix	A live person will be available to respond to messages at all times	Need to educate Service desk personnel on setting of priorities	Response time and escalation 100% in compliance with priority matrix

5.                                       SERVICE MANAGERS:  ALL COMMUNICATIONS RELATED TO THE DELIVERY OF THE SERVICES SHALL BE COORDINATED THROUGH THE RESPECTIVE SERVICE MANAGERS OF GGP AND SPINCO.  THE INITIAL SERVICE MANAGERS OF GGP AND SPINCO SHALL BE AS SET FORTH ON THE ATTACHMENT HERETO.

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C.                                    ELECTRONIC MAIL SERVICE SUPPORT

1.                                       SERVICES:

a.               PROVIDE ELECTRONIC MAIL, INCLUDING CLIENT EMAIL PACKAGE (MICROSOFT OUTLOOK), ENTERPRISE EMAIL INFRASTRUCTURE (MICROSOFT EXCHANGE), ANTI-VIRUS AND SPAM FILTERING SERVICES, AND INTERNET EMAIL GATEWAY SERVICES.

b.              PROVIDE SUPPORT FOR THE OUTLOOK CLIENT SOFTWARE ONLY FOR THOSE SERVICES THAT ARE BUSINESS RELATED.  FOR EXAMPLE, IF A USER IS HAVING DIFFICULTY CONFIGURING THEIR MAIL CLIENT TO WORK WITH A NON-SPINCO/NON-GGP EMAIL SERVICE, THE SERVICE DESK SHALL NOT BE OBLIGATED TO HELP.

c.               PERSONNEL SHALL PROVIDE A SPAM FILTERING SERVICE DESIGNED TO LET IN LEGITIMATE EMAIL AND EXCLUDE “SPAM.”

d.              AS REQUESTED BY SPINCO, PROVIDE VENDOR MANAGEMENT SERVICES FOR ANY THIRD PARTY SERVICE PROVIDERS.

2.                                       PRICING:  SPINCO SHALL PAY TO GGP A SERVICE CHARGE FOR EACH SERVICE EQUAL TO THE SUM OF (A) THE PRODUCT OF (I) THE COST MULTIPLIER MULTIPLIED BY (II) THE APPLICABLE SERVICE RESOURCE COST PLUS (B) THE AMOUNT OF ANY OUT-OF-POCKET EXPENSES INCURRED WITH RESPECT TO SUCH SERVICE.

3.                                       DURATION OF SERVICES:  THE OBLIGATION OF GGP TO PERFORM ANY INDIVIDUAL SERVICE DESCRIBED IN OR CONTEMPLATED BY THIS SECTION C SHALL TERMINATE UPON THE EARLIEST TO OCCUR OF (A) 18 MONTHS FOLLOWING THE DISTRIBUTION DATE, (B) FIVE DAYS FOLLOWING WRITTEN NOTICE OF TERMINATION OF SUCH SERVICES BY SPINCO TO GGP AND (C) THE APPLICABLE TERMINATION DATE PURSUANT TO ARTICLE IX OF THE AGREEMENT.  GGP AGREES TO USE APPROPRIATE AND REASONABLE EFFORTS, AS MUTUALLY AGREED UPON BY THE PARTIES AND AT SPINCO’S COST, TO (I) ENSURE THAT ANY TERMINATED SERVICE IS INTEGRATED INTO SPINCO’S BROADER BUSINESS PROCESSES AND/OR (II) COMPLETE ANY INDIVIDUAL SERVICE IN THIS SECTION C REQUESTED BY SPINCO PRIOR TO THE TERMINATION DESCRIBED IN THE PRIOR SENTENCE.

4.                                       ADDITIONAL TERMS:  THE SERVICES PROVIDED IN THIS SECTION C SHALL BE SUBJECT TO THE FOLLOWING ADDITIONAL TERMS:

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a.               Service Targets

Service Targets
Service	Availability	Support Coverage	Dependencies	Service Level Objective
Internal Electronic Mail accessibility	24 x 7	Subject to response time matrix. Monitoring software is continually testing the availability of this Service	Need monitoring software in place to test Email Service and alert Service desk of outage	Electronic Mail facility is available 99.9% of the time
Email outage notification	24 x 7	Notice of Email outage will be issued 24 x 7 according to the severity matrix	Service desk and monitoring processes must be designed to support this Service	Outage notification is issued as soon as reasonably practicable following an outage detection. A second notice will be sent when Service is restored

5.                                       SERVICE MANAGERS:  ALL COMMUNICATIONS RELATED TO THE DELIVERY OF THE SERVICES SHALL BE COORDINATED THROUGH THE RESPECTIVE SERVICE MANAGERS OF GGP AND SPINCO.  THE INITIAL SERVICE MANAGERS OF GGP AND SPINCO SHALL BE AS SET FORTH ON THE ATTACHMENT HERETO.

D.                                    ACCESS TO SHARED RESOURCES / INTRANET

1.                                       SERVICES:

a.               CREATE, MAINTAIN AND PROVIDE ACCESS TO SHARED RESOURCES FOR THE ENTERPRISE IN ACCORDANCE WITH GGP’S PRACTICES AS OF THE DISTRIBUTION DATE.  SPECIFICALLY, THESE SHARED RESOURCES SHALL INCLUDE SECURE ACCESS TO SPACE ON SERVERS, PRINTERS, ELECTRONIC MAIL, INTRANET AND INTERNET PORTALS, AND INTERNET CONNECTIONS.

b.     DETECT, TROUBLESHOOT AND REPAIR THE INTRANET WHEN DEGRADED PERFORMANCE OR OUTRIGHT FAILURE OCCURS, INCLUDING PROVIDING FOR APPROPRIATE NOTIFICATION OF OUTAGES AND THEIR EXPECTED DURATION, PROVISION OF WORKAROUNDS, AND COORDINATION OF EFFORTS OF THIRD PARTY PROVIDERS IN THE RESOLUTION IN ACCORDANCE WITH GGP’S PRACTICES AS OF THE DISTRIBUTION DATE.

c.               MONITOR AND MANAGE NETWORK AND OTHER RESOURCES TO ENSURE THAT THE SERVICES ARE AVAILABLE AND MEETING THE NEEDS OF THE USER COMMUNITY.

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d.              ADMINISTRATIVE SERVICES SHALL BE MADE AVAILABLE TO ASSIST IN THE APPROPRIATE USE AND SETUP OF THE SERVICES IN ACCORDANCE WITH GGP’S PRACTICES AS OF THE DISTRIBUTION DATE.  THE RESPONSE TIMES FOR ASSISTANCE SHALL BE THE SAME AS THOSE LAID OUT IN THE SERVICE DESK SECTION OF THIS DOCUMENT.

e.               AS REQUESTED BY SPINCO, PROVIDE VENDOR MANAGEMENT SERVICES FOR ANY THIRD PARTY SERVICE PROVIDERS.

2.                                       PRICING:  SPINCO SHALL PAY TO GGP A SERVICE CHARGE FOR EACH SERVICE EQUAL TO THE SUM OF (A) THE PRODUCT OF (I) THE COST MULTIPLIER MULTIPLIED BY (II) THE APPLICABLE SERVICE RESOURCE COST PLUS (B) THE AMOUNT OF ANY OUT-OF-POCKET EXPENSES INCURRED WITH RESPECT TO SUCH SERVICE.

3.                                       DURATION OF SERVICES:  THE OBLIGATION OF GGP TO PERFORM ANY INDIVIDUAL SERVICE DESCRIBED IN OR CONTEMPLATED BY THIS SECTION D SHALL TERMINATE UPON THE EARLIEST TO OCCUR OF (A) 18 MONTHS FOLLOWING THE DISTRIBUTION DATE, (B) FIVE DAYS FOLLOWING WRITTEN NOTICE OF TERMINATION OF SUCH SERVICES BY SPINCO TO GGP AND (C) THE APPLICABLE TERMINATION DATE PURSUANT TO ARTICLE IX OF THE AGREEMENT.  GGP AGREES TO USE APPROPRIATE AND REASONABLE EFFORTS, AS MUTUALLY AGREED UPON BY THE PARTIES AND AT SPINCO’S COST, TO (I) ENSURE THAT ANY TERMINATED SERVICE IS INTEGRATED INTO SPINCO’S BROADER BUSINESS PROCESSES AND/OR (II) COMPLETE ANY INDIVIDUAL SERVICE IN THIS SECTION D REQUESTED BY SPINCO PRIOR TO THE TERMINATION DESCRIBED IN THE PRIOR SENTENCE.

4.                                       ADDITIONAL TERMS:  THE SERVICES PROVIDED IN THIS SECTION D SHALL BE SUBJECT TO THE FOLLOWING ADDITIONAL TERMS:

a.               Service Targets

Service Targets
Service	Availability	Support Coverage	Dependencies	Service Level Objective
Access to Shared Drives	24 x 7	Access to Service desk for issues, questions		Able to access shared drives 99.9% of the time

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Service Targets
Service	Availability	Support Coverage	Dependencies	Service Level Objective
Administration of Shared Drives	Normal Business Hours	New directories or changes to directory security can be made. Changes to disk allocations can be made		New directories, security changes and disk allocations can be made within an agreed upon, commercially reasonable timeframe
Capacity management	Normal Business Hours	Disk space utilization will be proactively monitored and supplemented without user involvement	Monitoring tools need to be in place. Authority to procure additional storage must be secured	10% excess storage in reserve or on order at all times
Troubleshoot equipment or quality issues	Normal Business Hours	IT or third party arrives at printer location to repair		1 business day response from first call

5.                                       SERVICE MANAGERS:  ALL COMMUNICATIONS RELATED TO THE DELIVERY OF THE SERVICES SHALL BE COORDINATED THROUGH THE RESPECTIVE SERVICE MANAGERS OF GGP AND SPINCO.  THE INITIAL SERVICE MANAGERS OF GGP AND SPINCO SHALL BE AS SET FORTH ON THE ATTACHMENT HERETO.

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E.             TELECOMMUNICATIONS SERVICES

1.             SERVICES:

a.     PROVIDE A WIDE AREA NETWORK (“WAN”) FOR SPINCO.  ALL SPINCO OFFICES ARE CONNECTED BY A WAN TO ENABLE ACCESS TO SHARED RESOURCES IN CHICAGO AND OTHER LOCATIONS.  THE INFRASTRUCTURE AND APPLICATION ARCHITECTURES ARE SUCH THAT IF THE NETWORK OR ANY LINK IS DOWN FOR ANY PERIOD OF TIME, MANY PEOPLE ARE UNABLE TO COMPLETE THEIR WORK.

b.     DETECT, TROUBLESHOOT AND REPAIR TELECOMMUNICATIONS SERVICES WHEN DEGRADED PERFORMANCE OR OUTRIGHT FAILURE OCCURS, INCLUDING APPROPRIATE NOTIFICATION OF OUTAGES AND THEIR EXPECTED DURATION, PROVISION OF WORKAROUNDS, AND COORDINATION OF EFFORTS OF THIRD PARTY PROVIDERS IN THE RESOLUTION IN ACCORDANCE WITH GGP’S PRACTICES AS OF THE DISTRIBUTION DATE.

c.     MONITOR THE CAPACITY TO ENSURE THAT THE SERVICES ARE AVAILABLE AND MEETING THE NEEDS OF THE USER COMMUNITY IN ACCORDANCE WITH GGP’S PRACTICES AS OF THE DISTRIBUTION DATE.

d.     PROVIDE CONNECTIVITY TO THE INTERNET FOR ALL SPINCO USERS AT THE SAME SERVICE LEVELS AND PERFORMANCE AS FOR GGP USERS IN ACCORDANCE WITH GGP’S PRACTICES AS OF THE DISTRIBUTION DATE.

e.     PROVIDE OFFICE PHONES, VOICEMAIL AND ALL MOVES, ADDS, AND CHANGES ASSOCIATED WITH THEM AS REQUESTED BY SPINCO AND IN ACCORDANCE WITH GGP’S PRACTICES AS OF THE DISTRIBUTION DATE.  NEW EQUIPMENT PURCHASED POST DISTRIBUTION DATE WILL BE PAID FOR BY ROUSE PROPERTIES INC.

f.      PROVIDE TELECOMMUNICATIONS STRATEGY AND PLANNING, INCLUDING COORDINATION WITH THE LOCAL IT SITE MANAGEMENT AND BUSINESS MANAGEMENT REQUIRED TO SUCCESSFULLY PERFORM THIS FUNCTION IN ACCORDANCE WITH GGP’S PRACTICES AS OF THE DISTRIBUTION DATE.

g.     WORK WITH LOCAL TELECOM PROVIDERS TO ENSURE SMOOTH COORDINATION IN THE EVENT OF LOCATION MOVES, CAPACITY CHANGES OR OTHER MODIFICATIONS IN THE TELECOMMUNICATIONS ENVIRONMENT IN

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ACCORDANCE WITH GGP’S PRACTICES AS OF THE DISTRIBUTION DATE.

h.     PROVIDE VENDOR MANAGEMENT SERVICES AS REQUESTED BY SPINCO FOR ANY THIRD PARTY SERVICE PROVIDERS IN ACCORDANCE WITH GGP’S PRACTICES AS OF THE DISTRIBUTION DATE.

2.             PRICING:  SPINCO SHALL PAY TO GGP A SERVICE CHARGE FOR EACH SERVICE EQUAL TO THE SUM OF (A) THE PRODUCT OF (I) THE COST MULTIPLIER MULTIPLIED BY (II) THE APPLICABLE SERVICE RESOURCE COST PLUS (B) THE AMOUNT OF ANY OUT-OF-POCKET EXPENSES INCURRED WITH RESPECT TO SUCH SERVICE.

3.             DURATION OF SERVICES:  THE OBLIGATION OF GGP TO PERFORM ANY INDIVIDUAL SERVICE DESCRIBED IN OR CONTEMPLATED BY THIS SECTION E SHALL TERMINATE UPON THE EARLIEST TO OCCUR OF (A) 18 MONTHS FOLLOWING THE DISTRIBUTION DATE, (B) FIVE DAYS FOLLOWING WRITTEN NOTICE OF TERMINATION OF SUCH SERVICES BY SPINCO TO GGP AND (C) THE APPLICABLE TERMINATION DATE PURSUANT TO ARTICLE IX OF THE AGREEMENT.  GGP AGREES TO USE APPROPRIATE AND REASONABLE EFFORTS, AS MUTUALLY AGREED UPON BY THE PARTIES AND AT SPINCO’S COST, TO (I) ENSURE THAT ANY TERMINATED SERVICE IS INTEGRATED INTO SPINCO’S BROADER BUSINESS PROCESSES AND/OR (II) COMPLETE ANY INDIVIDUAL SERVICE IN THIS SECTION E REQUESTED BY SPINCO PRIOR TO THE TERMINATION DESCRIBED IN THE PRIOR SENTENCE.

4.             ADDITIONAL TERMS:  THE SERVICES PROVIDED IN THIS SECTION E SHALL BE SUBJECT TO THE FOLLOWING ADDITIONAL TERMS:

a.     Service Targets

Service Targets
Service	Availability	Support Coverage	Dependencies	Service Level Objective
Interoffice connectivity	24 x 7	Access to Service desk for issues, questions	Monitoring software installed.	Network up 99.9% of the time between all locations. All response time tests within benchmark limits
Internet connectivity	24 x 7	Access to Service desk for issues, questions		Connection to Internet up 99%. Performance tests within benchmark limits
New Phone Service	Normal Working Hours	New Service can be set up by calling the Service desk	Available handsets and PBX ports or IP ports.	New Service can be established within 1 business day of notice
Repair for PBX or	Normal Working	Automated	Availability of	Restoration of Service

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Service Targets
Service	Availability	Support Coverage	Dependencies	Service Level Objective
Voicemail Services	Hours	monitoring of Services	Monitoring tools. Appropriate Service agreements with vendors	according to Service desk severity matrix

5.             SERVICE MANAGERS:  ALL COMMUNICATIONS RELATED TO THE DELIVERY OF THE SERVICES SHALL BE COORDINATED THROUGH THE RESPECTIVE SERVICE MANAGERS OF GGP AND SPINCO.  THE INITIAL SERVICE MANAGERS OF GGP AND SPINCO SHALL BE AS SET FORTH ON THE ATTACHMENT HERETO.

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F.             INFORMATION SECURITY SERVICES

1.             SERVICES:

a.     PROVIDE AND OPERATE AN AUTHENTICATION DIRECTORY SERVICE DATABASE.  THE INFORMATION IN THIS DATABASE IS SHARED AMONG APPLICATIONS MINIMIZING THE NEED TO SIGN IN MORE THAN ONCE TO GET WORK DONE IN ACCORDANCE WITH GGP’S PRACTICES AS OF THE DISTRIBUTION DATE.

b.     ADD, CHANGE OR DELETE / INACTIVATE USER INFORMATION TO/FROM THE AUTHENTICATION DIRECTORY IN ACCORDANCE WITH GGP’S PRACTICES AS OF THE DISTRIBUTION DATE.  A KEY PART OF THIS IS ENSURING THAT APPROPRIATE APPROVAL SIGNOFFS HAVE BEEN RECEIVED.  THESE APPROVAL REQUIREMENTS VARY FOR MANY APPLICATIONS IN THE ENVIRONMENT AND MAY ALSO REQUIRE THAT THE AUTHENTICATION AND RIGHTS BE UPDATED IN MULTIPLE SYSTEMS.

c.     SUPPORT THE COMPLIANCE EFFORTS OF SPINCO FOR ALL SERVICES AND SYSTEMS.  SPINCO IS REQUIRED TO COMPLY WITH VARIOUS LAWS INCLUDING SARBANES-OXLEY (SOX).  THERE ARE ALSO INDUSTRY COMPLIANCE INITIATIVES INCLUDING THE PAYMENT CARD INDUSTRY (PCI) STANDARDS FOR THE PROTECTION OF ELECTRONIC PAYMENT INFORMATION FOR COMPANIES ACCEPTING CREDIT OR DEBIT CARDS FOR PAYMENTS.

d.     PROVIDE ONGOING COMPLIANCE SUPPORT, INCLUDING, AS REQUESTED BY SPINCO, MAINTENANCE OF CONTROL PLANS AND OTHER COMPLIANCE DOCUMENTATION, EXECUTION OF COMPLIANT PROCESSES, ADHERENCE TO PROCESS AND SYSTEMS CONTROLS, AND TESTING AS REQUIRED BY THE INTERNAL OR EXTERNAL AUDITORS IN ACCORDANCE WITH GGP’S PRACTICES AS OF THE DISTRIBUTION DATE.  IN ADDITION, GGP SHALL BE EXPECTED TO PARTICIPATE IN ANY SYSTEM OR COMPLIANCE AUDITS REQUIRED BY SPINCO OR SPINCO AUDITORS.

e.     MAINTAIN SOFTWARE, HARDWARE AND PROCESSES TO PROTECT SPINCO SYSTEMS AND NETWORKS FROM EXTERNAL AND INTERNAL ATTACKS BY MALWARE (VIRUSES, TROJANS, WORMS, ETC.) IN ACCORDANCE WITH GGP’S PRACTICES AS OF THE DISTRIBUTION DATE.  FOR EXAMPLE, MALWARE MAY BE INTRODUCED FROM SOURCES OTHER THAN THE EMAIL

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SYSTEM AND SOME OF THESE MAY HAVE NO MEANS OF PROTECTION OTHER THAN MAKING ALL OF THE TARGET SYSTEMS IMPERVIOUS TO ATTACK.

f.      PATCH SPINCO SERVERS AND UPDATE ANTI-VIRUS SIGNATURES IN ACCORDANCE WITH GGP’S PRACTICES AS OF THE DISTRIBUTION DATE.  FOR EXAMPLE, NEW PATCHES ARE ISSUED WEEKLY AND VARY IN THE DEGREE OF THREAT REDUCTION—SOME ARE REQUIRED IMMEDIATELY TO ELIMINATE AN IMMINENT, DESTRUCTIVE THREAT WHILE OTHERS ARE OPTIONAL AND NON-SECURITY RELATED.

g.     REGULARLY UPDATE CLIENT VIRUS SCANNING ENGINES AND ANTI-VIRUS SIGNATURES IN ACCORDANCE WITH GGP’S PRACTICES AS OF THE DISTRIBUTION DATE.

h.     PROVIDE VENDOR MANAGEMENT SERVICES AS REQUESTED BY SPINCO FOR ANY THIRD PARTY SERVICE PROVIDERS IN ACCORDANCE WITH GGP’S PRACTICES AS OF THE DISTRIBUTION DATE.

2.             PRICING:  SPINCO SHALL PAY TO GGP A SERVICE CHARGE FOR EACH SERVICE EQUAL TO THE SUM OF (A) THE PRODUCT OF (I) THE COST MULTIPLIER MULTIPLIED BY (II) THE APPLICABLE SERVICE RESOURCE COST PLUS (B) THE AMOUNT OF ANY OUT-OF-POCKET EXPENSES INCURRED WITH RESPECT TO SUCH SERVICE.

3.             DURATION OF SERVICES:  THE OBLIGATION OF GGP TO PERFORM ANY INDIVIDUAL SERVICE DESCRIBED IN OR CONTEMPLATED BY THIS SECTION F SHALL TERMINATE UPON THE EARLIEST TO OCCUR OF (A) 18 MONTHS FOLLOWING THE DISTRIBUTION DATE, (B) FIVE DAYS FOLLOWING WRITTEN NOTICE OF TERMINATION OF SUCH SERVICES BY SPINCO TO GGP AND (C) THE APPLICABLE TERMINATION DATE PURSUANT TO ARTICLE IX OF THE AGREEMENT.  GGP AGREES TO USE APPROPRIATE AND REASONABLE EFFORTS, AS MUTUALLY AGREED UPON BY THE PARTIES AND AT SPINCO’S COST, TO (I) ENSURE THAT ANY TERMINATED SERVICE IS INTEGRATED INTO SPINCO’S BROADER BUSINESS PROCESSES AND/OR (II) COMPLETE ANY INDIVIDUAL SERVICE IN THIS SECTION F REQUESTED BY SPINCO PRIOR TO THE TERMINATION DESCRIBED IN THE PRIOR SENTENCE.

4.             ADDITIONAL TERMS:  THE SERVICES PROVIDED IN THIS SECTION F SHALL BE SUBJECT TO THE FOLLOWING ADDITIONAL TERMS:

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a.     Service Targets

Service Targets
Service	Availability	Support Coverage	Dependencies	Service Level Objective
Synchronization of Directory information	24 x 7	Directory information consistent and available across platforms	Working integration between disparate systems	All key information available on each supported platform
Add, Change, Delete Users	Normal Business Hours	IT will add the user information to all users where authorized	Approval process in place for each application.	User ID changes completed within 1 business day of receipt of approval in IT
Execute processes in compliance with documented controls	24 x 7	IT personnel will follow all documented control processes	Existing SOX, PCI or other compliance regimes and documentation	100% compliance with control processes. No audit comments related to IT
Update Anti-Virus signatures and scanning engine	Normal Business Hours	IT will maintain a subscription to an update Service for the anti-virus installed on Spinco PC’s	All Spinco PC’s must have an Anti-Virus program installed and operational	Anti-Virus updates must be automatically applied at least once per week

5.             SERVICE MANAGERS:  ALL COMMUNICATIONS RELATED TO THE DELIVERY OF THE SERVICES SHALL BE COORDINATED THROUGH THE RESPECTIVE SERVICE MANAGERS OF GGP AND SPINCO.  THE INITIAL SERVICE MANAGERS OF GGP AND SPINCO SHALL BE AS SET FORTH ON THE ATTACHMENT HERETO.

G.            APPLICATION SUPPORT SERVICES

1.             SERVICES:

THE FOLLOWING SERVICES APPLY ONLY TO THE APPLICATIONS SUPPORTED BY GGP FOR THE BENEFIT OF SPINCO.

a.     IN SUPPORT OF: (I) JD EDWARDS APPLICATION AND INTEGRATIONS; (II) BI APPLICATION AND INTEGRATIONS; AND (III) CUSTOMARY NON-FINANCIAL APPLICATIONS: PROVIDE ACCESS TO SPINCO COMPANY APPLICATIONS TO THE SPINCO EMPLOYEES AS SPINCO MAY REQUEST FROM TIME TO TIME AND IN ACCORDANCE WITH GGP’S PRACTICES AS OF THE DISTRIBUTION DATE.  THE COMPANY MAKES A NUMBER OF KEY APPLICATIONS AVAILABLE TO THE EMPLOYEES.  THESE INCLUDE PACKAGES LIKE JD EDWARDS, BI WAREHOUSE, AND OTHERS.  ACCESS TO THESE MUST BE AVAILABLE WHEN THE EMPLOYEE NEEDS TO USE THEM.  THIS IS TYPICALLY DURING NORMAL BUSINESS HOURS, BUT MAY ALSO INCLUDE EVENINGS AND WEEKENDS.

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b.     IN SUPPORT OF: (I) JD EDWARDS APPLICATION AND INTEGRATIONS; (II) BI APPLICATION AND INTEGRATIONS; AND (III) CUSTOMARY NON-FINANCIAL APPLICATIONS: PROVIDE USER LEVEL SECURITY ACCESS TO APPLICATIONS IN ACCORDANCE WITH GGP’S PRACTICES AS OF THE DISTRIBUTION DATE.  THIS SERVICE SHALL BE EXTENDED TO SPINCO USERS FOR AS LONG AS THE APPLICATION IN QUESTION IS MAINTAINED BY GGP.

c.     IN SUPPORT OF: (I) JD EDWARDS APPLICATION AND INTEGRATIONS; (II) BI APPLICATION AND INTEGRATIONS; AND (III) CUSTOMARY NON-FINANCIAL APPLICATIONS: SUPPORT THE APPLICATION ENVIRONMENT FOR SPINCO FOR THE DURATION OF THE AGREEMENT IN ACCORDANCE WITH GGP’S PRACTICES AS OF THE DISTRIBUTION DATE.  SPINCO SHALL ASSUME RESPONSIBILITY FOR SUPPORT OF ITS APPLICATIONS AS IT CHOOSES TO MIGRATE FROM THOSE IN USE BY GGP TO APPLICATIONS MORE APPROPRIATE TO THE SIZE AND SCOPE OF SPINCO.

d.     IN SUPPORT OF: (I) JD EDWARDS APPLICATION AND INTEGRATIONS; (II) BI APPLICATION AND INTEGRATIONS; AND (III) CUSTOMARY NON-FINANCIAL APPLICATIONS: APPLICATION SUPPORT INCLUDING:

(i)       Routine processing of business transactions.

(ii)      Routine operation of interfaces and batch jobs.

(iii)     Taking actions necessary to restore processing in the event of a system failure (hardware or software).

(iv)     Working with vendors or other partners to troubleshoot or repair “bugs.”

(v)      Routine maintenance of the application environment such as database tuning for performance, backup and restore of files or data, and repair or replacement of hardware components.

(vi)     Working with end users to resolve questions or issues related to the use of features within the application.

(vii)    Working with third party support resources to accomplish any of the above.

e.     IN SUPPORT OF: (I) JD EDWARDS APPLICATION AND INTEGRATIONS; (II) BI APPLICATION AND INTEGRATIONS; AND (III) CUSTOMARY NON-FINANCIAL APPLICATIONS:

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SUPPORT SPINCO IN THESE ELECTRONIC TRANSFERS FOR ALL THIRD PARTIES THAT ARE CURRENTLY SENDING OR RECEIVING ELECTRONIC DATA FROM GGP IN ACCORDANCE WITH GGP’S PRACTICES AS OF THE DISTRIBUTION DATE.

f.      PERSONNEL SHALL PROVIDE A CUSTOMER ADVOCATE TO SERVE AS LIAISON BETWEEN SPINCO APPLICATION USERS AND GGP APPLICATION SUPPORT.

2.             PRICING:  SPINCO SHALL PAY TO GGP A SERVICE CHARGE FOR EACH SERVICE EQUAL TO THE SUM OF (A) THE PRODUCT OF (I) THE COST MULTIPLIER MULTIPLIED BY (II) THE APPLICABLE SERVICE RESOURCE COST PLUS (B) THE AMOUNT OF ANY OUT-OF-POCKET EXPENSES INCURRED WITH RESPECT TO SUCH SERVICE; PROVIDED, HOWEVER, THAT THE COST MULTIPLIER SHALL BE HELD CONSTANT AT 110% FOR THE TERM OF THIS AGREEMENT WITH RESPECT TO SERVICES IN SUPPORT OF THE JD EDWARDS APPLICATION (INCLUDING, FOR THE AVOIDANCE OF DOUBT, THE APPLICABLE SERVICES SET FORTH IN SECTIONS H.1.A THROUGH H.1.E OF THIS SCHEDULE A-10:  INFORMATION TECHNOLOGY SERVICES).

3.             DURATION OF SERVICES:  THE OBLIGATION OF GGP TO PERFORM ANY INDIVIDUAL SERVICE DESCRIBED IN OR CONTEMPLATED BY THIS SECTION G SHALL TERMINATE UPON THE EARLIEST TO OCCUR OF (A) 18 MONTHS FOLLOWING THE DISTRIBUTION DATE, (B) FIVE DAYS FOLLOWING WRITTEN NOTICE OF TERMINATION OF SUCH SERVICES BY SPINCO TO GGP AND (C) THE APPLICABLE TERMINATION DATE PURSUANT TO ARTICLE IX OF THE AGREEMENT.  GGP AGREES TO USE APPROPRIATE AND REASONABLE EFFORTS, AS MUTUALLY AGREED UPON BY THE PARTIES AND AT SPINCO’S COST, TO (I) ENSURE THAT ANY TERMINATED SERVICE IS INTEGRATED INTO SPINCO’S BROADER BUSINESS PROCESSES AND/OR (II) COMPLETE ANY INDIVIDUAL SERVICE IN THIS SECTION G REQUESTED BY SPINCO PRIOR TO THE TERMINATION DESCRIBED IN THE PRIOR SENTENCE.

4.             ADDITIONAL TERMS:  THE SERVICES PROVIDED IN THIS SECTION G SHALL BE SUBJECT TO THE FOLLOWING ADDITIONAL TERMS:

a.     Service Targets

Service Targets
Service	Availability	Support Coverage	Dependencies	Service Level Objective
Remote Access to Applications	24 x 7	Access to Service desk for issues, questions	Connection to Internet. Functioning VPN software. Citrix Server Accessible	Able to access company applications 99.9% of the time

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Timely completion of tasks in applications	24 x 7	Response time issues can be addressed to the Service desk. Monitoring tools provide historical look at performance data and ability to proactively manage performance	Monitoring tool implemented for application servers.	No Service desk calls are received about performance where the root cause is within the Spinco infrastructure.
Move, add or change user application access	Normal Business Hours	User access changes will be initiated through the Service desk		Changes will be made within 1 business day of initial request
Application Troubleshooting	24 X 7	Requests captured in Service desk and prioritized		According to standard Service request matrix
Routine Operations	24 X 7	Provide same level of support as for GGP Users		According to standard Service request matrix

5.             SERVICE MANAGERS:  ALL COMMUNICATIONS RELATED TO THE DELIVERY OF THE SERVICES SHALL BE COORDINATED THROUGH THE RESPECTIVE SERVICE MANAGERS OF GGP AND SPINCO.  THE INITIAL SERVICE MANAGERS OF GGP AND SPINCO SHALL BE AS SET FORTH ON THE ATTACHMENT HERETO.

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H.            APPLICATION DEVELOPMENT AND MAINTENANCE SERVICES

1.             SERVICES: PERSONNEL SHALL PROVIDE THE FOLLOWING SERVICES TO SPINCO EMPLOYEES:

a.     PROVIDE PROJECT MANAGEMENT, PROCESS ENGINEERING / BUSINESS ANALYSIS, APPLICATION ARCHITECTURE AND DEVELOPMENT SERVICES FOR TECHNOLOGY INITIATIVES, AS REQUESTED BY SPINCO AND AGREED TO BY GGP.

b.     PROVIDE APPLICATION MAINTENANCE SERVICES TO SPINCO EMPLOYEES AND DEPARTMENT FOR GGP SUPPORTED APPLICATIONS AS REQUESTED BY SPINCO.

c.     PROVIDE CUSTOM APPLICATION MAINTENANCE IN ACCORDANCE WITH GGP’S PRACTICES AS OF THE DISTRIBUTION DATE.  SPINCO REQUESTS FOR MODIFICATIONS OR SMALL ENHANCEMENTS SHALL BE ADDED TO THE OVERALL GGP REQUEST QUEUE FOR THE MAINTENANCE TEAM.  THE SERVICE MANAGERS SHALL MEET AND AGREE ON THE PRIORITIZATION OF THE REQUESTS WITHIN THE COMPLETE LIST.

d.     FOR THE COMMERCIAL OFF THE SHELF APPLICATION MAINTENANCE, PERSONNEL SHALL PROCURE THE CONTRACTS AND COORDINATE THE SUPPORT ACTIVITIES OF THE SOFTWARE SUPPLIER AS REQUESTED BY SPINCO.  THE SERVICE LEVELS ON THE CONTRACTS SHALL BE THE SAME AS THEY WERE PRIOR TO THE DISTRIBUTION DATE.  IF GGP IS PAYING FOR AN ENHANCED LEVEL OF SERVICE FOR THE GGP SYSTEMS (E.G. “GOLD” OR “PREMIUM”) THEN THAT IS THE LEVEL OF MAINTENANCE THAT SHALL BE PROCURED FOR SPINCO.

2.             PRICING:  SPINCO SHALL PAY TO GGP A SERVICE CHARGE FOR EACH SERVICE EQUAL TO THE SUM OF (A) THE PRODUCT OF (I) THE COST MULTIPLIER MULTIPLIED BY (II) THE APPLICABLE SERVICE RESOURCE COST PLUS (B) THE AMOUNT OF ANY OUT-OF-POCKET EXPENSES INCURRED WITH RESPECT TO SUCH SERVICE.

3.             DURATION OF SERVICES:  THE OBLIGATION OF GGP TO PERFORM ANY INDIVIDUAL SERVICE DESCRIBED IN OR CONTEMPLATED BY THIS SECTION H SHALL TERMINATE UPON THE EARLIEST TO OCCUR OF (A) 18 MONTHS FOLLOWING THE DISTRIBUTION DATE, (B) FIVE DAYS FOLLOWING WRITTEN NOTICE OF TERMINATION OF SUCH SERVICES BY SPINCO TO GGP AND (C) THE APPLICABLE

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TERMINATION DATE PURSUANT TO ARTICLE IX OF THE AGREEMENT.  GGP AGREES TO USE APPROPRIATE AND REASONABLE EFFORTS, AS MUTUALLY AGREED UPON BY THE PARTIES AND AT SPINCO’S COST, TO (I) ENSURE THAT ANY TERMINATED SERVICE IS INTEGRATED INTO SPINCO’S BROADER BUSINESS PROCESSES AND/OR (II) COMPLETE ANY INDIVIDUAL SERVICE IN THIS SECTION H REQUESTED BY SPINCO PRIOR TO THE TERMINATION DESCRIBED IN THE PRIOR SENTENCE.

4.             ADDITIONAL TERMS:  THE SERVICES PROVIDED IN THIS SECTION H SHALL BE SUBJECT TO THE FOLLOWING ADDITIONAL TERMS:

a.     Service Targets

Service Targets
Service	Availability	Support Coverage	Dependencies	Service Level Objective
Custom Application Maintenance	Normal Business Hours	Requests captured in Service desk and prioritized by IT Liaisons		Critical requests (bug fixes) prioritized within 3 days, High within 14 days
Project Management	Normal Business Hours	Project Manager available within two weeks of project approval by IT Steering Committee	Approved budget for project	100% availability within an agreed upon, commercially reasonable timeframe
Process Engineering	Normal Business Hours	Process engineering resource available per the requirements of the project plan		100% availability when needed
Technical Architecture	Normal Business Hours	Architecture resources available per the approved project plan		100% availability when needed
Application Development	Normal Business Hours	Development resources available per the approved project plan		100% availability when needed

5.             SERVICE MANAGERS:  ALL COMMUNICATIONS RELATED TO THE DELIVERY OF THE SERVICES SHALL BE COORDINATED THROUGH THE RESPECTIVE SERVICE MANAGERS OF GGP AND SPINCO.  THE INITIAL SERVICE MANAGERS OF GGP AND SPINCO SHALL BE AS SET FORTH ON THE ATTACHMENT HERETO.

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I.              APPLICATION MIGRATION SERVICES

1.             SERVICES:

a.     AS REQUESTED BY SPINCO, PERSONNEL SHALL ASSIST SPINCO IN THE MIGRATION FROM ITS LEGACY GGP APPLICATIONS TO A NEW SET OF APPLICATIONS APPROPRIATE FOR A COMPANY OF SPINCO’S SCOPE, SCALE AND MISSION.  MIGRATION ASSISTANCE SHALL INCLUDE, BUT NOT BE LIMITED TO:

(i)       Extraction of data from GGP standard systems in a format suitable for conversion to the new application suite.

(ii)      Provision of source code and documentation for interfaces to applications which shall not be replaced by the suite, but shall still need to be integrated with the suite, e.g., CART.

(iii)     Subject matter expert engagements to assist with requirement definition and creation of test plans.  Such assistance shall be limited to expertise not available through other sources including end users and systems providers.

b.     PERSONNEL SHALL, ON A MINIMUM OF TWO MONTH’S’ NOTICE, PROVIDE RESOURCES IN ORDER TO RESPOND IN A TIMELY FASHION TO A MIGRATION TIMELINE TO BE CREATED AND PUBLISHED BY SPINCO AND AGREED UPON BY THE SERVICE MANAGERS WHICH SHALL INCLUDE THE RESOURCES REQUIRED AND THE TIMEFRAME OF THE REQUIREMENT FOR EACH RESOURCE.

2.             PRICING:  SPINCO SHALL PAY TO GGP A SERVICE CHARGE FOR EACH SERVICE EQUAL TO THE SUM OF (A) THE PRODUCT OF (I) THE COST MULTIPLIER MULTIPLIED BY (II) THE APPLICABLE SERVICE RESOURCE COST PLUS (B) THE AMOUNT OF ANY OUT-OF-POCKET EXPENSES INCURRED WITH RESPECT TO SUCH SERVICE.

3.             DURATION OF SERVICES:  THE OBLIGATION OF GGP TO PERFORM ANY INDIVIDUAL SERVICE DESCRIBED IN OR CONTEMPLATED BY THIS SECTION I SHALL TERMINATE UPON THE EARLIEST TO OCCUR OF (A) 18 MONTHS FOLLOWING THE DISTRIBUTION DATE, (B) FIVE DAYS FOLLOWING WRITTEN NOTICE OF TERMINATION OF SUCH SERVICES BY SPINCO TO GGP AND (C) THE APPLICABLE TERMINATION DATE PURSUANT TO ARTICLE IX OF THE AGREEMENT.  GGP AGREES TO USE APPROPRIATE AND REASONABLE EFFORTS, AS MUTUALLY AGREED UPON BY THE

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PARTIES AND AT SPINCO’S COST, TO (I) ENSURE THAT ANY TERMINATED SERVICE IS INTEGRATED INTO SPINCO’S BROADER BUSINESS PROCESSES AND/OR (II) COMPLETE ANY INDIVIDUAL SERVICE IN THIS SECTION I REQUESTED BY SPINCO PRIOR TO THE TERMINATION DESCRIBED IN THE PRIOR SENTENCE.

4.             ADDITIONAL TERMS:  THE SERVICES PROVIDED IN THIS SECTION I SHALL BE SUBJECT TO THE FOLLOWING ADDITIONAL TERMS:

a.     Service Targets

Service Targets
Service	Availability	Support Coverage	Dependencies	Service Level Objective
Application Migration	Normal Business Hours	Required resources will make themselves available for scheduled tasks	Published timeline with resources and timing	An agreed upon, commercially reasonable percentage of resources are available when required per the published timeline

5.             SERVICE MANAGERS:  ALL COMMUNICATIONS RELATED TO THE DELIVERY OF THE SERVICES SHALL BE COORDINATED THROUGH THE RESPECTIVE SERVICE MANAGERS OF GGP AND SPINCO.  THE INITIAL SERVICE MANAGERS OF GGP AND SPINCO SHALL BE AS SET FORTH ON THE ATTACHMENT HERETO.

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J.             DATA CENTER SERVICES

1.             SERVICES:

a.     OPERATION AND MAINTENANCE OF THE SPINCO SERVER AND DATA CENTER ENVIRONMENT.  ALL SYSTEMS AND SERVERS SHALL BE MONITORED IN ACCORDANCE WITH GGP’S PRACTICES AS OF THE DISTRIBUTION DATE.

b.     PERFORM ROUTINE FUNCTIONS SUCH AS BACKUPS, RESTORES, PREVENTIVE MAINTENANCE, DISK MANAGEMENT, CAPACITY AND PERFORMANCE MANAGEMENT ON ALL SERVERS SUPPORTING SPINCO AS REQUESTED BY SPINCO AND IN ACCORDANCE WITH GGP’S PRACTICES AS OF THE DISTRIBUTION DATE.

c.     PROVIDE DATA ARCHIVE, BACKUP AND DATA RESTORATION FOR THE SERVERS IN THE MAIN DATA CENTER AS WELL AS FOR REMOTE SITES.  THE DATA SHALL BE ROTATED OFF-SITE AS REQUIRED BY THE DISASTER RECOVERY PLAN AND IN ACCORDANCE WITH THE GGP DATA BACKUP POLICY.

d.     OVERSEE THE CHANGE MANAGEMENT PROCESS, INCLUDING TESTING AND COORDINATION TO ENSURE THAT CHANGES DO NOT DISRUPT THE OPERATIONAL ENVIRONMENT IN ACCORDANCE WITH GGP’S PRACTICES AS OF THE DISTRIBUTION DATE.

e.     TRACK ALL INFORMATION TECHNOLOGY ASSETS OF THE COMPANY AND PLAN FOR REPLACEMENT, OBSOLESCENCE, AND THE FULL LIFECYCLE OF ASSET MANAGEMENT FROM ACQUISITION TO DISPOSAL IN ACCORDANCE WITH GGP’S PRACTICES AS OF THE DISTRIBUTION DATE.  AS REQUIRED, THE ASSET INFORMATION AND DISPOSITION SHALL BE COORDINATED WITH THE ACCOUNTING DEPARTMENT SO THAT ALL ASSETS VALUATIONS, AMORTIZATION AND WRITE OFFS ARE PROPERLY REFLECTED IN THE FINANCIAL STATEMENTS.

f.      PROVIDE VENDOR MANAGEMENT SERVICES FOR ANY THIRD PARTY SERVICE PROVIDERS AT THE REQUEST OF SPINCO.

2.             PRICING:  SPINCO SHALL PAY TO GGP A SERVICE CHARGE FOR EACH SERVICE EQUAL TO THE SUM OF (A) THE PRODUCT OF (I) THE COST MULTIPLIER MULTIPLIED BY (II) THE APPLICABLE SERVICE RESOURCE COST PLUS (B) THE AMOUNT OF ANY OUT-OF-POCKET EXPENSES INCURRED WITH RESPECT TO SUCH SERVICE.

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3.             DURATION OF SERVICES:  THE OBLIGATION OF GGP TO PERFORM ANY INDIVIDUAL SERVICE DESCRIBED IN OR CONTEMPLATED BY THIS SECTION J SHALL TERMINATE UPON THE EARLIEST TO OCCUR OF (A) 18 MONTHS FOLLOWING THE DISTRIBUTION DATE, (B) FIVE DAYS FOLLOWING WRITTEN NOTICE OF TERMINATION OF SUCH SERVICES BY SPINCO TO GGP AND (C) THE APPLICABLE TERMINATION DATE PURSUANT TO ARTICLE IX OF THE AGREEMENT.  GGP AGREES TO USE APPROPRIATE AND REASONABLE EFFORTS, AS MUTUALLY AGREED UPON BY THE PARTIES AND AT SPINCO’S COST, TO (I) ENSURE THAT ANY TERMINATED SERVICE IS INTEGRATED INTO SPINCO’S BROADER BUSINESS PROCESSES AND/OR (II) COMPLETE ANY INDIVIDUAL SERVICE IN THIS SECTION J REQUESTED BY SPINCO PRIOR TO THE TERMINATION DESCRIBED IN THE PRIOR SENTENCE.

4.             ADDITIONAL TERMS:  THE SERVICES PROVIDED IN THIS SECTION J SHALL BE SUBJECT TO THE FOLLOWING ADDITIONAL TERMS:

a.     Service Targets

Service Targets
Service	Availability	Support Coverage	Dependencies L	Service Level Objective
Troubleshooting and Break / Fix of servers	24 X 7	Issues entered and tracked in Service desk. Resources on-call for critical issues.		Covered standard Service desk severity matrix
Change Testing	Normal Business Hours	All changes will be tested and approved before going into production		100% of changes are tested and approved before going into production
Change Scheduling	Off Hours	All changes will go in at a time that will not impact end users		100% of Changes made during off hours during pre- approved outage window.
Data Backup	24 x 7	Available as needed around the clock	Need a data backup policy.	All systems backed up according to policy.
Asset Tracking	Normal Business Hours	Keep track in database of all IT assets. Assets can be found when required.	Asset Tracking software must be installed and functional.	100% of assets in the hands of employees can be found at will.

5.             SERVICE MANAGERS:  ALL COMMUNICATIONS RELATED TO THE DELIVERY OF THE SERVICES SHALL BE COORDINATED THROUGH THE RESPECTIVE SERVICE MANAGERS OF GGP AND

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SPINCO.  THE INITIAL SERVICE MANAGERS OF GGP AND SPINCO SHALL BE AS SET FORTH ON THE ATTACHMENT HERETO.

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K.                                    NEW CRM/ LEASING PRODUCT(S) FOR DEALMAKER/LICENSEMAKER REPLACEMENT

1.                                       SERVICES:

a.               BASED UPON THE TIMING OF GGP’S PREDEFINED ROLLOUT OF ITS NEW CRM & LEASING SOLUTION , SPINCO WILL HAVE COMPLETE ACCESS AND USE OF THE SOLUTION DURING THE TRANSITION PERIOD AND WILL BE ALLOWED TO USE ALL GGP OWNED CUSTOMIZATIONS AND CODE AT NO COST.  SPINCO AGREES THAT NO GGP OWNED CUSTOMIZATIONS AND CODE CAN BE USED OUTSIDE OF SPINCO WITHOUT GGPS PRIOR WRITTEN APPROVAL.

2.                                       PRICING:  SPINCO SHALL PAY TO GGP A SERVICE CHARGE FOR ONLY THOSE SERVICES SPECIFIC TO SPINCO EQUAL TO THE SUM OF (A) THE PRODUCT OF (I) THE COST MULTIPLIER MULTIPLIED BY (II) THE APPLICABLE SERVICE RESOURCE COST PLUS (B) THE AMOUNT OF ANY OUT-OF-POCKET EXPENSES INCURRED WITH RESPECT TO SUCH SERVICE.

3.                                       DURATION OF SERVICES:  THE OBLIGATION OF GGP TO PERFORM ANY INDIVIDUAL SERVICE DESCRIBED IN OR CONTEMPLATED BY THIS SECTION K SHALL TERMINATE UPON THE EARLIEST TO OCCUR OF (A) 18 MONTHS FOLLOWING THE DISTRIBUTION DATE (B) FIVE DAYS FOLLOWING WRITTEN NOTICE OF TERMINATION OF SUCH SERVICES BY SPINCO TO GGP AND (C) THE APPLICABLE TERMINATION DATE PURSUANT TO ARTICLE IX OF THE AGREEMENT.  GGP AGREES TO USE APPROPRIATE AND REASONABLE EFFORTS, AS MUTUALLY AGREED UPON BY THE PARTIES AND AT SPINCO’S COST, TO (I) ENSURE THAT ANY TERMINATED SERVICE IS INTEGRATED INTO SPINCO’S BROADER BUSINESS PROCESSES AND/OR (II) COMPLETE ANY INDIVIDUAL SERVICE IN THIS SECTION K REQUESTED BY SPINCO PRIOR TO THE TERMINATION DESCRIBED IN THE PRIOR SENTENCE.

4.                                       ADDITIONAL TERMS:  THE SERVICES PROVIDED IN THIS SECTION K SHALL BE SUBJECT TO THE FOLLOWING ADDITIONAL TERMS:

a.               Service Targets

Service Targets
Service	Availability	Support Coverage	Dependencies	Service Level Objective
Application Migration	Normal Business Hours	Required resources will make themselves available for scheduled tasks	Published timeline with resources and timing	100% of resources are available when required per the published timeline

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5.                                       SERVICE MANAGERS:  ALL COMMUNICATIONS RELATED TO THE DELIVERY OF THE SERVICES SHALL BE COORDINATED THROUGH THE RESPECTIVE SERVICE MANAGERS OF GGP AND SPINCO.  THE INITIAL SERVICE MANAGERS OF GGP AND SPINCO SHALL BE AS SET FORTH ON THE ATTACHMENT HERETO.

L.                                     ACCESS TO HISTORICAL INFORMATION

1.                                       SERVICES:

a.               PROVIDE SUPPORT AND ACCESS FOR SPINCO EMPLOYEES TO HISTORICAL INFORMATION TO SUPPORT SPINCO BUSINESS PROCESSES.  THESE PROCESSES INCLUDE LITIGATION SUPPORT, RESPONSES TO INQUIRIES BY TAXING AUTHORITIES AND OTHER AD HOC REQUESTS.

2.                                       PRICING:  SPINCO SHALL PAY TO GGP A SERVICE CHARGE FOR EACH SERVICE EQUAL TO THE SUM OF (A) THE PRODUCT OF (I) THE COST MULTIPLIER MULTIPLIED BY (II) THE APPLICABLE SERVICE RESOURCE COST PLUS (B) THE AMOUNT OF ANY OUT-OF-POCKET EXPENSES INCURRED WITH RESPECT TO SUCH SERVICE.

3.                                       DURATION OF SERVICES:  THE OBLIGATION OF GGP TO PERFORM ANY INDIVIDUAL SERVICE DESCRIBED IN OR CONTEMPLATED BY THIS SECTION L SHALL TERMINATE UPON THE EARLIEST TO OCCUR OF (A) 18 MONTHS FOLLOWING THE DISTRIBUTION DATE, (B) FIVE DAYS FOLLOWING WRITTEN NOTICE OF TERMINATION OF SUCH SERVICES BY SPINCO TO GGP AND (C) THE APPLICABLE TERMINATION DATE PURSUANT TO ARTICLE IX OF THE AGREEMENT.  GGP AGREES TO USE APPROPRIATE AND REASONABLE EFFORTS, AS MUTUALLY AGREED UPON BY THE PARTIES AND AT SPINCO’S COST, TO (I) ENSURE THAT ANY TERMINATED SERVICE IS INTEGRATED INTO SPINCO’S BROADER BUSINESS PROCESSES AND/OR (II) COMPLETE ANY INDIVIDUAL SERVICE IN THIS SECTION L REQUESTED BY SPINCO PRIOR TO THE TERMINATION DESCRIBED IN THE PRIOR SENTENCE.

4.                                       SERVICE MANAGERS:  ALL COMMUNICATIONS RELATED TO THE DELIVERY OF THE SERVICES SHALL BE COORDINATED THROUGH THE RESPECTIVE SERVICE MANAGERS OF GGP AND SPINCO.  THE INITIAL SERVICE MANAGERS OF GGP AND SPINCO SHALL BE AS SET FORTH ON THE ATTACHMENT HERETO.

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INSURANCE

A.                                    LEGACY CLAIMS MANAGEMENT

1.                                       SERVICES:

A.            ASSIST SPINCO IN THE MANAGEMENT OF PROCESSING OF LEGACY INVOICES IN ACCORDANCE WITH GGP’S PRACTICES AS OF THE DISTRIBUTION DATE.  “LEGACY INVOICES” SHALL BE DEFINED AS ALL INVOICES, INCLUDING BUT NOT LIMITED TO INVOICES FOR LEGAL, CONSULTING OR THIRD PARTY ADJUSTING SERVICES RELATING TO ANY INSURANCE CLAIM FOR OR AGAINST ANY SPINCO ENTITY IN WHICH THE EVENT GIVING RISE TO THE CLAIM OCCURRED PRIOR TO THE DISTRIBUTION DATE.  FOR PURPOSES OF CLARITY, GGP SHALL HAVE NO OBLIGATION TO PAY, OR ADVANCE PAYMENT ON BEHALF OF SPINCO, IN RESPECT OF ANY LEGACY INVOICES.

B.            CAUSE THIRD PARTY CLAIMS ADJUSTOR(S) TO MANAGE SPINCO’S LEGACY GENERAL LIABILITY CLAIMS WITH THE OBJECTIVE OF REACHING CLOSURE OF ALL SUCH CLAIMS.  GGP SHALL WORK WITH SUCH THIRD PARTY CLAIMS ADJUSTOR(S) IN ACCORDANCE WITH GGP’S PRACTICES AT THE DISTRIBUTION DATE.  “LEGACY GENERAL LIABILITY CLAIMS” SHALL BE DEFINED AS ALL GENERAL LIABILITY CLAIMS RELATING TO ANY SPINCO ENTITY IN WHICH THE EVENT GIVING RISE TO THE CLAIM OCCURRED PRIOR TO THE DISTRIBUTION DATE.

C.            CAUSE THIRD PARTY CLAIMS ADJUSTOR(S) TO MANAGE SPINCO’S LEGACY WORKERS COMPENSATION CLAIMS WITH THE OBJECTIVE OF REACHING CLOSURE OF ALL SUCH CLAIMS.  GGP SHALL WORK WITH SUCH THIRD PARTY CLAIMS ADJUSTOR(S) IN ACCORDANCE WITH GGP’S PRACTICES AT THE DISTRIBUTION DATE.  “LEGACY WORKERS COMPENSATION CLAIMS” SHALL BE DEFINED AS ALL WORKERS COMPENSATION CLAIMS RELATING TO ANY SPINCO ENTITY IN WHICH THE EVENT GIVING RISE TO THE CLAIM OCCURRED PRIOR TO THE DISTRIBUTION DATE.

D.            AS REQUESTED BY SPINCO, MANAGE CLAIMS AND CONDUCT A FORMAL CLAIM REVIEW ON BEHALF OF SPINCO.  MANAGEMENT OF CLAIMS AND CLAIM REVIEWS SHALL BE

HANDLED IN ACCORDANCE WITH GGP’S PRACTICES AS OF THE DISTRIBUTION DATE.

To the extent that GGP has advanced costs during the adjustment of any Legacy Invoices, any Legacy General Liability Claim, any Legacy Workers Compensation Claim or any other insurance claim, including but not limited to claims for property damage, relating to any Spinco Entity, any insurance recovery resulting from any of the above described claims shall be paid to GGP and Spinco shall have no interests in such payment even if such insurance payment occurs after the Distribution Date.

2.                                       PRICING:  SPINCO SHALL PAY TO GGP A SERVICE CHARGE FOR EACH SERVICE EQUAL TO THE SUM OF (A) THE PRODUCT OF (I) THE COST MULTIPLIER MULTIPLIED BY (II) THE APPLICABLE SERVICE RESOURCE COST PLUS (B) THE AMOUNT OF ANY OUT-OF-POCKET EXPENSES INCURRED WITH RESPECT TO SUCH SERVICE.

3.                                       DURATION OF SERVICES:  THE OBLIGATION OF GGP TO PERFORM ANY INDIVIDUAL SERVICE DESCRIBED IN OR CONTEMPLATED BY THIS SECTION A SHALL TERMINATE AS OF THE DATE THAT ALL LEGACY CLAIMS, INCLUDING FINAL PAYMENTS, RELATED TO SPINCO HAVE BEEN SETTLED OR OTHERWISE FULLY RESOLVED (AS MUTUALLY AGREED IN WRITING BY SPINCO AND GGP).  GGP AGREES TO USE APPROPRIATE AND REASONABLE EFFORTS, AS MUTUALLY AGREED UPON BY THE PARTIES AND AT SPINCO’S COST, TO (I) ENSURE THAT ANY TERMINATED SERVICE IS INTEGRATED INTO SPINCO’S BROADER BUSINESS PROCESSES AND/OR (II) COMPLETE ANY INDIVIDUAL SERVICE IN THIS SECTION A REQUESTED BY SPINCO PRIOR TO THE TERMINATION DESCRIBED IN THE PRIOR SENTENCE.

4.                                       SERVICE MANAGERS:  ALL COMMUNICATIONS RELATED TO THE DELIVERY OF THE SERVICES SHALL BE COORDINATED THROUGH THE RESPECTIVE SERVICE MANAGERS OF GGP AND SPINCO.  THE INITIAL SERVICE MANAGERS OF GGP AND SPINCO SHALL BE AS SET FORTH ON THE ATTACHMENT HERETO.

B.                                    SPECIAL EVENTS REVIEW, RISK ASSESSMENT AND ADVICE

1.                                       SERVICES:

A.            FROM TIME TO TIME, AS REASONABLY REQUESTED BY SPINCO, GGP PERSONNEL SHALL REVIEW ANY APPLICABLE CONTRACTS OF SPINCO FOR INSURANCE REQUIREMENTS AND ASSESS THE RISKS OF SPECIFIC EVENTS IN ACCORDANCE WITH GGP’S PRACTICES AS OF THE DISTRIBUTION DATE.  BASED ON THE RESULTS OF SUCH REVIEW, AND IN

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CONSULTATION WITH SPINCO, GGP PERSONNEL SHALL PLACE SPECIAL EVENTS INSURANCE ON BEHALF OF SPINCO AS NEEDED.

2.                                       PRICING:  SPINCO SHALL PAY TO GGP A SERVICE CHARGE FOR EACH SERVICE EQUAL TO THE SUM OF (A) THE PRODUCT OF (I) THE COST MULTIPLIER MULTIPLIED BY (II) THE APPLICABLE SERVICE RESOURCE COST PLUS (B) THE AMOUNT OF ANY OUT-OF-POCKET EXPENSES INCURRED WITH RESPECT TO SUCH SERVICE.

3.                                       DURATION OF SERVICES:  THE OBLIGATION OF GGP TO PERFORM ANY INDIVIDUAL SERVICE DESCRIBED IN OR CONTEMPLATED BY THIS SECTION B SHALL TERMINATE UPON THE APPLICABLE TERMINATION DATE PURSUANT TO ARTICLE IX OF THE AGREEMENT.  GGP AGREES TO USE APPROPRIATE AND REASONABLE EFFORTS, AS MUTUALLY AGREED UPON BY THE PARTIES AND AT SPINCO’S COST, TO (I) ENSURE THAT ANY TERMINATED SERVICE IS INTEGRATED INTO SPINCO’S BROADER BUSINESS PROCESSES AND/OR (II) COMPLETE ANY INDIVIDUAL SERVICE IN THIS SECTION B REQUESTED BY SPINCO PRIOR TO THE TERMINATION DESCRIBED IN THE PRIOR SENTENCE.

4.                                       SERVICE MANAGERS:  ALL COMMUNICATIONS RELATED TO THE DELIVERY OF THE SERVICES SHALL BE COORDINATED THROUGH THE RESPECTIVE SERVICE MANAGERS OF GGP AND SPINCO.  THE INITIAL SERVICE MANAGERS OF GGP AND SPINCO SHALL BE AS SET FORTH ON THE ATTACHMENT HERETO.

C.                                    SURETY BOND SUPPORT

1.                                       SERVICES:

A.            ASSIST SPINCO IN TRANSITIONING EXISTING SURETY BONDS TO SPINCO (AS APPLICABLE).

B.            PER SPINCO’S DIRECTION, WITH THE ASSISTANCE OF GGP’S THIRD PARTY SURETY BROKER, ASSIST WITH RENEWING SURETY BONDS ON BEHALF OF SPINCO.

C.            ASSIST SPINCO IN SETTING UP NEW SURETY BOND AGREEMENTS AND ISSUING NEW SURETY BONDS AS SPINCO REQUESTS.

D.            PROCESS ALL SURETY BOND INVOICES ON BEHALF OF SPINCO (AS NECESSARY) IN ACCORDANCE WITH GGP’S PRACTICES AS OF THE DISTRIBUTION DATE; PROVIDED, HOWEVER THAT SPINCO SHALL DIRECTLY PAY FOR ALL SURETY BONDS.

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2.                                       PRICING:  SPINCO SHALL PAY TO GGP A SERVICE CHARGE FOR EACH SERVICE EQUAL TO THE SUM OF (A) THE PRODUCT OF (I) THE COST MULTIPLIER MULTIPLIED BY (II) THE APPLICABLE SERVICE RESOURCE COST PLUS (B) THE AMOUNT OF ANY OUT-OF-POCKET EXPENSES INCURRED WITH RESPECT TO SUCH SERVICE.

3.                                       DURATION OF SERVICES:  THE OBLIGATION OF GGP TO PERFORM ANY INDIVIDUAL SERVICE DESCRIBED IN OR CONTEMPLATED BY THIS SECTION C SHALL TERMINATE UPON THE APPLICABLE TERMINATION DATE PURSUANT TO ARTICLE IX OF THE AGREEMENT; PROVIDED, HOWEVER, THAT SPINCO SHALL NOT BE PERMITTED TO TERMINATE ANY SUCH SERVICE PURSUANT TO SECTION 9.01(B)(A) OF THE AGREEMENT.  GGP AGREES TO USE APPROPRIATE AND REASONABLE EFFORTS, AS MUTUALLY AGREED UPON BY THE PARTIES AND AT SPINCO’S COST, TO (I) ENSURE THAT ANY TERMINATED SERVICE IS INTEGRATED INTO SPINCO’S BROADER BUSINESS PROCESSES AND/OR (II) COMPLETE ANY INDIVIDUAL SERVICE IN THIS SECTION C REQUESTED BY SPINCO PRIOR TO THE TERMINATION DESCRIBED IN THE PRIOR SENTENCE.

4.                                       SERVICE MANAGERS:  ALL COMMUNICATIONS RELATED TO THE DELIVERY OF THE SERVICES SHALL BE COORDINATED THROUGH THE RESPECTIVE SERVICE MANAGERS OF GGP AND SPINCO.  THE INITIAL SERVICE MANAGERS OF GGP AND SPINCO SHALL BE AS SET FORTH ON THE ATTACHMENT HERETO.

D.                                    PLACEMENT OF POLICIES / GENERAL SUPPORT

1.                                       SERVICES:

A.            AS REQUESTED BY SPINCO, GGP PERSONNEL SHALL OVERSEE THE PLACEMENT OF SPINCO INSURANCE POLICIES ON BEHALF OF SPINCO, INCLUDING PROPERTY, D&O, FIDUCIARY, CRIME, EMPLOYMENT PRACTICES, WORKERS’ COMPENSATION, GENERAL LIABILITY, WHARFINGER LIABILITY, AUTO, EXCESS / UMBRELLA AND POLLUTION LEGAL LIABILITY INSURANCE PROGRAM PLUS MISCELLANEOUS FLOOD AND D&O POLICIES, IN EACH CASE IN ACCORDANCE WITH GGP’S PRACTICES AS OF THE DISTRIBUTION DATE.

B.            WITH RESPECT TO ALL SPINCO INSURANCE POLICIES AND PROGRAMS THAT ARE PLACED OR IMPLEMENTED AS OF THE DISTRIBUTION DATE, GGP PERSONNEL SHALL DEVELOP APPLICATIONS AND SPECIFICATIONS, SHALL BIND

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COVERAGE, SET UP CLAIMS HANDLING AND TAKE OTHER ACTIONS, IN EACH CASE AS DIRECTED BY SPINCO AND IN ACCORDANCE WITH GGP’S PRACTICES AS OF THE DISTRIBUTION DATE.

2.                                       PRICING:  SPINCO SHALL PAY TO GGP A SERVICE CHARGE FOR EACH SERVICE EQUAL TO THE SUM OF (A) THE PRODUCT OF (I) THE COST MULTIPLIER MULTIPLIED BY (II) THE APPLICABLE SERVICE RESOURCE COST PLUS (B) THE AMOUNT OF ANY OUT-OF-POCKET EXPENSES INCURRED WITH RESPECT TO SUCH SERVICE.

3.                                       DURATION OF SERVICES:  THE OBLIGATION OF GGP TO PERFORM ANY INDIVIDUAL SERVICE DESCRIBED IN OR CONTEMPLATED BY THIS SECTION D SHALL TERMINATE UPON THE EARLIEST TO OCCUR OF (A) DECEMBER 31, 2011, AND (B) THE APPLICABLE TERMINATION DATE PURSUANT TO ARTICLE IX OF THE AGREEMENT.  GGP AGREES TO USE APPROPRIATE AND REASONABLE EFFORTS, AS MUTUALLY AGREED UPON BY THE PARTIES AND AT SPINCO’S COST, TO (I) ENSURE THAT ANY TERMINATED SERVICE IS INTEGRATED INTO SPINCO’S BROADER BUSINESS PROCESSES AND/OR (II) COMPLETE ANY INDIVIDUAL SERVICE IN THIS SECTION D REQUESTED BY SPINCO PRIOR TO THE TERMINATION DESCRIBED IN THE PRIOR SENTENCE.

4.                                       SERVICE MANAGERS:  ALL COMMUNICATIONS RELATED TO THE DELIVERY OF THE SERVICES SHALL BE COORDINATED THROUGH THE RESPECTIVE SERVICE MANAGERS OF GGP AND SPINCO.  THE INITIAL SERVICE MANAGERS OF GGP AND SPINCO SHALL BE AS SET FORTH ON THE ATTACHMENT HERETO.

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LEGAL

A.                                    GENERAL LEGAL SUPPORT AND REVIEW

1.                                       SERVICES:

A.            ASSISTANCE WITH SECURITIES LAW AND STOCK EXCHANGE FILINGS (INCLUDING WITH RESPECT TO PROXY STATEMENTS AND PERIODIC REPORTS) AND REGULATOR INQUIRIES.

B.            ASSISTANCE WITH PUBLIC COMPANY, PUBLIC REPORTING, CORPORATE SECRETARY AND BOARD FUNCTIONS.

C.            ASSISTANCE WITH CORPORATE COMPLIANCE.

D.            SUPERVISION WITH RESPECT TO LEGACY LITIGATION, AND COOPERATION WITH RESPECT TO SPINCO LITIGATION ARISING SUBSEQUENT TO THE EFFECTIVE DATE.

E.              OPERATIONAL LEGAL SUPPORT.

F.              CONTRACT REVIEWS.

G.            LEASING (INCLUDING IN-LINE, BOX AND ANCHOR) WITH RESPECT TO SPINCO’S OPERATIONAL PROPERTIES.

H.            HUMAN RESOURCES SUPPORT.

I.                 INTELLECTUAL PROPERTY MATTERS.

J.              ASSISTANCE WITH ENTITY MAINTENANCE.

K.            ASSISTANCE WITH LEGAL DEVELOPMENT.

L.             COORDINATION OF TENANT BANKRUPTCIES.

M.          SUPERVISION OF ASSET RECOVERY.

N.            ASSISTANCE WITH LEGAL FINANCING SUPPORT.

O.           COORDINATE WITH SPINCO REGARDING ENGAGEMENT OF OUTSIDE COUNSEL.

P.             SUCH OTHER ANCILLARY SERVICES CONSISTENT WITH THE OVERALL SCOPE OF THE SPECIFIC SERVICES SET FORTH ABOVE.

2.                                       PRICING:  SPINCO SHALL PAY TO GGP A SERVICE CHARGE FOR EACH SERVICE EQUAL TO THE SUM OF (A) THE PRODUCT OF (I) THE COST MULTIPLIER MULTIPLIED BY (II) THE APPLICABLE SERVICE RESOURCE COST PLUS (B) THE AMOUNT OF ANY OUT-OF-POCKET EXPENSES INCURRED WITH RESPECT TO SUCH SERVICE.

3.                                       DURATION OF SERVICES:  THE OBLIGATION OF GGP TO PERFORM ANY INDIVIDUAL SERVICE DESCRIBED IN OR CONTEMPLATED BY THIS SECTION A SHALL TERMINATE UPON THE EARLIEST TO OCCUR OF (A) 18 MONTHS FOLLOWING THE DISTRIBUTION DATE, (B) FIVE DAYS FOLLOWING WRITTEN NOTICE OF TERMINATION OF SUCH SERVICES BY SPINCO TO GGP AND (C) THE APPLICABLE TERMINATION DATE PURSUANT TO ARTICLE IX OF THE AGREEMENT.  GGP AGREES TO USE APPROPRIATE AND REASONABLE EFFORTS, AS MUTUALLY AGREED UPON BY THE PARTIES AND AT SPINCO’S COST, TO (I) ENSURE THAT ANY TERMINATED SERVICE IS INTEGRATED INTO SPINCO’S BROADER BUSINESS PROCESSES AND/OR (II) COMPLETE ANY INDIVIDUAL SERVICE IN THIS SECTION A REQUESTED BY SPINCO PRIOR TO THE TERMINATION DESCRIBED IN THE PRIOR SENTENCE.

4.                                       SERVICE MANAGERS:  ALL COMMUNICATIONS RELATED TO THE DELIVERY OF THE SERVICES SHALL BE COORDINATED THROUGH THE RESPECTIVE SERVICE MANAGERS OF GGP AND SPINCO.  THE INITIAL SERVICE MANAGERS OF GGP AND SPINCO SHALL BE AS SET FORTH ON THE ATTACHMENT HERETO.

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MARKETING AND COMMUNICATIONS

A.                                    MARKETING

1.                                       SERVICES:

A.            MANAGEMENT AND OVERSIGHT OF NATIONAL AND/OR REGIONAL ADVERTISING AND MARKETING CAMPAIGNS ON BEHALF OF SPINCO AT SPINCO’S EXPENSE CONSISTENT WITH GGP’S THEN CURRENT ADVERTISING AND MARKETING CAMPAIGN PRACTICES.

B.            COLLECT CONSUMER INFORMATION AND MANAGE ASSOCIATED DATABASES, CIRCULATE A MONTHLY EMAIL NEWSLETTER, AND DISTRIBUTE DEDICATED EMAILS AS SCHEDULED ON BEHALF OF SPINCO AND IN ACCORDANCE WITH GGP’S THEN CURRENT PRACTICES.

C.            MAINTAIN ON BEHALF OF SPINCO A CORPORATE WEBSITE, INDIVIDUAL MALL WEBSITES, DOMAIN NAMES, AND ALL OTHER SUCH APPLICABLE WEBSITE MATERIALS IN ACCORDANCE WITH GGP’S THEN CURRENT PRACTICES.  GGP PERSONNEL SHALL UPDATE THESE WEBSITES WITHIN 10 DAYS OF BEING REQUESTED BY SPINCO.

D.            CONDUCT ONGOING EXECUTION AND MONITORING OF CONSUMER GENERATED MEDIA ON BEHALF OF SPINCO AND IN ACCORDANCE WITH GGP’S THEN CURRENT PRACTICES.

E.              AS REQUESTED BY SPINCO, PROVIDE DEMOGRAPHIC, MAPPING AND/OR TROUBLED MALL ANALYSIS FOR SPINCO PROPERTIES IN ACCORDANCE WITH GGP’S THEN CURRENT PRACTICES.

F.              AS REQUESTED BY SPINCO, CONDUCT RELEVANT CONSUMER STUDIES AND RESEARCH ON BEHALF OF SPINCO IN ACCORDANCE WITH GGP’S THEN CURRENT PRACTICES.

2.                                       PRICING:  SPINCO SHALL PAY TO GGP A SERVICE CHARGE FOR EACH SERVICE EQUAL TO THE SUM OF (A) THE PRODUCT OF (I) THE COST MULTIPLIER MULTIPLIED BY (II) THE APPLICABLE SERVICE RESOURCE COST PLUS (B) THE AMOUNT OF ANY OUT-OF-POCKET EXPENSES INCURRED WITH RESPECT TO SUCH SERVICE.

3.                                       DURATION OF SERVICES:  ANY INDIVIDUAL SERVICE IN THIS SECTION A SHALL TERMINATE UPON THE EARLIEST TO OCCUR OF (A) 6 MONTHS FOLLOWING THE DISTRIBUTION DATE, (B) FIVE DAYS FOLLOWING WRITTEN NOTICE OF TERMINATION OF SUCH SERVICES BY SPINCO TO GGP AND (C) THE APPLICABLE TERMINATION DATE PURSUANT TO ARTICLE IX OF THE AGREEMENT.  GGP AGREES TO USE APPROPRIATE AND REASONABLE EFFORTS, AS MUTUALLY AGREED UPON BY THE PARTIES AND AT SPINCO’S COST, TO ENSURE THAT ANY TERMINATED SERVICE IS INTEGRATED INTO SPINCO’S BROADER BUSINESS PROCESSES.

4.                                       SERVICE MANAGERS:  ALL COMMUNICATIONS RELATED TO THE DELIVERY OF THE SERVICES SHALL BE COORDINATED THROUGH THE RESPECTIVE SERVICE MANAGERS OF GGP AND SPINCO.  THE INITIAL SERVICE MANAGERS OF GGP AND SPINCO SHALL BE AS SET FORTH ON THE ATTACHMENT HERETO.

B.                                    CORPORATE COMMUNICATIONS

1.                                       SERVICES:

A.            COOPERATE REASONABLY WITH SPINCO, AS SPINCO MAY REQUEST, TO CONDUCT, FACILITATE, MAINTAIN, MANAGE, PROVIDE OR UNDERTAKE ANY OF THE FOLLOWING ON BEHALF OF SPINCO AND IN ACCORDANCE WITH GGP’S THEN CURRENT PRACTICES: COMMUNITY RELATIONS; CORPORATE SOCIAL RESPONSIBILITY; CRISIS COMMUNICATIONS; GOVERNMENT ENTITLEMENTS AND COMMUNITY SUPPORT; GOVERNMENT AND LEGISLATIVE RELATIONS; INTERNAL EMPLOYEE COMMUNICATIONS; INVESTOR COMMUNICATIONS; ISSUES MANAGEMENT; PUBLICITY; MARKETING PROGRAM PUBLIC RELATIONS; NEWS MEDIA RELATIONS; NEWS MEDIA ACCESS TO PROPERTY AND CUSTOMERS; REDEVELOPMENT AND DEVELOPMENT PUBLIC RELATIONS; RETAILER COMMUNICATIONS; RETAILER GRAND OPENING CALENDAR AND PUBLIC RELATIONS; AND SENIOR EXECUTIVE COMMUNICATIONS.

2.                                       PRICING:  SPINCO SHALL PAY TO GGP A SERVICE CHARGE FOR EACH SERVICE EQUAL TO THE SUM OF (A) THE PRODUCT OF (I) THE COST MULTIPLIER MULTIPLIED BY (II) THE APPLICABLE SERVICE RESOURCE COST PLUS (B) THE AMOUNT OF ANY OUT-OF-POCKET EXPENSES INCURRED WITH RESPECT TO SUCH SERVICE.

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3.                                       DURATION OF SERVICES:  ANY INDIVIDUAL SERVICE IN THIS SECTION B SHALL TERMINATE UPON THE EARLIEST TO OCCUR OF (A) 6 MONTHS FOLLOWING THE DISTRIBUTION DATE, (B) FIVE DAYS FOLLOWING WRITTEN NOTICE OF TERMINATION OF SUCH SERVICES BY SPINCO TO GGP AND (C) THE APPLICABLE TERMINATION DATE PURSUANT TO ARTICLE IX OF THE AGREEMENT.  GGP AGREES TO USE APPROPRIATE AND REASONABLE EFFORTS, AS MUTUALLY AGREED UPON BY THE PARTIES AND AT SPINCO’S COST, TO ENSURE THAT ANY TERMINATED SERVICE IS INTEGRATED INTO SPINCO’S BROADER BUSINESS PROCESSES.

4.                                       SERVICE MANAGERS:  ALL COMMUNICATIONS RELATED TO THE DELIVERY OF THE SERVICES SHALL BE COORDINATED THROUGH THE RESPECTIVE SERVICE MANAGERS OF GGP AND SPINCO.  THE INITIAL SERVICE MANAGERS OF GGP AND SPINCO SHALL BE AS SET FORTH ON THE ATTACHMENT HERETO.

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PUBLIC REPORTING, INTERNAL AUDIT, SARBANES-OXLEY & DISCLOSURE/AUDIT COMMITTEES

A.                                    PUBLIC REPORTING

1.                                       SERVICES:

a.                                       PROVIDE ASSISTANCE IN (I) PREPARING REQUIRED SEC DOCUMENTS ON BEHALF OF SPINCO ON A REGULAR BASIS IN ACCORDANCE WITH CURRENT PRACTICES OF GGP AT THE DISTRIBUTION DATE AND (II) COMPLYING WITH APPLICABLE SEC REPORTING REQUIREMENTS.  PROVIDE ASSISTANCE IN DISTRIBUTING FOR REVIEW AND APPROVAL FORM 10-Q AND FORM 10-K DRAFTS TO INTERNAL SPINCO MANAGEMENT, THE EXTERNAL AUDITORS OF SPINCO AND THE DISCLOSURE COMMITTEE AND AUDIT COMMITTEE OF SPINCO IN ACCORDANCE WITH CURRENT PROCESSES IN PLACE AT GGP.  OTHER EXTERNAL REPORTS WILL BE PREPARED, AS REQUESTED BY SPINCO, TO MEET REPORTING REQUIREMENTS OF FINANCIAL INSTITUTIONS, RATING AGENCIES, INSURANCE REGULATORS AND OTHER COURT OR GOVERNMENT ENTITIES.

b.                                      ON BEHALF OF SPINCO, MANAGE ANNUAL AUDIT AND QUARTERLY REVIEWS WITH EXTERNAL AUDITORS OF SPINCO, IN ACCORDANCE WITH CURRENT PRACTICES OF GGP AT THE DISTRIBUTION DATE, INCLUDING THE PERFORMANCE OF QUARTERLY AND ANNUAL REVIEW AND ANALYSES PROCESSES, THE PREPARATION AND SUBMISSION OF ALL “PREPARED BY CLIENT” SCHEDULES, RECONCILIATIONS, ASSISTANCE IN PREPARATION OF LEGAL LETTERS AND DEBT AND EQUITY ROLL-FORWARDS

c.                                       PERFORM QUARTERLY AND MONTHLY CONSOLIDATION PROCESSES OF ACTUAL RESULTS AND ALLOCATION OF NON-CONTROLLING INTERESTS ON BEHALF OF SPINCO, INCLUDING PREPARATION OF BALANCE SHEET CONSOLIDATION ENTRIES AND INCOME STATEMENT NOI AND EBITDA CALCULATIONS, AND PERFORM CONSOLIDATION PROCESSES OF QUARTERLY FORECAST AND BUDGET INFORMATION IN ACCORDANCE WITH CURRENT PRACTICES OF GGP AT THE DISTRIBUTION DATE.

d.                                      ON BEHALF OF SPINCO, PREPARE ANNUAL AND QUARTERLY CONSOLIDATED BALANCE SHEETS, CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME, CONSOLIDATED STATEMENTS OF EQUITY AND CONSOLIDATED STATEMENTS OF CASH FLOWS FOR INCLUSION IN SPINCO’S SEC QUARTERLY AND ANNUAL FILINGS, IN ACCORDANCE WITH CURRENT PRACTICES OF GGP AT THE DISTRIBUTION DATE.

e.                                       PREPARE ANNUAL AND QUARTERLY SUPPORT FOR NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, EARNINGS RELEASE SCHEDULES, FLUCTUATION ANALYSES, OPERATIONAL ANALYTICS, SEGMENT REPORTING ANALYSIS, PRO RATA PERFORMANCE METRICS AND OTHER SUPPORTING SCHEDULES NEEDED TO PREPARE SPINCO’S MD&A AND ASSIST QUARTERLY IN ANY SUPPLEMENTAL REVIEW, ON BEHALF OF SPINCO, IN ACCORDANCE WITH CURRENT PRACTICES OF GGP AT THE DISTRIBUTION DATE.

f.                                         ON BEHALF OF SPINCO, PERFORM ALL QUARTERLY MANAGEMENT REVIEW PROCESSES, INCLUDING TAX PROVISION CALCULATIONS, LITIGATION AND OTHER CONTINGENT LIABILITIES RESERVE ANALYSIS, REVIEW PROPERTIES FOR IMPAIRMENT QUARTERLY AND ANNUALLY IN ACCORDANCE WITH CURRENT PRACTICES OF GGP AT THE DISTRIBUTION DATE AND PROVIDE THIS IMPAIRMENT ANALYSIS TO THE EXTERNAL AUDITORS OF SPINCO.

g.                                      AT THE REQUEST OF SPINCO, PERFORM TECHNICAL ACCOUNTING ISSUE RESEARCH AND PREPARE RELEVANT DOCUMENTATION FOR SPINCO IN ACCORDANCE WITH CURRENT PRACTICES OF GGP AT THE DISTRIBUTION DATE AND PREPARE AND DISTRIBUTE RELATED MEMOS TO SPINCO MANAGEMENT AND TO THE EXTERNAL AUDITORS OF SPINCO.

h.                                      ON BEHALF OF SPINCO, PREPARE MONTHLY CONSOLIDATED BALANCE SHEETS AND CONSOLIDATED STATEMENTS OF INCOME FOR INTERNAL SPINCO MANAGEMENT REVIEW, IN ACCORDANCE WITH CURRENT PRACTICES OF GGP AT THE DISTRIBUTION DATE, INCLUDING SUBMISSION OF RELATED VARIANCE ANALYSES.

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i.                                          ON BEHALF OF SPINCO, COORDINATE AND FACILITATE THE COMPILATION OF QUARTERLY, ANNUAL AND OTHER PERIODIC SEC FILINGS AT SPINCO’S SEC FILING PRINTER AND UPDATE AND REVISE SUCH FILINGS FOR FINAL FILING WITH THE SEC AND XBRL.

j.                                          SUPPORT AND FACILITATE TRAINING OF AND KNOWLEDGE TRANSFER TO NEWLY HIRED SPINCO FULL-TIME PUBLIC REPORTING STAFF AND PART OR FULL-TIME CONTRACTORS AND, UPON REQUEST BY SPINCO, ASSIST WITH THE HIRING OF SUCH PERMANENT OR CONTRACTED SPINCO STAFF.

k.                                       IN ADDITION TO THE NORMAL RECURRING SERVICES DESCRIBED IN ITEMS A. THROUGH I., SPINCO MAY FROM TIME TO TIME REQUIRE SERVICES RELATED TO SUPPORT FOR SPINCO’S EVALUATION AND DETERMINATION OF ITS ACCOUNTING TREATMENT FOR NON-RECURRING OR UNUSUAL ITEMS AND PROVIDE INFORMATION TO SPINCO AND SPINCO’S EXECUTIVE OFFICERS.  SPINCO AND SPINCO’S EXECUTIVE OFFICERS, INCLUDING WITHOUT LIMITATION, ITS PRINCIPAL ACCOUNTING OFFICER, SHALL RETAIN ALL DECISION MAKING RESPONSIBILITY FOR ACCOUNTING POLICY AND RELATED DECISIONS.  FOR GREATER CERTAINTY, IT IS UNDERSTOOD AND AGREED THAT GGP’S ROLE IS ONE OF SUPPORT AND NOT POLICY MAKING.  SERVICES SHALL INCLUDE:

•                  Asset or property disposition

•                  Changes in business plans or holding periods that result in discontinued operations and/or impairment treatment for assets or properties

•                  Significant re-financings

•                  Tax or ownership restructurings

•                  New joint venture or other participation arrangements entered into or significantly modified

•                  New activities or lines of business

•                  Changes in applicable GAAP, SEC rules, SEC or other third party reporting requirements or Spinco accounting policies

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•                  SEC or other regulatory body inquiries or comment letters

•                  Additional SEC registration statements or other required filings

•                  Deficiencies or material weaknesses in Spinco internal controls

•                  External auditor changes or disagreements

•                  Significant litigation or other adverse events or contingencies

2.                                       PRICING:  SPINCO SHALL PAY TO GGP A SERVICE CHARGE FOR EACH SERVICE EQUAL TO THE SUM OF (A) THE PRODUCT OF (I) THE COST MULTIPLIER MULTIPLIED BY (II) THE APPLICABLE SERVICE RESOURCE COST PLUS (B) THE AMOUNT OF ANY OUT-OF-POCKET EXPENSES INCURRED WITH RESPECT TO SUCH SERVICE.

3.                                       DURATION OF SERVICES:  THE OBLIGATION OF GGP TO PERFORM ANY INDIVIDUAL SERVICE DESCRIBED IN OR CONTEMPLATED BY THIS SECTION A SHALL TERMINATE UPON THE EARLIEST TO OCCUR OF (A) 18 MONTHS FOLLOWING THE DISTRIBUTION DATE, (B) FIVE DAYS FOLLOWING WRITTEN NOTICE OF TERMINATION OF SUCH SERVICES BY SPINCO TO GGP AND (C) THE APPLICABLE TERMINATION DATE PURSUANT TO ARTICLE IX OF THE AGREEMENT.  GGP AGREES TO USE APPROPRIATE AND REASONABLE EFFORTS, AS MUTUALLY AGREED UPON BY THE PARTIES AND AT SPINCO’S COST, TO (I) ENSURE THAT ANY TERMINATED SERVICE IS INTEGRATED INTO SPINCO’S BROADER BUSINESS PROCESSES AND/OR (II) COMPLETE ANY INDIVIDUAL SERVICE IN THIS SECTION A REQUESTED BY SPINCO PRIOR TO THE TERMINATION DESCRIBED IN THE PRIOR SENTENCE.

4.                                       ADDITIONAL TERMS:  ALL EXTERNAL REPORTING RELATED SERVICES SHALL BE COMPLETED AND PROVIDED TO SPINCO AS SOON AS REASONABLY PRACTICAL PRIOR TO APPLICABLE SEC REPORTING DEADLINES.  SPINCO WILL INCORPORATE ITS FULL TIME PUBLIC REPORTING MANAGEMENT INTO ALL PHASES OF THE PUBLIC REPORTING PROCESS, IN ORDER TO FACILITATE THE KNOWLEDGE TRANSFER PROCESS AND TO MEET REPORTING DEADLINES.  IT SHALL BE THE RESPONSIBILITY OF SPINCO TO ENSURE THE ACCURACY OF ALL FINANCIAL REPORTING INFORMATION AND THAT FINANCIAL STATEMENTS ARE COMPLETE AND ACCURATE AND PREPARED IN ACCORDANCE WITH GAAP, NOTWITHSTANDING THAT SOME OR

4

ALL OF THE FINANCIAL REPORTING INFORMATION MAY BE PROVIDED TO SPINCO BY GGP, OR DERIVED FROM SUCH INFORMATION, IN ACCORDANCE WITH THE TERMS OF THIS AGREEMENT.

5.                                       SERVICE MANAGERS:  ALL COMMUNICATIONS RELATED TO THE DELIVERY OF THE SERVICES SHALL BE COORDINATED THROUGH THE RESPECTIVE SERVICE MANAGERS OF GGP AND SPINCO.  THE INITIAL SERVICE MANAGERS OF GGP AND SPINCO SHALL BE AS SET FORTH ON THE ATTACHMENT HERETO.

B.                                    INTERNAL AUDIT AND SARBANES-OXLEY

1.                                       SERVICES:

a.                                       ON BEHALF OF SPINCO, ASSIST IN THE DEVELOPMENT OF SPINCO’S INITIAL INTERNAL CONTROLS ASSESSMENT, IDENTIFICATION OF EXISTING CONTROLS, REVISED CONTROLS AND OTHER CONTROLS & PERFORM REQUIRED TESTING TO SUPPORT SPINCO’S 2011 YEAR-END SECTION 302 & 906 CERTIFICATIONS BY ITS CEO & CFO, IN ACCORDANCE WITH CURRENT PRACTICES OF GGP AT THE DISTRIBUTION DATE.  THIS SHOULD ALSO INCLUDE DEVELOPMENT AND DISTRIBUTION OF THE SOX 302 QUESTIONNAIRE AND ASSESSMENT SUMMARIES.

b.                                      DELIVER COPIES TO SPINCO OF EXISTING SARBANES-OXLEY CONTROLS DOCUMENTATION RELATED TO SPINCO’S PROPERTIES AND BUSINESSES FOR USE IN DETERMINING CARRY-OVER SARBANES-OXLEY AND INTERNAL CONTROLS AND ENTITY LEVEL AND OTHER CONTROLS REQUIRING REVISIONS.

c.                                       ON BEHALF OF SPINCO, ASSIST IN THE DEVELOPMENT AND IMPLEMENTATION OF SPINCO’S 2011 SARBANES-OXLEY COMPLIANCE PROCESS, INCLUDING DEVELOPMENT OF SPINCO’S RCM PROCESS, ASSESSMENTS AND MEMOS AND INTERACTION ACTIVITIES WITH SPINCO’S EXTERNAL AUDITORS AND DISCLOSURE & AUDIT COMMITTEES, IN ACCORDANCE WITH CURRENT PRACTICES OF GGP AT THE DISTRIBUTION DATE.

d.                                      IF REQUESTED BY SPINCO’S EXTERNAL AUDITORS, ON BEHALF OF SPINCO, ASSIST IN INTERNAL AUDIT SUPPORT RELATED TO SPECIFIC TRANSACTIONS AND OTHER YEAR-END TESTS, IN ACCORDANCE WITH CURRENT PRACTICES OF GGP AT THE DISTRIBUTION DATE.

5

e.                                       SUPPORT AND FACILITATE TRAINING OF AND KNOWLEDGE TRANSFER TO NEWLY HIRED SPINCO FULL-TIME INTERNAL AUDIT/SOX STAFF AND PART OR FULL-TIME CONTRACTORS AND, UPON REQUEST BY SPINCO, ASSIST WITH THE HIRING OF SUCH PERMANENT OR CONTRACTED SPINCO STAFF.

2.                                       PRICING:  SPINCO SHALL PAY TO GGP A SERVICE CHARGE FOR EACH SERVICE EQUAL TO THE SUM OF (A) THE PRODUCT OF (I) THE COST MULTIPLIER MULTIPLIED BY (II) THE APPLICABLE SERVICE RESOURCE COST PLUS (B) THE AMOUNT OF ANY OUT-OF-POCKET EXPENSES INCURRED WITH RESPECT TO SUCH SERVICE.

3.                                       DURATION OF SERVICES:  THE OBLIGATION OF GGP TO PERFORM ANY INDIVIDUAL SERVICE DESCRIBED IN OR CONTEMPLATED BY THIS SECTION B SHALL TERMINATE UPON THE EARLIEST TO OCCUR OF (A) 18 MONTHS FOLLOWING THE DISTRIBUTION DATE, (B) FIVE DAYS FOLLOWING WRITTEN NOTICE OF TERMINATION OF SUCH SERVICES BY SPINCO TO GGP AND (C) THE APPLICABLE TERMINATION DATE PURSUANT TO ARTICLE IX OF THE AGREEMENT.  GGP AGREES TO USE APPROPRIATE AND REASONABLE EFFORTS, AS MUTUALLY AGREED UPON BY THE PARTIES AND AT SPINCO’S COST, TO (I) ENSURE THAT ANY TERMINATED SERVICE IS INTEGRATED INTO SPINCO’S BROADER BUSINESS PROCESSES AND/OR (II) COMPLETE ANY INDIVIDUAL SERVICE IN THIS SECTION B REQUESTED BY SPINCO PRIOR TO THE TERMINATION DESCRIBED IN THE PRIOR SENTENCE.

4.                                       SERVICE MANAGERS:  ALL COMMUNICATIONS RELATED TO THE DELIVERY OF THE SERVICES SHALL BE COORDINATED THROUGH THE RESPECTIVE SERVICE MANAGERS OF GGP AND SPINCO.  THE INITIAL SERVICE MANAGERS OF GGP AND SPINCO SHALL BE AS SET FORTH ON THE ATTACHMENT HERETO.

C.                                    DISCLOSURE COMMITTEE AND AUDIT COMMITTEE

1.                                       SERVICES:

a.                                       ASSIST SPINCO IN THE ESTABLISHMENT OF THE SPINCO DISCLOSURE COMMITTEE AND RELATED PROCESSES AND IMPLEMENTATION OF COMPLETION AND REPORTING PROTOCOLS, IN ACCORDANCE WITH CURRENT PRACTICES OF GGP AT THE DISTRIBUTION DATE.

b.                                      ASSIST SPINCO IN THE ESTABLISHMENT OF THE SPINCO AUDIT COMMITTEE AND RELATED PROCESSES, IN

6

ACCORDANCE WITH CURRENT PRACTICES OF GGP AT THE DISTRIBUTION DATE.

c.                                       ASSIST SPINCO WITH THE IMPLEMENTATION OF SPINCO DISCLOSURE COMMITTEE SCHEDULING AND REPORTING PROTOCOLS, IN ACCORDANCE WITH CURRENT PRACTICES OF GGP AT THE DISTRIBUTION DATE.

d.                                      ASSIST SPINCO WITH THE IMPLEMENTATION OF AUDIT COMMITTEE PROTOCOL AND TIMELINE COORDINATION AND INTERACTION WITH THE EXTERNAL AUDITORS OF SPINCO, BASED ON AND IN ACCORDANCE WITH CURRENT PRACTICES OF GGP AT THE DISTRIBUTION DATE.

2.                                       PRICING:  SPINCO SHALL PAY TO GGP A SERVICE CHARGE FOR EACH SERVICE EQUAL TO THE SUM OF (A) THE PRODUCT OF (I) THE COST MULTIPLIER MULTIPLIED BY (II) THE APPLICABLE SERVICE RESOURCE COST PLUS (B) THE AMOUNT OF ANY OUT-OF-POCKET EXPENSES INCURRED WITH RESPECT TO SUCH SERVICE.

3.                                       DURATION OF SERVICES:  THE OBLIGATION OF GGP TO PERFORM ANY INDIVIDUAL SERVICE DESCRIBED IN OR CONTEMPLATED BY THIS SECTION C SHALL TERMINATE UPON THE EARLIEST TO OCCUR OF (A) 18 MONTHS FOLLOWING THE DISTRIBUTION DATE, (B) FIVE DAYS FOLLOWING WRITTEN NOTICE OF TERMINATION OF SUCH SERVICES BY SPINCO TO GGP AND (C) THE APPLICABLE TERMINATION DATE PURSUANT TO ARTICLE IX OF THE AGREEMENT.  GGP AGREES TO USE APPROPRIATE AND REASONABLE EFFORTS, AS MUTUALLY AGREED UPON BY THE PARTIES AND AT SPINCO’S COST, TO (I) ENSURE THAT ANY TERMINATED SERVICE IS INTEGRATED INTO SPINCO’S BROADER BUSINESS PROCESSES AND/OR (II) COMPLETE ANY INDIVIDUAL SERVICE IN THIS SECTION C REQUESTED BY SPINCO PRIOR TO THE TERMINATION DESCRIBED IN THE PRIOR SENTENCE.

4.                                       ADDITIONAL TERMS:  THESE SERVICES SHALL RESULT IN THE SUCCESSFUL COMPLETION OF THE DISCLOSURE COMMITTEE AND AUDIT COMMITTEE PROCESS FOR YEAR-END 2011 AND THIRD QUARTER 2012 AND SHALL BE COMPLETED AND PROVIDED PRIOR TO ALL APPLICABLE DEADLINES.

5.                                       SERVICE MANAGERS:  ALL COMMUNICATIONS RELATED TO THE DELIVERY OF THE SERVICES SHALL BE COORDINATED THROUGH THE RESPECTIVE SERVICE MANAGERS OF GGP AND SPINCO.  THE INITIAL SERVICE MANAGERS OF GGP AND SPINCO SHALL BE AS SET FORTH ON THE ATTACHMENT HERETO.

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SCHEDULE A-11

TAX

A.                                    REAL AND PERSONAL PROPERTY TAX—GENERAL

1.                                       SERVICES:

a.                                       PROCESS REAL AND PERSONAL PROPERTY TAX PAYMENTS FOR SPINCO DISBURSEMENT PRIOR TO THE APPLICABLE DUE DATE REQUIRED BY THE APPLICABLE TAXING AUTHORITIES AND IN ACCORDANCE WITH CURRENT GGP POLICY AND PROCEDURE.

b.                                      RECORD ASSESSMENT NOTICES IN THE MONTH RECEIVED BY EACH APPLICABLE TAXING AUTHORITY AND IN ACCORDANCE WITH CURRENT GGP POLICY AND PROCEDURE.

c.                                       ANALYZE PROPERTY VALUES FOR TAX ASSESSMENT PURPOSES AS REQUIRED AND IN ACCORDANCE WITH CURRENT GGP POLICY AND PROCEDURE.

d.                                      CONDUCT TAX APPEALS ADMINISTRATION WHEN NECESSARY AND IN ACCORDANCE WITH CURRENT GGP POLICY AND PROCEDURE.

e.                                       SET UP SPREADSHEETS WITH HISTORY, PAYMENTS AND BUDGETS FROM PTMS AS OF THE DISTRIBUTION DATE.

f.                                         REPRESENT SPINCO IN AUDITS RELATING TO, AND OTHERWISE PROVIDE AUDIT SUPPORT FOR, SALES AND USE AND PERSONAL PROPERTY TAXES AS REQUIRED BY APPLICABLE TAXING AUTHORITIES AND IN ACCORDANCE WITH CURRENT GGP POLICY AND PROCEDURE.

g.                                      MANAGE CONSULTANTS ON BEHALF OF SPINCO AND COORDINATE LEGAL ISSUES WITH THE GENERAL COUNSEL OF SPINCO AS REQUESTED BY SPINCO AND IN ACCORDANCE WITH CURRENT GGP POLICY AND PROCEDURE.

h.                                      PROVIDE BUDGETS AND FORECASTS FOR FISCAL YEAR 2011 AND 2012 AS REQUESTED BY SPINCO ACCOUNTANTS.

Signature Page to Separation Agreement

i.                                          CONDUCT SALES AND USE TAX FILING AND PROVIDE TO SPINCO SO THAT SPINCO CAN MAKE SUCH PAYMENT EACH MONTH AND IN ACCORDANCE WITH CURRENT GGP POLICY AND PROCEDURE.

2.                                       PRICING:  SPINCO SHALL PAY TO GGP A SERVICE CHARGE FOR EACH SERVICE EQUAL TO THE SUM OF (A) THE PRODUCT OF (I) THE COST MULTIPLIER MULTIPLIED BY (II) THE APPLICABLE SERVICE RESOURCE COST PLUS (B) THE AMOUNT OF ANY OUT-OF-POCKET EXPENSES INCURRED WITH RESPECT TO SUCH SERVICE.

3.                                       DURATION OF SERVICES:  THE OBLIGATION OF GGP TO PERFORM ANY INDIVIDUAL SERVICE DESCRIBED IN OR CONTEMPLATED BY THIS SECTION A SHALL TERMINATE UPON THE EARLIEST TO OCCUR OF (A) DECEMBER 31, 2012, (B) FIVE DAYS FOLLOWING WRITTEN NOTICE OF TERMINATION OF SUCH SERVICES BY SPINCO TO GGP AND (C) THE APPLICABLE TERMINATION DATE PURSUANT TO ARTICLE IX OF THE AGREEMENT.  GGP AGREES TO USE APPROPRIATE AND REASONABLE EFFORTS, AS MUTUALLY AGREED UPON BY THE PARTIES AND AT SPINCO’S COST, TO (I) ENSURE THAT ANY TERMINATED SERVICE IS INTEGRATED INTO SPINCO’S BROADER BUSINESS PROCESSES AND/OR (II) COMPLETE ANY INDIVIDUAL SERVICE IN THIS SECTION A REQUESTED BY SPINCO PRIOR TO THE TERMINATION DESCRIBED IN THE PRIOR SENTENCE.

4.                                       ADDITIONAL TERMS:  ALL PROPERTY AND SALES AND USE TAX RELATED SERVICES TO BE PROVIDED HEREIN SHALL BE COMPLETED AND PROVIDED TO SPINCO AT LEAST TWO WEEKS PRIOR TO THE TAX DEADLINE OF THE APPLICABLE TAXING AUTHORITY.

5.                                       SERVICE MANAGERS:  ALL COMMUNICATIONS RELATED TO THE DELIVERY OF THE SERVICES SHALL BE COORDINATED THROUGH THE RESPECTIVE SERVICE MANAGERS OF GGP AND SPINCO.  THE INITIAL SERVICE MANAGERS OF GGP AND SPINCO SHALL BE AS SET FORTH ON THE ATTACHMENT HERETO.

B.                                    INCOME TAX—GENERAL

1.                                       SERVICES:

a.                                       PROVIDE ACCESS TO PRIOR AND CURRENT YEAR HISTORICAL FILES AND RECORDS, INCLUDING BUT NOT LIMITED TO PERMANENT DOCUMENTS, TAX RETURNS AND SUPPORTING WORK PAPERS, JD EDWARDS AND OTHER

FILES ON THE GGP NETWORK AS REQUESTED BY SPINCO TAX STAFF OR ACCOUNTANTS OR AUTHORIZED EXTERNAL TAX ADVISORS.

b.                                      COORDINATE OUTSIDE TAX ADVISORS AND EXPERTS, INCLUDING COMPLIANCE, ON BEHALF OF SPINCO AS REQUESTED BY SPINCO TAX ACCOUNTANTS AND IN ACCORDANCE WITH GGP’S CURRENT PROCEDURES.

c.                                       PREPARE AND PROVIDE SPINCO QUARTERLY AND ANNUAL REIT TESTING AT LEAST ONE WEEK PRIOR TO THE APPLICABLE DEADLINE FOR SUCH QUARTERLY AND ANNUAL REIT TESTING IN ACCORDANCE WITH GGP’S CURRENT POLICY AND PROCEDURES.

d.                                      PREPARE AND PROVIDE SPINCO WITH CALCULATION AND TIMING OF DISTRIBUTIONS AND DIVIDEND PAYMENTS NECESSARY TO COMPLY WITH APPLICABLE REIT REQUIREMENTS.

e.                                       PROVIDE TRANSFER PRICING SUPPORT AS REQUESTED BY SPINCO ACCOUNTANTS IN ACCORDANCE WITH GGP’S CURRENT POLICY AND PROCEDURE.

f.                                         AS REQUESTED BY SPINCO TAX ACCOUNTANTS, PROVIDE ONGOING AUDIT SUPPORT BEYOND 2011 WHEN REQUIRED BY APPLICABLE TAXING AUTHORITIES.

g.                                      SUCH OTHER ANCILLARY SERVICES CONSISTENT WITH THE OVERALL SCOPE OF THE SPECIFIC SERVICES SET FORTH ABOVE.

2.                                       PRICING:  SPINCO SHALL PAY TO GGP A SERVICE CHARGE FOR EACH SERVICE EQUAL TO THE SUM OF (A) THE PRODUCT OF (I) THE COST MULTIPLIER MULTIPLIED BY (II) THE APPLICABLE SERVICE RESOURCE COST PLUS (B) THE AMOUNT OF ANY OUT-OF-POCKET EXPENSES INCURRED WITH RESPECT TO SUCH SERVICE.

3.                                       DURATION OF SERVICES:  THE OBLIGATION OF GGP TO PERFORM ANY INDIVIDUAL SERVICE DESCRIBED IN OR CONTEMPLATED BY THIS SECTION B SHALL TERMINATE UPON THE EARLIEST TO OCCUR OF (A) DECEMBER 31, 2012, (B) FIVE DAYS FOLLOWING WRITTEN NOTICE OF TERMINATION OF SUCH SERVICES BY SPINCO TO GGP AND (C) THE APPLICABLE TERMINATION DATE PURSUANT TO ARTICLE IX OF THE AGREEMENT.  GGP AGREES TO USE APPROPRIATE AND REASONABLE EFFORTS, AS MUTUALLY AGREED UPON BY THE PARTIES AND AT SPINCO’S

COST, TO (I) ENSURE THAT ANY TERMINATED SERVICE IS INTEGRATED INTO SPINCO’S BROADER BUSINESS PROCESSES AND/OR (II) COMPLETE ANY INDIVIDUAL SERVICE IN THIS SECTION B REQUESTED BY SPINCO PRIOR TO THE TERMINATION DESCRIBED IN THE PRIOR SENTENCE.

4.                                       ADDITIONAL TERMS:  TO THE EXTENT APPLICABLE, ALL INCOME TAX RELATED SERVICES TO BE PROVIDED HEREIN SHALL BE COMPLETED AND PROVIDED TO SPINCO AT LEAST ONE WEEK PRIOR TO THE APPLICABLE TAX DEADLINE OF THE APPLICABLE TAXING AUTHORITY.

5.                                       SERVICE MANAGERS:  ALL COMMUNICATIONS RELATED TO THE DELIVERY OF THE SERVICES SHALL BE COORDINATED THROUGH THE RESPECTIVE SERVICE MANAGERS OF GGP AND SPINCO.  THE INITIAL SERVICE MANAGERS OF GGP AND SPINCO SHALL BE AS SET FORTH ON THE ATTACHMENT HERETO.

SCHEDULE A-12

TREASURY / CAPITAL MARKETS

A.                                    GENERAL LEGAL SUPPORT AND REVIEW

1.                                       SERVICES:

a.                                       MAINTENANCE AND MANAGEMENT OF OVERALL CASH MANAGEMENT STRUCTURE ON BEHALF OF SPINCO AND IN ACCORDANCE WITH GGP’S PRACTICES AS OF THE DISTRIBUTION DATE.

b.                                      MANAGEMENT OF VARIOUS BANK ACCOUNT SERVICES ON BEHALF OF SPINCO AND IN ACCORDANCE WITH GGP’S PRACTICES AS OF THE DISTRIBUTION DATE, INCLUDING THE FOLLOWING: CORPORATE AND OPERATING ACCOUNTS, LOCKBOX ACCOUNTS, CONTROLLED DISBURSEMENT ACCOUNTS, LOCAL DEPOSITORY ACCOUNTS, LENDER REQUIRED ACCOUNTS, AND GIFT CARDS/OTHER.

c.                                       MANAGEMENT OF VARIOUS FILES AND PROCESSES ON BEHALF OF SPINCO AND IN ACCORDANCE WITH GGP’S PRACTICES AS OF THE DISTRIBUTION DATE, INCLUDING THE FOLLOWING: LOCKBOX AUTOCASH FILES, LOCKBOX IMAGES, AAI’S IN JD EDWARDS, CHECK PRINTING,

POSITIVE PAY FILES, ACH FILE TRANSFERS, AND BANK ACCOUNT REPORTING / BAI FILE SET-UP.

d.                                      MANAGEMENT OF BANK TRANSACTIONS, INCLUDING WIRES AND ACH’S ON BEHALF OF SPINCO AND IN ACCORDANCE WITH GGP’S PRACTICES AS OF THE DISTRIBUTION DATE.

e.                                       MANAGEMENT OF THE CHECK PROCESSING, POSITIVE PAY, CHECK RESEARCH AND STOP PAYMENTS ON BEHALF OF SPINCO AND IN ACCORDANCE WITH GGP’S PRACTICES AS OF THE DISTRIBUTION DATE.

f.                                         MANAGEMENT OF ANY DEBT PAYMENTS AND/OR SHORT TERM REVOLVER RECEIPTS AND PAYMENTS (AS APPLICABLE) ON BEHALF OF SPINCO AND IN ACCORDANCE WITH GGP’S PRACTICES AS OF THE DISTRIBUTION DATE.

g.                                      MANAGEMENT OF SPINCO CASH POSITIONING AND SHORT-TERM INVESTMENTS IN ACCORDANCE WITH GGP’S PRACTICES AS OF THE DISTRIBUTION DATE.

h.                                      DEVELOPMENT OF DAILY INTERNAL SPINCO BANK STATEMENTS (E.G., TREASURY DOCS) FOR USE BY SPINCO MALL ACCOUNTANTS IN ACCORDANCE WITH GGP’S PRACTICES AS OF THE DISTRIBUTION DATE.

i.                                          AS REQUESTED BY SPINCO, MONTHLY, QUARTERLY, ANNUAL REPORTING IN ACCORDANCE WITH CREDIT AGREEMENTS (AS APPLICABLE) AND IN ACCORDANCE WITH GGP’S PRACTICES AS OF THE DISTRIBUTION DATE.

j.                                          AS REQUESTED BY SPINCO, MANAGEMENT OF CAPITAL MARKET REPORTS, INCLUDING GUARANTY, INDEMNITY AND MASTER LEASE TRACKING, DSCR AND UNENCUMBERED ASSET REPORTS (IF APPLICABLE) IN ACCORDANCE WITH GGP’S PRACTICES AS OF THE DISTRIBUTION DATE.

k.                                       AS REQUESTED BY SPINCO, LOAN ADMINISTRATION, INCLUDING MANAGEMENT OF LENDER REQUESTS, NEGOTIATION AND FACILITATION OF LENDER CONSENTS, ESCROW AND RESERVE TRACKING (AS APPLICABLE) IN ACCORDANCE WITH GGP’S PRACTICES AS OF THE DISTRIBUTION DATE.

l.                                          AS REQUESTED BY SPINCO, MONTHLY INTEREST FORECASTING, INCLUDING PROPERTY SPECIFIC AND

CORPORATE INTEREST FORECASTS (AS APPLICABLE) IN ACCORDANCE WITH GGP’S PRACTICES AS OF THE DISTRIBUTION DATE.

2.                                       PRICING:  SPINCO SHALL PAY TO GGP A SERVICE CHARGE FOR EACH SERVICE EQUAL TO THE SUM OF (A) THE PRODUCT OF (I) THE COST MULTIPLIER MULTIPLIED BY (II) THE APPLICABLE SERVICE RESOURCE COST PLUS (B) THE AMOUNT OF ANY OUT-OF-POCKET EXPENSES INCURRED WITH RESPECT TO SUCH SERVICE.

3.                                       DURATION OF SERVICES:  THE OBLIGATION OF GGP TO PERFORM ANY INDIVIDUAL SERVICE DESCRIBED IN OR CONTEMPLATED BY THIS SECTION A SHALL TERMINATE UPON THE EARLIEST TO OCCUR OF (A) 18 MONTHS FOLLOWING THE DISTRIBUTION DATE, (B) FIVE DAYS FOLLOWING WRITTEN NOTICE OF TERMINATION OF SUCH SERVICES BY SPINCO TO GGP AND (C) THE APPLICABLE TERMINATION DATE PURSUANT TO ARTICLE IX OF THE AGREEMENT.  GGP AGREES TO USE APPROPRIATE AND REASONABLE EFFORTS, AS MUTUALLY AGREED UPON BY THE PARTIES AND AT SPINCO’S COST, TO (I) ENSURE THAT ANY TERMINATED SERVICE IS INTEGRATED INTO SPINCO’S BROADER BUSINESS PROCESSES AND/OR (II) COMPLETE ANY INDIVIDUAL SERVICE IN THIS SECTION A REQUESTED BY SPINCO PRIOR TO THE TERMINATION DESCRIBED IN THE PRIOR SENTENCE.

4.                                       SERVICE MANAGERS:  ALL COMMUNICATIONS RELATED TO THE DELIVERY OF THE SERVICES SHALL BE COORDINATED THROUGH THE RESPECTIVE SERVICE MANAGERS OF GGP AND SPINCO.  THE INITIAL SERVICE MANAGERS OF GGP AND SPINCO SHALL BE AS SET FORTH ON THE ATTACHMENT HERETO

EXHIBIT F

Assumption Agreement

See attached.

EXECUTION VERSION

ASSUMPTION AGREEMENT

This ASSUMPTION AGREEMENT (this “Assumption Agreement”) is made and entered into as of January 12, 2012, by and among General Growth Properties, Inc., a Delaware corporation (“GGP”), and Rouse Properties, Inc., a Delaware corporation (“Spinco”).

WHEREAS, GGP and Spinco have entered into the Separation Agreement, dated as of the date hereof (as amended, modified or supplemented from time to time in accordance with its terms, the “Separation Agreement”);

WHEREAS, GGP and/or certain of its subsidiaries are parties to the contracts set forth on Exhibit A hereto (the “Assumed Contracts”), which contemplate or require performance by one or more members of the Spinco Group from and after the Effective Time (as defined in the Separation Agreement);

WHEREAS, the parties hereto desire to execute this Assumption Agreement to evidence the assumption by Spinco and each other member of the Spinco Group of the obligations contemplated or required to be performed by them pursuant to the Assumed Contracts from and after the Effective Time; and

WHEREAS, the Separation Agreement requires execution and delivery of this Assumption Agreement by GGP and Spinco on or prior to the Distribution Date (as defined in the Separation Agreement).

NOW, THEREFORE, for and in consideration of the premises and the mutual covenants contained herein, and for other good and valuable consideration, the receipt, adequacy and legal sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties do hereby agree as follows:

1.                                       Capitalized Terms.  All capitalized terms used and not defined herein (including in the recitals hereto) shall have the respective meanings assigned to such terms in the Separation Agreement.

2.                                       Assumption.  In accordance with and subject to the terms of the Separation Agreement, Spinco, for itself and on behalf of each member of the Spinco Group, hereby expressly accepts, assumes and undertakes to pay, perform and discharge all of the liabilities of each member of the Spinco Group under the Assumed Contracts and to perform all of the obligations of each member of the Spinco Group to be performed under the Assumed Contracts.

3.                                       Miscellaneous.

(a)                                  Headings.  The section headings used herein are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Assumption Agreement.

(b)                                 Counterparts.  This Assumption Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

(c)                                  Amendments.  No amendment or modification of this Assumption Agreement shall be effective unless it is set forth in writing and signed by each of the parties hereto.

(d)                                 Successors and Assigns.  This Assumption Agreement is executed by, and shall be binding upon, the parties hereto and their respective successors and permitted assigns for the uses and purposes above set forth and referred to, as of the date hereof.

(e)                                  Severability.  If any term or provision of this Assumption Agreement is invalid, illegal or incapable of being enforced by any Law or public policy, all other terms and provisions of this Assumption Agreement shall nevertheless remain in full force and effect so long as the legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party.  Upon such determination that any term or provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Assumption Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

[The remainder of this page is intentionally left blank.]

IN WITNESS WHEREOF, the parties have caused this Assumption Agreement to be duly executed and delivered as of the date first written above.

GENERAL GROWTH PROPERTIES, INC.

By:
Name:
Title:

ROUSE PROPERTIES, INC.

By:
Name:
Title:

Exhibit A

Assumed Contracts

1.                                       Settlement Agreement, effective as of April 22, 2010, by and between Heeling Sports Limited and General Growth Properties, Inc.

SCHEDULE 1.1

Spinco Group

See attached.

Spinco Group

Animas Valley Mall, LLC

Bay Shore GP, LLC

Bay Shore Mall, LP

Birchwood Mall, LLC

Boulevard Anchor Acquisition, LLC

Boulevard Mall, LLC

Cache Valley, LLC

Chula Vista Center, LP

Chula Vista GP, LLC

Collin Creek Anchor Acquisition, LLC

Collin Creek Mall, LLC

Colony Square Mall LLC

GGP-Gateway Mall LLC

GGP Loan Acquisition, LLC

Knollwood Mall, LLC

Lakeland Square Anchor Acquisition, LLC

Lakeland Square Mall, LLC

Lansing Mall, LLC

Mall St. Vincent, LLC

NewPark Anchor Acquisition, LLC

NewPark GP, LLC

NewPark Mall, LP

North Plains Mall, LLC

Pierre Bossier Mall, LLC

Rouse GP, LLC

Rouse Holding, Inc.

Rouse Holding TRS, Inc.

Rouse Pledged, LLC

Rouse Pledgor, LLC

Rouse Properties, Inc.

Rouse Properties, LP

Rouse Properties TRS, Inc.

Sierra Vista Mall, LLC

Sikes Senter, LLC

Silver Lake Mall, LLC

Southland Center, LLC

Southland GP, LLC

Southland Mall Anchor Acquisition, LP

Southland Mall Anchor GP, LLC

Southland Mall, LP

Spring Hill Anchor Acquisition, LLC

Spring Hill Mall, LLC

Steeplegate Mall, LLC

Three Rivers Mall, LLC

Tracy Mall Partners I LLC

Tracy Mall Partners, LP

Valley Hills Mall, LLC

Vista Ridge Mall, LLC

Washington Park Mall, LLC

Westwood Mall, LLC

White Mountain Mall, LLC

SCHEDULE 2.1(a)

Spinoff Plan

See attached.

X:\NrPortbl\US_ACTIVE\GAILDAVI\43850263_1.DOC Spinoff Plan Description Actual Transaction Steps 1. GGPLP LLC Internal Restructuring GGPLPLLC 2010 Loan Pledgee, LLC Distributions: 1. GGPLPLLC 2010 Loan Pledgee, LLC distributes 100% of the units of Animas Valley Mall, LLC to its owner, GGPLPLLC 2010 Loan Pledgor Holding, LLC. 2. GGPLPLLC 2010 Loan Pledgee, LLC distributes 100% of the units of Birchwood Mall, LLC to its owner, GGPLPLLC 2010 Loan Pledgor Holding, LLC. 3. GGPLPLLC 2010 Loan Pledgee, LLC distributes 100% of the units of Cache Valley, LLC to its owner, GGPLPLLC 2010 Loan Pledgor Holding, LLC. 4. GGPLPLLC 2010 Loan Pledgee, LLC distributes 100% of the units of North Plains Mall, LLC to its owner, GGPLPLLC 2010 Loan Pledgor Holding, LLC. 5. GGPLPLLC 2010 Loan Pledgee, LLC distributes 100% of the units of Pierre Bossier Mall, LLC to its owner, GGPLPLLC 2010 Loan Pledgor Holding, LLC. 6. GGPLPLLC 2010 Loan Pledgee, LLC distributes 100% of the units of Silver Lake Mall, LLC to its owner, GGPLPLLC 2010 Loan Pledgor Holding, LLC. 7. GGPLPLLC 2010 Loan Pledgee, LLC distributes 100% of the units of Spring Hill Mall, LLC to its owner, GGPLPLLC 2010 Loan Pledgor Holding, LLC. 8. GGPLPLLC 2010 Loan Pledgee, LLC distributes 100% of the units of Sierra Vista Mall, LLC to its owner, GGPLPLLC 2010 Loan Pledgor Holding, LLC. 9. GGPLPLLC 2010 Loan Pledgee, LLC distributes 100% of the units of White Mountain Mall, LLC to its owner, GGPLPLLC 2010 Loan Pledgor Holding, LLC. GGPLPLLC 2010 Loan Pledgor Holding, LLC Distributions: 10. GGPLPLLC 2010 Loan Pledgor Holding, LLC distributes 100% of the units Animas Valley Mall, LLC to its owner, GGPLP LLC. 11. GGPLPLLC 2010 Loan Pledgor Holding, LLC distributes 100% of the units Birchwood Mall, LLC to its owner, GGPLP LLC. 12. GGPLPLLC 2010 Loan Pledgor Holding, LLC distributes 100% of the units of Cache Valley, LLC to its owner, GGPLP LLC. 13. GGPLPLLC 2010 Loan Pledgor Holding, LLC distributes 100% of the units of North Plains Mall, LLC to its owner, GGPLP LLC. 14. GGPLPLLC 2010 Loan Pledgor Holding, LLC distributes 100% of the units of Pierre Bossier Mall, LLC to its owner, GGPLP LLC. 15. GGPLPLLC 2010 Loan Pledgor Holding, LLC distributes 100% of the units of Silver Lake Mall, LLC to its owner, GGPLP LLC. 16. GGPLPLLC 2010 Loan Pledgor Holding, LLC distributes 100% of the units of Spring Hill Mall, LLC to its owner, GGPLP LLC. 17. GGPLPLLC 2010 Loan Pledgor Holding, LLC distributes 100% of the units of Sierra Vista Mall, LLC to its owner, GGPLP LLC. 18. GGPLPLLC 2010 Loan Pledgor Holding, LLC distributes 100% of the units of White Mountain Mall, LLC to its owner, GGPLP LLC.

2 Description Actual Transaction Steps 2. GGPLP LLC Distributions 19. GGPLP LLC distributes 100% of the units of Animas Valley Mall, LLC to its owner, GGP LP. 20. GGPLP LLC distributes its 99% interest in Bay Shore Mall, LP to GGP LP. 21. GGPLP LLC distributes 100% of the units of Birchwood Mall, LLC to its owner, GGP LP. 22. GGPLP LLC distributes 100% of the units of Cache Valley, LLC to its owner, GGP LP. 23. GGPLP LLC distributes 100% of the units of Knollwood Mall, LLC to its owner, GGP LP. 24. GGPLP LLC distributes 100% of the units of North Plains Mall, LLC to its owner, GGP LP. 25. GGPLP LLC distributes 100% of the units of Pierre Bossier Mall, LLC to its owner, GGP LP. 26. GGPLP LLC distributes 100% of the units of Sikes Senter, LLC to its owner, GGP LP. 27. GGPLP LLC distributes 100% of the units of Silver Lake Mall, LLC to its owner, GGP LP. 28. GGPLP LLC distributes 100% of the units of Spring Hill Mall, LLC to its owner, GGP LP. 29. GGPLP LLC distributes its 99.5% interest in Boulevard Mall, LLC to its owner, GGP LP. 30. GGPLP LLC distributes 100% of the units of Sierra Vista Mall, LLC to its owner, GGP LP. 31. GGPLP LLC distributes 100% of the units of Three Rivers Mall, LLC to its owner, GGP LP. 32. GGPLP LLC distributes 100% of the units of Valley Hills Mall, LLC to its owner GGP LP. 33. GGPLP LLC distributes its 100% interest in Tracy Mall Partners I LLC and its 99.5% interest in Tracy Mall Partners, LP to its owner, GGP LP. 34. GGPLP LLC distributes 100% of the units of White Mountain Mall, LLC to its owner, GGP LP. 3. GGP LP Internal Restructuring The Rouse Company, LLC Distributions: 35. The Rouse Company, LLC distributes its 100% interest in Collin Creek Anchor Acquisition, LLC and Collin Creek Mall, LLC to its owner, GGP LP. 36. The Rouse Company, LLC distributes its 100% interest in Chula Vista GP, LLC and its 99% LP interest in Chula Vista Center, LP to its owner, GGP LP. 37. The Rouse Company, LLC distributes 100% of the units of GGP-Gateway Mall LLC to its owner, GGP LP. 38. The Rouse Company, LLC distributes 100% of the units of Lansing Mall, LLC to its owner, GGP LP. 39. The Rouse Company, LLC distributes its 100% interest in Southland GP, LLC and Southland Mall Anchor GP, LLC, and its 99.5% LP interest in Southland Mall Anchor Acquisition, LP, and Southland Mall, LP to its owner, GGP LP. GGPLP 2010 Loan Pledgee, LLC Distributions: 40. GGPLP 2010 Loan Pledgee, LLC distributes 100% of the units of Colony Square Mall LLC to its owner, GGPLP 2010 Loan Pledgor Holding, LLC. 41. GGPLP 2010 Loan Pledgee, LLC distributes 100% of the units of Westwood Mall, LLC to its owner, GGPLP 2010 Loan Pledgor Holding, LLC.

3 Description Actual Transaction Steps GGPLP 2010 Loan Pledgor Holding, LLC Distributions: 42. GGPLP 2010 Loan Pledgor Holding, LLC distributes 100% of the units of Colony Square Mall LLC to its owner, GGP LP. 43. GGPLP 2010 Loan Pledgor Holding, LLC distributes 100% of the units of Westwood Mall, LLC to its owners, GGP LP. 4. GGPLP Real Estate, Inc. Internal Restructuring GGPLP Real Estate 2010 Loan Pledgee, LLC Distribution: 44. GGPLP Real Estate 2010 Loan Pledgee, LLC distributes its 100% interest in NewPark GP, LLC and NewPark Anchor Acquisition, LLC and its 50% LP interest in NewPark Mall, LP to its owner, GGPLP Real Estate 2010 Loan Pledgor Holding, LLC. GGPLP Real Estate 2010 Loan Pledgor Holding, LLC Distribution: 45. GGPLP Real Estate 2010 Loan Pledgor Holding, LLC distributes its 100% interest in NewPark GP, LLC and NewPark Anchor Acquisition, LLC and its 50% LP interest in NewPark Mall, LP to its owner, GGPLP Real Estate, Inc. Contribution to Rouse Holding, Inc.: 46. GGPLP Real Estate, Inc. contributes its 100% interest in NewPark GP, LLC and NewPark Anchor Acquisition, LLC and its 50% LP interest in NewPark Mall, LP to Rouse Holding, Inc., a corporation taxable as a REIT for federal income tax purposes. 47. GGPLP Real Estate, Inc. contributes its 0.5% interest in Boulevard Mall, LLC to Rouse Holding, Inc. 48. GGPLP Real Estate, Inc. contributes 100% of the units of Washington Park Mall, LLC to Rouse Holding, Inc. 49. GGP LP contributes [cash] to Rouse Holding, Inc. in exchange for 500 shares of preferred stock of Rouse Holding, Inc with a face amount of $500,000. 50. GGPLP Real Estate, Inc. enters into an agreement with Rouse Holding, Inc. pursuant to which GGPLP Real Estate Inc. agrees to transfer 100% of the units of Steeplegate Mall, LLC to Rouse Holding, Inc. immediately after the spin-off. Rouse Holding, Inc. Creates Rouse Holding, Inc. Protective Trust: 51. Rouse Holding, Inc. creates Rouse Holding, Inc. Protective Trust with Rouse Holding TRS, Inc. as beneficiary. 5. GGPLP Real Estate, Inc. Distribution 52. GGPLP Real Estate, Inc. distributes all of the voting stock of Rouse Holding, Inc. to its owner, GGP LP. 6. GGLP Contribution 53. GGP LP contributes 100% of the units of Animas Valley Mall, LLC to Rouse Properties, Inc. 54. GGP LP contributes its 99% LP interest in Bay Shore Mall, LP to Rouse Properties, Inc. 55. GGP LP contributes 100% of the units of Birchwood Mall, LLC to Rouse Properties, Inc. 56. GGP LP contributes 100% of the units of Cache Valley, LLC to Rouse Properties, Inc. 57. GGP LP contributes its 100% interest in Collin Creek Anchor Acquisition, LLC and Collin Creek Mall, LLC to Rouse Properties, Inc. 58. GGP LP contributes its 100% interest in Chula Vista GP, LLC and its 99% LP interest in Chula Vista Center, LP to Rouse Properties, Inc.

4 Description Actual Transaction Steps 59. GGP LP contributes 100% of the units of Colony Square Mall LLC to Rouse Properties, Inc. 60. GGP LP contributes 100% of the units of GGP-Gateway Mall LLC to Rouse Properties, Inc. 61. GGP LP contributes 100% of the units of Knollwood Mall, LLC to Rouse Properties, Inc. 62. GGP LP contributes 100% of the units of Lakeland Square Mall, LLC and Lakeland Square Anchor Acquisition, LLC to Rouse Properties, Inc. 63. GGP LP contributes 100% of the units of Lansing Mall, LLC to Rouse Properties, Inc. 64. GGP LP contributes 100% of the units of Mall St. Vincent, LLC to Rouse Properties, Inc. 65. GGP LP contributes 100% of the shares of common stock and 499 of the shares of preferred stock of Rouse Holding, Inc. to Rouse Properties, Inc. 66. GGP LP contributes its 1 remaining share of preferred stock of Rouse Holding, Inc. to Rouse Properties TRS, Inc. 67. GGP LP contributes 100% of the common stock of Rouse Properties TRS, Inc. to Rouse Properties, Inc. 68. GGP LP contributes 100% of the units of North Plains Mall, LLC to Rouse Properties, Inc. 69. GGP LP contributes 100% of the units of Pierre Bossier Mall, LLC to Rouse Properties, Inc. 70. GGP LP contributes 100% of the units of Sikes Senter, LLC to Rouse Properties, Inc. 71. GGP LP contributes 100% of the units of Silver Lake Mall, LLC to Rouse Properties, Inc. 72. GGP LP contributes its 100% interest in Southland GP, LLC and Southland Mall Anchor GP, LLC and its 99.5% LP interest in Southland Mall Anchor Acquisition, LP and Southland Mall, LP to Rouse Properties, Inc. 73. GGP LP contributes 100% of the units of Southland Center, LLC to Rouse Properties, Inc. 74. GGP LP contributes 100% of the units of Spring Hill Mall, LLC and Spring Hill Anchor Acquisition, LLC to Rouse Properties, Inc. 75. GGP LP contributes 99.5% of the units of Boulevard Mall, LLC and 100% of the units of Boulevard Anchor Acquisition, LLC to Rouse Properties, Inc. 76. GGP LP contributes 100% of the units of Sierra Vista Mall, LLC to Rouse Properties, Inc. 77. GGP LP contributes 100% of the units of Three Rivers Mall, LLC to Rouse Properties, Inc. 78. GGP LP contributes 100% of the units of Valley Hills Mall, LLC to Rouse Properties, Inc. 79. GGP LP contributes 100% of the units of Vista Ridge Mall, LLC to Rouse Properties, Inc. 80. GGP LP contributes its 100% interest in Tracy Mall Partners I LLC and its 99.5% LP interest in Tracy Mall Partners, LP to Rouse Properties, Inc. 81. GGP LP contributes 100% of the units of Westwood Mall, LLC to Rouse Properties, Inc. 82. GGP LP contributes 100% of the units of White Mountain Mall, LLC to Rouse Properties, Inc. 83. GGP LP contributes 100% of the units of GGP Loan Acquisition, LLC to Rouse Properties, Inc. 7. Rouse Properties, Inc. Contribution Rouse Properties Inc. Creates Rouse Properties, Inc. Protective Trust: 84. Rouse Properties, Inc. creates Rouse Properties, Inc. Protective Trust with Rouse Properties TRS, Inc. as beneficiary.

5 Description Actual Transaction Steps Rouse Properties Inc. Contribution to Rouse Properties, LP and Rouse GP, LLC: 85. Rouse Properties, Inc. contributes 100% of the shares of common stock and 498 of the shares of preferred stock of Rouse Holding, Inc. to Rouse Properties, LP. 86. Rouse Properties, Inc. contributes 1 share of preferred stock of Rouse Holding, Inc. to Rouse GP, LLC. 87. Rouse GP, LLC contributes 1 share of preferred stock of Rouse Holding, Inc. to Rouse Properties, LP. 88. Rouse Properties, Inc. contributes 100% of the units of Animas Valley Mall, LLC to Rouse Properties, LP. 89. Rouse Properties, Inc. contributes 100% of the units of Birchwood Mall, LLC to Rouse Properties, LP. 90. Rouse Properties, Inc. contributes 100% of the units of Cache Valley, LLC to Rouse Properties, LP. 91. Rouse Properties, Inc. contributes its 100% interest in Collin Creek Anchor Acquisition, LLC and Collin Creek Mall, LLC to Rouse Properties, LP. 92. Rouse Properties, Inc. contributes its 100% interest in Chula Vista GP, LLC and its 99% LP interest in Chula Vista Center, LP to Rouse Properties, LP. 93. Rouse Properties, Inc. contributes 100% of the units of Colony Square Mall LLC to Rouse Properties, LP. 94. Rouse Properties, Inc. contributes 100% of the units of GGP-Gateway Mall LLC to Rouse Properties, LP. 95. Rouse Properties, Inc. contributes 100% of the units of Knollwood Mall, LLC to Rouse Properties, LP. 96. Rouse Properties, Inc. contributes 100% of the units of Lakeland Square Mall, LLC and Lakeland Square Anchor Acquisition, LLC to Rouse Properties, LP. 97. Rouse Properties, Inc. contributes 100% of the units of Lansing Mall, LLC to Rouse Properties, LP. 98. Rouse Properties, Inc. contributes 100% of the units of Mall St. Vincent, LLC to Rouse Properties, LP. 99. Rouse Properties, Inc. contributes 100% of the common stock of Rouse Properties TRS, Inc. to Rouse Properties, LP. 100. Rouse Properties, Inc. contributes 100% of the units of North Plains Mall, LLC to Rouse Properties, LP. 101. Rouse Properties, Inc. contributes 100% of the units of Pierre Bossier Mall, LLC to Rouse Properties, LP. 102. Rouse Properties, Inc. contributes 100% of the units of Sikes Senter, LLC to Rouse Properties, LP. 103. Rouse Properties, Inc. contributes 100% of the units of Silver Lake Mall, LLC to Rouse Properties, LP. 104. Rouse Properties, Inc. contributes its 100% interest in Southland GP, LLC and Southland Mall Anchor GP, LLC and its 99.5% LP interest in Southland Mall Anchor Acquisition, LP and Southland Mall, LP to Rouse Properties, LP. 105. Rouse Properties, Inc. contributes 100% of the units of Southland Center, LLC to Rouse Properties, LP. 106. Rouse Properties, Inc. contributes 100% of the units of Spring Hill Mall, LLC and Spring Hill Anchor Acquisition, LLC to Rouse Properties, LP. 107. Rouse Properties, Inc. contributes 99.5% of the units of Boulevard Mall, LLC and 100% of the units of Boulevard Anchor Acquisition, LLC to Rouse Properties, LP. 108. Rouse Properties, Inc. contributes 100% of the units of Sierra Vista Mall, LLC to Rouse Properties, LP. 109. Rouse Properties, Inc. contributes 100% of the units of Three Rivers Mall, LLC to Rouse Properties, LP. 110. Rouse Properties, Inc. contributes 100% of the units of Valley Hills Mall, LLC to Rouse Properties, LP. 111. Rouse Properties, Inc. contributes 100% of the units of Vista Ridge Mall, LLC to Rouse Properties, LP.

6 Description Actual Transaction Steps 112. Rouse Properties, Inc. contributes its 100% interest in Tracy Mall Partners I LLC and its 99.5% LP interest in Tracy Mall Partners, LP to Rouse Properties, LP. 113. Rouse Properties, Inc. contributes 100% of the units of Westwood Mall, LLC to Rouse Properties, LP. 114. Rouse Properties, Inc. contributes 100% of the units of White Mountain Mall, LLC to Rouse Properties, LP. 115. Rouse Properties, Inc. contributes 100% of the units of GGP Loan Acquisition, LLC to Rouse Properties, LP. 116. Rouse Properties, Inc. contributes 100% of the units of Rouse Pledgor, LLC to Rouse Properties, LP. 8. GGP LP Distribution of Rouse Properties, Inc./Spin-off of Rouse Properties, Inc. 117. GGP LP distributes 100% of the stock of Rouse Properties, Inc. pro rata to its owners, including minority common and preferred unitholders of GGP LP, retaining all of the shares of a non-voting class of stock representing 1% of the total value of Rouse Properties, Inc.’s stock. 118. GGP LP II distributes all of its stock of Rouse Properties, Inc. to GGP, Inc. 119. GGP, Inc. contributes 100% of the units of Bay Shore GP, LLC to Rouse Properties, Inc. 120. GGP, Inc. distributes all of its stock of Rouse Properties, Inc. to GGP Real Estate Holding I, Inc. 121. GGP Real Estate Holding I, Inc. distributes all of its stock of Rouse Properties, Inc. to General Growth Properties, Inc. 122. General Growth Properties, Inc. distributes all of its stock of Rouse Properties, Inc. pro rata to its shareholders. 123. Immediately after the spin-off, pursuant to the agreement entered into in Step 50, GGPLP Real Estate, Inc. transfers 100% of the units of Steeplegate Mall, LLC to Rouse Holding, Inc.

SCHEDULE 6.5(a)

Assumed Actions

See attached.

Assumed Actions Personal Injury—Claims Only Rouse Property Claimant Name Applicable Insurance Coverage Nature of Claim Animas Valley Mall Lewis, Darlene General Liability Personal Injury Bayshore Mall Unknown, Unknown General Liability Vehicle Accidents Bayshore Mall Fry, Christina General Liability Personal Injury Birchwood Mall Vance, David General Liability Personal Injury Cache Valley Mall Allen, Dixon L Worker's Compensation Strain or Injury By Cache Valley Mall Sutton, Carol General Liability Personal Injury Collin Creek Curran, Carmen General Liability Personal Injury Collin Creek Jameson, Dabravka General Liability Personal Injury Collin Creek Phillips, Colby General Liability Personal Injury Colony Square Mall Snodgrass, Sheena General Liability Personal Injury Colony Square Mall Tufts, Sherry General Liability Personal Injury Colony Square Mall Carroll, Ida General Liability Personal Injury Gateway Mall Unknown General Liability Personal Injury Gateway Mall Arcett, Jillian General Liability Personal Injury Gateway Mall Anderson, Lynda General Liability Personal Injury Gateway Mall Saggaf, Yusuf General Liability Personal Injury Knollwood Mall Grega, Marie General Liability Personal Injury Knollwood Mall Perlmutter, Beth General Liability Personal Injury Knollwood Mall Eckers, Dorothy General Liability Personal Injury Knollwood Mall Unknown General Liability Miscellaneous Lakeland Square James, Jackson General Liability Personal Injury Lakeland Square Nickett, Ann General Liability Personal Injury Lakeland Square Murphy, Michael W General Liability Miscellaneous Lakeland Square Vogenberger, Sara General Liability Miscellaneous Lansing Mall UNKNOWN female General Liability Personal Injury

2 Lansing Mall UNKNOWN driver General Liability Personal Injury Lansing Mall Seppala, JoAnne General Liability Personal Injury Lansing Mall Cahill, Lorna General Liability Personal Injury Lansing Mall Johnson, Alexander General Liability Personal Injury Mall St Vincent Robertson, Ronnie General Liability Vehicle Accidents NewPark Mall Cayetano, Juana General Liability Personal Injury North Plains Mall Golyohtly, Glessie General Liability Personal Injury North Plains Mall Jenkins, Trudy General Liability Personal Injury Pierre Bossier Mall Johnson, Veronica General Liability Personal Injury Pierre Bossier Mall Carr-Johnson, Sandra General Liability Miscellaneous Pierre Bossier Mall Gore, Mary General Liability Personal Injury Sikes Senter Robinson, Sande General Liability Personal Injury Sikes Senter Collins, Betty General Liability Personal Injury Sikes Senter Phillips, Jackie General Liability Personal Injury Silver Lake Mall DelMonte, Cynthia General Liability Personal Injury Southland Center MI BIELSKI, DOROTHY General Liability Fall/Slip Southland Center MI Severini, Janice General Liability Personal Injury Southland Center MI Arcand, Kaila-Marie General Liability Personal Injury Southland Center MI Emerick, Pamela D General Liability Personal Injury Southland Center MI Ramirez, Beverly General Liability Personal Injury Southland Center MI PHILLIPS,CHRISTOPH Worker's Compensation Fall, Slip or Trip Injury Southland Center MI Page, George General Liability Personal Injury Southland Mall CA Gutierrez, Jose Maria Aguirre General Liability Miscellaneous Southland Mall CA Singh, Lallian Calvin General Liability Miscellaneous Spring Hill Mall Sanchez Gomez, Luisa General Liability Personal Injury Spring Hill Mall Seafield, David General Liability Personal Injury Spring Hill Mall Martin, Jacen General Liability Personal Injury Steeplegate Mall Tinkham, Kerri General Liability Miscellaneous Steeplegate Mall Reed, Ashley General Liability Personal Injury The Boulevard Mall McGregor, Lorina General Liability Personal Injury

3 The Boulevard Mall Raji, Hakeem General Liability Violence/Crime The Mall at Sierra Vista Menser, Diane General Liability Personal Injury Three Rivers Mall Hughes, Cassius General Liability Vehicle Accidents Three Rivers Mall Berry, Viola General Liability Personal Injury Three Rivers Mall Ali, Lisa General Liability Personal Injury Valley Hills Mall NC Dagenhart, DiDema General Liability Personal Injury Valley Hills Mall NC Boyd, Nancy General Liability Personal Injury Valley Hills Mall NC Smith, Janice General Liability Personal Injury Valley Hills Mall NC Turner, Christy General Liability Personal Injury Valley Hills Mall NC Cohen, Phylis General Liability Personal Injury Valley Hills Mall NC Martinez, Olivia General Liability Personal Injury Vista Ridge Mall Morris, Juanita General Liability Vehicle Accidents Vista Ridge Mall Keller, Shaun General Liability Miscellaneous Vista Ridge Mall Creasser General Liability Personal Injury Vista Ridge Mall Charles, Hilda General Liability Personal Injury West Valley Mall Miller, Betty General Liability Personal Injury West Valley Mall Smith, Kathy General Liability Personal Injury

4 Personal Injury—Litigation Rouse Property Loss Date Case Name Jurisdiction & Case No. Defense Counsel Notes Demand/ Source Bayshore Mall 12/29/2008 Edie Thompson v. Bayshore Mall Superior Court of California, Humboldt County, Case No. DR101060 Derek VanDeviver, Esq. Rushford & Bonotto, LLP. 2277 Fair Oaks Blvd., Ste. 495 Sacramento, CA 95825 (916) 565-0590 Defense and indemnity provided by housekeeping contractor. n/a Collin Creek 10/20/2009 Jodene Newman v. Collin Creek Mall, L.P., et al. Collin County District Court, Texas, Case No. 380-04281-2011 Ed Wright Wright & Toles 9330 LBJ Freeway, Suite 1400 Dallas, TX 75243 (972) 231-6001 ext 150 wright@edwright.com Defense and indemnity provided by Dillard. n/a Colony Square Mall 12/20/2006 Linda Jones and Bill Jones v. General Growth Properties, Inc. Muskingum Court of Common Pleas, Ohio, Case No. 2008-0985 Lee Patton Sullivan, Ward, Asher & Patton 1000 Maccabees Center 25800 Northwestern Highway Southfield, MI 48075-8412 (248) 746-2803 850,000 (Dec. 2010 demand ltr) Gateway Mall 4/27/2008 Carleen Costa v. Gateway Mall Lane County Circuit Court, Oregon, Case No. 16-10-28364 Alexander J. Williamson David Prange Prange Law Group LLC 2120 US Bancorp Tower 111 SW Fifth Ave. Portland, OR 97204 (503) 595-8199 824,775 (Dec. 2010 lawsuit)

5 Rouse Property Loss Date Case Name Jurisdiction & Case No. Defense Counsel Notes Demand/ Source Lakeland Square 12/14/2009 Faith Allen v. GGP-Lakeland, Inc. d/b/a Lakeland Square Mall Superior Court of California, Polk County, Case No. 53- 2011-CA-002515 Andrew Connel Quinteros, Prieto, Wood & Boyer 9300 South Dadeland Boulevard Miami, Fl. 33156 (305) 670-1101 Defense and indemnity provided by housekeeping contractor. n/a Mall St Matthews 8/20/2009 Geneva Louise Cunningham v. MSM Property, LLC d/b/a Mall St. Matthews Jefferson County Circuit Court, Kentucky, Case No. 10-CI-005447 John David Cole Cole & Moore, P.S.C. 921 College Street – Phoenix Place P.O. Box 10240 Bowling Green, KY 42102- 7240 (270) 782-6666 dcole@coleandmoore.com *Plaintiff has taken no action on this matter since responding to dicovery on 1/13/11. Local counsel will prepare a motion to dismiss for lack of prosecution. 5,090 (Claim Handler's reserve.) NewPark Mall 10/19/2008 Maria Rodriguez v. ABM Janitorial Services, Inc., et al. Superior Court of California, Alameda County, Case No. RG- 10542350 Troy Wiggins Wiggins, Richard, Romano & Thorson 100 Bush Street, 23rd Floor San Francisco, CA 94104 (415) 291-1997 Defense and indemnity provided by construction contractor. n/a Sikes Senter 1/16/2009 Glenda Bussey v. Sikes Senter Wichita County District Court, Texas, Case No. 174-061-B Andy FifieldForman Perry Watkins Krutz & Tardy LLP 2001 Bryan Street Suite 1300 Dallas, Texas 75201- 3008 (214) 583-8801 72,291.29(Plainti ff attorney's demand provided after suit filed)

6 Rouse Property Loss Date Case Name Jurisdiction & Case No. Defense Counsel Notes Demand/ Source Silver Lake Mall 12/1/2006 Floyd Pollard v. Silver Lake Mall Kootenai County District Court, Idaho, Case No. CV 08-5864 Scott C. Cifrese Paine Hamblen 717 W. Sprague, Suite 1200 Spokane, WA 99201 (509) 455-5069 scott.cifrese@painehamblen. com Defense and indemnity provided by housekeeping contractor. n/a Southland Center (MI) 1/24/2011 Geraldine Luckett v General Growth Properties, Inc., et al. 3rd Circuit Court, Wayne County, Michigan, Case No. 11-004643-NO Lee Patton Sullivan, Ward, Asher & Patton 1000 Maccabees Center 25800 Northwestern Highway Southfield, MI 48075-8412 (248) 746-2803 In excess of 25,000 (April 2011 lawsuit) Southland Mall (CA) 6/24/2009 Jose A. Gutierrez v. Southland Mall Superior Court of California, Los Angeles County, Case No. BC428768 Mike Avila Avila & Peros, LLP 21250 Hawthorne Blvd., Suite 500 Torrance, CA 90503 (310) 792-7062 In excess of 100,000 (July 2010 lawsuit) Southland Mall (CA) 11/9/2009 Charlotte Eastwood v. Southland Mall, L.P., et. al. Superior Court of California, Alameda County, Case No. RG- 11602782 TBD 100 (Claim handler's reserve)

7 Rouse Property Loss Date Case Name Jurisdiction & Case No. Defense Counsel Notes Demand/Source Spring Hill Mall 3/6/2007 Giovanna DiPasquale v General Growth Properties, Inc., et al. Circuit Court of McHenry County, Illinois, Case No. 09LA88 Richard M. Waris Pretzel & Stouffer Chartered One South Wacker Drive, Suite 2500 Chicago, Illinois 60606-4673 (312) 578-7404 Defense and indemnity provided by snow removal contractor. n/a Spring Hill Mall 1/11/2009 Becki Enck v. Spring Hill Mall Circuit Court of Cook County, Illinois, Case No. 11 L 000007 Erin A. Zarse Swanson, Martin & Bell, LLP 330 N. Wabash, Suite 3300 Chicago, Illinois 60611 (312) 222-8545 ezarse@smbtrials.com In excess of 100,000 (Jan 2011 lawsuit) Spring Hill Mall 1/1/2007 Raul Perez, Individually and the Next Friend of David Perez, a minor v. General Growth Properties, Inc. Circuit Court of Cook County, Illinois, Case No. 08 L PC 014387 Erin A. Zarse Swanson, Martin & Bell, LLP330 N. Wabash, Suite 3300Chicago, Illinois 60611(312) 222- 8545ezarse@smbtrials.com 35,000(Verbal demand made by plaintiff's counsel) The Boulevard Mall 4/17/2008 Irene Burnett v. Millard Mall Servies, Inc. d/b/a The Millard Group, Inc., et al. Clark County District Court, Nevada, Case No. A09 598787e Lew Brandon Moran Law Firm, LLC 630 S. Fourth Street Las Vegas, NV 89101 (702) 384-8424 Defense and indemnity provided by housekeeping contractor. n/a

8 Rouse Property Loss Date Case Name Jurisdiction & Case No. Defense Counsel Notes Demand/Source The Boulevard Mall 5/23/2009 Susan Daniels v. Boulevard Mall LLC, et al. Clark County District Court, Nevada, Case No. A-10-630121-C Kym Samuel Cushing, Esq. Wilson, Elser, Moskovitz, Edelman & Dicker LLP 300 South 4th Street, 11th Floor Las Vegas, NV 89101-6014 (702) 727-1400 Defense and indemnity provided by security contractor. n/a The Boulevard Mall 5/13/2005 Sohaila Sadiq v. Boulevard Mall, et al. Clark County District Court, Nevada, Case No. A 540857 Jim Silvestri Pyatt Silvestri & Hanlon 701 Bridger Ave., Suite 600 Las Vegas, NV 89101 (702) 383-6000 In excess of 20,000 (Aug 2007 lawsuit) The Boulevard Mall 7/24/2009 Pricilla Gomez v. Boulevard Mall LLC, et al. Clark County District Court, Nevada, Case No. A-11-645416C TBD Defense and indemnity provided by housekeeping contractor. n/a Three Rivers Mall 12/11/2010 John Robinson v. Three Rivers Mall Cowlitz County Superior Court, Washington, Case No. 11 2 00096 7 Alexander J. Williamson David Prange Prange Law Group LLC 2120 US Bancorp Tower 111 SW Fifth Ave. Portland, OR 97204 (503) 595-8199 John Robinson: 125,000; Deborah Robinson: 95,000 (Plaintiffs Attorney's demand correspondence)

9 Rouse Property Loss Date Case Name Jurisdiction & Case No. Defense Counsel Notes Demand/Source Valley Hills Mall NC 1/23/2008 Bonnie Vasseur v. Valley Hills Mall, LLC Catawba County General Court of Justice, North Carolina, Case No. 10 CV 000520 Perry Henson, Jr. Henson & Talley, LLP Suite 600 Piedmont Building 114 N. Elm Street Greensboro, NC 27401 (336) 275-0587, ext 206 Defense and indemnity provided by Sears. n/a Vista Ridge Mall 3/1/2007 Megan McHale v. General Growth Properties, Inc., et al. Denton County, Texas, District Court, Case No. 2009-60490393 J. Michael Colpoys Smith & Moore PLLC 3030 Lincoln Plaza 500 North Akard Street Dallas, Texas 75201 (214) 740-4200 87,845(Confirmation of Loss filed in GGP BK) Vista Ridge Mall 7/18/2009 Joneh and Kashayla Moye, on behalf of minor Dejia Moye v. Kone, et al. Denton County, Texas, District Court, Case No. 2011-60937-393 Katarzyna Brozynski Stephen S. Muhich Dykema Gossett PLLC 300 Ottawa Avenue, N.W., Suite 700 Grand Rapids, MI 49503 (616) 776-7500 Defense and indemnity provided by escalator maintenance contractor. n/a Vista Ridge Mall 8/2/2009 Janet Watson v. Vista Ridge Mall, LLC d/b/a Vista Ridge Mall, et al. Denton County, Texas, District Court, Case No. 2010-10089-16 Michael L. Fox, Field Attorney Liberty Mutual Group 2110 Walnut Hill Lane, Suite 200 Irving, TX 75038 (972) 580-1249, ext 2058 Defense and indemnity provided by housekeeping contractor. n/a

10 Rouse Property Loss Date Case Name Jurisdiction & Case No. Defense Counsel Notes Demand/Source West Valley Mall 6/6/2010 Tammy Miller v. General Growth Properties, Inc., et al. Superior Court of California, San Joaquin County, Case No. 39-2010-00245353-CU-POSTK Phillip R. Bonotto, Esq. State Bar No. 109257 Rushford & Bonnotto, LLP 2277 Fair Oaks Blvd., Suite 495 Sacramento, CA 95825 (916) 565-0590 Defense and indemnity provided by housekeeping contractor. n/a Westwood Mall 7/27/2009 Betty Smith v. General Growth Properties, Inc. Circuit Court, Jackson County, Michigan, Case No. 11-1450-NO Lee Patton Sullivan, Ward, Asher & Patton 1000 Maccabees Center 25800 Northwestern Highway Southfield, MI 48075-8412 (248) 746-2803 15,000 (Plaintiff Attorney's Aug. 2011 correspondence) White Mountain Mall 11/14/2007 Almarie Potochnik v. White Mountain Mall LLC District Court for 3rd Judicial District, Sweetwater, Wyoming, Case No. C-08-556-J Chris Edwards Burg Simpson 1135 14th Street P.O. Box 490 Cody, WY 82414 (307) 527-7891 cedwards@skelaw.com 245,000 (Confirmation of Loss filed in GGP BK)

Mechanics Lien Litigation Rouse Property Caption Outside Counsel Notes Silver Lake Mall Coeur D’Alene Paving, Inc v. Silver Lake Mall, LLC, et al., Kottenai County, Idaho, Case No. CV 11-4591 Jeff Christenson Ringert Law 455 S Third Street Boise, ID 83701 jeffc@ringertlaw.com (208) 342-4591 Settlement reached; documentation in process.

General Litigation Title of Action or Name of Claimant Jurisdiction & Case Number Description of Matter Defense Counsel NOTICE OF VIOLATIONS AND INTENT TO FILE BY NORTHERN CALIFORNIA RIVER WATCH TBD Claim by California non-profit that Bayshore/GGP have violated the terms of a 1985 Coastal Development Permit (CDP Application 1-85-83) allegedly requiring restoration of certain wetlands. TBD STATE OF NEVADA DEP'T OF CONSERVATION AND NATURAL RESOURCES (DIVISION OF ENVIRONMENTAL PROTECTION) v. MARYLAND SQUARE SHOPPING CENTER, LLC, et al. U.S. DISTRICT COURT FOR THE DISTRICT OF NEVADA, CASE NO. 3:09-CV-00231-RCJVPC This is an environmental litigation matter involving claims under RCRA and CERCLA related to perchloroethylene contamination alleged to have been deposited by a dry cleaner that formerly operated at Maryland Square, an independently owned shopping center adjacent to The Boulevard Mall (the "Mall"). The claimants include the State of Nevada Dep't of Conservation and Natural Resources (Division of Environmental Protection) and multiple homeowners who reside in a subdivision adjacent to the Mall. The Mall is not a direct defendant; rather, it has been brought in as a third-party defendant by the former owners of Maryland Square. Jeff Diver Jeffrey R. Diver, P.C. 2S741 Crimson King Lane Glen Ellyn, IL 60137 Telephone: 630-790-0001

13 Title of Action or Name of Claimant Jurisdiction & Case Number Description of Matter Defense Counsel DIGITAL DECALS, LLC d/b/a CUSTOMISTIC N/A Claimant is a former tenant of The Boulevard Mall, who was evicted for nonpayment of rent. There is an ongoing dispute with the tenant related to an alleged mold issue within claimant's former premises at the mall. No litigation is presently pending and it is unlikely that the tenant will file suit. Chet Glover Smith Larsen & Wixom 1935 Village Center Circle Las Vegas, NV 89134 Telephone: 702-252-5002

14 Title of Action or Name of Claimant Jurisdiction & Case Number Description of Matter Defense Counsel SM NEWCO BOSSIER CITY, LLC v. PIERRE BOSSIER MALL, LLC STATE OF LOUISIANA, BOSSIER PARISH, 26TH JUDICIAL DISTRICT COURT, CASE NO. 13625F Settlement in principle reached; documentation of the settlement is underway. SM Newco Bossier City, LLC (“SM Newco”) owns and operates an anchor building at Pierre Bossier Mall (the "Mall") pursuant to the terms of a reciprocal easement agreement (the "REA"). In April 2011, a dispute arose between the Mall and SM Newco regarding SM Newco's decision to lease (the "Lease") its building to (for-profit) Virginia College, LLC ("VC"), a use the Mall deems inconsistent with the terms of the REA. The pending litigation (commenced in May 2011) involves (i) a declaratory judgment claim by SM Newco, seeking a determination that the Lease is consistent with the REA, and (ii) counterclaims by the Mall against SM Newco and VC for specific performance of the REA; an injunction against delivery of possession to VC or against leasing or selling the property to a third-party without giving the Mall a right of first refusal; and damages. David KerthJones Walker855 United Plaza BlvdBaton Rouge, LA 70809Telephone: 225-248-2048 Douglas Taggert Bradley Murchinson Kelly & Shea, LLC 401 Edwards St., 10th Fl Shreveport, LA 71101 Telephone: 318-934-4014 (Local Counsel)

15 Title of Action or Name of Claimant Jurisdiction & Case Number Description of Matter Defense Counsel JAMES MURPHY MICHIGAN DEP'T OF CIVIL RIGHTS, COMPLAINT NO. MDCR# 427831 Claimant filed a complaint on September 6, 2011 with the Michigan Dep't of Civil Rights alleging that his son had been discriminated against by Southland Center (the Mall) and its agents (namely, the mall's security officers employed by IPC) due to his son's disability—autism. This claim was tendered to IPC, which has agreed to defend and indemnify the Mall in this matter. IPC's Legal Department is handling this matter. LARRY FEEZOR V. TRACEY MALL PARTNERS, LP, ET AL. U.S. DISTRICT COURT FOR THE EASTERN DISTRICT OF CALIFORNIA, CASE NO. 2:11 CV 2136 ADA Title III Litigation Jamerson C. Allen Jackson Lewis 199 Fremont Street, 10TH Floor San Francisco, CA 94105 (415) 536-6341 allenj@jacksonlewis.com

Rouse Property Matter Description & Ongoing Obligation Outside Counsel / Internal GGP Contact Westwood Mall Tolling agreement in connection with ongoing dispute over alleged breaches by Wal-Mart with Real Estate Business Trust ("Wal-mart") of a Mutual Development Agreement pertaining to the design and construction of a retention pond system and improper subdivision of Wal-Mart's premises. Jennifer Belveal Honigman Miller Schwartz and Cohn LLP 660 Woodward Ave. 2290 First National Building Detroit, MI 48226-3506 (313) 465-7382 Kendra Newman, GGP, Associate General Counsel (312 286 5348 or kendra.newman@ggp.com) All retail shopping centers going to Rouse Properties, Inc. Ongoing obligation pursuant to settlement in Heeling Sports Limited v. General Growth Properties, Inc., et al. Lynn Murray Grippo & Elden 111 South Wacker Drive Chicago, IL 60606 (312) 704-7700 Lawrence Hill, GGP, Associate General Counsel (312 960 5274 or lawrence.hill@ggp.com)

SCHEDULE 6.5(b)

Transferred Actions

See attached.

Transferred Actions Rouse Property Tenant Defendant(s) Caption Outside Counsel Notes Animas Valley Mall HR Motorsports Price-ASG L.L.C. v. Mitchell Robinson d/b/a HR Motorsports, Eleventh Judicial District, State of New Mexico, County of San Juan, Case No. D-1116-CV-20111380-1 Thomas Lynn Isaacson Mason and Isaacson, P.A. 104 E. Aztec Avenue PO Box 1772 Gallup, NM 87301 (505) 722-4463 lynn.milawfirm@gmail.com Bayshore Mall Impression Bayshore Mall Partners v. Ann 2 La Moda, Inc d/b/a Impression, et al., Superior Court of California, County of Humboldt, Case No. CV 110585 Russel S. Gans Mitchell, Brisso, Delaney & Vrieze PO Drawer 1008 814 Seventh Street Eureka, CA 95501 (707) 443-5643 rgans@mithcelllawfirm.com Birchwood Mall Pro Edge Awaiting approval from GGP's Chief Legal Officer to send matter to outside counsel to file suit. Birchwood Mall Bob Roberts Awaiting approval from GGP's Chief Legal Officer to send matter to outside counsel to file suit.

2 Rouse Property Tenant Defendant(s) Caption Outside Counsel Notes Chula Vista Center Solar Nails & Spa Chula Vista Center, LP v. Phong Nguyen, Superior Court of California, County of San Diego, Case No. 372011- 000317178-CL-UD-SC Keith A. Jones 9001 Grossmont Blvd., Suite 604 La Mesa, CA 91941 (619) 462-6220 kjones9001@gmail.com Tenants agreed to a stipulated judgment including a repayment plan of the back debt. Stipulation entered Nov. 7, 2011 with defendant to pay $14,049.79 in installments with last installment due in Oct. 2012

3 Rouse Property Tenant Defendant(s) Caption Outside Counsel Notes Chula Vista Center Touchdown Chula Vista Center, LP v. Prachi Trading, LLC, Superior Court of California, County of San Diego, South County Division, Case No. 37-2011- 00079008-CU-UD-SC Keith A. Jones 9001 Grossmont Blvd., Suite 604 La Mesa, CA 91941 (619) 462-6220 kjones9001@gmail.com Stipulation entered on Nov. 28, 2011 with defendant to pay $42,086.20 in installments with last installment due in Oct. 2012. Note that tenant's 1st two installments were for $10,000 each. Landlord agreed to reduce rent by $2,000/month with recapture of reduced rent if tenant defaults, and the landlord has the right to terminate the lease with a 30 day notice.

4 Rouse Property Tenant Defendant(s) Caption Outside Counsel Notes Collin Creek Mall Fruit King Collin Creek Mall, LLC v. CSJ Fruit King, Inc., et al. (No case number yet assigned. Counsel preparing collection complaint.) Lee A. Collins Boyar Miller 4265 San Felipe, Suite 120 Houston, TX 77027 (832) 615-4282 LCOLLINS@boyarmiller.com Collin Creek Mall Marble Slab Collin Creek Mall, LLC v. Persla, Inc., et al. (No case number yet assigned. Counsel preparing collection complaint.) Lee A. Collins Boyar Miller 4265 San Felipe, Suite 120 Houston, TX 77027 (832) 615-4282 LCOLLINS@boyarmiller.com Collin Creek Mall Samurai Sam's Collin Creek Mall, LLC v. Seong P. Park and Kyong H. Park, each an individual, d/b/a as Samurai Sam's (No case number yet assigned. Counsel preparing collection complaint.) Lee A. Collins Boyar Miller 4265 San Felipe, Suite 120 Houston, TX 77027 (832) 615-4282 LCOLLINS@boyarmiller.com

5 Rouse Property Tenant Defendant(s) Caption Outside Counsel Notes Gateway Mall Charley's Subs Gateway Mall LLC v. Big Thinkers, Inc. d/b/a Charley's Subs, et al., Clackamas County Circuit Court, Oregon, Case No. CV 11-08-0541 Kenneth Woodrich Woodrich & Archer LLP PO Box 510 Stevenson, WA 98648 (509) 427-5665 ken@woodrich.com Default taken against Defendant Big Thinker’s Inc. and David Tan for $49,999.00 plus fees and costs, with a Covenant Not to Execute if sum of $12,000 is paid per payment agreement. Claims against other defendants remain open. Lakeland Square Pretzelmaker GGP-Lakeland, Inc. and GGP-Lakeland Square II, Inc. v. Bhupendra M. Patel d/b/a Pretzelmaker, 10th Judicial Circuit Court, Polk County, Florida, Case No. 2010CA- 007477-0000-LK Nicolette Vilmos Broad & Cassel 390 N. Orange Ave Ste 1400 Orlando, FL 32801 (407) 839-4233 nvilmos@broadandcassel.com Final judgment entered that places a lien on personal property that tenant owns in Florida.

6 Rouse Property Tenant Defendant(s) Caption Outside Counsel Notes Lansing Mall Nail Trix Lansing Mall, LLC v. Nail Trix, Inc., et al., 56A Judicial District Court, Michigan, Case No. 12-00009-LT Amy Monopoli Zausmer Kaufman, August, Caldwell & Tayler, P.C. 31700 Middlebelt Rd, Suite 150 Farmington Hills, MI 48334 (248) 851-4111 amonopoli@zkact.com Newpark VIP Gifts & Luggage Alameda Mall Associates and GGP-Newpark, LLC v. Charanjeet Singh, Superior Court of California, County of Alameda, Case No.11-588998 Joseph H. Schieffer Stark, Wells, Rahl, Schwartz & Schieffer 1999 Harrison Street, Suite 660 Oakland, CA 94612 (510) 834-2200 jschieffer@starkwells.com Southland Center Big Boy Restaurant Southland Center, LLC v. Rowans BB, Inc., et al., 23rd Judicial District Court, Michigan, Case No. 11-02- 6245-LT Amy Monopoli Zausmer Kaufman, August, Caldwell & Tayler, P.C. 31700 Middlebelt Rd, Suite 150 Farmington Hills, MI 48334 (248) 851-4111 amonopoli@zkact.com

7 Rouse Property Tenant Defendant(s) Caption Outside Counsel Notes Southland Center Fischer's Card Shop Awaiting approval from GGP's Chief Legal Officer to send matter to outside counsel to file suit. Southland Mall VIP Gifts & Luggage Southland Mall, LP v. Charanjeet Singh, Superior Court of California, County of Alameda, Case No. 11-589002 Joseph H. Schieffer Stark, Wells, Rahl, Schwartz & Schieffer 1999 Harrison Street, Suite 660 Oakland, CA 94612 (510) 834-2200 jschieffer@starkwells.com Southland Mall Savemart Supermarkets Southland Mall, L.P. v. Savemart Supermarkets, Superior Court of California, County of Alameda, Case No. 11-599860 Joseph H. Schieffer Stark, Wells, Rahl, Schwartz & Schieffer 1999 Harrison Street, Suite 660 Oakland, CA 94612 (510) 834-2200 jschieffer@starkwells.com Southland Mall Sports Fanatic Southland Mall, L.P. v. Sports Fanatic, Inc., Superior Court of California, County of Alameda, Case No. 10-513218 Ivan Gold Allen Matkins Leck Gamble Mallory & Natsis LLP Three Embarcadero Center, 12th Fl San Francisco, CA 94111 (415) 837-1515 igold@allenmatkins.com

8 Rouse Property Tenant Defendant(s) Caption Outside Counsel Notes Southland Mall As Seen on TV Southland Mall, L.P. v. Hwayeon Christine Lee, et al., Superior Court of California, County of Alameda, Case No. 11-597387 Joseph H. Schieffer Stark, Wells, Rahl, Schwartz & Schieffer 1999 Harrison Street, Suite 660 Oakland, CA 94612 (510) 834-2200 jschieffer@starkwells.com Southland Mall TK Noodle Southland Mall, L.P. v. T.K. Noodle, Inc., Superior Court of California, County of Alameda, Case No. 11-597-191 Joseph H. Schieffer Stark, Wells, Rahl, Schwartz & Schieffer 1999 Harrison Street, Suite 660 Oakland, CA 94612 (510) 834-2200 jschieffer@starkwells.com Landlord and tenant have entered into a payment plan; suit is on hold. Spring Hill Mall Pagecomm Wireless Spring Hill Mall, LLC v. Pagecomm, Sixteenth Judicial Circuit, Kane County, Illinois, Case No. 11 L 42 Joseph Kinkaid Swanson, Martin & Bell 330 North Wabash, Suite 3300 Chicago, IL 60611 (312) 321-8442 Jkincaid@smbtrials.com Spring Hill Mall Gotta Wings Spring Hill Mall, LLC v. GG Food Service, Inc. (No case number yet assigned. Counsel preparing eviction complaint.) Joseph Kinkaid Swanson, Martin & Bell 330 North Wabash, Suite 3300 Chicago, IL 60611 (312) 321-8442 Jkincaid@smbtrials.com

9 Rouse Property Tenant Defendant(s) Caption Outside Counsel Notes Spring Hill Mall LV Nails Spring Hill Mall, LLC v. Dinh Vu and Vidita Darji, Sixteenth Judicial Circuit, Kane County, Illinois, Case No. 11 LM 287 Joseph Kinkaid Swanson, Martin & Bell 330 North Wabash, Suite 3300 Chicago, IL 60611 (312) 321-8442 Jkincaid@smbtrials.com The Boulevard Mall House of Shoes Boulevard Mall, LLC v. Castle Retail, LLC d/b/a House of Shoes, et al., Nevada District Court, Clark County, Case No. A-11-649530-C James E. Smyth Kaempfer Crowell Renshaw Gronauer & Fiorentino 8345 W Sunset Road, #250 Las Vegas, NV 89113 (702) 792-7000 jsmyth@kcnvlaw.com The Boulevard Mall Surf City Barbeque Boulevard Mall, LLC v. JY, Inc. d/b/a Surf City Squeeze, et al., Nevada District Court, Clark County, Case No. A-11- 649822-C James E. Smyth Kaempfer Crowell Renshaw Gronauer & Fiorentino 8345 W Sunset Road, #250 Las Vegas, NV 89113 (702) 792-7000 jsmyth@kcnvlaw.com

10 Rouse Property Tenant Defendant(s) Caption Outside Counsel Notes The Boulevard Mall Famous Cajun Boulevard Associates v. Famous Wok USA, Inc. d/b/a Famous Cajun Grill, Nevada District Court, Clark County, Case No. A-09-592051-C James E. Smyth Kaempfer Crowell Renshaw Gronauer & Fiorentino 8345 W Sunset Road, #250 Las Vegas, NV 89113 (702) 792-7000 jsmyth@kcnvlaw.com Vista Ridge Mall Eyecrafters Vista Ridge Mall, LLC v. Eyecrafters, Inc., et al. (No case number yet assigned. Counsel preparing collection complaint.) Lee A. Collins Boyar Miller 4265 San Felipe, Suite 120 Houston, TX 77027 (832) 615-4282 LCOLLINS@boyarmiller.com Vista Ridge Mall Merle Norman Vista Ridge Mall, LLC v. Robert Jannasch and Shelley Jannasch d/b/a Merle Norman Cosmetics (No case number yet assigned. Counsel preparing collection complaint.) Lee A. Collins Boyar Miller 4265 San Felipe, Suite 120 Houston, TX 77027 (832) 615-4282 LCOLLINS@boyarmiller.com West Valley Mall Joppa Tracy Mall Partners, L.P. v. Ann 2 Lamoda, Inc., Superior Court of California, County of San Joaquin, Case No. 39-2011- 00269283-CU-UD-STK Joseph H. Schieffer, Esq. Stark, Wells, Rahl, Schwartz & Schieffer 1999 Harrison Street, Suite 660 Oakland, CA 94612 (510) 834-2200 jschieffer@starkwells.com